As filed with the Securities and Exchange Commission on July 22, 2005
Registration No. 333-125496

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCANSOFT, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3577	94-3156479
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1 Wayside Road
Burlington, MA 01803
(781) 565-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James R. Arnold, Jr.
Chief Financial Officer
ScanSoft, Inc.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Katharine A. Martin, Esq. Robert Sanchez, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Jo-Anne Sinclair General Counsel ScanSoft, Inc. 1 Wayside Road Burlington, MA 01803 (781) 565-5000	Gordon K. Davidson, Esq. Mark A. Leahy, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500

     Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

THE INFORMATION IN THIS JOINT PROXY STATEMENT/ PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. SCANSOFT MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS JOINT PROXY STATEMENT/ PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 22, 2005
                    , 2005
Dear ScanSoft, Inc. Stockholders:
      We will hold a special meeting of our stockholders at the offices of our headquarters, 1 Wayside Road, Burlington, Massachusetts 01803, on                    ,                    at 11:00 a.m. Eastern time.
      At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal No. 1 asks you to approve the issuance of shares of ScanSoft common stock to the stockholders of Nuance pursuant to a merger agreement with Nuance Communications, Inc. Upon completion of the merger, holders of Nuance common stock will be entitled to receive (i) 0.77 of a share of ScanSoft common stock and (ii) $2.20 of cash for each share of Nuance common stock they hold at that time. Based on the shares of Nuance common stock outstanding on May 9, 2005, ScanSoft is expected to issue approximately 28,216,295 shares of ScanSoft common stock and pay an aggregate of approximately $80,617,988 in cash to Nuance stockholders in the merger. ScanSoft common stock is listed on the NASDAQ National Market under the trading symbol “SSFT.”

Proposal No. 2 asks you to approve the Stock Purchase Agreement by and among ScanSoft and Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement. Under the Stock Purchase Agreement, ScanSoft will issue 14,150,943 shares of common stock and warrants to purchase 3,177,570 shares of common stock to Warburg Pincus. The proceeds from the sale of the stock under the Stock Purchase Agreement will be used to finance the cash portion of the merger consideration.

Proposal No. 3 asks you to approve the assumption, in accordance with the merger agreement, of stock options outstanding under the Nuance stock option plans with an exercise price of $10.00 or less in the manner set forth in the merger agreement. This approval is required pursuant to the Amended and Restated By-Laws of ScanSoft.
      You should note that the completion of the merger is conditioned on the approval of Proposal No. 2 relating to the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement, and that the completion of the sale of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement is conditioned on the completion of the merger. Accordingly, a vote against Proposal No. 1 is effectively a vote against Proposal No. 2, and a vote against Proposal No. 2 is effectively a vote against Proposal No. 1.
      AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS APPROVED THE PROPOSALS REFERRED TO ABOVE AND CONCLUDED THAT THEY ARE IN THE BEST INTERESTS OF SCANSOFT AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS REFERRED TO ABOVE.
      In the material accompanying this letter, you will find a notice of special meeting of stockholders, a joint proxy statement/ prospectus relating to the actions to be taken by the ScanSoft stockholders at the ScanSoft special meeting (as well as the actions to be taken by the Nuance stockholders at their special meeting) and a proxy. The joint proxy statement/ prospectus more fully describes the merger agreement and the proposed merger and includes information about Nuance and ScanSoft.
      We encourage you to read the joint proxy statement/ prospectus, which includes important information about the merger. IN ADDITION, THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 18 OF THE JOINT PROXY STATEMENT/ PROSPECTUS CONTAINS A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.
      It is important that you use this opportunity to take part in the affairs of ScanSoft by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Paul A. Ricci
Chairman and Chief Executive Officer
      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF SCANSOFT TO BE ISSUED PURSUANT TO THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      This joint proxy statement/ prospectus is dated                    , and is first being mailed to ScanSoft stockholders on or about                     , 2005.

                   , 2005
Dear Stockholders of Nuance Communications, Inc.:
     We will hold a special meeting of our stockholders at our offices located at 1350 Willow Road, Menlo Park, California 94025, on                  ,                  at 8:00 a.m. Pacific time.
     At the special meeting, you will be asked to consider and vote upon the following proposal:

To adopt the merger agreement and approve the merger contemplated thereby. Upon completion of the merger, holders of Nuance common stock will be entitled to receive (i) 0.77 shares of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock they hold at that time. Nuance common stock is listed on the NASDAQ National Market under the trading symbol “NUAN.” ScanSoft common stock is listed on the NASDAQ National Market under the trading symbol “SSFT.”
     The foregoing proposal is described in detail in the attached notice of special meeting of stockholders and joint proxy statement/ prospectus.
     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL REFERRED TO ABOVE RELATING TO THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE MERGER WITH SCANSOFT, AND DETERMINED THAT SUCH PROPOSAL IS FAIR TO AND IN THE BEST INTERESTS OF NUANCE AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.
     In the material accompanying this letter, you will find a notice of special meeting of stockholders, a joint proxy statement/ prospectus relating to the actions to be taken by Nuance stockholders at the Nuance special meeting (as well as the actions to be taken by the ScanSoft stockholders at their special meeting) and a proxy. The joint proxy statement/ prospectus more fully describes the merger agreement and the proposed merger, and includes information about Nuance and ScanSoft.
      We encourage you to read the joint proxy statement/ prospectus, which includes important information about the merger. IN ADDITION, THE SECTION ENTITLED “RISK FACTORS”, BEGINNING ON PAGE 18 OF THE JOINT PROXY STATEMENT/ PROSPECTUS, CONTAINS A DESCRIPTION OF RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE MERGER.
     It is important that you use this opportunity to take part in the affairs of Nuance by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR VOTE IS VERY IMPORTANT. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely,

Charles W. Berger
Chief Executive Officer
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION OR THE SECURITIES OF SCANSOFT TO BE ISSUED PURSUANT TO THE MERGER, OR DETERMINED IF THIS JOINT PROXY STATEMENT/ PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     This joint proxy statement/ prospectus is dated                  , and is first being mailed to Nuance stockholders on or about                   , 2005.

SCANSOFT, INC.
1 Wayside Road
Burlington, MA 01803
(781) 565-5000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD
Dear ScanSoft, Inc. Stockholders:
      A special meeting of stockholders of ScanSoft, Inc. will be held at ScanSoft’s headquarters, 1 Wayside Road, Burlington, Massachusetts 01803, on                     ,                     at 11:00 a.m. Eastern time, for the purpose of considering and acting upon the following proposals:

(1) To consider and vote upon a proposal to approve the issuance of shares of ScanSoft common stock in connection with a two step merger pursuant to which (i) in the first step, Nova Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into Nuance Communications, Inc., with Nuance surviving as a wholly owned subsidiary of ScanSoft and (ii) in the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly owned subsidiary of ScanSoft, as contemplated by the Agreement and Plan of Merger, dated as of May 9, 2005, among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance;

(2) To consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of May 5, 2005, by and among ScanSoft and Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities, and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement;

(3) To consider and vote upon a proposal to approve the assumption of stock options outstanding under the Nuance stock option plans with an exercise price of $10.00 or less in the manner set forth in the merger agreement; and

(4) To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.
      You should note that the completion of the merger is conditioned on the approval of Proposal No. 2 relating to the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement, and that the completion of the sale of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement is conditioned on the completion of the merger. Accordingly, a vote against Proposal No. 1 is effectively a vote against Proposal No. 2, and a vote against Proposal No. 2 is effectively a vote against Proposal No. 1.
      The ScanSoft board of directors has determined that the proposals described above are advisable and in the best interests of ScanSoft and its stockholders, and unanimously recommends that ScanSoft stockholders vote “FOR” each of the proposals. The terms of the proposed merger with Nuance and the related merger agreement, as well as the other proposals described above, are more fully described in the joint proxy statement/ prospectus attached to this notice.
      The ScanSoft board of directors has fixed the close of business on                     as the record date for determination of ScanSoft stockholders entitled to notice of, and to vote at, the ScanSoft special meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 1 Wayside Road, Burlington, Massachusetts 01803 for ten days prior to the ScanSoft special meeting during ordinary business hours.
WE ENCOURAGE YOU TO VOTE ON THESE IMPORTANT MATTERS.

By Order of the Board of Directors

Katharine A. Martin
Secretary
Burlington, Massachusetts
                    , 2005
YOU ARE CORDIALLY INVITED TO ATTEND THE SCANSOFT SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SCANSOFT SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

NUANCE COMMUNICATIONS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD
Dear Stockholders of Nuance Communications, Inc.:
      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Nuance Communications, Inc., a Delaware corporation, will be held on                    ,                    at 8:00 a.m. Pacific time, at Nuance’s offices located at 1350 Willow Road, Menlo Park, California 94025, for the following purpose:

(1) To adopt the Agreement and Plan of Merger, dated as of May 9, 2005, among ScanSoft, Inc., a Delaware corporation, Nova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of ScanSoft, Nova Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of ScanSoft, and Nuance (the “merger agreement”) and approve the merger contemplated thereby. Upon completion of the merger, holders of Nuance common stock will be entitled to receive (i) 0.77 shares of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock they hold at that time; and

(2) To transact such other business as may properly come before the special meeting or any postponement or adjournment thereof.

      The terms of the proposed merger with ScanSoft and the related merger agreement are more fully described in the joint proxy statement/ prospectus attached to this notice.
      The Nuance board of directors has determined that the proposal described above relating to the adoption of the merger agreement and the approval of the merger is advisable and in the best interests of Nuance and its stockholders and that such proposal is fair to Nuance and to its stockholders, and unanimously recommends that Nuance stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.
      The Nuance board of directors has fixed the close of business on                    as the record date for determination of Nuance stockholders entitled to notice of, and to vote at, the Nuance special meeting and at any postponements or adjournments thereof. A list of stockholders entitled to vote will be available at 1350 Willow Road, Menlo Park, California 94025 for 10 days prior to the Nuance special meeting during ordinary business hours.
WE ENCOURAGE YOU TO VOTE ON THESE IMPORTANT MATTERS.

By Order of the Board of Directors of Nuance

Douglas Clark Neilsson
Vice President, Secretary and General Counsel
Menlo Park, California
                    , 2005
YOU ARE CORDIALLY INVITED TO ATTEND THE NUANCE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE NUANCE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

ADDITIONAL INFORMATION
      This joint proxy statement/ prospectus incorporates important business and financial information about ScanSoft and Nuance from documents filed with the Securities and Exchange Commission, which we refer to as the SEC, that are not included in or delivered with this joint proxy statement/ prospectus. ScanSoft will provide you with copies of this information, without charge, upon written or oral request to:
SCANSOFT, INC.
1 Wayside Road
Burlington, MA 01803
Attention: Investor Relations
Telephone Number: (781) 565-5000
      Nuance will provide you with copies of this information, without charge, upon written or oral request to:
NUANCE COMMUNICATIONS, INC.
1380 Willow Road
Menlo Park, California 94025
Attention: Investor Relations
Telephone Number: (650) 847-0000
      ANY REQUEST FOR SUCH INFORMATION FROM EITHER COMPANY MUST BE MADE NOT LATER THAN                     ,           . UPON TIMELY REQUEST, WE WILL MAIL SUCH INFORMATION TO YOU BY FIRST CLASS MAIL BY THE NEXT BUSINESS DAY.
      See the section entitled “Where You Can Find More Information” on page 147 of this joint proxy statement/ prospectus for more information about the documents referred to in this joint proxy statement/ prospectus.
      You should rely only on the information contained in, or incorporated by reference into, this joint proxy statement/ prospectus in deciding how to vote on the respective ScanSoft and Nuance proposals. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/ prospectus. This joint proxy statement/ prospectus is dated                     . You should not assume that the information contained in, or incorporated by reference into, this joint proxy statement/ prospectus is accurate as of any date other than that date.
      This joint proxy statement/ prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/ prospectus regarding ScanSoft, Nova Acquisition Corporation and Nova Acquisition LLC has been provided by ScanSoft and information contained in this joint proxy statement/ prospectus regarding Nuance has been provided by Nuance.

v

QUESTIONS AND ANSWERS ABOUT THE MERGER OF SCANSOFT AND NUANCE
GENERAL QUESTIONS AND ANSWERS

Q:	WHY ARE SCANSOFT AND NUANCE PROPOSING THE MERGER?

A:	We are proposing the merger because we believe the combination of our two companies will result in a comprehensive portfolio of speech applications, industry-defining technologies and technical expertise in network speech, embedded speech and dictation, which will allow the combined company to support partners and customers on a global scale more effectively and efficiently. Furthermore, after reviewing numerous strategic alternatives for enhancing stockholder value, the boards of directors of both ScanSoft, Inc. and Nuance Communications, Inc. believe that the merger will:

1. better position the combined company to accelerate the development and adoption of innovative speech-enabled applications and services worldwide;

2. increase the rate of innovation through the exchange of ideas and technologies among varied development teams;

3. better equip the combined company to compete with a number of new, very large and well resourced competitors; and

4. generate cost synergies through headcount reductions, office site consolidations and reductions in marketing and administrative expenses.

Q:	WHAT WILL HAPPEN PURSUANT TO THE MERGER?

A:	We are proposing a two step merger pursuant to which in the first step, Nova Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into Nuance, and thereafter will cease to exist as a separate corporate entity. After the first step merger, Nuance will be a wholly owned subsidiary of ScanSoft. In the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly owned subsidiary of ScanSoft, and thereafter Nuance will cease to exist as a separate corporate entity. After the second step, Nova Acquisition LLC will be a wholly owned subsidiary of ScanSoft. We refer to the first step merger, together with the second step merger, herein as the “merger.” Pursuant to the merger agreement, no later than 90 days following the effective time of the merger, ScanSoft will change its corporate name to “Nuance.”

Assuming the merger and the financing with Warburg Pincus and its affiliates pursuant to the Stock Purchase Agreement had been completed on May 9, 2005, Nuance stockholders would have owned approximately 18% of the outstanding shares of ScanSoft common stock immediately after the merger and financing and ScanSoft stockholders would have owned the remaining 82% (not including options, warrants and other convertible securities outstanding).

Q:	WHAT STOCKHOLDER APPROVALS ARE REQUIRED TO COMPLETE THE MERGER?

A:	We cannot complete the merger unless, among other things, a majority of the outstanding shares of Nuance common stock entitled to vote at the Nuance special meeting vote to adopt the merger agreement and approve the merger. As of May 9, 2005, Nuance directors and executive officers and one of its significant stockholders, SRI International, were entitled to vote approximately 8% of the outstanding shares of Nuance common stock (not including options, warrants and other convertible securities outstanding). These directors and executive officers and the significant stockholder have already agreed with ScanSoft, in a voting agreement, to vote their shares of Nuance common stock in favor of the adoption of the merger agreement and the approval of the merger. The voting agreements permit the sale of a limited number of shares of common stock by each of these directors and executive officers and the significant stockholder.

In addition, a majority of the votes cast at the ScanSoft special meeting on (i) the proposal to approve the issuance of shares of ScanSoft common stock to Nuance stockholders in the merger and (ii) the proposal to approve the Stock Purchase Agreement by and among ScanSoft and Warburg

Pincus Private Equity VIII, L.P. and certain of its affiliated entities (collectively, “Warburg Pincus”) and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement must be voted in favor of such proposals in order to complete the merger. Although not required to complete the merger, ScanSoft is also soliciting the approval of its stockholders to assume certain Nuance stock options in the manner set forth in the merger agreement. As of May 9, 2005, ScanSoft directors, executive officers and certain affiliates were entitled to vote approximately 16% of the outstanding shares of ScanSoft common stock (not including options, warrants and other convertible securities outstanding). These directors, executive officers and affiliates have already agreed with Nuance to vote their shares of ScanSoft common stock in favor of the transactions contemplated by the merger agreement, including the issuance of shares of ScanSoft common stock to Nuance stockholders in the merger, the issuance of shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement and the assumption of certain Nuance stock options in the manner set forth in the merger agreement. The voting agreements permit the sale of a limited number of shares of common stock by ScanSoft directors, executive officers and affiliates.

Q:	HOW DO THE BOARDS OF DIRECTORS OF SCANSOFT AND NUANCE RECOMMEND THAT I VOTE?

A:	The ScanSoft board of directors unanimously recommends that ScanSoft stockholders vote “FOR” the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger, “FOR” the proposal to approve the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement, and “FOR” the proposal to approve the assumption by ScanSoft of stock options outstanding under Nuance’s stock option plans with an exercise price of $10.00 or less in the manner set forth in the merger agreement (the “Option Assumption”).

The Nuance board of directors unanimously recommends that Nuance stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

Q:	WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A:	We expect to complete the merger as quickly as possible once all the conditions to the merger, including obtaining the approvals of ScanSoft and Nuance stockholders, are fulfilled. While we cannot predict the exact timing, we currently expect to complete the merger in September of 2005.

Q:	WHY ARE SCANSOFT STOCKHOLDERS BEING ASKED TO APPROVE THE STOCK PURCHASE AGREEMENT AND THE ISSUANCE OF THE SHARES OF SCANSOFT COMMON STOCK AND WARRANTS TO ACQUIRE SCANSOFT COMMON STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT?

A:	Rule 4350(i) of the Nasdaq Marketplace Rules requires that listed companies obtain stockholder approval in certain circumstances, which include: (i) when an issuance or potential issuance of securities would result in a change of control of the issuer as defined under the Nasdaq Marketplace Rules, (ii) when an equity compensation arrangement is made, pursuant to which stock may be acquired by directors or directors’ affiliates, and (iii) when in connection with the acquisition of the stock or assets of another company, where due to the issuance of common stock or securities convertible into common stock, the securities to be issued represent or will represent 20% or more of the voting power or number of shares of common stock outstanding before the issuance.

ScanSoft stockholders are being asked to approve the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement because the acquisition of such securities by Warburg Pincus implicates each of these circumstances.

Q:	HOW MANY SHARES OF SCANSOFT COMMON STOCK WILL WARBURG PINCUS BENEFICIALLY OWN FOLLOWING THE MERGER AND THE ISSUANCE OF THE SECURITIES PURSUANT TO THE STOCK PURCHASE AGREEMENT?

A:	Warburg Pincus will beneficially own approximately 25% of ScanSoft’s common stock following the merger and the issuance of the shares and warrants pursuant to the Stock Purchase Agreement, assuming that they do not dispose of the shares of ScanSoft common stock held by them prior to such time.

Q:	WHAT WILL HAPPEN IF SCANSOFT STOCKHOLDERS DO NOT APPROVE THE ISSUANCE OF THE SHARES OF SCANSOFT COMMON STOCK AND WARRANTS TO ACQUIRE SCANSOFT COMMON STOCK PURSUANT TO THE STOCK PURCHASE AGREEMENT?

A:	The completion of the merger is conditioned on the approval of the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement by ScanSoft’s stockholders. If the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement are not approved by ScanSoft’s stockholders, the merger will not be consummated. Accordingly, a vote against the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement is effectively a vote against the merger.

Q:	WHERE CAN I FIND MORE INFORMATION ABOUT SCANSOFT AND NUANCE?

A:	You can find more information about ScanSoft and Nuance from reading this joint proxy statement/ prospectus and the various sources described in this joint proxy statement/ prospectus under the section entitled “Where You Can Find More Information” on page 147.

QUESTIONS AND ANSWERS FOR SCANSOFT STOCKHOLDERS

Q:	WHEN AND WHERE IS THE SCANSOFT SPECIAL MEETING?

A:	The ScanSoft special meeting will be held at ScanSoft’s offices at 1 Wayside Road, Burlington, Massachusetts on at 11:00 a.m., Eastern time.

Q:	WHAT WILL HAPPEN AT THE SCANSOFT SPECIAL MEETING?

A:	At the ScanSoft special meeting, ScanSoft stockholders will vote on the approval of (i) the issuance of shares of ScanSoft common stock to Nuance stockholders in the merger, and (ii) the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement.

Q:	ARE ANY OTHER MATTERS BEING VOTED UPON AT THE SCANSOFT SPECIAL MEETING?

A:	ScanSoft stockholders are also being asked to vote to approve the assumption by ScanSoft of options to purchase Nuance common stock with an exercise price of $10.00 or less that are outstanding under Nuance stock plans in the manner set forth in the merger agreement, although receipt of such approval regarding the assumption of options is not a condition to the merger.

Q:	WHY DO I NEED TO VOTE ON THE OPTION ASSUMPTION AND WHAT WILL NUANCE OPTIONHOLDERS RECEIVE IN THE MERGER?

A:	If you approve the Option Assumption, all options to purchase Nuance common stock outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft and become options to purchase ScanSoft common stock on the same terms and conditions as were applicable to the assumed options prior to the closing of the merger, except each such option will be exercisable for such whole number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the product obtained by multiplying the number of shares of Nuance common stock issuable upon the exercise of such option, by the “option exchange ratio,” and the exercise price per share for the ScanSoft common stock shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by the “option exchange ratio.” The option exchange ratio is defined as 0.77 (the stock consideration to be received by Nuance stockholders in the merger for each share of Nuance common stock), plus the quotient of (a) $2.20 (the cash consideration to be received by Nuance stockholders in the merger for each share of Nuance common stock), divided by (b) the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately preceding the closing date, subject to potential adjustment for tax purposes.

The approval of ScanSoft’s stockholders is being sought for the Option Assumption because ScanSoft’s Amended and Restated By-Laws provide that stockholder approval is required for ScanSoft to sell securities exercisable into common stock with an exercise price that is fixed after the date of the agreement. Since under the proposed treatment of the assumed Nuance options in accordance with the merger agreement, the option exercise price is based in part on the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately prior to the closing date, rather than being fixed as of the date the merger agreement was executed, the Option Assumption requires the approval of ScanSoft’s stockholders.

In the event that the approval of the stockholders of ScanSoft is not obtained for the treatment of the Nuance options as described above, all options to purchase Nuance common stock outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft, but on different terms. Each assumed Nuance option will become an option to acquire ScanSoft common stock and cash, except each such assumed option will be exercisable for such number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by 0.77, and an amount of cash (rounded up to the nearest cent) equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by $2.20, and the exercise price per share for the

ScanSoft common stock and cash shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by 0.77.

Regardless of the outcome of the ScanSoft stockholder vote regarding the assumption, all Nuance options with an exercise price of more than $10.00, and not already fully vested, will accelerate and become fully vested prior to the effective time of the first step merger and shall terminate as of the effective time of the merger if not exercised prior to the effective time of the first step merger.

As of April 30, 2005, there were options to purchase 10,034,188 shares of Nuance common stock outstanding, of which 8,744,194 had an exercise price of $10.00 or less.

Q:	WHAT DO I NEED TO DO TO VOTE?

A:	After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the ScanSoft special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the ScanSoft special meeting and vote in person.

If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted for the approval of the issuance of shares of ScanSoft common stock in connection with the merger, for the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement and for the assumption by ScanSoft of certain options to purchase Nuance common stock that are outstanding under Nuance stock plans in the manner set forth in the merger agreement.

Q:	MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A:	Yes. If you want to change your vote, you may do so at any time before your proxy is voted at the ScanSoft special meeting. You can do this in one of three ways. First, you can complete and send a proxy with a later date. Second, you can send a written notice to the corporate secretary of ScanSoft, stating that you would like to revoke your proxy. Third, you can attend the ScanSoft special meeting and vote in person. Your attendance at the ScanSoft special meeting alone will not revoke your proxy.

Q:	IF MY BROKER HOLDS MY SHARES IN “STREET NAME,” HOW DO I VOTE MY SHARES?

A:	You should contact your broker. You should follow the directions provided by your broker to vote your shares. Your broker will not be permitted to vote on the issuance of shares of common stock in connection with the merger, the financing contemplated in connection with the merger, or the treatment of the Nuance options as set forth in the merger agreement unless your broker receives appropriate instructions from you.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to ScanSoft or by voting in person at the ScanSoft special meeting.

Q:	ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE ISSUANCE OF SHARES OF SCANSOFT COMMON STOCK IN CONNECTION WITH THE MERGER AND FOR THE FINANCING CONTEMPLATED IN CONNECTION WITH THE MERGER?

A:	Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 18 of this joint proxy statement/ prospectus.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the merger or if you need additional copies of this joint proxy statement/ prospectus or the enclosed proxy card, you should contact:

SCANSOFT, INC.
1 Wayside Road
Burlington, Massachusetts 01803
Attention: Investor Relations
Telephone Number: (781) 565-5000

x

QUESTIONS AND ANSWERS FOR NUANCE STOCKHOLDERS

Q:	WHEN AND WHERE IS THE NUANCE SPECIAL MEETING?

A:	The Nuance special meeting will be held at Nuance’s offices located at 1350 Willow Road, Menlo Park, California 94025 on at 8:00 a.m., Pacific time.

Q:	WHAT WILL HAPPEN AT THE NUANCE SPECIAL MEETING?

A:	At the Nuance special meeting, Nuance stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement and to approve the merger.

Q:	WHAT DO I NEED TO DO TO VOTE?

A:	After carefully reading and considering the information contained in this joint proxy statement/ prospectus and the other information to which you have been referred, please mail your completed and signed proxy card in the enclosed postage-paid return envelope as soon as possible so that your shares may be represented at the Nuance special meeting. In order to assure that we obtain your vote, please vote as instructed on your proxy card even if you currently plan to attend the Nuance special meeting and vote in person.

If you sign and mail your proxy and do not indicate how you want to vote, your proxy will be voted for the adoption of the merger agreement and the approval of the merger.

Q:	MAY I CHANGE MY VOTE EVEN AFTER RETURNING A PROXY CARD?

A:	Yes. If you want to change your vote, you may do so at any time before your proxy is voted at the Nuance special meeting. You can do this in one of three ways. First, you can complete and send a proxy with a later date. Second, you can send a written notice to the corporate secretary of Nuance stating that you would like to revoke your proxy. Third, you can attend the Nuance special meeting and vote in person. Your attendance at the Nuance special meeting alone will not revoke your proxy.

Q:	IF MY BROKER HOLDS MY SHARES IN “STREET NAME,” WILL MY BROKER VOTE MY SHARES FOR ME?

A:	No. You should contact your broker. You should follow the directions provided by your broker to vote your shares. Your broker will not vote your shares on the merger proposal unless your broker receives appropriate instructions from you. If you do not provide your broker with voting instructions, your shares will be considered present at the Nuance special meeting for purposes of determining a quorum, but will not be considered to have been voted in favor of adoption of the merger agreement and approval of the merger. As a result, your shares will have the effect of a vote against adoption of the merger agreement and approval of the merger if you do not give voting instructions to your broker.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to Nuance or by voting in person at the Nuance special meeting.

Q:	WHAT WILL NUANCE STOCKHOLDERS AND OPTIONHOLDERS BE ENTITLED TO RECEIVE PURSUANT TO THE MERGER?

A:	If the merger is completed, Nuance stockholders will be entitled to receive (i) 0.77 of a share of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock held by Nuance stockholders immediately prior to the effective time of the merger, subject to potential adjustment as described below. Instead of a fractional share of ScanSoft common stock, Nuance stockholders will be entitled to receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the value of the fractional share that the respective Nuance stockholder would otherwise be entitled to receive multiplied by $4.46, which represents the closing price of a share of ScanSoft common stock on May 6, 2005, the business day immediately prior to the execution of the merger agreement and announcement of the merger.

All options with an exercise price of more than $10.00, and that are not already fully vested, will accelerate and become fully vested prior to the effective time of the first step merger, and shall terminate as of the effective time of the first step merger if not exercised prior to the effective time of the first step merger.

Subject to the approval of the stockholders of ScanSoft, all options to purchase Nuance common stock outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft, and become options to purchase ScanSoft common stock on the same terms and conditions as were applicable to the assumed options prior to the closing of the merger, except each such option will be exercisable for that whole number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the product obtained by multiplying the number of shares of Nuance common stock issuable upon the exercise of such option, by the “option exchange ratio,” and the exercise price per share for the ScanSoft common stock shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by the “option exchange ratio.” The option exchange ratio is defined as 0.77 (the stock consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), plus (a) $2.20 (the cash consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), divided by (b) the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately preceding the closing date, subject to potential adjustment as described below.

In the event that the approval of the stockholders of ScanSoft is not obtained for the treatment of the Nuance options as described above, all options to purchase Nuance common stock outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft, but on different terms. Each such option will become an option to acquire ScanSoft common stock and cash, except each such assumed option will be exercisable for that such number of shares of ScanSoft common stock equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by 0.77, and an amount of cash equal to the number of shares of Nuance common stock issuance upon exercise of such option, multiplied by $2.20, and the exercise price per share for the ScanSoft common stock and cash shall be equal to the quotient of the exercise price per share for such option, divided by 0.77.

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF NUANCE COMMON STOCK?

A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Consummation of the merger is conditioned upon receipt by ScanSoft and Nuance of tax opinions at closing from tax counsel to both ScanSoft and Nuance. The closing tax opinions will be given in reliance on customary representations and assumptions as to factual matters. In the event that the representations or assumptions are incorrect and the ultimate facts do not support reorganization treatment, the closing tax opinions cannot be relied upon.

Assuming the merger qualifies as a reorganization, the holders of Nuance common stock will recognize gain, if any, as of the effective time of the first step merger, but only to the extent of the amount of the cash consideration. Nuance stockholders will recognize gain, if any, on the shares of ScanSoft common stock they receive when they sell such ScanSoft common stock. If the Nuance common stock was held as a capital asset, then such gain would be capital gain and would be long term capital gain if the Nuance common stock was held for more than one year, as of the effective time of the first step merger. The holding period of the ScanSoft common stock received by a Nuance stockholder in the merger will include the holding period of the Nuance common stock exchanged therefore. Nuance’s stockholders will not be permitted to recognize a loss in connection with the merger.

Tax matters are very complicated, and the tax consequences of the merger to a particular stockholder will depend in part on such stockholder’s circumstances. Accordingly, you should read the summary under the caption “Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment to you of the cash or shares of ScanSoft common stock that you receive pursuant to the first step merger, including the applicability and effect of federal, state, local and foreign income tax and other tax laws.

Q:	WHAT IF THE AMOUNT OF CASH CONSIDERATION IN THE MERGER WOULD PREVENT TAX COUNSEL TO BOTH SCANSOFT AND NUANCE FROM RENDERING A TAX OPINION TO THE EFFECT THAT FOR U.S. FEDERAL INCOME TAX PURPOSES, THE MERGER WILL QUALIFY AS A “REORGANIZATION” WITHIN THE MEANING OF SECTION 368(A) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED?

A:	Under the merger agreement, if neither tax counsel to ScanSoft nor tax counsel to Nuance can render the closing tax opinion because they both reasonably determine that the merger may not satisfy the continuity of interest requirements for a tax-free reorganization under Section 368(a) of the Internal Revenue Code, or the “continuity of interest test,” then ScanSoft (after consultation with such tax counsel) will reduce the cash consideration and correspondingly increase the stock consideration to the minimum extent necessary to enable the closing tax opinion to be rendered. In addition, the option exchange ratio will be similarly adjusted to reflect the reduction in the cash consideration and the increase in the stock consideration. The aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued in the merger. The continuity of interest test requires that, after the merger, the Nuance stockholders must continue to own a substantial part of the value of their proprietary interests in Nuance by virtue of their ownership of ScanSoft common stock. There is no definitive standard for determining whether the continuity of interest test has been met. For purposes of rendering the tax opinion, however, the continuity of interest test will be considered satisfied if the value, as of the effective time of the first step merger, of the ScanSoft common stock received by the Nuance stockholders constitutes at least 40% of the total value of the aggregate merger consideration, including amounts received by Nuance stockholders exercising their dissenters’ or appraisal rights. For purposes of the “continuity of interest test,” tax counsel will consider the value of a share of ScanSoft common stock to be the average of the high and low sales prices of a share of ScanSoft common stock on the last trading day prior to the date of the closing of the first step merger, which we refer to as the closing date price. If less than 40% of the total value of the merger consideration consists of ScanSoft common stock (calculated using the closing date price), then the aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued until the value of the common stock to be received constitutes at least 40% of the total value of the aggregate merger consideration.

Q:	WILL NUANCE STOCKHOLDERS BE ABLE TO TRADE THE SCANSOFT COMMON STOCK THAT THEY RECEIVE PURSUANT TO THE MERGER?

A:	Yes. Nuance stockholders will be able to trade the shares of ScanSoft common stock they receive pursuant to the merger once the stock certificates representing such shares have been received from the exchange agent upon their surrender to the exchange agent of the Nuance stock certificates. The shares of ScanSoft common stock that Nuance stockholders receive pursuant to the merger will initially be listed on the NASDAQ National Market under the symbol “SSFT.” Pursuant to the merger agreement, no later than 90 days following the effective time of the merger, ScanSoft will change its corporate name to “Nuance” and following such name change, ScanSoft will change its trading symbol to “NUAN” or another symbol mutually agreed to by Nuance and ScanSoft. Certain persons who are deemed affiliates of Nuance will be required to comply with Rule 145 promulgated under the Securities Act of 1933, as amended, which we refer to as the Securities Act, if they sell their shares of ScanSoft common stock received pursuant to the merger.

Q:	SHOULD I SEND IN MY NUANCE STOCK CERTIFICATES NOW?

A:	No. If Nuance stockholders adopt the merger agreement and approve the merger, after the merger is completed, ScanSoft will send Nuance stockholders written instructions, including a letter of transmittal, that will explain how to exchange Nuance stock certificates for ScanSoft common stock certificates and cash. Please do not send in any Nuance stock certificates until you receive these written instructions and the letter of transmittal.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER?

A:	Yes. The stockholders of Nuance may be entitled, under certain circumstances, to appraisal rights under Delaware law. For a detailed discussion of dissenters’ rights under Delaware law, please see “The Merger — Appraisal Rights” on page 81.

Q:	ARE THERE RISKS I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER?

A:	Yes. You should consider the risk factors set out in the section entitled “Risk Factors” beginning on page 18 of this joint proxy statement/ prospectus.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have any questions about the merger or if you need additional copies of this joint proxy statement/ prospectus or the enclosed proxy card, you should contact:
NUANCE COMMUNICATIONS, INC.
1380 Willow Road
Menlo Park, California 94025
Attention: Legal Department, Douglas Clark Neilsson
Telephone Number: (650) 847-0000

SUMMARY OF THE MERGER
      The following is a summary of the information contained in this document relating to the merger of ScanSoft and Nuance. This summary may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/ prospectus and the other documents to which we refer. In particular, you should read the annexes attached to this joint proxy statement/ prospectus, including the merger agreement, which is attached as Annex A and is incorporated by reference into this joint proxy statement/ prospectus. In addition, ScanSoft and Nuance each incorporate by reference into this joint proxy statement/ prospectus important business and financial information. You may obtain the information incorporated by reference into this joint proxy statement/ prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 147.
The Companies

ScanSoft, Inc.

1 Wayside Road

Burlington, Massachusetts 01803

(781) 565-5000

http://www.scansoft.com

ScanSoft offers businesses and consumers market-leading speech and imaging solutions that facilitate the way people access, share, manage and use information in business and in daily life. ScanSoft’s products and technologies automate manual processes and help enterprises, professionals and consumers increase productivity, reduce costs and save time. ScanSoft’s products are sold as solutions into the financial, legal, healthcare, government, telecommunications and automotive industries through a global network of resellers, comprised of system integrators, independent software vendors, value-added resellers, hardware vendors, telecommunications carriers and distributors, and directly to businesses and consumers through a dedicated direct sales force and its e-commerce website (www.scansoft.com). ScanSoft’s common stock is traded on the NASDAQ National Market under the symbol “SSFT.”

Nuance Communications, Inc.
1380 Willow Road
Menlo Park, California 94025
(650) 847-0000
http://www.nuance.com

Nuance develops, markets and supports voice automation solutions for conducting interactions over the telephone for a range of industries and applications. Nuance’s products include speech recognition software, which is used to recognize what a person says, deliver responses and information and perform transactions; text-to-speech synthesis software, which converts information, for example, from a database, email or web page into an audio signal for delivery over the telephone; voice authentication software, which is used to provide secure access to information, on a relatively secure basis, by verifying the identity of speakers using the unique qualities of their voices; pre-packaged speech applications, that, for instance, efficiently route callers to specific destinations within a company, and reduce deployment time and cost; and a standards-based software platform designed as a foundation for voice system deployment and management.
      Nuance seeks to actively support both emerging industry standards as well as proprietary development environments. Nuance’s software is designed to work with Voice eXtensible Markup Language, the recognized industry standard language for the creation of voice-driven products and services. Nuance also offers a range of consulting, support and education services that enable our customers and third-party resellers and channel partners to develop voice automation applications that use Nuance’s software products. Nuance’s common stock is traded on the NASDAQ National Market under the symbol “NUAN.”

Nova Acquisition Corporation

1 Wayside Road

Burlington, Massachusetts 01803

(781) 565-5000

Nova Acquisition LLC

1 Wayside Road

Burlington, Massachusetts 01803

(781) 565-5000

Nova Acquisition Corporation and Nova Acquisition LLC are wholly owned subsidiaries of ScanSoft recently formed solely for the purpose of effecting the merger. They have no business operations.
Structure of the Merger (See page 85)
      We propose a two step merger pursuant to which in the first step, Nova Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into Nuance, and thereafter will cease to exist as a separate corporate entity. After the first step merger, Nuance will be a wholly owned subsidiary of ScanSoft. In the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly owned subsidiary of ScanSoft, and thereafter Nuance will cease to exist as a separate corporate entity. After the second step, Nova Acquisition LLC will be a wholly owned subsidiary of ScanSoft. Pursuant to the merger agreement, no later than 90 days following the effective time of the merger, ScanSoft will change its corporate name to “Nuance.”
      The terms and conditions of the merger are contained in the merger agreement, which is attached as Annex A to this joint proxy statement/ prospectus. Please carefully read the merger agreement as it is the legal document that governs the proposed merger.
Consideration in the Merger (See page 85)
      Each holder of a share of Nuance common stock, other than stockholders who exercise their appraisal rights, will receive the following upon effectiveness of the first step merger, subject to potential adjustment as described below under “Reorganization for Tax Purposes; Tax Adjustment”:

•	$2.20 per share in cash, without interest, and

•	0.77 of a share of ScanSoft common stock.
Reorganization for Tax Purposes; Tax Adjustment (See pages 77 and 86)
      The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Consummation of the merger is conditioned upon receipt by ScanSoft and Nuance of tax opinions from counsel at closing. Assuming the merger qualifies as a reorganization, the holders of Nuance common stock will recognize gain, if any, only to the extent of the amount of the cash consideration, limited however by the stockholder’s total gain (which is the difference between the fair market value of the consideration received by the stockholder in exchange for the Nuance common stock, less the stockholder’s basis in the Nuance common stock). If the Nuance common stock was held as a capital asset then such gain would be capital gain and would be long term capital gain if the Nuance common stock was held for more than one year as of the effective time of the first step merger. Nuance’s stockholders will not be permitted to recognize a loss in connection with the merger. You should also consult your own tax advisor with respect to other tax consequences of the merger or any special circumstances that may affect the tax treatment to you of the cash or shares of ScanSoft common stock that you receive pursuant to the first step merger.
      Under the merger agreement, if neither tax counsel to ScanSoft nor tax counsel to Nuance can render the closing tax opinion because they both reasonably determine that the merger may not satisfy the continuity of interest requirements for a tax-free reorganization under Section 368(a) of the Internal

Revenue Code, or the “continuity of interest test,” then ScanSoft (after consultation with such tax counsel) will reduce the cash consideration and correspondingly increase the stock consideration to the minimum extent necessary to enable the closing tax opinion to be rendered. In addition, the option exchange ratio will be similarly adjusted to reflect the reduction in the cash consideration and the increase in the stock consideration. The aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued in the merger. The continuity of interest test requires that, after the merger, the Nuance stockholders must continue to own a substantial part of the value of their proprietary interests in Nuance by virtue of their ownership of ScanSoft common stock. There is no definitive standard for determining whether the continuity of interest test has been met. For purposes of rendering the tax opinion, however, the continuity of interest test will be considered satisfied if the value, as of the effective time of the first step merger, of the ScanSoft common stock received by the Nuance stockholders constitutes at least 40% of the total value of the aggregate merger consideration, including amounts received by Nuance stockholders exercising their dissenters’ or appraisal rights. For purposes of the “continuity of interest test,” tax counsel will consider the value of a share of ScanSoft common stock to be the average of the high and low sales prices of a share of ScanSoft common stock on the last trading day prior to the date of the closing of the first step merger, which we refer to as the closing date price. If less than 40% of the total value of the merger consideration consists of ScanSoft common stock (calculated using the closing date price), then the aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued until the value of the common stock to be received constitutes at least 40% of the total value of the aggregate merger consideration.
Treatment of Options (See page 87)
      Subject to the approval of the stockholders of ScanSoft, all options to purchase Nuance common stock outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft, and become an option to purchase ScanSoft common stock on the same terms and conditions as were applicable to the assumed option prior to the closing of the merger, except

•	each such option will be exercisable for such whole number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the product obtained by multiplying the number of shares of Nuance common stock issuable upon the exercise of such option, by the “option exchange ratio,” and

•	the exercise price per share for the ScanSoft common stock shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by the “option exchange ratio.”
      The option exchange ratio is defined as 0.77 (the stock consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), plus (a) $2.20 (the cash consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), divided by (b) the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately preceding the closing date, subject to potential adjustment as described below under “Reorganization for Tax Purposes; Tax Adjustment.”
      All options with an exercise price of more than $10.00, and not already fully vested, will accelerate and become fully vested prior to the effective time of the first step merger, and shall terminate as of the effective time of the first step merger if not exercised prior to the effective time of the first step merger.
      The approval of ScanSoft’s stockholders is being sought for the Option Assumption because ScanSoft’s Amended and Restated By-Laws provide that stockholder approval is required for ScanSoft to sell securities exercisable into common stock with an exercise price that is fixed after the date of the agreement. Since under the proposed treatment of the assumed Nuance options in accordance with the merger agreement, the option exercise price is based in part on the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately prior to the closing date, rather than being fixed as of the date the merger agreement was executed, the Option Assumption requires the approval of ScanSoft’s stockholders.

      In the event that the approval of the stockholders of ScanSoft is not obtained for the treatment of the Nuance options as described above, each Nuance option outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft and become an option to acquire ScanSoft common stock and cash, whereby

•	each such assumed option will be exercisable for such number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by 0.77, and an amount of cash (rounded up to the nearest cent) equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by $2.20, and

•	the exercise price per share for the ScanSoft common stock and cash shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by 0.77.
Voting Requirements (See pages 44 and 48)
      ScanSoft and Nuance cannot complete the merger unless ScanSoft stockholders vote to approve (i) the issuance of shares of ScanSoft common stock in connection with the merger and (ii) the Stock Purchase Agreement by and among ScanSoft and Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement described below. We refer to the transactions contemplated by the Stock Purchase Agreement herein as the “Warburg Pincus financing.” ScanSoft and Nuance also cannot complete the merger unless Nuance stockholders vote to adopt the merger agreement and approve the merger. ScanSoft stockholders are also being asked to approve the treatment of Nuance options as described above, although receipt of such approval is not a condition to the merger.
Recommendations of the Boards of Directors Regarding the Merger (See pages 55 and 63)
      After careful consideration of numerous factors, the ScanSoft board of directors has determined that the proposed merger is advisable, and is fair to and in the best interests of ScanSoft and its stockholders and unanimously recommends that ScanSoft stockholders vote “FOR” the proposal to approve the issuance of shares of ScanSoft common stock to Nuance stockholders in the merger, “FOR” the Warburg Pincus financing contemplated in connection with the merger, and “FOR” the treatment of the Nuance options in the manner set forth in the merger agreement.
      After careful consideration of numerous factors, the Nuance board of directors has determined that the merger agreement and the merger are advisable, and are fair to and in the best interests of Nuance and its stockholders and unanimously recommends that Nuance stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.
Opinions of Financial Advisors (See pages 56 and 66)
      On May 9, 2005, Thomas Weisel Partners delivered its written opinion to the ScanSoft board of directors that, as of that date and based upon and subject to the assumptions, considerations and limitations set forth in its opinion, the exchange ratio in the merger agreement was fair, from a financial point of view, to ScanSoft. The opinion of Thomas Weisel Partners does not constitute a recommendation as to how any ScanSoft stockholder should vote with respect to the issuance of shares of ScanSoft common stock in connection with the merger.
      The full text of the written opinion of Thomas Weisel Partners, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/ prospectus as Annex B. ScanSoft stockholders are urged to read the opinion carefully and in its entirety. ScanSoft stockholders should carefully consider the discussion of Thomas Weisel Partners’ analysis in the section entitled “Opinion of ScanSoft Financial Advisor” beginning on page 56 of this joint proxy statement/ prospectus.

      On May 9, 2005, Credit Suisse First Boston LLC delivered its written opinion to the Nuance board of directors that, as of that date and based upon and subject to the various assumptions, considerations and limitations set forth in its opinion, the merger consideration to be received by the holders of Nuance common stock pursuant to the merger was fair, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance. The opinion of Credit Suisse First Boston does not constitute a recommendation as to how any Nuance stockholder should vote or act with respect to the merger or any other matter relating to the merger.
      The full text of the written opinion of Credit Suisse First Boston, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this joint proxy statement/ prospectus as Annex C. Nuance stockholders are urged to, and should, read the opinion carefully and in its entirety. Credit Suisse First Boston provided its opinion for the information and assistance of Nuance’s board of directors in connection with its consideration of the merger. Nuance stockholders should carefully consider the discussion of the Credit Suisse First Boston opinion in the section entitled “Opinion of Nuance Financial Advisor” beginning on page 66 of this joint proxy statement/ prospectus.
Financing Transaction (See page 108)
      Under the terms of the Stock Purchase Agreement by and among ScanSoft and Warburg Pincus, ScanSoft agreed to issue an aggregate of 14,150,943 shares of ScanSoft common stock for an aggregate purchase price of approximately $60 million, at a per share price equal to $4.24, and warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share, subject to adjustment as further described below. The warrants will be exercisable until the earlier of (i) the fourth anniversary of the date of issuance and (ii) the closing of a change of control of ScanSoft. Upon completion of the merger and the Warburg Pincus financing, Warburg Pincus is expected to beneficially own approximately 25% of the outstanding shares of ScanSoft common stock, assuming that they do not transfer the shares of ScanSoft common stock beneficially owned by them prior to such time.
      The Warburg Pincus financing is designed to fund concurrent with the closing of the merger, and is conditioned upon the simultaneous closing of the merger. In connection with the Stock Purchase Agreement, ScanSoft agreed to amend its preferred share rights agreement. The effect of the amendment to the rights agreement is to generally permit Warburg Pincus to enter into agreements with ScanSoft and make certain acquisitions of ScanSoft’s securities directly from ScanSoft without becoming an “Acquiring Person” under the rights agreement. In addition, the amendment to the rights agreement also permits Warburg Pincus to make additional limited acquisitions of ScanSoft common stock and other securities convertible into or exercisable for ScanSoft common stock under certain circumstances without becoming an “Acquiring Person” under the rights agreement.
Completion and Effectiveness of the Merger (See page 85)
      ScanSoft and Nuance will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when the certificates of merger ScanSoft and Nuance file with the State of Delaware are accepted for filing or at a later time if so specified in the certificates.
      While ScanSoft and Nuance cannot predict the exact timing, ScanSoft and Nuance currently expect to complete the merger in September of 2005.
Conditions to Completion of the Merger (See page 96)
      Each of ScanSoft’s and Nuance’s obligation to complete the merger is subject to the satisfaction or waiver of a number of conditions, including:

•	receipt of required approvals from ScanSoft stockholders regarding (i) the issuance of shares of ScanSoft common stock to Nuance stockholders in the merger and (ii) the Warburg Pincus financing;

•	receipt of required approvals from Nuance stockholders regarding the adoption of the merger agreement and approval of the merger;

•	the absence of any statute, rule, regulation, executive order, decree, injunction or other order which has the effect of making the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing, illegal or otherwise prohibiting consummation of the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing;

•	expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar merger notification laws or regulations of foreign governmental entities in connection with the merger and the Warburg Pincus financing;

•	the absence of any pending suit, action or proceeding asserted by any governmental authority (i) challenging or seeking to restrain or prohibit the consummation of the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing or (ii) seeking to require ScanSoft or Nuance to effect an action of divestiture, and no specified governmental authority shall have made any statement or communication that would reasonably be construed to indicate a governmental authority is likely to commence any such suit, action or proceeding;

•	effectiveness of the registration statement, of which this joint proxy statement/ prospectus is a part;

•	receipt by each company of an opinion from its legal counsel that, for U.S. federal income tax purposes, the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; provided, however, that if the counsel to either ScanSoft or Nuance does not render such opinion, this condition will be deemed to be satisfied with respect to such party if counsel to the other party renders an opinion to such party to the effect that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code;

•	each company’s representations and warranties in the merger agreement being true and correct, to the extent set forth in the merger agreement, except when the failure of such representations or warranties to be true and correct has not resulted, and would not reasonably be expected to result in, individually or in the aggregate with other such failures, a material adverse change to the other party;

•	compliance in all material respects by each company with its covenants and agreements in the merger agreement, to the extent set forth in the merger agreement;

•	the absence of a material adverse change to each company;

•	the shares of ScanSoft common stock to be issued pursuant to the merger being authorized for listing on the NASDAQ National Market, subject to official notice of issuance; and

•	with respect to Nuance only, that the Warburg Pincus financing shall have been consummated prior to or simultaneous with the closing of the merger.
Termination of the Merger Agreement (See page 102)
      ScanSoft and Nuance may mutually agree at any time to terminate the merger agreement without completing the merger, even after receipt of the requisite approvals of the stockholders of ScanSoft and Nuance. In addition, either of ScanSoft or Nuance may, without the consent of the other, terminate the merger agreement in any of the following circumstances:

•	if the merger is not completed by January 9, 2006;

•	if any governmental order, decree or ruling enjoining or prohibiting the merger, the stock issuance in connection with the merger or the Warburg Pincus financing has become final and nonappealable;

•	if the other party breaches the merger agreement in a way that would entitle the party seeking to terminate the agreement not to consummate the merger and, if permitted by the merger agreement, the breaching party does not cure the breach within 30 days;

•	if the other party materially breaches its non-solicitation provisions in the merger agreement;

•	if a material adverse change (as defined in the merger agreement) to the other party shall have occurred since May 9, 2005, the date of the merger agreement, and is continuing;

•	if ScanSoft stockholders do not approve either the issuance of shares of ScanSoft common stock to Nuance’s stockholders in the merger or the Warburg Pincus financing; or

•	if Nuance stockholders do not adopt the merger agreement and approve the merger.
      In addition, ScanSoft may, without the consent of Nuance, terminate the merger agreement prior to the adoption of the merger agreement and approval of the merger by Nuance stockholders if Nuance enters into a letter of intent or similar document accepting a third party acquisition proposal or if the Nuance board of directors:

•	withdraws or adversely modifies its unanimous recommendation that Nuance stockholders adopt the merger agreement and approve the merger or fails to reconfirm its recommendation of the merger after the receipt of a written request to do so from ScanSoft;

•	recommends a third party acquisition proposal to Nuance stockholders; or

•	fails to recommend against a tender offer or exchange offer that is commenced by a third party.
Payment of Termination Fee (See page 104)
      ScanSoft and Nuance have each agreed to pay the other party a termination fee of $6.63 million if the merger agreement is terminated under certain circumstances.
Prohibition from Soliciting Other Offers (See pages 98 and 100)
      Nuance and ScanSoft have each agreed that it will not solicit or encourage the initiation of any inquiries regarding any acquisition proposals by third parties.
      Nuance may respond to unsolicited superior acquisition proposals in order for the Nuance board of directors to comply with its fiduciary duties to Nuance’s stockholders. Nuance must promptly notify ScanSoft if Nuance receives any other acquisition proposals. ScanSoft may respond to unsolicited acquisition proposals if it provides Nuance written notice of its intention to respond.
Boards of Directors Recommendations (See page 99)
      The merger agreement requires the Nuance board of directors to unanimously recommend that its stockholders vote in favor of the adoption of the merger agreement and approval of the merger, and not to withdraw, amend or modify, or to propose to withdraw amend or modify, its unanimous recommendation of the merger in a manner adverse to ScanSoft. The merger agreement also requires the ScanSoft board of directors to unanimously recommend that its stockholders vote in favor of the issuance of shares of ScanSoft common stock in connection with the merger, the Warburg Pincus financing and the assumption of the Nuance options in the merger, and not withdraw, amend or modify, or propose to withdraw amend or modify, its unanimous recommendation of such matters.
      However, in response to a superior offer, the Nuance board of directors may withhold, withdraw, amend or modify its recommendation in favor of the merger and, in the case of a superior offer that is a tender or exchange offer made directly to the stockholders of Nuance, recommend that the stockholders accept the tender or exchange offer, if:

•	such superior offer has been made and has not been withdrawn;

•	the Nuance special meeting of stockholders has not occurred;

•	Nuance has delivered to ScanSoft (i) a written notice at least five business days before effecting its change of recommendation, which notice states that Nuance has received a superior offer and the material terms of such offer, including the identity of the person or persons making such offer, that the Nuance board of directors intends to change its recommendation and the manner in which it intends to do so or may intend to do so, (ii) provided to ScanSoft a copy of all written materials delivered to the person or group making the superior offer in connection with such superior offer, and (iii) made available to ScanSoft all materials and information made available to the person or group making the superior offer in connection with such superior offer (to the extent such material and information has not been previously furnished);

•	the Nuance board of directors has not breached any of its non-solicitation obligations under the merger agreement; and

•	the Nuance board of directors has concluded in good faith, after receipt of advice of its legal counsel, that, in light of such superior offer, the change of recommendation is required in order for the Nuance board of directors to comply with its fiduciary duties to Nuance’s stockholders under applicable law.
      During the required five business day notice period, the Nuance board of directors shall provide ScanSoft the opportunity to make adjustments to the terms and conditions of the merger, and shall give due consideration to these alternative proposals. The merger agreement also permits Nuance to comply with Rule 14d-9 and Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with any third party acquisition proposal. The merger agreement requires Nuance to submit the adoption of the merger agreement and approval of the merger to a stockholder vote even if the Nuance board of directors no longer recommends adoption of the merger agreement and approval of the merger.
      In the event that the merger agreement is terminated because Nuance’s board of directors has withheld, withdrawn, amended or modified its recommendation in favor of the merger, or under certain other circumstances, Nuance will be required to pay the termination fee discussed above.
Voting Agreements (See pages 105 and 106)
      As a condition to ScanSoft entering into the merger agreement, each of Nuance’s executive officers and directors and one of its significant stockholders, SRI International, entered into a voting agreement with ScanSoft in which each has agreed, among other things, to vote his, her or its shares of Nuance common stock in favor of the adoption of the merger agreement and approval of the merger and against any action that would delay or prevent the merger and against any alternative transaction. These persons have the right, as of May 9, 2005, to vote a total of 2,953,401 shares of Nuance common stock, or approximately 8% of the outstanding shares of Nuance common stock (not including options, warrants and other convertible securities). In connection with the voting agreements, these persons have granted an irrevocable proxy appointing members of the ScanSoft board of directors, and each of them individually, as their sole and exclusive attorneys and proxies to vote their shares in accordance with the terms of the voting agreements.
      As a condition to Nuance entering into the merger agreement, each of ScanSoft’s executive officers, directors and affiliates entered into a voting agreement with Nuance in which each has agreed, among other things, to vote his or her shares of ScanSoft common stock in favor of the issuance of shares of ScanSoft common stock in connection with the merger, the Warburg Pincus financing, and the assumption of Nuance options as provided in the merger agreement, and against any action that would delay or prevent the merger and against any alternative transaction. These persons have the right, as of May 9, 2005, to vote a total of 17,803,862 shares of ScanSoft common stock, or approximately 16% of the outstanding shares of ScanSoft common stock as of such date (not including options, warrants and other convertible securities). In connection with the voting agreements, these persons have granted an irrevocable proxy appointing members of the Nuance board of directors, and each of them individually, as their sole and exclusive attorneys and proxies to vote their shares in accordance with the terms of the voting agreements.
Interests of Directors and Executive Officers in the Merger (See page 74)
      At the close of business on May 9, 2005, directors and executive officers of ScanSoft and their affiliates beneficially owned approximately 25% of the ScanSoft common stock outstanding on that date.
      At the close of business on May 9, 2005, directors and executive officers of Nuance and their affiliates beneficially owned approximately 9% of the Nuance common stock outstanding on that date.
      You should be aware that certain ScanSoft and Nuance executive officers and directors have interests in the merger that may be different from, or in addition to, interests of ScanSoft and Nuance stockholders generally. These interests include, among others:

•	Mr. William H. Janeway, one of ScanSoft’s directors, is a Vice Chairman of Warburg Pincus LLC and was nominated by Warburg Pincus to the board of directors of ScanSoft pursuant to the terms of the Stockholders Agreement between ScanSoft and Warburg Pincus. As such, Mr. Janeway may be deemed to have a pecuniary interest in the ScanSoft shares held by Warburg Pincus and the shares and warrants to be issued pursuant to the Warburg Pincus financing.

•	Ms. Katharine Martin, one of ScanSoft’s directors, and the owner of record of 1,000 shares of ScanSoft common stock and options to purchase an aggregate of 135,000 shares of ScanSoft common stock, is a member of Wilson Sonsini Goodrich & Rosati, P.C., the law firm representing ScanSoft in connection with the merger and the Warburg Pincus financing and ScanSoft’s primary outside corporate and securities counsel.

•	Directors and executive officers of Nuance hold shares of Nuance’s common stock and will receive the merger consideration described above upon the effectiveness of the first step merger. In addition, all outstanding Nuance stock options, including those held by Nuance directors and executive officers, with an exercise price of $10.00 or less will be assumed by ScanSoft and become options to purchase shares of ScanSoft common stock.

•	The employment agreement between Nuance and Charles Berger, Nuance’s President and Chief Executive Officer, entitles him to certain benefits in the event of a change in control of Nuance.

•	The agreement of ScanSoft to honor the obligations of Nuance pursuant to indemnification agreements between Nuance and its directors and officers and to provide directors’ and officers’ liability tail coverage for a period of six years following the effective time of the merger.

•	Nuance has entered into a Change of Control and Retention Agreement with each of its officers, other than its Chief Executive Officer, who are subject to the reporting requirements of Section 16 of the Exchange Act and three other officers that provide for certain cash severance payments and options accelerations in the event of a termination within 18 months after a change of control of Nuance.

•	Continued representation of two Nuance directors on the ScanSoft board of directors.

•	Nuance has entered into option agreements with each of Nuance’s executive officers that provide for certain accelerations of Nuance options held by such executive officers following a change of control of Nuance. In addition, all Nuance stock options, including those held by Nuance directors and officers, with an exercise price of more than $10.00 that are not already fully vested, will accelerate and become fully vested prior to the effective time of the merger.
      The ScanSoft and Nuance boards of directors were aware of these interests in approving the merger. The Warburg Pincus financing was unanimously approved by the disinterested members of the ScanSoft board. The interested member of the ScanSoft board did not participate in any deliberations concerning the Warburg Pincus financing.
Restrictions on the Ability to Sell ScanSoft Stock (See page 106)
      Nuance will use all commercially reasonable efforts to deliver to ScanSoft from each person who may reasonably be deemed to be an affiliate of Nuance an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provisions of Rule 145 promulgated under the Securities Act. ScanSoft will give stop transfer instructions to its transfer agent with respect to any ScanSoft common stock received pursuant to the merger by any stockholder of Nuance who may reasonably be deemed to be an affiliate. The certificates will contain a legend stating that the shares were issued in a transaction to which Rule 145 applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to ScanSoft, in form and substance that such transfer is exempt from registration under the Securities Act.
Regulatory Approvals (See page 96)
      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, neither the merger nor the Warburg Pincus financing may be consummated unless certain filings have been submitted to the Federal Trade Commission, or the FTC, and the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and certain waiting period requirements have been satisfied. ScanSoft and Warburg Pincus filed the appropriate notification and report forms with respect to the Warburg Pincus financing and ScanSoft and Nuance filed the appropriate notification and report forms with respect to the merger with the FTC and with the Antitrust Division on May 20, 2005 and May 23, 2005, respectively. The waiting period with respect to the Warburg Pincus financing has expired. The Antitrust Division has requested additional information and documentary material in connection with its review of the proposed merger. This request will result in an extension of the waiting period under the HSR Act. ScanSoft and Nuance plan to respond promptly to the Antitrust Division request.
      The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the proposed merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws that it deems necessary or advisable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or Nuance. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.
      In addition, the merger may be subject to various foreign antitrust laws.
      ScanSoft and Nuance believe that the completion of the merger will not violate any antitrust laws. However, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, that the result will be favorable.
Listing of ScanSoft Common Stock (See page 81)
      ScanSoft will use all reasonable efforts to cause the shares of ScanSoft common stock issued pursuant to the merger to be authorized for listing on the NASDAQ National Market. The authorization of such shares for listing on the NASDAQ National Market is a condition to the merger.
Appraisal Rights (See page 81)
      Subject to compliance with the procedures set forth in Section 262 of the Delaware General Corporation Law, or DGCL, Nuance stockholders who do not vote in favor of the approval and adoption of the merger agreement and the merger and otherwise comply with the requirements of the DGCL will be entitled to appraisal rights in connection with the merger, whereby such stockholders may receive the “fair value” of their shares in cash. Failure to take any of the steps required under Section 262 of the

DGCL on a timely basis may result in a loss of those appraisal rights. The provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex H.
RECENT DEVELOPMENTS
      On May 18, 2005, Nuance received a copy of a complaint naming it and the members of its board of directors as defendants in a lawsuit filed on May 13, 2005 in the Superior Court of the State of California, County of San Mateo, by Mr. Frank Capovilla on behalf of himself and, purportedly, the holders of Nuance’s common stock.
      The complaint alleges, among other things, that Nuance’s directors breached their fiduciary duties to Nuance’s stockholders respecting the Agreement and Plan of Merger that Nuance entered into with ScanSoft, Inc. on May 9, 2005. The complaint seeks to declare that the Agreement and Plan of Merger is unenforceable. The complaint also seeks an award of attorneys’ and experts’ fees.
      Nuance believes the allegations of this lawsuit are without merit, and expects that it and its directors will vigorously contest this action.

SUMMARY CONSOLIDATED FINANCIAL DATA OF SCANSOFT
      On October 23, 2004, ScanSoft’s board of directors approved a change in ScanSoft’s fiscal year end from December 31 to September 30, effective beginning September 30, 2004. The following table presents summary historical consolidated financial data of ScanSoft for the nine months ended September 30, 2004 and the four most recent years and the first six months of the current fiscal year comparative to the same period in the prior fiscal year. The financial data is derived from ScanSoft’s consolidated financial statements. The financial data for the interim periods presented is derived from unaudited financial statements and is not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. Since the information in this table is only a summary and does not provide all of the information contained in ScanSoft’s financial statements, including related notes, you should read “ScanSoft’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and ScanSoft’s consolidated financial statements, including related notes, incorporated by reference into this joint proxy statement/prospectus or as previously filed by ScanSoft with the SEC in its periodic reports. See “Where You Can Find More Information” on page 147.
ScanSoft, Inc.
Condensed Historical Financial Data

			Nine
	Six Months Ended		Months
	March 31,		Ended	Year Ended December 31,
			Sep. 30,
	2005	2004	2004	2003	2002	2001	2000

	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenue	$113,691	$89,646	$130,907	$135,399	$106,619	$62,717	$47,961
Income (loss) from operations	4,648	(2,391)	(7,993)	(6,462)	6,603	(16,931)	(52,497)
Income (loss) before income taxes	4,082	(1,926)	(8,045)	(5,787)	6,587	(17,194)	(52,779)
Net income (loss)	$2,139	$(1,483)	$(9,378)	$(5,518)	$6,333	$(16,877)	$(53,251)

Net income (loss) per share: basic and diluted	$0.02	$(0.01)	$(0.09)	$(0.07)	$0.09	$(0.34)	$(1.26)

Weighted average common shares outstanding:
Basic	105,264	101,213	103,780	78,398	67,010	49,693	42,107
Diluted	112,812	101,213	103,780	78,398	72,796	49,693	42,107

		As of
	As of
	Mar. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2005	2004	2003	2002	2001	2000

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents.	$25,882	$22,963	$42,584	$18,853	$14,324	$2,571
Marketable securities	3,858	24,728	—	—	—	62
Working capital	(29,269)	27,940	44,305	16,842	9,318	(6,484)
Total assets	452,690	392,653	401,940	143,690	142,070	109,480
Long-term liabilities	33,632	45,360	48,340	725	6,143	2,172
Total stockholders’ equity	309,009	301,745	303,226	119,378	114,534	87,461

SUMMARY CONSOLIDATED FINANCIAL DATA OF NUANCE
      The following table presents summary historical consolidated financial data of Nuance for the five most recent years and the six months ended March 31, 2005 and 2004. The financial data is derived from Nuance’s consolidated financial statements. The financial data for the interim periods presented is derived from unaudited financial statements and is not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. Since the information in this table is only a summary and does not provide all of the information contained in Nuance’s financial statements, including related notes, you should read Nuance’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Nuance’s consolidated financial statements, including related notes, incorporated by reference into this joint proxy statement/prospectus or as previously filed by Nuance with the SEC in its periodic reports. See “Where You Can Find More Information” on page 147.
Nuance Communications, Inc.
Condensed Historical Financial Data

	Six Months Ended
	March 31,		Year Ended December 31,

	2005(1)	2004(2)	2004	2003	2002	2001	2000

	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Total revenue	$28,114	$29,430	$57,877	$55,038	$44,085	$39,300	$51,818
Loss from operations	(5,990)	(3,186)	(27,691)	(22,287)	(73,071)	(117,781)	(29,825)
Loss before income taxes	(5,068)	(2,816)	(26,594)	(21,107)	(70,384)	(109,791)	(23,124)
Net loss	$(4,958)	$(2,794)	$(26,179)	$(19,301)	$(71,184)	$(110,365)	$(23,474)

Net loss per share:
basic and diluted	$(0.14)	$(0.08)	$(0.74)	$(0.56)	$(2.11)	$(3.40)	$(1.03)

Weighted average common shares outstanding:
Basic and diluted	36,025	34,947	35,487	34,471	33,666	32,480	22,717

	As of	As of December 31,
	Mar. 31,
	2005	2004	2003	2002	2001	2000

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$69,547	$53,583	$40,206	$43,771	$132,618	$219,047
Marketable securities	18,029	37,493	66,599	83,737	41,977	8,728
Working capital	74,469	81,113	99,661	110,034	128,672	226,366
Total assets	122,490	130,257	141,497	161,670	208,231	279,338
Long-term liabilities	50,772	53,286	43,612	43,122	21,911	2,552
Total stockholders’ equity	44,675	49,216	72,561	89,273	154,825	251,991

(1)	Six month results for the period ended March 31, 2005 were derived from Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, Nuance’s consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2004, as filed with the SEC, and Nuance’s consolidated financial statements for the three months ended March 31, 2005 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, as filed with the SEC.

(2)	Six month results for the period ended March 31, 2004 were derived from Nuance’s consolidated financial statements included its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, Nuance’s consolidated financial statements for the nine months ended September 30, 2003 included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2003, as filed with the SEC, and Nuance’s consolidated financial statements for the three months ended March 31, 2004 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2004, as filed with the SEC.

SUMMARY UNAUDITED PRO FORMA CONDENSED
COMBINED CONSOLIDATED FINANCIAL DATA
      The following table presents summary unaudited pro forma combined financial data which reflects the proposed acquisition of Nuance by ScanSoft. The summary unaudited pro forma combined financial data is derived from and should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto included in this joint proxy statement/ prospectus. See “Unaudited Pro Forma Financial Information” on page F-1.

	Six Months Ended	Nine Months Ended
	Mar. 31, 2005	Sep. 30, 2004

	(In thousands, except per share data)
Pro Forma Combined Statement of Operations Data
Total revenue	$146,047	$181,414
Loss from operations	(15,683)	(55,315)
Loss before income taxes	(17,659)	(58,684)
Net loss	$(19,524)	$(59,661)

Net loss per share:
Basic and diluted	$(0.13)	$(0.41)

Weighted average common shares outstanding:
Basic and diluted	147,434	146,235

As of March 31,
2005

Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents	$69,844
Marketable securities	20,720
Working capital	14,133
Total assets	714,925
Long-term liabilities	75,456
Total stockholders’ equity	496,895

COMPARATIVE HISTORICAL AND PRO FORMA PER SHARE DATA
      The following table reflects (i) the historical income (loss) from continuing operations and book value per share of ScanSoft common stock in comparison to the pro forma income (loss) from continuing operations and book value per share after giving effect to the proposed merger with Nuance; and (ii) the historical loss from continuing operations and book value per share of Nuance common stock in comparison with the equivalent pro forma loss from continuing operations and book value per share. The equivalent pro forma loss from continuing operations and book value per share are equal to the pro forma loss from continuing operations and book value per share of ScanSoft, after giving effect to the proposed merger with Nuance, multiplied by 0.77, the number of shares of ScanSoft common stock to be issued in exchange for each share of Nuance common stock. The comparative historical and pro forma per share data should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto and the historical consolidated financial statements of ScanSoft and notes thereto, which information is incorporated by reference into this joint proxy statement/ prospectus, and the historical consolidated financial statements of Nuance, which information is incorporated by reference in this joint proxy statement/ prospectus.
      The pro forma combined financial data is not necessarily indicative of the operating results of future operations or the actual results that would have occurred had the merger been completed at the beginning of the periods presented. The historical book value per common share was calculated by dividing stockholders’ equity by the number of shares of common stock outstanding at March 31, 2005. ScanSoft’s pro forma combined book value per share was computed by dividing pro forma stockholders’ equity by the pro forma number of shares of ScanSoft common stock which would have been outstanding had the merger been completed as of March 31, 2005.
      ScanSoft and Nuance did not declare or pay cash dividends on their common stock in the periods presented and they do not intend to pay dividends on their common stock in the foreseeable future. See “Comparative Per Share Market Price Data” on page 16.

	Six Months	Nine Months
	Ended March 31,	Ended September 30,
	2005	2004

ScanSoft:
Income (loss) from continuing operations per share:
Historical — basic and diluted	$0.02	$(0.09)
Pro forma — basic and diluted	$(0.13)	$(0.41)
Book value per share at March 31, 2005:
Historical	$2.85

Pro forma	$3.31

	Six Months	Nine Months
	Ended March 31,	Ended September 30,
	2005	2004

Nuance:
Loss from continuing operations per share:
Historical — basic and diluted	$(0.14)	$(0.73)
Equivalent pro forma — basic and diluted	$(0.10)	$(0.31)
Book value per share at March 31, 2005:
Historical	$1.24

Equivalent pro forma	$2.55

COMPARATIVE PER SHARE MARKET PRICE DATA
      Nuance common stock trades on the NASDAQ National Market under the symbol “NUAN.” ScanSoft common stock trades on the NASDAQ National Market under the symbol “SSFT.”
      The following table shows the high and low prices per share of Nuance common stock and ScanSoft common stock each as reported on the NASDAQ National Market on (1) May 9, 2005, the last full trading day preceding public announcement that ScanSoft and Nuance had entered into the merger agreement, and (2) July 13, 2005.
      The table also includes the implied high and low prices per share of Nuance common stock on those dates. This implied high and low price per share reflects the fluctuating value of the ScanSoft common stock that Nuance stockholders would receive in exchange for each share of Nuance common stock if the merger was completed on either of these dates applying the exchange ratio of 0.77 shares of ScanSoft common stock and $2.20 of cash, without interest, for each share of Nuance common stock exchanged in the merger.
      As of May 9, 2005, there were approximately 374 holders of record of Nuance common stock and 36,644,540 shares of Nuance common stock outstanding.

	Nuance Common		ScanSoft		Implied Price per
	Stock		Common Stock		Share

	High	Low	High	Low	High	Low

May 9, 2005	$3.24	$3.03	$4.64	$4.48	$5.77	$5.65
July 13, 2005	$4.79	$4.61	$4.33	$4.18	$5.53	$5.42
      The foregoing table shows only historical comparisons. These comparisons may not provide meaningful information to you in determining whether to adopt the merger agreement and approve the merger. Because the number of shares of ScanSoft common stock to be issued for each share of Nuance common stock is fixed, changes in the market price of ScanSoft common stock will affect the dollar value of ScanSoft common stock to be received by Nuance stockholders pursuant to the merger. Nuance stockholders are urged to obtain current market quotations for ScanSoft common stock and to review carefully the other information contained in this joint proxy statement/ prospectus or incorporated by reference into this joint proxy statement/ prospectus in considering whether to adopt the merger agreement and approve the merger. See the section entitled “Where You Can Find More Information” on page 147.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
      This joint proxy statement/ prospectus and the documents incorporated by reference into this joint proxy statement/ prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of ScanSoft and its consolidated subsidiaries, on the one hand, or Nuance and its consolidated subsidiaries, on the other, to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include projections of earnings, revenues, synergies, accretion or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings, approvals relating to, and the closing of, the merger or the Warburg Pincus financing; any statements concerning proposed new products, services, developments or industry rankings; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the difficulty of maintaining expense growth while increasing revenues; the challenges of integration and restructuring associated with the merger and the challenges of achieving the anticipated synergies; the possibility that the merger may not close or that ScanSoft or Nuance may be required to modify some aspect of the merger in order to obtain regulatory approval; the challenge of maintaining revenues on a combined company basis following the merger; and other risks and uncertainties described in the section entitled “Risk Factors” and in the documents that are incorporated by reference into this joint proxy statement/ prospectus.
      If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, results of ScanSoft and Nuance could differ materially from the expectations in these statements. The forward-looking statements included in this joint proxy statement/ prospectus are made only as of the date of this joint proxy statement/ prospectus, and neither ScanSoft nor Nuance is under any obligation to update their respective forward-looking statements and neither party intends to do so.

RISK FACTORS
      You should carefully consider the risks described below before making your decision to approve the issuance of shares of ScanSoft common stock to Nuance stockholders, the Warburg Pincus financing or the Option Assumption or to adopt the merger agreement and approve the merger, as the case may be. The risks and uncertainties described below are not the only ones facing ScanSoft and Nuance. Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may also harm our respective business operations. If any of the events, contingencies, circumstances or conditions described in the following risks actually occurs, our respective businesses, financial condition or our results of operations could be seriously harmed. If that happens, the trading price of ScanSoft common stock or Nuance common stock could decline and you may lose part or all of the value of any ScanSoft shares or Nuance shares held by you.
Risks Related to the Merger and the Warburg Pincus Financing
      By voting to adopt the merger agreement and approve the merger, Nuance stockholders will be choosing to invest in ScanSoft common stock. In deciding whether to adopt the merger agreement and approve the merger, you should consider all of the information we have included in this joint proxy statement/ prospectus and its annexes and all of the information included in the documents ScanSoft and Nuance have incorporated by reference into this joint proxy statement/ prospectus. See the sections entitled “Documents Incorporated by Reference” and “Where You Can Find More Information.” Additional risks and uncertainties not presently known to us or that we do not currently believe are important to an investor may also harm our respective business operations. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our respective businesses, financial condition or our results of operations could be seriously harmed. If that happens, the trading price of ScanSoft common stock or Nuance common stock could decline and you may lose part or all of the value of any ScanSoft shares or Nuance shares held by you.
      You should pay particular attention to the following risks relating to the merger and the Warburg Pincus financing.

Nuance stockholders will receive a fixed ratio of (i) 0.77 of a share of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock exchanged in the merger, regardless of any changes in market value of Nuance common stock or ScanSoft common stock before the completion of the merger.
      Upon completion of the merger, each share of Nuance common stock will be converted into the right to receive (i) 0.77 of a share of ScanSoft common stock and (ii) $2.20 in cash. The market values of ScanSoft common stock and Nuance common stock have varied since ScanSoft and Nuance entered into the merger agreement and will continue to vary in the future due to changes in the business, operations or prospects of ScanSoft and Nuance, market assessments of the merger, regulatory considerations, market and economic considerations, and other factors. The dollar value of ScanSoft common stock that Nuance stockholders will receive upon completion of the merger will depend on the market value of ScanSoft common stock at the time of completion of the merger, which may be different from, and lower than, the closing price of ScanSoft common stock on the last full trading day preceding the public announcement that ScanSoft and Nuance entered into the merger agreement, the last full trading day prior to the date of this joint proxy statement/ prospectus or the date of the special meetings. Moreover, completion of the merger may occur some time after the requisite stockholder approvals have been obtained. There will be no adjustment to the exchange ratio (except for certain tax adjustments described below and adjustments to reflect the effect of any stock split or other recapitalization of ScanSoft common stock or Nuance common stock), and the parties do not have a right to terminate the merger agreement, based upon changes in the market price of either ScanSoft common stock or Nuance common stock.

The merger consideration may be adjusted in order for the merger to qualify as a “reorganization” for tax purposes.
      The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Consummation of the merger is conditioned upon receipt by ScanSoft and Nuance of tax opinions from their respective counsel at closing to such effect. Under the merger agreement, if neither tax counsel to ScanSoft nor tax counsel to Nuance can render the closing tax opinion because they both reasonably determine that the merger may not satisfy the continuity of interest requirements for a tax-free reorganization under Section 368(a) of the Internal Revenue Code, or the “continuity of interest test,” then ScanSoft (after consultation with such tax counsel) will reduce the cash consideration and correspondingly increase the stock consideration to the minimum extent necessary to enable the closing tax opinion to be rendered. Generally speaking, to satisfy this test 40% of the total value of the merger consideration must consist of ScanSoft common stock (calculated using the closing date price). If the cash consideration must be reduced and the stock consideration must be increased to satisfy this test, then the merger agreement provides that the aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued in the merger. The ScanSoft common stock may be trading at a lower price than $1.905 at the closing, which would effectively lower the aggregate value of the consideration Nuance stockholders will receive in the merger.

Warburg Pincus will own a large percentage of the ScanSoft common stock after consummation of the merger and the Warburg Pincus financing, and will have significant control over matters submitted to the vote of stockholders.
      After completion of the merger and the Warburg Pincus financing, Warburg Pincus will beneficially own approximately 25% of the outstanding ScanSoft common stock on a fully diluted basis. Accordingly, Warburg Pincus would significantly influence the outcome of any corporate transaction or other matter submitted to the stockholders for approval, including mergers, consolidations and the sale of all or substantially all of ScanSoft’s assets. The interests of Warburg Pincus may differ from the interests of other stockholders.

ScanSoft may fail to integrate successfully ScanSoft’s and Nuance’s operations. As a result, ScanSoft and Nuance may not achieve the anticipated benefits of the merger, which could adversely affect the price of ScanSoft common stock.
      ScanSoft and Nuance entered into the merger agreement with the expectation that the merger will result in benefits to ScanSoft and Nuance, including establishing a greater global presence, stronger channel and partner capabilities, and ScanSoft’s ability to sell complementary products and technologies to a wider range of customers. However, these expected benefits may not be fully realized. Failure of the combined company to meet the challenges involved with successfully integrating the personnel, products, technology and sales operations of the two companies following the merger or to realize any of the other anticipated benefits of the merger, could have a material adverse effect on the business, financial condition and results of operations of ScanSoft and its subsidiaries, including Nuance. These integration efforts may be difficult and time consuming, especially considering the highly technical and complex nature of each company’s products. The challenges involved in this integration include the following:

•	coordinating software development operations in a rapid and efficient manner to ensure timely release of products to market;

•	combining product offerings and product lines quickly and effectively;

•	successfully managing difficulties associated with transitioning current customers to new product lines;

•	demonstrating to our existing and potential customers that the merger will not result in adverse changes in customer service standards or business focus;

•	retaining key alliances with partners and suppliers;

•	coordinating sales and marketing efforts to communicate effectively the capabilities of the combined company;

•	absorbing costs and delays in implementing overlapping systems and procedures, including financial accounting systems;

•	persuading employees that ScanSoft’s and Nuance’s business cultures are compatible, maintaining employee morale and retaining key employees; and

•	overcoming potential distraction of management attention and resources from the business of the combined company.
      The combined company may not successfully integrate the operations and technology of ScanSoft and Nuance in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger to the extent, or in the timeframe, anticipated, which could significantly harm its business.

ScanSoft’s operating results could be adversely affected as a result of purchase accounting treatment, and the corresponding impact of amortization or impairment of other intangibles relating to its proposed merger with Nuance, if the results of the combined company do not offset these additional expenses.
      Under accounting principles generally accepted in the United States, ScanSoft will account for the merger using the purchase method of accounting. Under purchase accounting, ScanSoft will record the market value of its common stock, cash, and other consideration issued in connection with the merger and the amount of direct transaction costs as the cost of acquiring the business of Nuance. ScanSoft will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable intangible assets such as acquired technology, acquired trade names, and acquired customer relationships and assumed above-market lease liabilities based on their respective fair values. Intangible assets generally will be amortized over a four to ten year period. The amount of purchase price allocated to goodwill will be approximately $109.4 million and the amount allocated to identifiable intangible assets will be approximately $53.1 million. Goodwill is not subject to amortization but is subject to at least an annual impairment analysis, which may result in an impairment charge if the carrying value exceeds its implied fair value. If other identifiable intangible assets were amortized in equal quarterly amounts over a seven-year period following completion of the merger, the amortization attributable to these items would be approximately $1.9 million per quarter and $7.6 million per fiscal year. As a result, purchase accounting treatment of the merger could decrease net income for ScanSoft in the foreseeable future, which could have a material and adverse effect on the market value of ScanSoft common stock following completion of the merger.

ScanSoft and Nuance expect to incur significant costs associated with the merger.
      ScanSoft estimates that it will incur direct transaction costs of approximately $6.3 million associated with the merger, which will be included as a part of the total purchase consideration for accounting purposes. In addition, Nuance estimates that it will incur direct transaction costs for accounting, investment banking and legal services of approximately $6 million, which are expensed in the quarter in which they are incurred. A portion of the Nuance costs will be determined upon the closing. ScanSoft and Nuance believe the combined entity may incur charges to operations, which currently are not reasonably estimable, in the quarter in which the merger is completed or the following quarters, to reflect costs associated with integrating the two companies. There can be no assurance that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the merger.

Nuance executive officers and directors have interests that are different from, or in addition to, interests of Nuance stockholders generally, which may influence them to support the merger.
      When considering the recommendation of the Nuance board of directors regarding the merger, you should be aware of the interests that executive officers and directors of Nuance have in the merger that are different from, or in addition to, interests of Nuance stockholders generally. These interests include, among others:

•	existing agreements that provide, among other things, for severance and other benefits as a result of the merger;

•	continued representation of two Nuance directors on the ScanSoft board of directors;

•	continued director and executive officer indemnification and insurance; and

•	acceleration of certain Nuance options held by its executive officers.
      As a result, these executive officers may be more likely to vote to adopt the merger agreement and approve the merger than if they did not have these other interests. As of May 9, 2005, executive officers and directors and a significant stockholder, SRI International, of Nuance, who together owned 2,953,401 shares of Nuance common stock, which represented approximately 8% of the outstanding shares of Nuance common stock (excluding options, warrants and other convertible securities), have agreed to vote in favor of the adoption of the merger agreement and the approval of the merger. The voting agreements permit the sale, prior to the merger becoming effective, of a limited number of shares of common stock held by Nuance directors and executive officers.

Whether or not the merger is completed, the announcement and pendency of the proposed merger has caused disruptions in the business of Nuance and may cause further disruptions in the business of Nuance or disruptions in the business of ScanSoft, which could have material adverse effects on each company’s or the combined company’s business and operations.
      Whether or not the merger is completed, ScanSoft’s and Nuance’s customers, in response to the announcement and pendency of the merger, may delay or defer purchase decisions, which could have a material adverse effect on the business of each company or the combined company. In addition, current and prospective ScanSoft and Nuance employees may experience uncertainty about their future roles with the combined company. This uncertainty may adversely affect ScanSoft’s and Nuance’s ability to attract and retain key management, sales, marketing and technical personnel. The extent of this adverse effect could depend on the length of time prior to completion of the merger or termination of the merger agreement.

Failure to complete the merger could negatively impact Nuance’s and ScanSoft’s stock price, future business and operations.
      If the merger is not completed for any reason, both Nuance and ScanSoft may be subject to a number of material risks, including the following:

•	Neither Nuance nor ScanSoft would realize any anticipated benefits from being a part of a combined company;

•	Nuance and ScanSoft may be obligated to pay the other a fee of $6.63 million in liquidated damages if the merger agreement is terminated in certain circumstances;

•	the price of Nuance or ScanSoft common stock may decline to the extent that its current market price reflects a market assumption that the merger will be completed;

•	Nuance or ScanSoft may experience difficulties in attracting strategic customers and partners who were expecting to use the products proposed to be offered by the combined company;

•	Nuance and ScanSoft must pay all or a portion of certain costs relating to the merger, such as legal, accounting, financial advisor and printing fees, even if the merger is not completed, which costs will be substantial; and

•	with respect to Nuance, Nuance may not be able to find another buyer willing to pay an equivalent or higher price in an alternative transaction than the price that would be paid pursuant to the merger.

Regulatory agencies, private parties, state attorneys general and other antitrust authorities may raise challenges to the merger on antitrust grounds.
      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, neither the merger nor the Warburg Pincus financing may be consummated unless certain filings have been submitted to the Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) and certain waiting period requirements have been satisfied. ScanSoft and Warburg Pincus filed the appropriate notification and report forms with respect to the Warburg Pincus financing and ScanSoft and Nuance filed the appropriate notification and report forms with respect to the merger with the FTC and with the Antitrust Division on May 20, 2005 and May 23, 2005, respectively. The waiting period with respect to the Warburg Pincus financing has expired. The Antitrust Division has requested additional information and documentary material in connection with its review of the proposed merger. This request will result in an extension of the waiting period under the HSR Act until 30 days after ScanSoft and Nuance “substantially comply” with the request, unless the waiting period is terminated earlier or extended with the consent of ScanSoft and Nuance. ScanSoft and Nuance are continuing to cooperate with the Antitrust Division as it reviews the merger. If the request were to be complied with and this additional 30-day period were to run, the Antitrust Division could choose to do nothing further, in which case the HSR Act would impose no further obstacles to the closing of the merger, or the Antitrust Division could choose to pursue independent legal action in order to enjoin the closing of the merger. In addition, conditions may be imposed upon the approval of the merger. Such conditions may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. Subject to compliance with the terms of the merger agreement, ScanSoft may not be willing to accept such conditions, and the merger thus may not be consummated. Furthermore, ScanSoft and Nuance stockholders may be voting on the matters presented at their respective stockholder meetings before the waiting period terminates or before any challenge to the merger on antitrust grounds is resolved. Any conditions that must be agreed upon to obtain Antitrust Division approval of the merger may be finalized subsequent to the stockholder votes at the respective ScanSoft and Nuance stockholder meetings.
      The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or Nuance. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.
      In addition, the merger may be subject to various foreign antitrust laws.
      Although ScanSoft and Nuance believe that the completion of the merger will not violate any antitrust laws, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.

The price of ScanSoft common stock may be affected by factors different from those affecting the price of Nuance common stock.
      When the merger is completed, holders of Nuance common stock will become holders of ScanSoft common stock. ScanSoft’s business differs from that of Nuance, and ScanSoft’s results of operations, as well as the price of ScanSoft common stock, may be affected by factors different from those affecting Nuance’s results of operations and the price of Nuance common stock.

Risks Related to ScanSoft and the Combined Company
Risks Related to ScanSoft’s Business

Our operating results may fluctuate significantly from period to period, and this may cause our stock price to decline.
      Our revenue and operating results have fluctuated in the past and we expect our revenue and operating results to continue to fluctuate in the future. Given this fluctuation, we believe that quarter to quarter comparisons of our revenue and operating results are not necessarily meaningful or an accurate indicator of our future performance. As a result, our results of operations may not meet the expectations of securities analysts or investors in the future. If this occurs, the price of our stock would likely decline. Factors that contribute to fluctuations in our operating results include the following:

•	slowing sales by our distribution and fulfillment partners to their customers, which may place pressure on these partners to reduce purchases of our products;

•	volume, timing and fulfillment of customer orders;

•	rapid shifts in demand for products given the highly cyclical nature of the retail software industry;

•	the loss of, or a significant curtailment of, purchases by any one or more of our principal customers;

•	concentration of operations with one manufacturing partner and ability to control expenses related to the manufacture, packaging and shipping of our boxed software products;

•	customers delaying their purchasing decisions in anticipation of new versions of products;

•	customers delaying, canceling or limiting their purchases as a result of the threat or results of terrorism;

•	introduction of new products by us or our competitors;

•	seasonality in purchasing patterns of our customers, where purchases tend to slow in the fourth fiscal quarter;

•	reduction in the prices of our products in response to competition or market conditions;

•	returns and allowance charges in excess of recorded amounts;

•	timing of significant marketing and sales promotions;

•	write-offs of excess or obsolete inventory and accounts receivable that are not collectible;

•	increased expenditures incurred pursuing new product or market opportunities;

•	inability to adjust our operating expenses to compensate for shortfalls in revenue against forecast; and

•	general economic trends as they affect retail and corporate sales.
      Due to the foregoing factors, among others, our revenue and operating results are difficult to forecast. Our expense levels are based in significant part on our expectations of future revenue, and we may not be able to reduce our expenses quickly enough to respond to a shortfall in projected revenue. Therefore, our failure to meet revenue expectations could seriously harm our operating results, financial condition and cash flows.

We have grown, and may continue to grow, through acquisitions, which could dilute our existing stockholders and could involve substantial integration risks.
      As part of our business strategy, we have in the past acquired, and expect to continue to acquire, other businesses and technologies. In connection with past acquisitions, we issued a substantial number of shares of our common stock as transaction consideration. We may continue to issue equity securities for future acquisitions that would dilute our existing stockholders, perhaps significantly depending on the terms of the acquisition. We may also incur debt in connection with future acquisitions, which, if available at all, may place additional restrictions on our ability to operate our business. Furthermore, our acquisition of the speech and language technology operations of Lernout & Hauspie Speech Products N.V. and certain of its affiliates, including L&H Holdings USA, Inc. (collectively, L&H), our acquisition of the Speech Processing Telephony and Voice Control business units from Philips, our acquisition of SpeechWorks International, Inc., our acquisition of LocusDialog, Inc., and our acquisition of Telelogue, Inc. required substantial integration and management efforts. Our recently completed acquisitions of Rhetorical Systems Ltd., ART Advanced Recognition Technologies, Inc. and Phonetic Systems, Ltd., and our pending acquisition of Nuance Communications will likely pose similar, and likely greater, challenges. Acquisitions of this nature involve a number of risks, including:

•	difficulty in transitioning and integrating the operations and personnel of the acquired businesses, including different and complex accounting and financial reporting systems;

•	potential disruption of our ongoing business and distraction of management;

•	potential difficulty in successfully implementing, upgrading and deploying in a timely and effective manner new operational information systems and upgrades of our finance, accounting and product distribution systems;

•	difficulty in incorporating acquired technology and rights into our products and technology;

•	unanticipated expenses and delays in completing acquired development projects and technology integration;

•	management of geographically remote units both in the United States and internationally;

•	impairment of relationships with partners and customers;

•	entering markets or types of businesses in which we have limited experience; and

•	potential loss of key employees of the acquired company.
      As a result of these and other risks, we may not realize anticipated benefits from our acquisitions. Any failure to achieve these benefits or failure to successfully integrate acquired businesses and technologies could seriously harm our business.

Purchase accounting treatment of our acquisitions could decrease our net income in the foreseeable future, which could have a material and adverse effect on the market value of our common stock.
      Under accounting principles generally accepted in the United States, we have accounted for our acquisitions using the purchase method of accounting. Under purchase accounting, we record the market value of our common stock or other form of consideration issued in connection with the acquisition and the amount of direct transaction costs as the cost of acquiring the company or business. We have allocated that cost to the individual assets acquired and liabilities assumed, including various identifiable intangible assets such as acquired technology, acquired trade names and acquired customer relationships based on their respective fair values. Intangible assets generally will be amortized over a five to ten year period. Goodwill is not subject to amortization but is subject to at least an annual impairment analysis, which may result in an impairment charge if the carrying value exceeds its implied fair value. As of March 31, 2005, we had identified intangible assets amounting to approximately $54.4 million and goodwill of approximately $300.8 million. We currently anticipate that the Nuance acquisition will significantly add to our intangible assets and goodwill. The combination of the organizations and the associated technologies could result in an impairment of such intangible assets or goodwill.

We have a history of operating losses, and we may incur losses in the future, which may require us to raise additional capital on unfavorable terms.
      We reported a net loss of $1.0 million for the three month period ended March 31, 2005, net income of $2.1 million for the six month period ended March 31, 2005, and net losses of $9.4 million and $5.5 million for the nine month period ended September 30, 2004 and the twelve month period ended December 31, 2003, respectively. We had an accumulated deficit of $159.7 million at March 31, 2005. If we are unable to maintain profitability, the market price for our stock may decline, perhaps substantially. We cannot assure you that our revenues will grow or that we will maintain profitability in the future. If we do not maintain profitability, we may be required to raise additional capital to maintain or grow our operations. The terms of any additional capital, if available at all, may be highly dilutive to existing investors or contain other unfavorable terms, such as a high interest rate and restrictive covenants.

Historically, a small number of product areas have generated a substantial portion of our revenues. A significant reduction in the revenue contribution in absolute dollars from these product areas could seriously harm our business, results of operations, financial condition, cash flows and stock price.
      Sales of our dictation, document and PDF conversion products and our digital paper management products represented approximately 23%, 18% and 8%, of our revenue, respectively, for the three month period ended March 31, 2005, as compared to 21%, 23% and 8%, respectively, for the comparable period in 2004. For the six month period ended March 31, 2005, sales of our dictation, document and PDF conversion products and our digital paper management products represented approximately 22%, 18% and 10%, of our revenue, respectively, as compared to 19%, 27% and 8%, respectively, for the comparable period in 2004.

We rely on a small number of distribution and fulfillment partners, including 1450, Digital River and Ingram Micro, to distribute many of our products, and any adverse change in our relationship with such partners may adversely impact our ability to deliver products.
      Our products are sold through, and a substantial portion of our revenue is derived from, a network of over 2000 channel partners, including value-added resellers, computer superstores, consumer electronic stores, mail order houses, office superstores and eCommerce Web sites. We rely on a small number of distribution and fulfillment partners, including 1450, Digital River and Ingram Micro to serve this network of channel partners. For the three month periods ended March 31, 2005 and 2004, one distribution and fulfillment partner, Ingram Micro, accounted for 13% and 14% of our consolidated revenue, respectively. For the six month period ended March 31, 2005, Ingram Micro accounted for 12% of our consolidated net revenues, as compared to the same period in 2004 when two distribution and fulfillment partners, Ingram Micro and Digital River, accounted for 14% and 11% of consolidated net revenues, respectively. A disruption in these distribution and fulfillment partner relationships could negatively affect our ability to deliver products, and hence our results of operations in the short term. Any prolonged disruption for which we are unable to arrange alternative fulfillment capabilities could have a more sustained adverse impact on our results of operations.

A significant portion of our accounts receivable is concentrated among our largest customers, and non-payment by any of them would adversely affect our financial condition.
      Although we perform ongoing credit evaluations of our distribution and fulfillment partners’ financial condition and maintain reserves for potential credit losses, we do not require collateral or other form of security from our major customers to secure payment. While, to date, losses due to non-payment from customers have been within our expectations, we cannot assure you that instances or extent of non-payment will not increase in the future. At March 31, 2005 and September 30, 2004, no one customer represented 10% of our net accounts receivable. If any of our significant customers were unable to pay us in a timely fashion, or if we were to experience significant credit losses in excess of our reserves, our results of operations, cash flows and financial condition would be seriously harmed.

Speech technologies may not achieve widespread acceptance by businesses, which could limit our ability to grow our speech business.
      We have invested and expect to continue to invest heavily in the acquisition, development and marketing of speech technologies. The market for speech technologies is relatively new and rapidly evolving. Our ability to increase revenue in the future depends in large measure on acceptance of speech technologies in general and our products in particular. The continued development of the market for our current and future speech solutions will also depend on the following factors:

•	consumer demand for speech-enabled applications;

•	development by third-party vendors of applications using speech technologies; and

•	continuous improvement in speech technology.
      Sales of our speech products would be harmed if the market for speech software does not continue to develop or develops more slowly than we expect, and, consequently, our business could be harmed and we may not recover the costs associated with our investment in our speech technologies.

The markets in which we operate are highly competitive and rapidly changing, and we may be unable to compete successfully.
      There are a number of companies that develop or may develop products that compete in our targeted markets. Within imaging, we compete directly with, among others, ABBYY, Adobe, I.R.I.S. and NewSoft. Within speech, we compete with, among others, AT&T, Fonix, IBM, Microsoft, Nuance and Philips. In speech, some of our partners such as Avaya, Cisco, Edify, Genesys and Nortel develop and market products that can be considered substitutes for our solutions. In addition, a number of smaller companies in both speech and imaging produce technologies or products that are in some markets competitive with our solutions. Current and potential competitors have established, or may establish, cooperative relationships among themselves or with third parties to increase the ability of their technologies to address the needs of our prospective customers.
      The competition in these markets could adversely affect our operating results by reducing the volume of the products we license or the prices we can charge. Some of our current or potential competitors, such as Adobe, IBM and Microsoft, have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than we do.
      Some of our customers, such as IBM and Microsoft, have developed or acquired products or technologies that compete with our products and technologies. These customers may give higher priority to the sale of these competitive products or technologies. To the extent they do so, market acceptance and penetration of our products, and therefore our revenue, may be adversely affected.
      Our success will depend substantially upon our ability to enhance our products and technologies and to develop and introduce, on a timely and cost-effective basis, new products and features that meet changing customer requirements and incorporate technological advancements. If we are unable to develop new products and enhance functionalities or technologies to adapt to these changes, or if we are unable to realize synergies among our acquired products and technologies, our business will suffer.

The failure to successfully implement, upgrade and deploy in a timely and effective manner new information systems and upgrades of our finance and accounting systems to address certain issues identified in connection with our fiscal 2004 year-end audit could harm our business.
      In connection with their audit of our 2004 consolidated financial statements, BDO Seidman, LLP, our independent registered public accounting firm, advised management and our Audit Committee of the following significant deficiencies which do not individually or in the aggregate raise to the level of material weakness: we lack the necessary corporate accounting resources to ensure consistently complete and accurate reporting of financial information which, when combined with our need to realign and cross-train current finance and accounting personnel, has led to a dependence on key personnel in the organization, the loss of whom could impair our ability to ensure consistently complete and accurate financial reporting. In certain circumstances our accounting transactions, including related judgments and estimates, were not always supported in a timely manner by a sufficiently formal processes or sufficiently comprehensive documentation.
      In the third quarter of 2003, we commenced our Section 404 of the Sarbanes-Oxley Act compliance efforts. During 2004, we deployed Oracle 11i to process and report all of our general accounting functions in our three major locations (Peabody, Massachusetts, Belgium and Hungary). During 2005, we are implementing additional modules to continue to enhance the functionality of our Oracle implementation. We are also currently in the process of augmenting current processes, repositioning current finance and accounting personnel and recruiting additional personnel to ensure consistently complete and accurate reporting of financial information and to reduce our dependence on key personnel in our finance and accounting organization. We currently expect these efforts to extend into the second half of fiscal 2005. While we believe that these actions will address the conditions raised by BDO Seidman, LLP, we have been and will continue to be required to devote substantial resources to these activities during 2005. Failure to successfully implement these systems or formalize and document these processes and controls in a timely, effective and efficient manner could result in the disruption of our operations, our inability to comply with our Sarbanes-Oxley obligations and the inability to report our financial results in a timely manner, particularly given the added requirements associated with the integration of our recently completed acquisitions of Telelogue, Inc., Rhetorical Systems Ltd., ART Advanced Recognition Technologies, Inc. and Phonetic Systems Ltd., and our pending acquisition of Nuance Communications, Inc., further accelerated filing deadlines mandated by the SEC and the requirements of Section 404 of the Sarbanes-Oxley Act.

A significant portion of our revenue is derived from sales in Europe and Asia. Our results could be harmed by economic, political, regulatory and other risks associated with these and other international regions.
      Since we license our products worldwide, our business is subject to risks associated with doing business internationally. We anticipate that revenue from international operations will represent an increasing portion of our total revenue. For the three month periods ended March 31, 2005 and 2004, reported international revenues represented 36% and 33% of our consolidated revenue, respectively. For the six month periods ended March 31, 2005 and 2004, reported international revenues represented 35% and 32% of our consolidated revenue, respectively. Most of these international revenues are generated by sales in Europe and Asia. In addition, some of our products are developed and manufactured outside the United States. A significant portion of the development and manufacturing of our speech products are completed in Belgium, and a significant portion of our imaging research and development is conducted in Hungary. In connection with the Philips acquisition, we added an additional research and development location in Germany, and in connection with the acquisition of Locus Dialog, we added an additional research and development location in Montreal, Canada. Accordingly, our future results could be harmed by a variety of factors associated with international sales and operations, including:

•	changes in a specific country’s or region’s economic conditions;

•	geopolitical turmoil, including terrorism and war;

•	trade protection measures and import or export licensing requirements imposed by the United States or by other countries;

•	compliance with foreign and domestic laws and regulations;

•	negative consequences from changes in applicable tax laws;

•	difficulties in staffing and managing operations in multiple locations in many countries;

•	difficulties in collecting trade accounts receivable in other countries; and

•	less effective protection of intellectual property.

We are exposed to fluctuations in foreign currency exchange rates.
      Because we have international subsidiaries and distributors that operate and sell our products outside the United States, we are exposed to the risk of changes in foreign currency exchange rates or declining economic conditions in these countries. In certain circumstances, we have entered into forward exchange contracts to hedge against foreign currency fluctuations on intercompany balances with our foreign subsidiaries. We use these contracts to reduce our risk associated with exchange rate movements, as the gains or losses on these contracts are intended to offset any exchange rate losses or gains on the hedged transaction. We do not engage in foreign currency speculation. Hedges are designated and documented at the inception of the hedge and are evaluated for effectiveness monthly. Forward exchange contracts hedging firm commitments qualify for hedge accounting when they are designated as a hedge of the foreign currency exposure and they are effective in minimizing such exposure. With our increased international presence in a number of geographic locations and with international revenues projected to increase in fiscal 2005, we are exposed to changes in foreign currencies including the euro, Canadian dollar, Japanese yen, Israeli New Shekel, and the Hungarian forint. Changes in the value of the euro or other foreign currencies relative to the value of the U.S. dollar could adversely affect future revenues and operating results.

If we are unable to attract and retain key personnel, our business could be harmed.
      If any of our key employees were to leave us, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. Our employment relationships are generally at-will and we have had key employees leave us in the past. We cannot assure you that one or more key employees will not leave us in the future. We intend to continue to hire additional highly qualified personnel, including software engineers and operational personnel, but we may not be able to attract, assimilate or retain qualified personnel in the future. Any failure to attract, integrate, motivate and retain these employees could harm our business.
Risks Related to ScanSoft’s Intellectual Property and Technology

Unauthorized use of our proprietary technology and intellectual property will adversely affect our business and results of operations.
      Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights protecting our products and services. We rely on a combination of patents, copyrights, trademarks, service marks, trade secrets, confidentiality provisions and licensing arrangements to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy aspects of our products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to ours and that do not infringe our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management efforts.

Third parties have claimed and may claim in the future that we are infringing their intellectual property, and we could be exposed to significant litigation or licensing expenses or be prevented from selling our products if such claims are successful.
      From time to time, we are subject to claims that we or our customers may be infringing or contributing to the infringement of the intellectual property rights of others. We may be unaware of intellectual property rights of others that may cover some of our technologies and products. If it appears necessary or desirable, we may seek licenses for these intellectual property rights. However, we may not be able to obtain licenses from some or all claimants, the terms of any offered licenses may not be acceptable to us, and we may not be able to resolve disputes without litigation. Any litigation regarding intellectual property is costly and time-consuming and diverts the attention of our management and key personnel from our business operations. In the event of a claim of intellectual property infringement, we may be required to enter into costly royalty or license agreements. Third parties claiming intellectual property infringement may be able to obtain injunctive or other equitable relief that could effectively block our ability to develop and sell our products.
      On September 9, 2004, BIS Advanced Software Systems, Ltd. (“BIS”) filed an action against us in the United States District Court for the District of Massachusetts claiming patent infringement. Damages are sought in an unspecified amount. In the lawsuit, BIS alleges that we are infringing United States Patent No. 6,401,239 entitled “System and Method for Quick Downloading of Electronic Files.” We filed an Answer and Counterclaims on December 22, 2004. We believe this claim has no merit, and we intend to defend the action vigorously.
      On August 5, 2004, Compression Labs, Inc. filed an action against us in the United States District Court for the Eastern District of Texas claiming patent infringement. Damages are sought in an unspecified amount. In the lawsuit, Compression Labs alleges that we are infringing United States Patent No. 4,698,672 entitled “Coding System for Reducing Redundancy.” We believe this claim has no merit, and we intend to defend the action vigorously.
      On July 15, 2003, Elliott Davis (“Davis”) filed an action against SpeechWorks in the United States District Court for the Western District for New York (Buffalo) claiming patent infringement. Damages are sought in an unspecified amount. In addition, on November 26, 2003, Davis filed an action against ScanSoft in the United States District Court for the Western District for New York (Buffalo) also claiming patent infringement. Damages are sought in an unspecified amount. SpeechWorks filed an Answer and Counterclaim to Davis’s Complaint in its case on August 25, 2003 and ScanSoft filed an Answer and Counterclaim to Davis’s Complaint in its case on December 22, 2003. We believe these claims have no merit, and we intend to defend the actions vigorously.
      On November 27, 2002, AllVoice Computing plc filed an action against us in the United States District Court for the Southern District of Texas claiming patent infringement. In the lawsuit, AllVoice alleges that we are infringing United States Patent No. 5,799,273 entitled “Automated Proofreading Using Interface Linking Recognized Words to their Audio Data While Text is Being Changed” (the “‘273 Patent”). The ‘273 Patent generally discloses techniques for manipulating audio data associated with text generated by a speech recognition engine. Although we have several products in the speech recognition technology field, we believe that our products do not infringe the ‘273 Patent because, in addition to other defenses, they do not use the claimed techniques. Damages are sought in an unspecified amount. We filed an Answer on December 23, 2002. On January 4, 2005, the case was transferred to a new judge of the United States District Court for the Southern District of Texas for administrative reasons. The new judge placed the action on an accelerated track and set a trial date for later this year. We believe that we have meritorious defenses and intend to defend ourselves vigorously.
      We believe that the final outcome of the current litigation matters described above will not have a significant adverse effect on our financial position and results of operations. However, even if our defense is successful, the litigation could require significant management time and could be costly. Should we not prevail in these litigation matters, we may be unable to sell and/or license certain of our technologies we consider to be proprietary, and our operating results, financial position and cash flows could be adversely impacted.

Our software products may have bugs, which could result in delayed or lost revenue, expensive correction, liability to our clients and claims against us.
      Complex software products such as ours may contain errors, defects or bugs. Defects in the solutions or products that we develop and sell to our customers could require expensive corrections and result in delayed or lost revenue, adverse client reaction and negative publicity about us or our products and services. Customers who are not satisfied with any of our products may also bring claims against us for damages, which, even if unsuccessful, would likely be time-consuming to defend, and could result in costly litigation and payment of damages. Such claims could harm our reputation, financial results and competitive position.
Risks Related to ScanSoft’s Corporate Structure, Organization and Common Stock

The holdings of our two largest stockholders may enable them to influence matters requiring stockholder approval.
      On March 19, 2004, Warburg Pincus, a global private equity firm, agreed to purchase all outstanding shares of our stock held by Xerox Corporation for approximately $80 million. As of April 30, 2005, Warburg Pincus beneficially owned approximately 16.6% of our outstanding common stock, including warrants exercisable for up to 3,025,732 shares of our common stock and 3,562,238 shares of our outstanding Series B Preferred Stock, each of which is convertible into one share of our common stock. On May 5, 2005, ScanSoft entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Warburg Pincus pursuant to which Warburg Pincus agreed to purchase and ScanSoft agreed to sell an aggregate of 3,537,736 shares of ScanSoft common stock for an aggregate purchase price of $15,000,000.64, and warrants to purchase an aggregate of 863,236 shares of ScanSoft common stock for an aggregate purchase price of $107,904.50. On May 9, 2005, the sale of the shares and the warrants pursuant to the Securities Purchase Agreement was completed. In a separate transaction, ScanSoft also entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Warburg Pincus pursuant to which Warburg Pincus agreed to purchase and ScanSoft agreed to sell an aggregate of 14,150,943 shares of ScanSoft common stock for an aggregate purchase price of $59,999,998.32 and warrants to purchase an aggregate of 3,177,570 shares of ScanSoft common stock. The closing of the Stock Purchase Agreement is conditioned upon, among other things, the simultaneous closing of the Nuance merger and stockholder approval. Wellington Management Co., LLP (“Wellington”) is our second largest stockholder, owning approximately 10.14% of our common stock as of April 30, 2005. Because of their large holdings of our capital stock relative to other stockholders, Warburg Pincus and Wellington, acting individually or together, have a strong influence over matters requiring approval by our stockholders.

The market price of our common stock has been and may continue to be subject to wide fluctuations.
      Our stock price historically has been and may continue to be volatile. Various factors contribute to the volatility of our stock price, including, for example, quarterly variations in our financial results, new product introductions by us or our competitors and general economic and market conditions. While we cannot predict the individual effect that these factors may have on the market price of our common stock, these factors, either individually or in the aggregate, could result in significant volatility in our stock price during any given period of time. Moreover, companies that have experienced volatility in the market price of their stock often are subject to securities class action litigation. If we were the subject of such litigation, it could result in substantial costs and divert management’s attention and resources.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.
      Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new regulations promulgated by the Securities and Exchange Commission and Nasdaq National Market rules, are resulting in increased general and administrative expenses for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies, our business may be harmed.

We have implemented anti-takeover provisions, which could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.
      Provisions of our certificate of incorporation, bylaws and Delaware law, as well as other organizational documents could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	a preferred shares rights agreement;

•	authorized “blank check” preferred stock;

•	prohibiting cumulative voting in the election of directors;

•	limiting the ability of stockholders to call special meetings of stockholders;

•	requiring all stockholder actions to be taken at meetings of our stockholders; and

•	establishing advance notice requirements for nominations of directors and for stockholder proposals.
Risks Related to Nuance

Our ability to accurately forecast our quarterly sales is limited, most of our short term costs are relatively fixed, certain of our costs are difficult to predict, and we expect our business to be affected by seasonality. As a result, our quarterly operating results are likely to fluctuate.
      Our quarterly operating results have varied significantly in the past, and we expect that they will vary significantly from quarter to quarter in the future. As a result, our quarterly operating results are difficult to predict. These quarterly variations are caused by a number of factors, including the following:

•	delays or cancellations in expected orders by customers due to concerns about product or technical support continuation following the close of the merger;

•	changes or projected changes in United States or international economic and political conditions;

•	delays or cancellations in expected orders by customers who are reducing or deferring spending or adjusting project plans;

•	delays in orders due to the complex nature of large telephony systems and the associated implementation projects;

•	timing of product deployments and completion of project phases, particularly for large orders and large solution projects;

•	delays in recognition of revenue for sales transactions completed but not earned, as required by applicable accounting principles;

•	our ability to develop, introduce, ship and support new and/or enhanced products, such as new versions of our software platform and applications, that respond to changing technology trends in a timely manner;

•	our ability to manage product transitions;

•	rate of market adoption for speech technology and our products, such as our software platform and applications;

•	changes in our selling model, including focus of certain sales representatives on direct sales to end user customers and the resulting potential for channel conflict;

•	unexpected customer non-renewal of maintenance contracts or lower renewal instances than anticipated;

•	delays in the negotiation and documentation of orders, particularly large orders and orders from large companies;

•	expenses incurred in defending and settling litigation, which are difficult to predict and manage;

•	changes in the amount, and the timing of our expenses;

•	expenses incurred in responding to new corporate governance requirements, particularly those relating to the testing of internal controls; and

•	the utilization rate of our professional services personnel, which is dependent upon acquisition of new projects as large scale, multi-quarter projects near completion.
      Due in part to these factors, and because the market for certain of our software is relatively new and rapidly changing, and our business model is evolving, our ability to accurately forecast our quarterly sales is limited. In addition, most of our costs are relatively fixed in the short term, even though we endeavor to manage these costs.
      We do not know whether our business will grow at a rate necessary to absorb our expenses. If we have a shortfall in revenue in relation to our expenses, we may be unable to reduce our expenses quickly enough to avoid lower quarterly operating results. As a result, our quarterly operating results could fluctuate significantly and unexpectedly from quarter to quarter.
      We also expect to experience seasonality in the sales of our products. For example, we anticipate that sales may be lower in the first and third quarters of each year due to patterns in the capital budgeting and purchasing cycles of our current and prospective customers. We also expect that sales may decline during summer months. These seasonal variations in our sales are likely to lead to fluctuations in our quarterly operating results. Nevertheless, it is difficult for us to evaluate the degree to which this seasonality may affect our business.
      In addition, sales of our products and related services may decline due to customer concerns regarding the ongoing availability of our products and technical support following the merger.

We depend on a limited number of orders for a substantial portion of our revenue during any given quarter. The loss or delay of a significant order could substantially reduce our revenue in any given period and harm our business.
      Historically we have derived a significant portion of our revenue in each quarter from a limited number of direct and indirect customers. We expect that a small number of customers with significant orders for software products and professional services will continue to account for a substantial portion of our revenue in any given quarter. Generally, customers who make significant purchases from us are not expected to make subsequent, equally large purchases in the short term. Therefore we must attract new customers or new significant orders from other customers in order to maintain or increase our revenues in future quarters. If we experience delays or cancellations of orders from a major customer, if an anticipated sale is not made or is deferred, if our professional services team does not complete work on large projects ratably over one or more quarters, or if we fail to regularly obtain major new customers, our revenue in a given quarter could be impacted negatively and our business could be harmed.

Historically we have depended upon third-party resellers for a significant portion of our sales. The loss of key third-party resellers, or a decline in third-party resellers’ resale of our products and services, could limit our ability to sustain and grow our revenue.
      The percentage of our revenue obtained through indirect sales was 50% for the three months ended March 31, 2005. Although this percentage may decrease in the future, we intend to continue to rely on third-party resellers for a significant portion of our future sales. As a result, our revenues are dependent upon the viability and financial stability of our third-party resellers, as well as upon their continued interest and success in selling our products. In addition, some of our third-party resellers are thinly capitalized or otherwise experiencing financial difficulties. The loss of a significant third-party reseller or our failure to develop new and viable third-party reseller relationships could limit our ability to sustain and grow our revenue. Furthermore, expansion or changes in the focus of our internal sales force, in an effort to increase third-party reseller sales or replace the loss of a significant third-party reseller, could require increased management attention and higher expenditures.
      Our contracts with third-party resellers do not require a third-party reseller to purchase our products or services. In fact, many of our third-party resellers also offer the products of some of our competitors. We cannot guarantee that any of our third-party resellers will continue to market our products or devote significant resources to doing so. Additionally, our resellers may have concerns regarding the ongoing availability of our products and technical support following the merger, and, as a result, our resellers may choose to purchase the products of our competitors. In addition, although we are actively working to manage potential channel conflicts and maintain strong third-party reseller relationships, certain third-party reseller relationships likely have been adversely affected by the introduction of our own platform product or our direct sales activities, which may have an unfavorable impact on revenue from certain third-party resellers. Furthermore, we will, from time to time, terminate or adjust some of our relationships with third-party resellers in order to address changing market conditions, adapt such relationships to our business strategy, resolve disputes, or for other reasons. Any such termination or adjustment could have a negative impact on our relationships with third-party resellers and our business, and result in decreased sales through third-party resellers or threatened or actual litigation. If our third-party resellers do not successfully market and sell our products or services for these or any other reasons, our sales could be adversely affected and our revenue could decline. In addition, our third-party resellers possess confidential information concerning our products and services, product release schedules and sales, marketing and third-party reseller operations. Although we have nondisclosure agreements with our third-party resellers, we cannot guarantee that any third-party reseller would not use our confidential information to compete with us.

Speech software products and services generally, and our products and services in particular, may not achieve widespread acceptance, which could require us to modify our sales and marketing efforts and could limit our ability to successfully grow our business.
      The market for speech software products remains immature and is rapidly changing. In addition, some of our products are relatively new to the market. Our ability to increase revenue in the future depends on the acceptance by our customers, third-party resellers and end users of speech software solutions generally and our products and services in particular. The adoption of speech software products could be hindered by the perceived costs of licensing and deploying such products, as well as by the perceived deployment time and risks of this relatively new technology. Furthermore, enterprises that have invested substantial resources in existing call centers or touch-tone-based systems may be reluctant to replace their current systems with new products. Accordingly, in order to achieve commercial acceptance, we may have to educate prospective customers, including large, established enterprises and telecommunications companies, about the uses and benefits of speech software in general and our products in particular. We may also need to modify or increase our sales and marketing efforts, or adopt new marketing strategies, to achieve such education. If these efforts fail, prove excessively costly or unmanageable, or if speech software generally does not continue to achieve commercial acceptance, our business would be harmed.

      The continued development of the market for our products will depend upon the following factors, among others:

•	acceptance by businesses of the benefits of speech technology;

•	widespread and successful deployment of speech software applications;

•	end-user demand for services and solutions having a voice user interface;

•	demand for new uses and applications of speech software technology, including adoption of voice user interfaces by companies that operate web-based and touch tone IVR self service solutions;

•	adoption of industry standards for speech software and related technologies; and

•	continuing improvements in hardware and telephony technology that may reduce the costs and deployment time of speech software solutions.

Our products and services can have a long sales and implementation cycle and, as a result, our quarterly revenues and operating results may fluctuate.
      The sales cycles for our products have typically ranged from three to twelve months, depending on the size of the order and complexity of its terms, the amount of services we are providing, and whether the sale is made directly by us or indirectly through a third-party reseller.
      Speech products often require a significant expenditure by a customer. Accordingly, a customer’s decision to purchase our products and services typically requires a lengthy pre-purchase evaluation. We may spend significant time educating and providing information to prospective customers regarding the use and benefits of our products and services. During this evaluation period, we may expend substantial sales, technical, marketing and management resources in such efforts. Because of the length of the evaluation period, we are likely to experience a delay, occasionally significant, between the time we incur these expenditures and the time we generate revenues, if any, from such expenditures. Furthermore, such expenditures frequently do not result in a sale of our products. These factors may be complicated due to customer concerns regarding the ongoing availability of our products and technical support following the merger.
      After purchase by a customer, it may take time and resources to complete any services we are providing and to integrate our software with the customer’s existing systems. If we are performing services that are essential to the functionality of the software in connection with its implementation, we recognize license and service revenues based on the percentage of services completed, using contract accounting. In cases where the contract specifies milestones or acceptance criteria, we may not be able to recognize either license or service revenue until these conditions are met. We have in the past experienced, and may in the future experience, such delays in recognizing revenue. Consequently, the length of our sales and implementation cycles, the deployment process for our products, and the terms and conditions of our license and service arrangements often make it difficult to predict the quarter in which revenue recognition may occur and may cause license and service revenue and our operating results to vary significantly from quarter to quarter.

Our current and potential competitors, some of whom have greater resources and experience than we have, may market or develop products, services or technologies that may cause demand for, and the prices of, our products to decline.
      A number of companies have developed, or are expected to develop, products that compete with our products. Competitors with respect to speech technologies include IBM and Microsoft. Competitors like IBM and Microsoft may leverage their existing business relationships with customers to induce the customers to use their speech products and services. With respect to our software platform, there are many vendors, including some of our third-party resellers and channel partners, who market and sell competing platforms for voice systems. We expect additional competition from other companies in the platform market. We also have competition in the professional services market, including for applications. Our competitors may combine with each other, and other companies may enter our markets, including by acquiring or entering into strategic relationships with our competitors. For example, IBM and Cisco Systems recently announce such a strategic relationship. Current and potential competitors may have established, or may establish, cooperative relationships among themselves or with third parties to increase the abilities of their advanced speech and language technology products, platforms and applications to address the needs of our prospective customers.
      Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, product development and marketing resources, greater name recognition and larger customer bases than we do. Our present or future competitors may be able to develop products comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources than we do to the development, promotion and sale of speech products. Accordingly, we may not be able to compete effectively in our markets, competition may intensify and future competition may cause us to reduce prices or may otherwise harm our business.

Use of our products may infringe the intellectual property rights of others. Intellectual property infringement claims against our customers or us could be costly to us. Such claims could also slow our sales cycle or market adoption of our products.
      The software industry in general, and the field of speech and voice technologies in particular, is characterized by the existence of a significant number of patents. Litigation and threats of litigation based on allegations of patent infringement and the violation of intellectual property rights are common in software markets and appear to be increasing. Although we attempt to avoid infringing known proprietary rights of third parties, we do not engage in affirmative efforts to attempt to familiarize ourselves with such third-party rights, principally due to the costs that would be involved in such activities. We may be subject to claims and legal proceedings for alleged infringement, either by us or our customers, of third-party proprietary rights, such as patents, trade secrets, trademarks or copyrights. In addition, former employers of our employees may assert that these employees have improperly disclosed confidential or proprietary information to us.
      We typically indemnify our customers from claims against them by third parties that our products infringe such third parties’ intellectual property rights. Any claims relating to the infringement of third-party proprietary rights, even if not successful or meritorious, could result in costly litigation, divert management’s attention from our business and require us and our customers to enter into royalty or license agreements that are costly and otherwise disadvantageous to us. Any such claims could also require us to defend our customer against the claim and indemnify our customer for its damages resulting from such claim. Any of these effects could have a material adverse effect on our business and results of operations. Further, parties making these claims may be able to obtain injunctions, preventing us from selling our products. These types of claims could also slow our sales cycle and/or market adoption generally with respect to the affected product, which could harm our business. We have recently been sued for patent infringement, and although we settled this case for less than the cost of taking it through trial, the defense of the matter was quite costly. We may be increasingly subject to infringement claims as the number and features of our products grow, we extend our speech application business and the speech market grows.
      We understand that holders of a substantial number of patents have alleged that certain of their patents cover a wide range of automated services in the call center and computer telephony areas. We believe that one of such patent holders has sent letters to many providers of such automated services, including some of our customers, suggesting that a license under its portfolio is required in order to provide such automated services. This holder has also sued a number of such entities, alleging patent infringement. A number of the entities against which this holder has made such claims have entered into license agreements with respect to the holder’s patents. Recently, one of our customers notified us that one of such holders has claimed that the customer’s call center operations, which utilize our products, infringe one or more claims of the holder’s patents, and has made a related indemnity claim against us. It is possible that one or more of our other customers, in response to an infringement claim by any of such patent holders, might assert indemnity rights against us, whether or not meritorious. It is also possible that one or more of such patent holders might make a claim against us directly, whether or not meritorious. The costs associated with resolving any such disputes, regardless of the legal outcome, could be substantial and could materially and adversely affect our operating results.

We have a history of losses. We expect to continue to incur losses in the near term, and we may not achieve or maintain profitability.
      We have incurred losses aggregating approximately $289 million since our inception, including a net loss of approximately $4.6 million for the three months ended March 31, 2005. We expect to continue to spend significant amounts to develop and enhance our products, services and technologies and to enhance our delivery capabilities. As a result, we will need to generate increasing revenue to achieve profitability. No assurance can be given that we will be able to grow our revenue. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. No assurances can be given that we will be profitable or have positive cash flow at any time in the future.

Sales to customers outside the United States have historically accounted for a significant portion of our revenue, exposing us to risks inherent in international operations.
      International sales represented approximately 41% of our total revenue for the three months ended March 31, 2005. We anticipate that revenue from markets outside the United States will continue to represent a significant portion of our total revenue for the foreseeable future. We are subject to a variety of risks associated with conducting business internationally, any of which could harm our business. These risks include the following:

•	difficulties and costs of staffing and managing foreign operations;

•	the difficulty in establishing and maintaining an effective international third-party reseller network;

•	the burden of complying with a wide variety of foreign laws, particularly with respect to tax, intellectual property and license requirements;

•	longer sales and payment cycles than we experience in the United States;

•	political and economic instability outside the United States;

•	import or export licensing and product certification requirements;

•	tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by the United States or foreign countries;

•	potential adverse tax consequences, including higher marginal rates and withholding taxes;

•	the impact of foreign exchange translations on the expense of our foreign operations; and

•	a limited ability, and significant costs, to enforce agreements, intellectual property rights and other rights in most foreign countries.

Our stock price may be volatile due to many factors, some of which are outside of our control.
      Since our initial public offering in April 2000, our stock price has been extremely volatile. During that time, the stock market in general, and The NASDAQ National Market and the securities of technology companies in particular, have experienced extreme price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of individual companies. The following factors, among others, could cause our stock price to fluctuate:

•	actual or anticipated variations in ScanSoft’s operating results or announcements by ScanSoft;

•	concerns regarding the ability of us and ScanSoft to bring the merger to a close;

•	actual or anticipated variations in operating results;

•	announcements of operating results and business conditions by our customers, suppliers or competitors;

•	announcements by our competitors relating to new customers, technological innovations or new products or services;

•	announcements by us of new products and/or shifts in business focus or sales and distribution models;

•	material increases in our capital expenditures, including for infrastructure and information technology;

•	economic developments in our industry as a whole;

•	general market and economic conditions; and

•	general decline and other changes in information technology and capital spending plans.
      Broad market fluctuations may materially and adversely affect our stock price, regardless of our operating results. Furthermore, our stock price may fluctuate due to variations in our operating results.

Any defects in, or other problems with, our products could harm our business and result in claims against us.
      Complex software products such as ours may contain errors, defects and bugs (collectively, “errors”). During the development of any product, we may discover errors. As a result, our products may take longer than expected to develop. In addition, we may discover that remedies for errors may be technologically unfeasible. Delivery of products with undetected errors, or reliability, quality or compatibility problems, could damage our reputation. The existence of errors, or reliability, quality or compatibility problems, could also cause interruptions, delays or cessations of sales to our customers. We could, as well, be required to expend significant capital and other resources to remedy these problems. In addition, customers whose businesses are disrupted by these errors, or reliability, quality or compatibility problems, could bring claims against us, the defense of which, even if successful, would likely be time-consuming and costly for us.
      Furthermore, if any such defense was not successful, we might be obligated to pay substantial damages, which could materially and adversely affect our operating results.

If we are unable to effectively manage our operations and resources in accordance with market and economic conditions, our business could be harmed.
      Our operations have changed significantly over time, due in part to volatility in our business, and may continue to change in the future. We have experienced significant growth in personnel in the past. However, between April 2001 and September 2004, in five separate restructuring actions, we reduced our workforce by approximately 42%. We may be required to expand or contract our business operations in the future to adapt to the market environment, and as a result may need to expand or contract our management, operational, sales, marketing, financial, engineering or other human resources, as well as management information systems and controls, to align with and support any such growth or contraction. Our failure to successfully manage these types of changes would place a substantial burden on our business, our operations and our management team, and could negatively impact sales, customer relationships and other aspects of our business.

We could be adversely impacted by the need for an increase in our restructuring accrual for our Pacific Shores facility.
      Our restructuring accrual is represented by a lease loss created by our decision not to occupy our leased Pacific Shores facility. We added $19.2 million to that restructuring accrual in the third quarter of 2004. The accrual assumptions for such loss are based upon estimates of real estate market conditions and values. These market conditions are subject to wide fluctuations, and market values may not improve or may decline further, which could require an additional restructuring accrual. We have attempted to sublease the Pacific Shores facility, but, to date, have not been successful in those efforts. There can be no assurances that we will be able to sublease the facility at a lease rate approximating our estimate of its lease value, or at all. If we are unable to sublease the facility, we will have to record an additional restructuring charge of up to $22 million, which represents the sublease income we have estimated we may receive over the remaining life of the lease of approximately eight years.

We rely on the services of our key personnel, whose knowledge of our business and technical expertise would be difficult to replace.
      We rely upon the continued service and performance of a relatively small number of key technical and senior management personnel. Our future success will be impacted by our ability to retain these key employees. We cannot guarantee that we will be able to retain all our key employees, particularly given the uncertainties perceived by such employees as a result of the impending merger. Other than Charles Berger, our President and Chief Executive Officer and one senior sales employee, none of our key technical or senior management personnel have employment agreements with us, and, as a result, they may leave with little or no prior notice. If we lose any of our key technical and senior management personnel, replacing them could be difficult and costly. If we are not able to successfully and rapidly replace such personnel, our business could be materially harmed. We do not have life insurance policies covering any of our key employees.

Our failure to successfully respond to and manage rapid change in the market for speech software could cause us to lose revenue and harm our business. It is essential that we continue to develop new products that achieve commercial acceptance.
      The speech software industry remains immature and is rapidly changing. Our future success will depend substantially upon our ability to enhance our existing products and to develop and introduce, on a timely and cost-effective basis, new products, services and features that meet changing third-party reseller and end-user requirements and incorporate technological advancements, such as products that speed deployment and accelerate customers’ return on investment, as well as achieve commercial acceptance. Commercial acceptance of new products and technologies we may introduce will depend on, among other things, the ability of our services, products and technologies to meet and adapt to the needs of our target markets; the performance and price of our products and services and our competitors’ products and services; and our ability to deliver speech solutions, customer service and professional services directly and through our third-party resellers. If we are unable to develop or deploy new products and enhance functionalities or technologies to adapt to these changes, we may be unable to retain existing customers or attract new customers, which could materially harm our business. In addition, as we develop new products, sales of existing products may decrease. If we are unable to offset a decline in revenue from existing products with sales of new products, our business would be adversely affected.

Speech products are not 100% accurate, and we could be subject to claims related to the performance of our products. Any claims, whether successful or unsuccessful, could result in significant costs and could damage our reputation.
      Speech recognition natural language understanding and authentication technologies, including our own, are not accurate in every instance. Our customers, including several financial institutions, use our products to provide important services to their customers, including transferring funds to and from accounts, and buying and selling securities. Any misrecognition of voice commands or incorrect authentication of a user’s voice in connection with these financial or other transactions could result in claims against our customers or us for losses incurred. Although our contracts usually contain provisions designed to limit our exposure to such liability claims, a claim brought against us based on misrecognition or incorrect authentication, even if unsuccessful, could be time-consuming, divert management’s attention from our business operations, result in costly litigation and harm our reputation. If any such claim is successful, we could be exposed to an award of substantial damages and our reputation could be harmed greatly. Moreover, existing or future laws or unfavorable judicial decisions could limit the enforceability of limitations of liability, disclaimers of warranty or other protective provisions contained in many, but not all of, our contracts.

We may incur a variety of costs to engage in future acquisitions of companies, products or technologies, and the anticipated benefits of those acquisitions may never be realized.
      As a part of our business strategy, we may make acquisitions of, or significant investments in, complementary companies, products or technologies. For instance, in November 2000 we acquired SpeechFront, a Canadian company. In February 2001, we acquired certain non-exclusive intellectual property rights from a third-party. For the year ended December 31, 2001, we performed an impairment analysis and determined that our asset related to the SpeechFront acquisition was impaired and the asset was subsequently written down to its estimated fair value. Any future acquisitions of companies or technologies would be accompanied by risks such as:

•	difficulties in assimilating the operations, personnel and technologies of acquired companies;

•	diversion of our management’s attention from ongoing business concerns;

•	our potential inability to maximize our financial and strategic position through the successful incorporation of acquired technology and rights into our products and services;

•	additional expense associated with impairments of acquired assets, such as goodwill or acquired workforce;

•	increases in the risk of claims against us, related to the intellectual property or other activities of the businesses we acquire;

•	maintenance of uniform standards, controls, procedures and policies; and

•	impairment of existing relationships with employees, suppliers and customers as a result of the integration of new management personnel.
      We cannot guarantee that we will be able to successfully integrate any business, products or technologies, or related personnel, that we might acquire in the future. Our inability to integrate successfully any business, products, technologies or personnel we may acquire in the future could materially harm our business.

We are exposed to the liquidity problems of our customers. We may have difficulty collecting amounts owed to us.
      Certain of our customers and third-party resellers have experienced, and may in the future experience, credit-related issues. We perform ongoing credit evaluations of customers, but do not require collateral. We grant payment terms to most customers ranging from 30 to 90 days. However, in some instances we may provide longer payment terms. Should more customers than we anticipate experience liquidity issues, or if payment is not received on a timely basis, we may have difficulty collecting amounts owed to us by such customers, particularly those located outside the United Sates, and our business, operating results and financial condition could be adversely impacted.

Due to changed requirements relating to accounting treatment for employee stock options, we may choose or be required to change our business practices.
      We currently account for the issuance of stock options under APB No. 25, “Accounting for Stock Issued to Employees.” The Financial Accounting Standards Board now requires companies to include, effective for the first quarter of fiscal 2006, ending March 31, 2006, a compensation expense in their statement of operations relating to the issuance of employee stock options. As a result, we could decide to decrease the number of employee stock options that we would grant. This could affect our ability to retain existing employees or to attract qualified candidates for open positions, and we may have to increase the cash compensation we would have to pay to them. Issuing a number of stock options comparable to the number we have issued in the past to new or existing employees would adversely impact our results of operations under the new accounting requirements, once they take effect.

International sales opportunities may require us to develop localized versions of our products. If we are unable to do so timely, our ability to grow our international revenue and execute our international business strategy will be adversely affected.
      International sales opportunities may require investing significant resources in creating and refining different language models for particular languages or dialects. These language models are required to create versions of our products that allow end users to speak the local language or dialect and be understood and authenticated. If we fail to develop any necessary localized versions of our products on a timely basis, our ability to address international market opportunities and to grow our international business will be adversely affected. However, even if we expend resources to develop localized versions of our products, there is no assurance that we will be able to recognize sufficient revenues from these localized versions to make them profitable.

If the industry standards we support are not adopted as the standards for speech software, customers may not use our speech software products.
      The market for speech software remains immature and emerging, and industry standards are still in a state of evolution. We may not be competitive unless our products support changing industry standards; otherwise, customers may choose not to use our speech software products. The emergence of industry standards, whether through adoption by official standards committees or widespread usage, could require costly and time-consuming redesign of our products. If these standards become widespread and our products do not support them, our customers and potential customers may not purchase our products. Multiple standards in the marketplace could also make it difficult for us to ensure that our products will support all applicable standards, which could in turn result in decreased sales of our products. Furthermore, the existence of multiple standards could chill the market for speech software in general, until a dominant standard emerges.
      Our applications, our Nuance Application Environment product and our Nuance Voice Platform software are each designed to work, in all material respects, with the recently adopted VoiceXML standard. There are currently other, similar standards in development, some of which may become more widely adopted than VoiceXML. If VoiceXML is not widely accepted by our target customers or if another competing standard were to become widely adopted, then sales of our products could decline and our business would be materially harmed. In such an event, we may find it necessary to redesign our existing products or design new products that are compatible with alternative standards that are widely adopted or that replace VoiceXML. This design or redesign could be costly and time-consuming. If a third-party proprietary technology were to become a standard, we might be precluded from developing products to conform to that standard unless we are able to enter into agreements to license the rights to develop such products. Any such license could require us to pay substantial royalties, whether upfront or based on sales of such products, which could materially adversely affect our margins for such products and, as a result, our results of operations.

Our inability to adequately protect our proprietary technology could harm our ability to compete.
      Our future success and ability to compete depends in part upon our proprietary technology and our trademarks, which we attempt to protect through reliance upon a combination of patent, copyright, trademark and trade secret laws, as well as with our confidentiality procedures and contractual provisions. These legal protections afford only limited protection, and may be time-consuming and expensive to obtain, maintain or enforce. Further, despite our efforts, we may be unable to prevent third parties from infringing or misappropriating our intellectual property or to recover adequate compensation from any such infringers.

      Although we have filed multiple U.S. patent applications, we have currently only been issued a small number of patents. There is no guarantee that we will be issued additional patents under our current or future patent applications. Any patents that are issued to us could be circumvented or challenged. If challenged, a patent might be invalidated or its claims might be substantially narrowed. Our intellectual property rights may not be adequate to provide us with a competitive advantage and, in any event, may not prevent competitors from entering the markets for our products. Additionally, our competitors could independently develop non-infringing technologies that are competitive with, equivalent to, or superior to our technology.
      Monitoring infringement and misappropriation of intellectual property can be difficult, and there is no guarantee that we would detect any infringement or misappropriation of our proprietary rights. Even if we do detect infringement or misappropriation of our proprietary rights, litigation to enforce these rights could cause us to divert financial and other resources away from our business operations. Further, we license our products internationally, and the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Our charter and bylaws and Delaware law contain provisions which may delay or prevent a change of control of Nuance.
      Our Stockholder Rights Plan, as well as provisions of our charter and bylaws, may make it more difficult for a third-party to acquire, or may discourage a third-party from attempting to acquire, control of Nuance. The plan and these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include:

•	the division of the board of directors into three separate classes;

•	the elimination of cumulative voting in the election of directors;

•	prohibitions on our stockholders acting by written consent and calling special meetings;

•	procedures for advance notification of stockholder nominations and proposals; and

•	the ability of the board of directors to alter our bylaws without stockholder approval.
      In addition, our board of directors has the authority to issue up to 5,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock, while providing flexibility in connection with possible financings or acquisitions or other corporate purposes, could have the effect of making it more difficult for a third-party to acquire a majority of our outstanding voting stock.
      We are subject to the anti-takeover provisions of the Delaware General Corporation Law, including Section 203, which may deter potential acquisition bids for our company. Under Delaware law, a corporation may opt out of Section 203. We do not presently intend to opt out of the provisions of Section 203.

Our headquarters are located near known earthquake fault zones, and the occurrence of an earthquake or other natural disaster could cause damage to our facilities and equipment, which could require us to curtail or cease operations.
      Our headquarters are located in the San Francisco Bay Area, near known earthquake fault zones, and are vulnerable to damage from earthquakes. In October 1989, a major earthquake struck this area, causing significant property damage and a number of fatalities. We are also vulnerable to damage from other types of disasters, including fire, floods, power loss, communications failures and similar events. If any disaster were to occur, our ability to operate our business at our facilities could be seriously or completely impaired.

We rely on a continuous power supply to conduct our operations, and an energy crisis could disrupt our operations and increase our expenses.
      We currently do not have backup generators or alternate sources of power in the event of a blackout, and our current insurance does not provide coverage for any damages we, or our customers, may suffer as a result of any interruption in our power supply. If blackouts interrupt our power supply, we would be temporarily unable to continue operations at our facilities. If such interruption was lengthy or occurred repeatedly, it could adversely affect our ability to conduct operations, which could damage our reputation, harm our ability to retain existing customers and to obtain new customers, and result in lost revenue, any of which could substantially harm our business and results of operations.

THE SPECIAL MEETING OF SCANSOFT STOCKHOLDERS
General
      ScanSoft is furnishing this joint proxy statement/ prospectus to ScanSoft stockholders in connection with the solicitation of proxies by the ScanSoft board of directors for use at the special meeting of ScanSoft stockholders, including any adjournment or postponement of the meeting.
Date, Time and Place
      The special meeting will be held at the ScanSoft headquarters, 1 Wayside Road, Burlington, Massachusetts 01803, on                     ,          at 11:00 a.m. Eastern time.
Purpose of the ScanSoft Special Meeting
      At the ScanSoft special meeting, including any adjournment or postponement thereof, ScanSoft stockholders will be asked:

1. To consider and vote upon a proposal to approve the issuance of shares of ScanSoft common stock in connection with a two step merger pursuant to which (i) in the first step, Nova Acquisition Corporation, a wholly owned subsidiary of ScanSoft, will merge with and into Nuance Communications, Inc., with Nuance surviving as a wholly owned subsidiary of ScanSoft and (ii) in the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly owned subsidiary of ScanSoft, as contemplated by the Agreement and Plan of Merger, dated May 9, 2005, among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance;

2. To consider and vote upon a proposal to approve the Stock Purchase Agreement, dated as of May 5, 2005, by and among ScanSoft and Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement;

3. To consider and vote upon a proposal to approve the assumption by ScanSoft of stock options outstanding under the Nuance stock option plans with an exercise price of $10.00 or less in the manner set forth in the merger agreement; and

4. To transact such other business as may properly come before the ScanSoft special meeting or any postponement or adjournment thereof.
      A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A. ScanSoft stockholders are encouraged to read the merger agreement in its entirety.
      THE MATTERS TO BE CONSIDERED AT THE SCANSOFT SPECIAL MEETING ARE OF GREAT IMPORTANCE TO SCANSOFT STOCKHOLDERS. ACCORDINGLY, SCANSOFT STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.
Record Date, Shares Entitled to Vote
      Only holders of ScanSoft common stock at the close of business on                     , the record date for the ScanSoft special meeting, are entitled to notice of and to vote at the ScanSoft special meeting. On the record date, approximately                      shares of ScanSoft common stock were issued and outstanding and there were approximately                      holders of record. ScanSoft stockholders on the record date are each entitled to one vote per share of ScanSoft common stock on the proposals described above.

Voting Procedures
      You may vote in person at the ScanSoft special meeting or by proxy. ScanSoft recommends that you vote by proxy even if you plan to attend the special meeting and vote in person. You can change your vote at the ScanSoft special meeting at any time before the voting has been completed.
      ScanSoft stockholders holding shares of ScanSoft common stock directly as stockholders of record or in “street name” may direct the voting of their shares without attending the ScanSoft special meeting.
      ScanSoft stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees.
      ScanSoft stockholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the ScanSoft special meeting and mailing them in the enclosed pre-addressed postage-paid envelopes. All shares of ScanSoft common stock represented by properly executed proxies received in time for the ScanSoft special meeting and not revoked will be voted at the ScanSoft special meeting, and at any adjournment or postponement of the ScanSoft special meeting, in accordance with the instructions contained in the proxies. Properly executed proxies from ScanSoft stockholders holding shares directly as stockholders of record that do not contain voting instructions will be voted FOR the approval of the issuance of shares of ScanSoft common stock in connection with the merger, FOR the proposal to approve the Warburg Pincus financing, and FOR the proposal to approve the assumption of Nuance options as provided in the merger agreement.
      If your broker holds your shares of ScanSoft common stock for you in “street name,” you should instruct your broker to vote your shares, following the directions your broker provides to you. Most brokers have procedures for telephone or Internet voting. Check the material your broker sends you or call your account representative for more information. In the event you do not instruct your broker how to vote any shares held for you in street name, your shares will not be counted as a vote cast on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger, the proposal to approve the Warburg Pincus financing, or the proposal to approve the assumption of Nuance options as provided in the merger agreement, and will therefore have no effect on such proposals.
      ScanSoft stockholders of record may also vote in person at the special meeting by submitting their proxy cards or by filling out a ballot at the ScanSoft special meeting.
Vote Required
      Under applicable rules of the NASDAQ National Market, the issuance of shares of ScanSoft common stock in connection with the merger requires an affirmative vote of a majority of the votes cast at the ScanSoft special meeting.
      The proposal to approve the Warburg Pincus financing requires an affirmative vote of a majority of the votes cast at the ScanSoft special meeting.
      The proposal to approve the assumption of Nuance options as provided in the merger agreement requires an affirmative vote of a majority of the shares present and entitled to vote at the ScanSoft special meeting.
Quorum, Abstentions and Broker Non-Votes
      A quorum of ScanSoft stockholders is required to have a valid ScanSoft special meeting of stockholders. A majority of the shares of ScanSoft common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy at the ScanSoft special meeting in order for a quorum to be established. ScanSoft’s transfer agent will act as inspector of elections at the ScanSoft special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the ScanSoft stockholders at the special meeting. If a quorum is not present, ScanSoft expects that the ScanSoft special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the ScanSoft special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the ScanSoft special meeting.
      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. The approval of (i) the issuance of shares of ScanSoft common stock in connection with the merger, (ii) the Warburg Pincus financing, and (iii) the assumption of Nuance options as provided in the merger agreement are all considered non-routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting on these proposals.
      A “broker non-vote” occurs when a broker returns a signed and dated proxy but fails to vote on a proposal, such as when a broker does not have discretionary voting authority and has not received instructions from the beneficial owners of the shares. A broker will not be permitted to vote on the share issuance, the Warburg Pincus financing or the assumption of Nuance options as provided in the merger agreement without instruction from the owner of the shares of ScanSoft common stock held by that broker. Broker “non-votes” count as present for purposes of establishing a quorum described above, but will not be counted as a vote cast on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger or the proposal to approve the Warburg Pincus financing and will therefore have no effect on those proposals. Broker “non-votes” will have the effect of being cast against the proposal to approve the assumption of Nuance options as provided in the merger agreement. ScanSoft stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in “street name.”
      Abstentions will have the effect of being cast against the proposal to approve assumption of Nuance options as provided in the merger agreement, even though the stockholder so abstaining may intend a different interpretation. Abstentions will have no effect on the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger and the proposal to approve the Warburg Pincus financing.
Shares Owned and Voted by ScanSoft Directors and Executive Officers
      At the close of business on May 9, 2005, directors, executive officers and affiliates of ScanSoft owned and were entitled to vote, in the aggregate, 17,803,862 shares of ScanSoft common stock. These shares represent approximately 16% of the ScanSoft common stock outstanding as of such date (excluding options, warrants and other convertible securities).
      Each of these individuals has entered into a voting agreement with Nuance in which he or she has agreed, among other things, to vote all shares of ScanSoft common stock beneficially owned by him or her in favor of the approval of the transactions contemplated by the merger agreement, including the issuance of shares of ScanSoft common stock to Nuance stockholders in connection with the merger, the Warburg Pincus financing, and the assumption of Nuance options as provided in the merger agreement, against any other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreements, these persons have granted an irrevocable proxy to an affiliate of Nuance to vote the shares in accordance with the terms of the voting agreements.
Revoking Your Proxy
      You may revoke your proxy at any time before the proxy is voted at the ScanSoft special meeting by:

•	submitting a written notice of revocation to the corporate secretary of ScanSoft at 1 Wayside Road, Burlington, Massachusetts 01803 bearing a later date than the proxy;

•	granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the corporate secretary of ScanSoft; or

•	by attending the ScanSoft special meeting and voting in person.

      Simply attending the ScanSoft special meeting will not revoke a proxy. If you do not hold your shares of ScanSoft common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.
Solicitation of Proxies and Expenses
      ScanSoft and Nuance will share equally expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/ prospectus. ScanSoft will be responsible for any fees incurred in connection with the solicitation of proxies for the ScanSoft special meeting. In addition to solicitation by mail, the directors, officers, employees and agents of ScanSoft may solicit proxies from ScanSoft stockholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of ScanSoft stockholders generally. See the section entitled “The Merger — Interests of Certain Persons in the Merger and the Warburg Pincus Financing — Interests of ScanSoft Directors and Executive Officers in the Merger and the Warburg Pincus Financing.” Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to the beneficial owners of shares held of record by these persons, and ScanSoft will reimburse them for their reasonable out-of-pocket expenses in sending proxy materials to beneficial owners. In addition, ScanSoft has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, at an estimated cost of approximately $9,000, plus reasonable expenses.
Other Matters
      The ScanSoft board of directors is not aware of any other business to be brought before the ScanSoft special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the ScanSoft special meeting, including any proposal to adjourn the special meeting to allow ScanSoft additional time to solicit proxies in favor of the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger, the proposal to approve the Warburg Pincus financing, or the proposal to approve the assumption of Nuance options as provided in the merger agreement or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the ScanSoft shares represented by duly executed proxies in accordance with their discretion and judgment.
Recommendation of the ScanSoft Board of Directors
      After careful consideration, the ScanSoft board of directors has unanimously determined it advisable and in the best interests of ScanSoft and its stockholders that ScanSoft proceed with the merger and that the terms of the merger agreement are fair to ScanSoft and its stockholders, and unanimously recommends that you vote FOR the proposal to approve the issuance of shares of ScanSoft common stock in connection with the merger, FOR the proposal to approve the Warburg Pincus financing, and FOR the proposal to approve the assumption of Nuance options as provided in the merger agreement.
      In considering such recommendation, ScanSoft stockholders should be aware that some ScanSoft directors and officers have interests in the merger that are different from, or in addition to, those of ScanSoft stockholders generally. See the section entitled “The Merger — Interests of Certain Persons in the Merger and the Warburg Pincus Financing — Interests of ScanSoft Directors and Executive Officers in the Merger and the Warburg Pincus Financing” on page 74.

THE SPECIAL MEETING OF NUANCE STOCKHOLDERS
General
      Nuance is furnishing this joint proxy statement/ prospectus to Nuance stockholders in connection with the solicitation of proxies by the Nuance board of directors for use at the special meeting of Nuance stockholders, including any adjournment or postponement of the meeting.
Date, Time and Place
      The Nuance special meeting will be held at Nuance’s offices located at 1350 Willow Road, Menlo Park, California 94025, on                     at 8:00 am Pacific time. Nuance’s telephone number at that location is (650) 847-0000.
Purpose of the Nuance Special Meeting
      At the Nuance special meeting, including any adjournment or postponement of thereof, Nuance stockholders will be asked:

1. To consider and vote upon a proposal to adopt the merger agreement and approve the merger; and

2. To transact such other business as may properly come before the Nuance special meeting or any postponement or adjournment thereof.

      A copy of the merger agreement is attached to this joint proxy statement/ prospectus as Annex A. Nuance stockholders are encouraged to read the merger agreement in its entirety.
      THE MATTERS TO BE CONSIDERED AT THE NUANCE SPECIAL MEETING ARE OF GREAT IMPORTANCE TO NUANCE STOCKHOLDERS. ACCORDINGLY, NUANCE STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS JOINT PROXY STATEMENT/ PROSPECTUS AND THE OTHER INFORMATION INCORPORATED BY REFERENCE HEREIN, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE.
Record Date, Shares Entitled to Vote
      Only holders of Nuance common stock at the close of business                     , the record date for the Nuance special meeting, are entitled to notice of and to vote at the Nuance special meeting. On the record date, approximately                      shares of Nuance common stock, $0.001 par value per share, were issued and outstanding, and there were approximately                     holders of record. The common stock is the only security entitling its holder to vote at the Nuance special meeting.
Voting Procedures
      You may vote in person at the Nuance special meeting or by proxy. Nuance recommends that you vote by proxy even if you plan to attend the special meeting and vote in person.
      Nuance stockholders of record may submit proxies by completing, signing and dating the enclosed proxy card for the Nuance special meeting and mailing them in the enclosed pre-addressed postage-paid envelopes. All shares of Nuance common stock represented by properly executed proxies received in time for the special meeting and not revoked will be voted at the Nuance special meeting, and at any adjournment or postponement of the meeting, in accordance with the instructions contained in the proxies.
      Nuance stockholders holding shares of Nuance common stock directly as stockholders of record or in “street name” may direct the voting of their shares without attending the Nuance special meeting. Nuance stockholders may vote by granting proxies or, for shares held in street name, by submitting voting instructions to their brokers or nominees. If your broker holds your shares of Nuance common stock for you in “street name,” you should instruct your broker to vote your shares, following the directions your broker provides to you.
      Nuance stockholders of record may also vote in person at the Nuance special meeting by submitting their proxy cards or by completing a ballot at the Nuance special meeting.
Quorum, Abstentions and Broker Non-Votes
      The required quorum for the transaction of business at the Nuance special meeting is attendance at the meeting, in person or by proxy, of holders of a majority of the common stock issued and outstanding and entitled to vote thereat on the record date. Nuance’ transfer agent will act as inspector of elections at the special meeting and will ascertain whether a quorum is present, tabulate the votes and determine the voting results on all matters presented to the Nuance stockholders at the special meeting. If a quorum is not present, Nuance expects that the Nuance special meeting will be adjourned to allow additional time to obtain additional proxies or votes, and at any subsequent reconvening of the Nuance special meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the reconvening of the Nuance special meeting. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” on a matter are treated as being present at the Nuance special meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Nuance special meeting with respect to such matter. Broker non-votes (which are described below) also will be considered to be shares present at the Nuance special meeting for purposes of a quorum.
      Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal, because (1) the broker does not receive voting instructions from the beneficial owner, and (2) the broker lacks discretionary authority to vote the shares. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters, but not on non-routine matters. The adoption of the merger agreement and the approval of the merger at the special meeting are considered non-routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the special meeting. Although abstentions and broker “non-votes” count as present for purposes of establishing a quorum as described above, they will not be voted on the proposal to adopt the merger agreement and approve the merger. Consequently, an abstention and broker non-vote will have the same effect as a vote against the proposal. Nuance stockholders are urged to return the enclosed proxy card marked to indicate their vote or to instruct their broker to vote shares held in “street name.”
Vote Required
      Each stockholder of record on the record date is entitled to one vote for each share of common stock held by such stockholder on that date. The affirmative votes cast by a majority of the outstanding shares of Nuance common stock as of the record date is required to adopt the merger agreement and approve the merger. An abstention and broker non-vote will have the same effect as a vote against the proposal. Properly executed proxies that do not contain voting instructions will be voted FOR the adoption of the merger agreement and approval of the merger.
Voting Electronically Via the Internet
      If your shares are registered in the name of a bank or brokerage, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program, which provides eligible stockholders who receive a paper copy of the proxy statement with the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form from the bank or brokerage firm will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the accompanying paper proxy card in the enclosed self-addressed, postage paid envelope.
Voting Agreements
      At the close of business on May 9, 2005, each of Nuance’s executive officers and directors and one of its significant stockholders, SRI International, has agreed to vote an aggregate of approximately 2,953,401 shares of Nuance common stock in favor of the proposal to adopt the merger agreement and approve the merger. These shares represent approximately 8% of the Nuance common stock outstanding as of the record date (not including options, warrants and other convertible securities outstanding).
      Each of these individuals has entered into a voting agreement with ScanSoft in which he, she, or it has agreed, among other things, to vote all shares of Nuance common stock beneficially owned by him or her in favor of the merger agreement and the merger, against any other acquisition proposal and against any action that would delay or prevent the merger. In connection with and in support of the voting agreements, these persons have granted an irrevocable proxy to an affiliate of ScanSoft to vote the shares in accordance with the terms of the voting agreements. See “Agreements Related to the Merger — Nuance Voting Agreements.”
Revoking Your Proxy
      You may revoke your proxy at any time before the proxy is voted at the Nuance special meeting by:

1. submitting a written notice of revocation to the corporate secretary of Nuance at 1350 Willow Road, Menlo Park, California 94025 bearing a later date than the proxy;

2. granting a duly executed proxy relating to the same shares and bearing a later date (which automatically revokes the earlier proxy) and delivering it to the corporate secretary of Nuance; or

3. by attending the Nuance special meeting and voting in person.

      Attending the Nuance special meeting will not, by itself, revoke a proxy. Please note, however, that if your shares of Nuance common stock are held of record by a broker, bank or other nominee and you wish to vote at the Nuance special meeting, you must bring to the meeting a letter from the broker, bank or other nominee, confirming your beneficial ownership of the shares of common stock to be voted. If you do not hold your shares of Nuance common stock in your own name, you may revoke a previously granted proxy by following the revocation instructions provided by the bank, broker or other party that is the registered owner of the shares.
Solicitation of Proxies and Expenses
      ScanSoft and Nuance will share equally expenses incurred in connection with the filing, printing and mailing of this joint proxy statement/ prospectus. The cost of soliciting proxies for the Nuance special meeting will be borne by Nuance. In addition to solicitation by mail, the directors, officers, employees and agents of Nuance, without additional compensation, may solicit proxies from Nuance stockholders by telephone or other electronic means or in person. Some of these individuals may have interests in the merger that are different from, or in addition to, the interests of Nuance stockholders generally. See the section entitled “The Merger — Interests of Certain Persons in the Merger and the Warburg Pincus Financing — Interests of Nuance Directors and Executive Officers in the Merger.” Following the mailing of this joint proxy statement/ prospectus, Nuance will request brokers, custodians, nominees and other record holders to forward copies of this joint proxy statement/ prospectus to persons for whom they hold shares of Nuance common stock and to request authority for the exercise of proxies. In such cases, Nuance, upon the request of the record holder, will reimburse such holder for their reasonable expenses. In addition, Nuance has retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies, at an estimated cost of approximately $7,000, plus reasonable expenses.

Other Matters
      The Nuance board of directors is not aware of any other business to be brought before the Nuance special meeting or any adjournment or postponement of the meeting. If, however, other matters are properly brought before the Nuance special meeting (including any proposal to adjourn the special meeting to allow Nuance additional time to solicit proxies in favor of the proposal to adopt the merger agreement) or an adjournment or postponement thereof, the persons appointed as proxies will have discretionary authority to vote the shares of Nuance common stock represented by duly executed proxies in accordance with their discretion and judgment.
Recommendation of the Nuance Board of Directors
      After careful consideration, the Nuance board of directors has unanimously approved the proposal described above relating to the adoption of the merger agreement and the approval of the merger, and has determined that such proposal is advisable, fair and in the best interests of Nuance and its stockholders. The Nuance board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement and approve the merger.
      In considering such recommendation, Nuance stockholders should be aware that some Nuance directors and officers have interests in the merger that are different from, or in addition to, those of Nuance stockholders generally. See the section entitled “The Merger — Interests of Certain Persons in the Merger and the Warburg Pincus Financing — Interests of Nuance Directors and Executive Officers in the Merger.”

THE MERGER
      The following is a description of the material aspects of the proposed merger and related transactions. The following description may not contain all of the information that is important to you. You should read this entire joint proxy statement/ prospectus, including the section entitled “Agreements Related to the Merger,” and the other documents we refer to, carefully for a more complete understanding of the merger and the related transactions.
Background of the Merger
      Both ScanSoft and Nuance regularly evaluate strategic opportunities, including potential mergers with other companies, acquisitions of other companies or assets, and licensing, marketing and development alliances.
      From time to time, during the period from late 2002 until the second half of 2004, representatives of ScanSoft attempted to engage Nuance in discussions regarding a potential strategic transaction between the companies. While representatives of both companies spoke periodically, no significant discussions materialized during that period.
      During the second half of 2004 and early 2005, Paul Ricci, Chairman and Chief Executive Officer of ScanSoft, and Charles Berger, Chief Executive Officer of Nuance, met on several occasions, in person and by telephone, at the request of Mr. Ricci. During these meetings, Mr. Ricci raised the possibility of a business combination between ScanSoft and Nuance. Mr. Berger and Mr. Ricci reported on these inquiries at regular meetings of the Nuance and ScanSoft boards of directors, respectively. During this same period, William Janeway, a member of the ScanSoft board of directors, and Alan Herzig, a member of the Nuance board of directors, met on several occasions, in person and by telephone, at the request of Mr. Janeway, during which Mr. Janeway raised the possibility of a business combination between ScanSoft and Nuance. After a January 17, 2005 meeting, Messrs. Ricci and Berger agreed that ScanSoft and Nuance would not engage in discussions concerning a business combination until, at the earliest, the financial results for the quarter ended December 31, 2004, for both ScanSoft and Nuance, were available. In all of these meetings, the Nuance representative indicated that Nuance was not presently interested in pursuing a sale of Nuance.
      On February 23, 2005, during a conversation with Mr. Berger, a representative of a third party (referred to as the “other party” for purposes of this section of this joint proxy statement/ prospectus) raised the possibility of a business combination between the other party and Nuance, at which time, Mr. Berger replied that Nuance was not presently interested in pursuing a sale of Nuance.
      On February 28, 2005, the ScanSoft board of directors held a special meeting to discuss a possible business combination with Nuance and consider: (1) the strategic benefits of the transaction; (2) detailed financial analyses and other information with respect to the companies presented by Thomas Weisel Partners, ScanSoft’s financial advisor; (3) the financing alternatives available to ScanSoft in order to consummate the transaction; and (4) the impact of the transaction on ScanSoft and its stockholders. Following this meeting, Mr. Ricci sent a letter, dated February 28, 2005, to Mr. Berger outlining a proposal whereby ScanSoft would acquire, through a merger, all of the outstanding stock of Nuance for a purchase price of $5.25 per share, consisting of a combination of cash and common stock of ScanSoft.
      On February 28, 2005, Mr. Berger circulated a copy of the February 28, 2005 ScanSoft letter to each member of the Nuance board, Nuance’s legal counsel and Nuance’s financial advisor, Credit Suisse First Boston, which Nuance engaged for the potential transaction.
      Between February 28, 2005 and March 3, 2005, members of the ScanSoft board of directors and ScanSoft’s external advisors contacted certain members of Nuance’s board of directors and discussed the strategic benefits of a proposed merger of ScanSoft and Nuance.
      On March 1, 2005, Mr. Ricci and Mr. Berger discussed the proposal by ScanSoft for the merger of ScanSoft and Nuance and appropriate next steps for ScanSoft and Nuance.

      On March 3, 2005, the Nuance board of directors held a regular meeting, at which it reviewed with Nuance’s financial and legal advisors the terms proposed by ScanSoft for a merger of ScanSoft and Nuance. The Nuance board of directors resolved to give full evaluation to the proposal by ScanSoft, and directed Nuance’s management to continue discussions with ScanSoft and to consider further Nuance’s prospects as an independent company and its strategic alternatives, including other possible business combinations. The Nuance board of directors also instructed Nuance’s management to contact the other party to ascertain whether it remained interested in a business combination with Nuance.
      After the March 3, 2005 meeting of the Nuance board of directors, Mr. Berger contacted Mr. Ricci, indicating that Nuance would be open to discussing a potential business combination. Also on March 3, 2005, Mr. Berger telephoned a representative of the other party to determine whether the other party remained interested in a potential acquisition of Nuance.
      On March 4, 2005, Mr. Berger called Mr. Ricci to discuss the timing of a potential business combination and the process under which Nuance would evaluate ScanSoft’s proposal, which Mr. Berger and Mr. Ricci agreed would include a meeting between the managements of Nuance and ScanSoft and a presentation by Mr. Ricci to the Nuance board of directors.
      On March 7, 2005, Mr. Ricci telephoned Mr. Berger to set the dates for the meeting between the managements of Nuance and ScanSoft and the presentation by Mr. Ricci to the Nuance board of directors.
      On March 11, 2005, representatives of Credit Suisse First Boston contacted two additional third parties to determine whether either one of them would be interested in a potential acquisition of Nuance. Each of these third parties subsequently confirmed to Credit Suisse First Boston, in late March and early April, that it would not be interested in an acquisition of Nuance at that time.
      On March 14, 2005, the Nuance board of directors held a special meeting, at which it reviewed with Nuance’s financial advisors the proposed terms of a merger of ScanSoft and Nuance, Nuance’s prospects as an independent company, and Nuance’s present strategic alternatives. Mr. Berger reported to the Nuance board about his separate discussions with ScanSoft and the other party. The Nuance board of directors resolved to have Nuance conduct a due diligence review of ScanSoft and its business, and directed Nuance’s management to consider further Nuance’s strategic alternatives, including a possible business combination with the other party and other third parties, and report back to the Nuance board of directors concerning those alternatives.
      On March 14, 2005, Mr. Ricci, members of the ScanSoft management team and representatives of Thomas Weisel Partners and Credit Suisse First Boston participated in a telephone conference call during which Mr. Ricci provided an overview of ScanSoft’s business, and certain due diligence matters were discussed by the participants.
      On March 16, 2005, the Nuance board of directors held a special meeting at which Mr. Berger presented to the Nuance board of directors an update on the proposed business combination with ScanSoft and related matters and summarized recent conversations with Mr. Ricci. Mr. Berger also summarized recent actions taken by Nuance’s management respecting Nuance’s strategic alternatives, including related discussions with the other party and additional third parties.
      On March 17, 2005, Mr. Berger and members of the Nuance management team met with representatives of the other party to discuss the strategic fit between the two companies. After the meeting, members of the Nuance management team and representatives of the other party met on a number of occasions by telephone over the course of several weeks to discuss, in further detail, a potential acquisition of Nuance by the other party.
      On March 22, 2005, Mr. Ricci and members of the ScanSoft management team met with Mr. Berger and members of the Nuance management team and representatives of Credit Suisse First Boston to discuss ScanSoft’s business and the strategic benefits of the proposed business combination.

      On March 23, 2005, the Nuance board of directors held a special meeting at which Mr. Berger presented to the Nuance board of directors an update on the proposed business combination with ScanSoft and with respect to related matters and summarized recent actions taken by Nuance’s management respecting Nuance’s strategic alternatives, including discussions with the other party.
      On March 29, 2005, Mr. Ricci and certain of ScanSoft’s advisors met with the Nuance board of directors to provide a comprehensive overview of ScanSoft’s business, the strategic benefits of the proposed business combination and ScanSoft’s vision for the combined organization. Mr. Ricci also discussed with the Nuance board of directors ScanSoft’s potential alternatives for financing the proposed transaction. Mr. Ricci then left the meeting of the Nuance board of directors and the board of directors discussed Mr. Ricci’s presentation. Following this discussion, the Nuance board of directors determined that Nuance should continue to explore a potential business combination with ScanSoft.
      On April 1, 2005, the Nuance board of directors held a special meeting, at which it discussed Nuance’s recent financial results and the status of various potential transactions, in particular the proposed merger of ScanSoft and Nuance and a potential acquisition of Nuance by the other party. At this meeting, the Nuance board of directors authorized Nuance’s management to proceed with the discussions regarding each of these potential business combinations.
      On April 7, 2005, ScanSoft and Nuance signed a mutual non-disclosure agreement to cover their strategic discussions and related confidential disclosures.
      On April 8, 2005, Mr. Berger received a letter from the other party indicating an interest to acquire Nuance. After the receipt of this letter, Mr. Berger and Nuance’s financial advisors engaged in several discussions with representatives of the other party over the course of several days. These discussions involved preliminary pricing and other general terms of an acquisition of Nuance.
      On April 8, 2005, Mr. Ricci and Mr. Berger discussed by telephone a counter-proposal by Nuance regarding price and other significant terms of the proposed merger of ScanSoft and Nuance. During the remainder of April 2005 and early May 2005, Messrs. Ricci and Berger discussed several times by telephone the general terms and conditions of the proposed merger of ScanSoft and Nuance.
      On April 11, 2005, the Nuance board of directors held a special meeting, at which it discussed the status of various potential business combinations, in particular the proposed business combinations with ScanSoft and with the other party, and authorized Nuance’s management and financial advisors to continue discussions, including the negotiation of pricing and other terms, with ScanSoft and with the other party.
      On April 12, 2005, the ScanSoft board of directors held a special meeting to discuss the proposed business combination. The board reviewed and discussed Nuance’s counter-proposal. Members of the management of ScanSoft presented the strategic rationale, projected synergies and an analysis of the financial impact of the transaction for ScanSoft and its stockholders.
      On April 19, 2005, Nuance and representatives of Credit Suisse First Boston met with ScanSoft and Thomas Weisel Partners to discuss an overview of Nuance’s business, the strategic merits and projected synergies of a business combination and appropriate follow on steps.
      On April 22, 2005, the Nuance board of directors held a special meeting, at which it discussed the status and pricing and other terms of the proposed business combinations with ScanSoft and with the other party, and determined that the proposal from ScanSoft was superior from a financial point of view. Representatives of Credit Suisse First Boston subsequently conveyed the determination of the Nuance board of directors to the other party and requested that the other party increase the value of its offer for Nuance. The other party subsequently declined to increase the value of its offer for Nuance.
      During the week of April 25, 2005, Richard Palmer, Senior Vice President of Corporate Development for ScanSoft, Doug Neilsson, Vice President, Secretary and General Counsel for Nuance, and legal counsel for each company engaged in a series of discussions concerning the price and other significant terms of the proposed business combination and conveyed a series of proposals and counter-proposals. Mr. Berger participated in some of these discussions.
      On April 29, 2005, the Nuance board of directors held a special meeting, at which Nuance’s management reviewed with the board the proposed terms of the merger of ScanSoft and Nuance. The Nuance board of directors directed Nuance’s management to continue negotiations with ScanSoft.
      On May 1, 2005, Nuance and its outside counsel received the initial draft of the merger agreement from ScanSoft’s outside counsel. From May 1, 2005 until May 9, 2005, representatives of Nuance and ScanSoft and their respective legal counsels negotiated and exchanged several drafts of the merger agreement and related transaction agreements.
      During the week of May 2, 2005, ScanSoft and Nuance conducted reciprocal due diligence.
      On May 3, 2005, the ScanSoft board of directors was provided with an update on the status of discussions with Nuance as part of a regular meeting of the board.
      On May 4, 2005, Messrs. Ricci and Berger met to negotiate certain remaining open points of the merger agreement.
      From May 3 through May 9, 2005, the parties and their financial and legal advisors continued to negotiate the terms of the merger agreement and related transaction agreements, and completed their due diligence reviews.
      On May 6, 2005, the Nuance board of directors held a special meeting at which Nuance’s management, representatives of Credit Suisse First Boston and Fenwick & West LLP, Nuance’s legal counsel, discussed the findings of due diligence and the strategic benefits of the merger and reported on the terms of the merger agreement and related agreements. Representatives of Credit Suisse First Boston reviewed with the members of the board the financial analyses performed by Credit Suisse First Boston with respect to the proposed merger consideration offered by ScanSoft.
      On the morning of May 9, 2005, the ScanSoft board of directors held a special meeting at which management and representatives of Thomas Weisel Partners, Wilson Sonsini Goodrich and Rosati, P.C., ScanSoft’s legal counsel, and KPMG, ScanSoft’s accounting due diligence consultant, discussed the findings of due diligence and the strategic benefits of the merger and reported on the final terms of the merger agreement and related agreements. Representatives of Thomas Weisel Partners reviewed their financial analyses with respect to the proposed merger and delivered an oral opinion (subsequently confirmed in writing) that, as of that date and based upon and subject to the factors and assumptions set forth therein, the merger consideration payable under the merger agreement was fair, from a financial point of view, to ScanSoft. After consideration of these presentations, the ScanSoft board of directors unanimously approved the merger and the merger agreement.
      On the morning of May 9, 2005, the Nuance board of directors held a special meeting at which management and representatives of Credit Suisse First Boston and Fenwick & West LLP discussed the findings of due diligence and the strategic benefits of the merger and reported on the final terms of the merger agreement and related agreements. Representatives of Credit Suisse First Boston delivered the oral opinion of Credit Suisse First Boston (subsequently confirmed in writing) that, as of May 9, 2005 and based upon and subject to the various assumptions, considerations and limitations set forth in its opinion, the merger consideration to be received by the holders of Nuance common stock pursuant to the merger was fair, from a financial point of view, to the holders of Nuance common stock. After consideration of these presentations, the Nuance board of directors unanimously approved the merger and the merger agreement.
      Following the approval of the board of directors of each company, ScanSoft and Nuance executed the definitive merger agreement and issued a press release announcing the proposed transaction on the afternoon of May 9, 2005.

      Throughout the period the merger was being negotiated, ScanSoft’s management and board of directors were exploring and evaluating potential financing alternatives for the transaction, including an equity investment by Warburg Pincus, a public convertible debt offering, a public secondary offering of ScanSoft common stock and commercial bank credit facilities.
      On May 5, 2005, ScanSoft and Warburg Pincus executed a definitive agreement for Warburg Pincus to purchase 14,150,943 shares of ScanSoft common stock for an aggregate price of $59,999,998.32, conditional upon the closing of the merger with Nuance.
      Separately, also on May 5, 2005 and independent of the Nuance transaction, ScanSoft and Warburg Pincus executed a definitive agreement for Warburg Pincus to purchase 3,537,736 shares of ScanSoft common stock for an aggregate price of $15,000,000.64. This transaction was completed on May 9, 2005.
Consideration of the Merger by ScanSoft

ScanSoft’s Reasons for the Merger and Recommendation of the ScanSoft Board of Directors
      The ScanSoft board of directors considered a number of alternatives for enhancing its competitive position in the speech technology markets and increasing stockholder value. The ScanSoft board of directors believes that the proposed merger is in the best interests of ScanSoft and its stockholders. The ScanSoft board of directors unanimously approved the merger agreement and the merger and unanimously recommends that its stockholders approve the issuance of shares of ScanSoft common stock in connection with the merger. This decision was based on a number of factors, including the potential benefits that the ScanSoft board of directors believes will contribute to the future success of the combined company. These benefits include:

•	a complete product portfolio with the widest language coverage in the speech industry;

•	network automated speech recognition, or ASR, in 46 languages, network text to speech, or TTS, in 26 languages;

•	embedded ASR in 12 languages, embedded TTS in 20 languages;

•	large vocabulary continuous dictation in 7 languages;

•	the ability to better serve the customer base of each company with a comprehensive portfolio of technologies, applications and expertise that will enable customers to effectively deploy innovative speech-solutions;

•	the ability of the combined company to bring together an array of technical resources — including scientists and engineers and a broad patent portfolio — to handle complex implementations and solve more difficult problems with speech technology, develop new products and greater functionality for existing products;

•	the complementary nature of the technologies of the combined company;

•	the ability to leverage a unified sales infrastructure to expand sales coverage and create improved opportunities for selling the products of the combined company;

•	the ability to leverage combined technical assets and expertise to focus on technology specific to specific verticals, increased ability to develop applications more efficiently and optimization of technology to improve performance;

•	increased combined technical depth in the face of AT&T’s, Microsoft’s and IBM’s investments in speech technology;

•	the ability of the combined company to employ the skills and resources of both companies’ management teams; and

•	the expected synergies from the combined research and development, marketing, sales and administrative areas of the company following the merger.

      The ScanSoft board of directors evaluated all of the potential benefits described above in light of their knowledge of ScanSoft’s business, financial condition and prospects, Nuance’s business, financial condition and prospects, and the market for speech technology solutions. The ScanSoft board of directors also identified and considered potentially negative factors that could result from the merger, including the risks posed by the necessary integration of the businesses and operations of the two companies and the risk that the combined company will not be able to fully realize potential synergies and cost saving opportunities. In addition, the ScanSoft board of directors considered a number of other factors in evaluating the proposed merger, including presentations given by ScanSoft’s management and the opinion of Thomas Weisel Partners as financial advisor to ScanSoft. In view of the variety of factors considered by the ScanSoft board of directors in its evaluation of the merger, the ScanSoft board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its decision. In addition, individual members of the ScanSoft board of directors may have given different weight to different factors. While the list of potential benefits described in this section as having been considered by the ScanSoft board of directors is not intended to be the complete list of all of the potential benefits considered, it is believed to include the potential benefits considered by the ScanSoft board of directors to be material.
      The ScanSoft board of directors believes that the merger is advisable, and is fair to and in the best interests of ScanSoft and its stockholders, and unanimously recommends that ScanSoft stockholders approve the issuance of shares of ScanSoft common stock in connection with the merger.
     Opinion of ScanSoft Financial Advisor
      ScanSoft retained Thomas Weisel Partners LLC (which we refer to as Thomas Weisel Partners) to act as financial advisor to ScanSoft in connection with the merger. On May 9, 2005, Thomas Weisel Partners delivered its oral opinion, which was subsequently confirmed in writing, to the ScanSoft board of directors that, as of that date and based upon and subject to the factors and assumptions set forth therein, the merger consideration payable under the merger agreement was fair, from a financial point of view, to ScanSoft.
      The full text of the written opinion of Thomas Weisel Partners is set forth as Annex B to this joint proxy statement/ prospectus and describes the assumptions made, general procedures followed, matters considered and limits and qualifications on the review undertaken by Thomas Weisel Partners and is incorporated herein by reference. Thomas Weisel Partners’ opinion is directed only to whether the merger consideration is fair, from a financial point of view, to ScanSoft and does not constitute a recommendation to any ScanSoft director or stockholder as to how such director or stockholder should vote with respect to the merger. The summary of the opinion of Thomas Weisel Partners set forth below is qualified in its entirety by reference to the full text of such opinion. STOCKHOLDERS OF SCANSOFT ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.
      In connection with rendering its opinion, Thomas Weisel Partners, among other things:

•	reviewed certain publicly available financial data with respect to Nuance and ScanSoft, including the consolidated financial statements for their three most recent fiscal years and for any subsequent interim periods to December 31, 2004, as well as the draft interim financial statements for the quarter ended March 31, 2005, and certain other relevant financial and operating data relating to Nuance and ScanSoft made available to Thomas Weisel Partners from published sources and from the internal records of Nuance and ScanSoft;

•	reviewed the financial terms and conditions of the merger agreement;

•	reviewed certain publicly available information concerning the trading of, and the trading market for, Nuance common stock and ScanSoft common stock;

•	compared Nuance and ScanSoft from a financial point of view with certain other public companies that Thomas Weisel Partners deemed to be relevant;

•	considered the financial terms, to the extent publicly available, of selected recent business combinations which Thomas Weisel Partners deemed to be comparable, in whole or in part, to the merger;

•	reviewed and discussed with representatives of the management of Nuance and ScanSoft certain information of a business and financial nature regarding Nuance and ScanSoft, furnished to Thomas Weisel Partners by Nuance and ScanSoft, including financial forecasts and related assumptions of Nuance and ScanSoft;

•	made inquiries and held discussions regarding the merger and the merger agreement and other matters related thereto with ScanSoft’s counsel; and

•	performed such other analyses and examinations as Thomas Weisel Partners has deemed appropriate.
      For purposes of its analysis and opinion, Thomas Weisel Partners assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available and the information supplied or otherwise made available to, discussed with, or reviewed by Thomas Weisel Partners. With respect to the financial projections of ScanSoft and Nuance and the underlying analysis concerning the potential synergies that were furnished to Thomas Weisel Partners, or discussed with Thomas Weisel Partners by the managements of ScanSoft or Nuance, Thomas Weisel Partners assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of ScanSoft’s and Nuance’s management of the future financial performance of ScanSoft and Nuance and that they provide a reasonable basis upon which Thomas Weisel Partners could form its opinion. This notwithstanding, as regards certain forecasts and/or projections with respect to Nuance, for purposes of Thomas Weisel Partners’ analyses Thomas Weisel Partners has adopted the forecasts provided by ScanSoft’s management regarding revenue growth and profitability. Thomas Weisel Partners has discussed the adjusted forecasts with management of ScanSoft, which has acknowledged Thomas Weisel Partners’ use of such adjusted forecasts in arriving at its opinion. Thomas Weisel Partners has also assumed that there have been no material changes in Nuance’s or ScanSoft’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Thomas Weisel Partners. Thomas Weisel Partners further assumed that, in all material respects, such financial projections and synergies would be realized in the amounts and times indicated thereby. Thomas Weisel Partners expressed no view as to such financial projections or synergies, or the assumptions on which they were based. Additionally, Thomas Weisel Partners relied on ScanSoft management’s views as to the future strategic benefits of the merger.
      Thomas Weisel Partners did not make nor assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of ScanSoft or Nuance, nor was Thomas Weisel Partners furnished with any such appraisals, nor did Thomas Weisel Partners evaluate the solvency or fair value of Nuance or ScanSoft under any state or federal laws relating to bankruptcy, insolvency or similar matters. Thomas Weisel Partners’ opinion is based on economic, market and other conditions as in effect on, and the information and merger agreement made available to Thomas Weisel Partners as of, the date of the opinion. Thomas Weisel Partners assumed the merger will qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. Thomas Weisel Partners did not evaluate, nor did ScanSoft request Thomas Weisel Partners to evaluate, alternatives to the merger or ScanSoft’s underlying decision to proceed with or effect the merger. In addition, Thomas Weisel Partners was not asked to provide an opinion with respect to ScanSoft’s financing arrangements in connection with the merger. Thomas Weisel Partners’ opinion does not address ScanSoft’s underlying business decision to effect the merger nor constitute a recommendation to any ScanSoft director or stockholder as to how such director or stockholder should vote with respect to such financing arrangements or the merger. Furthermore, Thomas Weisel Partners expresses no opinion as to the price or range of prices at which the shares of ScanSoft common stock will trade at any future time.
      For purposes of rendering its opinion, Thomas Weisel Partners assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger will be satisfied without waiver thereof. Thomas Weisel Partners also assumed that in the course of obtaining the necessary regulatory or other approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments and modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. Thomas Weisel Partners further assumed that the merger will be consummated in accordance with the terms described in the merger agreement, without any further amendments thereto or modification thereof, and without waiver by ScanSoft of any of the conditions to its obligations thereunder.
      In connection with a presentation to the ScanSoft board of directors on May 9, 2005, Thomas Weisel Partners advised the ScanSoft board of directors that, in evaluating the fairness of the merger consideration to be paid by ScanSoft, Thomas Weisel Partners performed a variety of financial analyses with respect to ScanSoft and Nuance. The following is a summary of the material analyses contained in the presentation. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses performed by Thomas Weisel Partners, the tables must be read together with the full text of each summary.
      Historical Exchange Ratio Analysis. Thomas Weisel Partners reviewed the daily closing prices of ScanSoft common stock and Nuance common stock to determine the exchange ratio and the implied merger consideration per share for each share of Nuance common stock based upon the relative prices of these securities for each considered time period and the closing price per share of $4.46 of ScanSoft common stock on May 6, 2005. Thomas Weisel Partners analyzed the exchange ratio between ScanSoft common stock and Nuance common stock for various time periods between May 4, 2004 and May 6, 2005. Thomas Weisel Partners noted that the implied merger consideration per share of Nuance common stock of $5.63 was within the range of historical implied merger consideration per share in certain of the periods examined as shown below:

	Exchange Ratio/ Implied Consideration per Share

Period	High		Average		Low

30 Day	0.821x/ $	3.66	0.730x/ $	3.26	0.647x/ $	2.89
90 Day	1.007x/ $	4.49	0.789x/ $	3.51	0.647x/ $	2.89
180 Day	1.363x/ $	6.08	0.929x/ $	4.14	0.647x/ $	2.89
One Year	1.363x/ $	6.08	0.944x/ $	4.21	0.647x/ $	2.89
      Synergies Analysis. Relying on ScanSoft management’s estimates of the estimated annual synergies resulting from the merger, Thomas Weisel Partners estimated the present value of the future, unlevered free cash flows resulting from such synergies based on two methods: (i) discounted cash flow analysis based on perpetual growth rates and (ii) capitalization of 2006 earnings on a fully realized basis.
      The first method utilized the net present value of the implied annual cash flows from the synergies and a terminal value in 2009 calculated based upon perpetual growth rates of free cash flow, and adjusted for Nuance’s estimated net cash balance as of March 31, 2005 (the “Perpetuity Method”). For purposes of this calculation, Thomas Weisel Partners used a range of discount rates of 12% to 16%, a range of tax rates of 30% to 40% and a perpetual growth rate of 0%. The discount rates were based on weighted average cost of capital computations and qualitative assessments of ScanSoft’s and Nuance’s projected results and the synergies and risks inherent therein. This method produced implied values of synergies ranging from a low of $109 million, or $2.93 per share of Nuance common stock (using a discount rate of 16% and a tax rate of 40%), to a high of $170 million, or $4.44 per share of Nuance common stock (using a discount rate of 12% and a tax rate of 30%).
      The second method capitalized the fully realized synergy projections from ScanSoft management at net income multiples ranging from a low of 10x to a high of 20x projected 2006 earnings (after applying estimated tax rates ranging from 30% to 40%) (the “Capitalization Method”). This method produced implied values of synergies ranging from a low of $177 million, or $4.59 per share of Nuance common stock (using a net income multiple of 10x and a tax rate of 40%), to a high of $412 million, or $9.99 per share of Nuance common stock (using a net income multiple of 20x and a tax rate of 30%).
      Thomas Weisel Partners then utilized the value of the projected synergies in various other analyses, as described below.
      Public Company Trading Analysis. Thomas Weisel Partners compared selected financial, market and operating information of Nuance with corresponding data of selected publicly traded companies with operations Thomas Weisel Partners deemed to be similar in some respect to those of Nuance for purposes of this analysis. In such analysis, Thomas Weisel Partners compared the multiples of enterprise value to certain financial data of Nuance on a stand alone basis, as well as based on the terms of the merger, to the corresponding multiples for the selected comparable companies. The multiples that were analyzed by Thomas Weisel Partners were derived by (i) dividing the enterprise value of each company (based on closing stock prices on May 6, 2005) by its estimated 2005 and 2006 revenues and earnings before interest, taxes depreciation and amortization (“EBITDA”), and (ii) the closing price per share of the common stock of each company on May 6, 2005 by its estimated 2005 and 2006 earnings per share. In order to give effect to the estimated operating synergies as described above, Thomas Weisel Partners applied the median synergy value as estimated by the Perpetual Method to the multiples derived from the financial results of selected publicly traded companies in order to arrive at an estimated range of values per share inclusive of the impact of synergies. Thomas Weisel Partners included in its review of companies the following software companies:

•	Aspect Communications Corp.

•	Brooktrout Inc.

•	Comverse Technology, Inc.

•	Interactive Intelligence Inc.

•	InterVoice Inc.

•	NMS Communications Corporation

•	Openwave Systems Inc.

•	Witness Systems, Inc.
      In addition, certain metrics for International Business Machines Corporation and Microsoft Corporation, which are also market participants, were reviewed by Thomas Weisel Partners but excluded from the analysis, because each of these companies is several times the size of each of the other companies listed.
      For ScanSoft and Nuance, projections were based on ScanSoft management’s estimates for 2005 and 2006. For the comparable companies, projections were based on publicly available Wall Street research estimates.
      Thomas Weisel Partners reviewed the multiples of enterprise value to estimated 2005 revenue, EBITDA and net income and estimated 2006 revenue, EBITDA and net income. Thomas Weisel Partners noted that, because Nuance was not projected to have positive EBITDA or net income, the valuation multiples based on EBITDA and net income were not meaningful for Nuance, and therefore these metrics were excluded from the analysis. Thomas Weisel Partners noted that, based upon closing stock prices as of May 6, 2005, the implied price per share of Nuance common stock of $5.63 fell within the overall ranges (inclusive of synergies) implied by both CY2005 and CY2006 revenue multiples of prices per share of the comparable publicly-traded companies.

					Implied Price per		Implied Price per
					Share without		Share with
Enterprise Value as a Multiple of:	Low		High		Synergies		Synergies

CY2005E Revenues	0.8	x	2.9	x	$2.29	$5.22	$5.59	$8.36
CY2006E Revenues	0.6	x	2.6	x	$2.11	$5.12	$5.43	$8.26
      Thomas Weisel Partners noted that no company used in the comparable company analyses summarized above is identical to Nuance. Thomas Weisel Partners noted that, because of the differences between the business mix, operations and other characteristics of Nuance and the comparable public companies, Thomas Weisel Partners believed that an appropriate use of the comparable public company analysis would also involve qualitative judgments concerning the differences between Nuance and the comparable companies that would affect the public trading values of the common stock of the companies. Accordingly, any analysis of the fairness of the merger consideration involves complex evaluations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors in relation to the trading values of the comparable companies.
      Precedent Transactions Analysis. Thomas Weisel Partners reviewed and analyzed the implied transaction multiples paid in selected merger and acquisition transactions in the software industry that Thomas Weisel Partners deemed to be similar in some respect to the merger and compared these multiples to the multiples implied for Nuance based on the terms of the merger. The following table sets forth the transactions that were used for purposes of this analysis:

Acquiror	Target

Adobe Systems, Inc.	Macromedia Inc.
Oracle Corporation	Retek Inc.
Infor Global Solutions	MAPICS, Inc.
International Business Machines Corporation	Corio, Inc.
Computer Associates International, Inc.	Netegrity, Inc.
Symantec Corp.	Brightmail Inc.
BMC Software Inc.	Marimba Inc.
TIBCO Software Inc.	Staffware plc
Pitney Bowes	Group 1 Software Inc.
Ariba	FreeMarkets, Inc.
Symantec Corp.	On Technology Corp.
EMC Corp.	Documentum, Inc.
Interwoven Inc.	iManage, Inc.
Business Objects SA	Crystal Decisions Inc.
PeopleSoft Inc.	J.D. Edwards & Company
ScanSoft, Inc.	Speechworks Inc.
      To illustrate, Thomas Weisel Partners calculated the multiples of enterprise value to actual revenue for the last twelve months. Thomas Weisel Partners noted that the valuation multiple for Nuance based on the terms of the merger falls within the range found for the selected companies.

	Enterprise Value		Enterprise Value
	to Last Twelve		to Next Twelve
	Months’		Months’
	Revenue		Revenue

NUANCE TRANSACTION
Software Transactions	3.3	x	3.3x
Maximum	7.5	x	6.7x
Mean	3.4	x	3.2x
Median	3.0	x	2.8x
Minimum	1.6	x	1.6x
      Among other factors, Thomas Weisel Partners noted that the merger and acquisition transaction environment varies over time because of macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Thomas Weisel Partners noted that no transaction used in the comparable transaction analysis summarized above is identical to the terms of the proposed merger. Accordingly, the analysis performed by Thomas Weisel Partners involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.
      Premiums Paid Analysis. Thomas Weisel Partners analyzed the premiums paid relative to public market pre-announcement trading prices for a selected group of transactions that occurred since January 1, 2002 in the technology industry with transaction values from $100 million to $1,000 million that it deemed to be similar in some respect to the merger involving companies that Thomas Weisel Partners deemed to be similar to Nuance for the purposes of this analysis. Thomas Weisel Partners then compared these premiums to the premium implied for Nuance based on the terms of the merger.
      Thomas Weisel Partners calculated and compared the premiums paid in these transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day, one week and one month prior to the respective date of announcement of the transaction and relative to the one week and one month average exchange ratio premium. The premium calculations for Nuance based on the terms of the merger were based upon an announcement date of May 9, 2005 for the merger. Thomas Weisel Partners noted that the premium for Nuance based on the terms of the merger generally fall within the range found for the selected transactions. This analysis produced the following results:

				Average Exchange
	Average % Stock Premium			Ratio Premium

Transactions Since 1/1/02	1 Day	1 Week	1 Month	1 Week	1 Month

Nuance Transaction	84.6%	89.7%	99.1%	79.9%	79.9%
High	141.4%	138.1%	161.2%	146.7%	149.2%
3rd Quartile	54.3%	57.1%	53.7%	49.2%	57.3%
Mean	39.4%	41.3%	45.6%	40.4%	42.7%
Median	30.5%	34.3%	40.1%	33.6%	34.6%
1st Quartile	21.3%	22.5%	22.9%	21.6%	19.0%
Low	4.1%	3.7%	(6.8)%	9.1%	(15.2)%
      Among other factors, Thomas Weisel Partners noted that the merger and acquisition transaction environment varies over time because of the macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations. Thomas Weisel Partners noted that no transaction used in the premiums paid analysis summarized above is identical to the merger. Accordingly, the analysis performed by Thomas Weisel Partners involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.
      Discounted Cash Flow Analysis. Relying on ScanSoft management’s estimates of the projected financial performance of Nuance, Thomas Weisel Partners estimated the present value of the future stand alone, unlevered free cash flows that could be produced by Nuance. Thomas Weisel Partners estimated a range of theoretical values for Nuance based on the net present value of its implied annual cash flows and a terminal value in 2009 calculated based upon multiples of estimated EBITDA, and adjusted for Nuance’s estimated net cash balance as of March 31, 2005. Thomas Weisel Partners used a range of discount rates from 12.0% to 16.0% and a range of terminal EBITDA multiples from 8.0x to 12.0x relative to estimated 2009 EBITDA. The discount rates were based on weighted average cost of capital computations and qualitative assessments of Nuance’s projected results and the risks inherent therein. In order to give effect to the estimated operating synergies as described above, Thomas Weisel Partners applied the median synergy value estimated by the Perpetual Method to the value per share of Nuance common stock derived from the discounted cash flow analysis in order to arrive at an estimated range of values per share inclusive of the impact of synergies. The discounted cash flow valuation implied values of per share of $2.34 to $3.29 per share of Nuance common stock on a stand-alone basis and $5.63 to $6.51 per share of Nuance common stock inclusive of synergies. Thomas Weisel Partners noted that the implied price per share of Nuance common stock of $5.63 fell within the overall ranges (inclusive of synergies) implied by the discounted cash flow analysis.
      Contribution Analysis. Thomas Weisel Partners analyzed the relative contributions of ScanSoft and Nuance to the pro forma combined company with respect to a selected group of operating and financial statistics for the estimated results for the 2005 and 2006 fiscal years. Thomas Weisel Partners also reviewed the pro forma ownership of the combined company, taking into account ScanSoft’s outstanding options and warrants to purchase shares of ScanSoft common stock treated under the treasury stock method and assuming that all Nuance in the money options are converted into shares of ScanSoft common stock. For each of ScanSoft and Nuance, Thomas Weisel Partners utilized ScanSoft management’s estimates.

	% Contribution
			Implied	Implied	Implied
	ScanSoft	Nuance	Agg. Value	Equity Value	Ownership

FY 2005E
Total Revenues	80.2%	19.8%	$130.0	$168.1	24.1%
Gross Profit	80.3%	19.7%	129.2	$167.4	24.1%
FY 2006E
Total Revenues	82.0%	18.0%	$115.7	$153.8	22.5%
Gross Profit	82.1%	17.9%	114.4	152.5	22.4%
      To illustrate, Thomas Weisel Partners calculated the relative revenue and gross profit contributions of ScanSoft and Nuance to the pro forma combined company and compared the relative value per share implied by this analysis to the relative value per share implied for the stockholders of the companies by the merger consideration. In order to give effect to the estimated operating synergies as described above, Thomas Weisel Partners applied the median synergy value as estimated by the Perpetual Method to the value per share as derived by the contribution analysis in order to arrive at an estimated range of values per share inclusive of the impact of synergies. On a stand-alone basis, Thomas Weisel Partners calculated values per share of $4.30 to $4.96 for each share of Nuance common stock; inclusive of synergies, Thomas Weisel Partners calculated values per share of $7.46 to $8.11 for each share of Nuance common stock.
      Pro Forma Merger Analysis. Relying on ScanSoft management’s estimates, Thomas Weisel Partners analyzed the potential pro forma effects of the merger on ScanSoft’s estimated 2006 earnings per share before amortization and nonrecurring restructuring charges and ScanSoft’s earnings per share after amortization but before nonrecurring restructuring charges based on various assumptions regarding the merger. Thomas Weisel Partners performed such analysis due to the fact that several Wall Street research analysts use earnings per share before amortization and nonrecurring charges, among other measurements, as a valuation measurement. This analysis, taking into account certain operating cost synergies estimated by ScanSoft management, indicated that the merger would be accretive to ScanSoft’s projected earnings per share before amortization and nonrecurring restructuring charges in 2006. The merger, taking into account certain operating cost synergies estimated by ScanSoft management, would be slightly accretive to ScanSoft’s projected earnings per share after amortization but before nonrecurring restructuring charges in 2006. The actual results achieved by the combined company may vary from projected results and the variations may be material.
      The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Thomas Weisel Partners. In arriving at its fairness determination, Thomas Weisel Partners considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather, Thomas Weisel Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Thomas Weisel Partners. As described above, Thomas Weisel Partners’ opinion to the ScanSoft board of directors was among the many factors taken into consideration by the ScanSoft board of directors in making its determination to approve the merger agreement. The parties to the merger agreement determined the exchange ratio based on the result of arms’ length negotiations, and Thomas Weisel Partners was not asked to, and did not, propose any alternative exchange ratio to the ScanSoft board of directors.
      Thomas Weisel Partners is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. ScanSoft retained Thomas Weisel Partners based on these qualifications as well as its familiarity with ScanSoft. Thomas Weisel Partners has previously acted as an underwriter in connection with offerings of securities of each of ScanSoft and Nuance, for which Thomas Weisel Partners received customary underwriting compensation.
      Pursuant to the terms of an engagement letter, Thomas Weisel Partners, provided financial advisory services and an opinion with respect to the fairness to ScanSoft of the merger consideration payable in connection with the transaction, and ScanSoft agreed to pay Thomas Weisel Partners a fee in connection therewith, a significant portion of which is contingent upon the consummation of the transaction. The ScanSoft board of directors was aware of this fee structure and took it into account in considering Thomas Weisel Partners’ opinion and in approving the transaction. Whether or not the merger is completed, ScanSoft has agreed to reimburse Thomas Weisel Partners for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and other advisors, incurred in connection with its engagement by ScanSoft, and to indemnify Thomas Weisel Partners against liabilities, including liabilities under federal securities law, and expenses in connection with its engagement.
Consideration of the Merger by Nuance

Nuance’s Reasons for the Merger and Recommendation of the Nuance Board of Directors
      The Nuance board of directors has determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interests of, Nuance and its stockholders. In the course of reaching its decision to approve the merger and to approve and adopt the merger agreement, the Nuance board of directors consulted with our management, Credit Suisse First Boston and legal counsel.
      The decision of the Nuance board of directors was based upon a number of potential benefits of the transaction, including the following:

•	the ability to better serve the customer base and partners of each company with a comprehensive portfolio of technologies, applications and expertise that will enable customers to effectively deploy innovative speech-solutions;

•	the belief that a merger with ScanSoft could enhance the combined company’s ability to compete with larger, better-resourced competitors by bringing together the speech-focused talents, resources and intellectual property of the two companies;

•	the opportunity for each company to introduce its complementary product lines into the customer base of the other company;

•	the greater global presence of the combined company;

•	the expected synergies and cost-saving opportunities that should result from headcount reductions, office site consolidations and eliminating redundant operating expenses; and

•	the belief that the merger would combine two experienced and respected management teams, resulting in a combined management team that is stronger than the management teams of each of the individual companies.

      In addition to the potential benefits accruing to Nuance and its stockholders from the merger, the Nuance board of directors also considered a number of other factors in approving the merger, including the following:

•	the merger consideration relative to the current and historical market prices of Nuance common stock, and in particular the fact that, based on the closing price of ScanSoft common stock on May 6, 2005, the (i) 0.77 of a share of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock represented a 84.73% premium over the closing price of Nuance common stock on May 6, 2005, the last trading day before the announcement of the proposed transaction, a 99.7% premium over the average of the closing prices of Nuance common stock during the month leading up to the announcement and a 63.31% premium over the average for the closing prices during the six months leading up to the announcement;

•	the fact that part of the merger consideration will be paid in cash provides some certainty as to the value to be received by Nuance stockholders, while the stock portion of the merger consideration will allow Nuance stockholders to participate in the growth and opportunities of the combined company;

•	the financial analyses reviewed with the Nuance board of directors on May 6, 2005 by Credit Suisse First Boston LLC and the oral opinion of Credit Suisse First Boston rendered to the Nuance board of directors on May 9, 2005, subsequently confirmed in writing, to the effect that, as of the date of the Credit Suisse First Boston opinion, and based upon and subject to the factors and assumptions set forth in its opinion, the merger consideration of (i) 0.77 of a share of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock to be received by the holders of Nuance common stock pursuant to the merger was fair, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance (a copy of such written opinion is attached as Annex C to this proxy statement/ prospectus);

•	the judgment of the Nuance board of directors, based on arm’s-length negotiations with ScanSoft, that the merger consideration of (i) 0.77 of a share of ScanSoft common stock, and (ii) $2.20 of cash, for each share of Nuance common stock represented the highest price that could be negotiated with ScanSoft;

•	the progress of negotiations with a third party that had expressed an interest in acquiring Nuance, including without limitation that (i) the Nuance board of directors determined that the price proposal from the other company was not superior to that offered by ScanSoft, and (ii) the judgment of the Nuance board of directors that further negotiations with the other party would not yield a substantial improvement in terms;

•	the prospects for our business and the potential stockholder value that could be expected to be generated if we were to remain an independent, publicly traded company, including our business strategy going forward, our cash reserves, the uncertainty of being able to expand our product lines and sales channels and continued consolidation in our industry and increased competition, especially from competitors with greater name recognition and financial and other resources, and the difficulty of achieving substantial revenue growth;

•	the terms and conditions of the merger agreement including:

•	the fact that the merger agreement enables the Nuance board of directors, in the exercise of its fiduciary duties, to authorize Nuance to participate in discussions and negotiations with and furnish non-public information to a third party in connection with an unsolicited bid to acquire Nuance, change its recommendation in favor of the merger with ScanSoft, and potentially enter into a transaction with another acquirer, subject to certain limitations as set forth in the merger agreement, and in certain circumstances, subject to the payment of a termination fee of $6.63 million, which constitutes approximately 3% of the merger consideration;

•	Nuance is not obligated to pay the $6.63 million termination fee upon a termination of the merger agreement due to the Nuance stockholders failing to approve the merger unless prior to such termination there has been public disclosure of an acquisition proposal and within 12 months following the termination of the merger agreement, Nuance consummates an acquisition or enters into an agreement providing for an acquisition of Nuance; and

•	the limited number and nature of the conditions to ScanSoft’s obligation to close the merger and the limited risk of non-satisfaction of such conditions;

•	the intent that the stock portion of the merger consideration be tax-free to Nuance’s U.S. stockholders;

•	the competitive and market environments in which Nuance and ScanSoft operate;

•	the results of the due diligence investigation of ScanSoft conducted by Nuance’s management, financial advisor, accountants and legal counsel;

•	the Nuance board of directors’ own knowledge of Nuance, ScanSoft and their respective businesses; and

•	the likelihood the merger will be completed on a timely basis, including the likelihood that the merger will be approved by the appropriate regulatory authorities.
      In reaching its decision to approve the merger agreement and the merger, the Nuance board of directors also identified and considered a number of potentially negative factors that could result from the merger, including the following:

•	the risks that the integration of the businesses, products and personnel of the two companies will not be successfully implemented and may require a significant amount of management time and resources;

•	the risk that the potential synergies and cost-saving opportunities identified by ScanSoft and Nuance will not be fully realized or not fully realized in the time frame anticipated;

•	in the event that the transaction is not consummated, the possible negative effects of the announcement of the merger on our relationships with customers and suppliers, employee morale and potential loss of key employees, and the impact on our sales, operating results and stock price, and the negative impact that the transaction costs incurred in connection with the proposed merger would have on our cash reserves and operating results;

•	the possibility that the reactions of existing and potential competitors to the combination of the two businesses could adversely impact the competitive environment in which the companies operate;

•	because Nuance stockholder will receive shares of ScanSoft common stock as part of the merger consideration, the price volatility of ScanSoft’s common stock which may reduce the market price of the ScanSoft common stock that Nuance stockholders will receive upon the closing of the merger;

•	the restrictions that the merger agreement imposes on actively soliciting competing bids, and the fact we would be obligated to pay a termination fee of $6.63 million in certain circumstances;

•	the limitations that the merger agreement imposes on our ability to operate our business until the transaction closes or is terminated;

•	the risk of diverting management’s attention from other strategic priorities to implement merger integration efforts; and

•	the other risks described in this joint proxy statement/prospectus in the section entitled “Risk Factors.”

      The Nuance board of directors evaluated all of the factors described above in light of its knowledge of Nuance’s business, financial condition and prospects, ScanSoft’s business, financial condition and prospects, and the market opportunities for speech technology solutions. In view of the variety of factors considered by the Nuance board of directors in its evaluation of the merger, the Nuance board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weight to the specific factors considered in reaching its decision. In addition, individual members of the Nuance board of directors may have given different weight to different factors. The list of factors described in this section as having been considered by the Nuance board of directors is not intended to be the complete list of all factors considered but is believed to include all of the factors considered by the Nuance board of directors to be material.
      After considering all of the information and factors described in this section, the Nuance board of directors unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Nuance board of directors believes that the merger agreement and the merger are fair to, advisable and in the best interests of Nuance and its stockholders. The Nuance board of directors has unanimously recommended that the Nuance stockholders vote FOR the adoption of the merger agreement and approval of the merger.

Opinion of Nuance Financial Advisor
      Nuance retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. In connection with Credit Suisse First Boston’s engagement, Nuance requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance, of the merger consideration to be received by the holders of Nuance common stock in the merger. On May 6, 2005, the Nuance board of directors met to review the proposed merger. During this meeting, Credit Suisse First Boston reviewed with the Nuance board of directors certain financial analyses, as described below. On May 9, 2005, the Nuance board of directors met to review the proposed merger and the terms of the merger agreement. During this meeting, Credit Suisse First Boston rendered its oral opinion to the Nuance board of directors, subsequently confirmed in writing on May 9, 2005, that, as of the date of its opinion and based upon and subject to the various considerations set forth in the Credit Suisse First Boston opinion, the merger consideration to be received by the holders of Nuance common stock was fair, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance.
      The full text of the Credit Suisse First Boston opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Credit Suisse First Boston in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated by reference in its entirety. Nuance stockholders are urged to, and should, read the Credit Suisse First Boston opinion carefully and in its entirety. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance, of the merger consideration to be received by the holders of Nuance common stock in the merger as of the date of the Credit Suisse First Boston opinion, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the merger or any other matter relating to the merger. The summary of the Credit Suisse First Boston opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Credit Suisse First Boston opinion.
      In connection with its opinion, Credit Suisse First Boston, among other things,

•	reviewed the merger agreement and certain related documents;

•	reviewed certain publicly available business and financial information relating to Nuance and ScanSoft;

•	reviewed certain other information relating to Nuance and ScanSoft, including financial forecasts provided to or discussed with Credit Suisse First Boston by Nuance and ScanSoft, and met with the managements of Nuance and ScanSoft to discuss the business and prospects of Nuance and ScanSoft;

•	considered certain financial and stock market data of Nuance and ScanSoft, and compared that data with similar data for other publicly held companies in businesses which Credit Suisse First Boston deemed similar to those of Nuance and ScanSoft;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse First Boston deemed relevant.

      In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Nuance and ScanSoft that Credit Suisse First Boston reviewed, Credit Suisse First Boston was advised, and Credit Suisse First Boston assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Nuance and ScanSoft as to the future financial performance of Nuance and ScanSoft. In addition, Credit Suisse First Boston relied upon, without independent verification, the assessment of the managements of ScanSoft and Nuance as to:

•	their ability to retain key employees;

•	the strategic benefits and potential costs savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the merger;

•	the existing technology, products and services of Nuance and ScanSoft and the validity of, and risks associated with, the future technology, products and services of Nuance and ScanSoft;

•	their ability to integrate the businesses of Nuance and ScanSoft; and
In addition, Credit Suisse First Boston relied upon, without independent verification, the assessment of the managements of Nuance and ScanSoft as to the future ability of ScanSoft and Nova Acquisition LLC to satisfy their financial obligations as they become due.
      Credit Suisse First Boston assumed, with Nuance’s consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. Credit Suisse First Boston also assumed, with Nuance’s consent, that in the course of obtaining any necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on Nuance or ScanSoft or the contemplated benefits of the merger, and that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement contained in the merger agreement. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Nuance or ScanSoft, nor was Credit Suisse First Boston furnished with any such evaluations or appraisals. The Credit Suisse First Boston opinion addresses only the fairness, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance, of the merger consideration to be received by the holders of Nuance common stock in the merger, and does not address any other aspect or implication of the merger or any other agreement, arrangement or understanding entered into in connection with the merger or otherwise. The Credit Suisse First Boston opinion is necessarily based upon information made available to Credit Suisse First Boston as of the date of its opinion, and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the Credit Suisse First Boston opinion. Credit Suisse First Boston did not express any opinion as to what the value of ScanSoft common stock will be when issued to holders of Nuance common stock pursuant to the merger or the prices at which ScanSoft common stock will trade at any time. The Credit Suisse First Boston opinion does not address the relative merits of the merger as compared to other business strategies that might be available to Nuance, nor does it address the underlying business decision of Nuance to proceed with the merger.

      In preparing its opinion, Credit Suisse First Boston performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Credit Suisse First Boston opinion. No company or transaction used in the analyses performed by Credit Suisse First Boston as a comparison is identical to Nuance, ScanSoft or the contemplated merger. In addition, Credit Suisse First Boston may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Credit Suisse First Boston’s view of the actual value of Nuance or ScanSoft. The analyses performed by Credit Suisse First Boston are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Credit Suisse First Boston’s analysis of the fairness, from a financial point of view, to the holders of Nuance common stock, other than affiliates of Nuance, of the merger consideration, and were provided to the board of directors of Nuance in connection with the delivery of the Credit Suisse First Boston opinion.
      The following is a summary of material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the Nuance board of directors at a meeting of the Nuance board of directors held on May 6, 2005. Certain of the following summaries of financial analyses that were performed by Credit Suisse First Boston include information presented in tabular format. In order to understand fully the material financial analyses that were performed by Credit Suisse First Boston, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.
      Implied Transaction Statistics. Credit Suisse First Boston calculated several values implied by the merger consideration, including (i) the implied price per share of Nuance common stock, (ii) the implied Nuance fully-diluted equity value and (iii) the implied Nuance fully-diluted aggregate value (calculated as fully-diluted equity value plus net debt). Aggregate value is often also characterized as enterprise value. Credit Suisse First Boston also calculated the implied pro forma fully-diluted equity ownership of Nuance stockholders in ScanSoft following the consummation of the merger and the Warburg Pincus financings. All calculations were based on the merger consideration of 0.77 of a share of ScanSoft common stock and $2.20 in cash per share of Nuance common stock and ScanSoft’s common stock closing share price of $4.24 on May 4, 2005. The following table summarizes the results of these analyses:

Implied price per Nuance share	$5.46
Implied fully-diluted Nuance equity value	$212 million
Implied fully-diluted Nuance aggregate value	$185 million
Implied pro forma fully-diluted equity ownership of Nuance stockholders in ScanSoft	19.1%
      Credit Suisse First Boston also calculated the premium of the price per share of Nuance common stock implied by the merger consideration over (i) the closing trading price of Nuance common stock on May 4, 2005 and (ii) the average of the closing trading prices of Nuance common stock over the five and thirty trading days prior to and including May 4, 2005. The following table summarizes the results of this analysis:

		Premium of Price per Share
		Implied by Merger
		Consideration Over Average
Period ending May 4, 2005	Average Closing Price	Closing Price

May 4, 2005	$3.05	79%
Last 5 trading days	$2.88	90%
Last 30 trading days	$2.83	93%

      Credit Suisse First Boston also calculated certain trading multiples for Nuance implied by Nuance’s common stock closing share price of $3.05 on May 4, 2005 and the price of $5.46 per share of Nuance common stock implied by the merger consideration, including the implied fully-diluted aggregate value of Nuance as a multiple of (i) revenues for calendar year 2004 and (ii) estimated revenues for calendar year 2005 based on two sets of Nuance forecasts prepared by Nuance management, referred to as Nuance Case 1 and Nuance Case 2. Nuance Case 1 and Nuance Case 2 were each based on different assumptions relating to, among other things, future growth in licensing, maintenance and professional services revenues and future operating expenses, in each case through 2010. Credit Suisse First Boston also calculated the same trading multiples for ScanSoft implied by ScanSoft’s common stock closing share price of $4.24 on May 4, 2005. Estimated revenues for ScanSoft for calendar year 2005 were based on the internal forecasts of ScanSoft’s management. The following table summarizes the results of these analyses:

	Based on Nuance	Based on Price per	Based on ScanSoft
	Closing Share Price	Share Implied by	Closing Share Price
	on May 4, 2005	Merger Consideration	on May 4, 2005

Multiple of implied fully-diluted aggregate value to:
2004 revenues	1.5x	3.2x	2.5x
2005 estimated revenues	1.3x	2.8x	1.9x
	(Nuance Case 1)	(Nuance Case 1)
2005 estimated revenues	1.4x	3.0x
	(Nuance Case 2)	(Nuance Case 2)
      Nuance Historical Stock Trading Performance. Credit Suisse First Boston analyzed the prices at which Nuance common stock traded from April 13, 2000 (the date of Nuance’s initial public offering) through May 4, 2005. Credit Suisse First Boston noted that the high closing price of Nuance common stock during this period was $175.00 on August 8, 2000, and that the low closing price of Nuance common stock during this period was $1.33 on October 14, 2002. Credit Suisse First Boston also noted the average closing price of Nuance common stock over various periods prior to and including May 4, 2005 as summarized below:

Period Prior to and Including May 4, 2005	Average Closing Price

May 4, 2005	$3.05
Last 5 trading days	$2.88
Last 10 trading days	$2.87
Last 30 trading days	$2.83
Last 60 trading days	$3.03
Last 90 trading days	$3.21
Last 180 trading days	$3.73
Last 360 trading days	$4.92
      Nuance Discounted Cash Flow Analyses. Using a discounted cash flow analysis, Credit Suisse First Boston calculated various implied equity values for Nuance based on the financial forecasts provided by Nuance management as Nuance Case 1. The discounted cash flow analysis was based on various assumptions provided by the management of Nuance, including assumptions relating to revenue growth rates, operating income margins, taxes, working capital, capital expenditures, restructuring costs and depreciation and amortization projections. Credit Suisse First Boston’s analysis used discount rates ranging from 21% to 25% and terminal multiples of forward net operating profit after taxes ranging from 15.0x to 20.0x. The following table summarizes the results of this analysis:

Implied Price Per Nuance Share	$4.78 - $6.36

      Credit Suisse First Boston then performed a discounted cash flow analysis based on the financial forecasts provided by Nuance management as Nuance Case 2 and the assumptions relating to the same matters as described above, but assuming materially lower year-to-year overall revenue growth rates due to assumed slower growth rates for each of license, maintenance and professional services revenues and assuming smaller increases in the associated operating expenses of sales and marketing, research and development, and general and administrative expenses. Using this discounted cash flow analysis, Credit Suisse First Boston calculated additional various implied equity values for Nuance. Credit Suisse First Boston’s analysis used discount rates ranging from 21% to 25% and terminal revenue multiples ranging from 1.0x to 2.0x. The following table summarizes the results of this analysis:

Implied Price Per Nuance Share	$2.69 - $4.00
      Trading Statistics of Selected Comparable Companies. Credit Suisse First Boston compared certain financial information of Nuance with that of other companies in the voice recognition and enhanced services sectors of the software and services industries, including:

Voice Recognition Software Vendors	Enhanced Services Vendors

• ScanSoft, Inc.	• Verisign, Inc.
• Intervoice, Inc.	• Comverse Technology, Inc.
• Brooktrout, Inc.	• Openwave Systems Inc.
• Fonix Corporation	• Ulticom, Inc.
      The information compared included, among other things, observed trading multiples of (i) fully-diluted aggregate value as a multiple of estimated revenues for calendar years 2005 and 2006 and (ii) share price as a multiple of estimated earnings for calendar years 2005 and 2006. Estimated financial data for the selected companies were based on consensus estimates compiled by the Institutional Brokerage Estimate System. Estimated financial data for Nuance were based on two sets of financial forecasts prepared by Nuance management, Nuance Case 1 and Nuance Case 2. The following table summarizes the results of this analysis:

	Fully-Diluted Aggregate		Price per Share/
	Value/ Revenues		Earnings per Share

	2005E	2006E	2005E	2006E

Voice recognition software companies:
Multiple range	1.0x - 1.9x	0.9x - 1.7x	17.6x - 81.3x	12.5x - 29.5x
Enhanced services companies:
Multiple range	2.0x - 3.7x	1.7x - 3.1x	20.7x - 46.4x	15.6x - 31.8x
      Credit Suisse First Boston then calculated a range of implied prices per share of Nuance common stock using (i) a derived range of multiples of fully-diluted aggregate value to Nuance Case 1 estimated revenues for calendar years 2005 and 2006 of 0.9x to 2.0x, (ii) a derived range of multiples of fully-diluted aggregate value to Nuance Case 2 estimated revenues for calendar years 2005 and 2006 of 0.9x to 2.0x, and (iii) a derived range of share price to Nuance Case 1 estimated earnings for calendar year 2006 of 13.0x to 23.0x. The following table summarizes the results of this analysis:

Implied Price per
Nuance Share

Multiple of:
Fully-diluted aggregate value to Nuance Case 1 estimated revenues for 2005 and 2006	$2.55 - $4.51
Fully-diluted aggregate value to Nuance Case 2 estimated revenues for 2005 and 2006	$2.42 - $3.98
Share price to Nuance Case 1 estimated earnings per share for 2006	$2.68 - $4.74

      Credit Suisse First Boston also calculated implied prices per share of Nuance common stock using a derived range of share price to Nuance Case 2 estimated earnings per share for calendar year 2006 of 13.0x to 23.0x. The results of this analysis were not meaningful. No company utilized as a comparison in these analyses is identical to Nuance or ScanSoft.
      Precedent Transaction Multiples. Credit Suisse First Boston reviewed the following 35 selected precedent transactions in the software industry under $500 million since January 2004 and calculated several metrics for those selected transactions for which financial information of the target company was publicly available.

Announcement Date	Target	Acquiror

04/07/05	Concord Communications, Inc.	Computer Associates International, Inc.
03/22/05	Eidos plc	SCi Entertainment Group Plc
03/21/05	Lenel Systems International, Inc.	United Technologies Corporation
03/07/05	Marlborough Stirling Plc	Vertex Data Science Limited
03/01/05	Blue Martini Software, Inc.	Multi-Channel Holdings, Inc.
02/22/05	JDV Ltd.	IWL Ltd.
02/17/05	Financial Models Company Inc.	SS&C Technologies, Inc.
01/27/05	MAPICS, Inc.	Infor Global Solutions, Inc.
01/25/05	Corio, Inc.	IBM Corp.
01/24/05	Speedware Corp., Inc.	Activant Solutions, Inc.
01/18/05	Cedara Software Corp.	Merge eFilm
01/18/05	IMPAC Medical Systems, Inc.	Elekta AB
01/07/05	Vastera Inc.	JP Morgan Chase and Company
01/04/05	Tecnomatix Technologies, Ltd	UGS Corp.
12/29/04	Financial Models Company Inc.	1066821 Ontario, Inc.
12/17/04	BHC Investments (Fiserv) Inc.	Fidelity Investments
12/03/04	i-Many, Inc.	Selectica, Inc.
12/01/04	Nassda Corporation	Synopsys Inc.
11/15/04	Digital Illusions CE AB	Electronic Arts Inc.
11/15/04	Phonetic Systems, Ltd	ScanSoft, Inc.
11/15/04	Alphameric PLC-Retail Division	Torex Retail PLC
11/08/04	Yayoi Co., Ltd.	Livedoor Co., Ltd.
11/08/04	Mosaic Software Holdings Limited	S1 Corp.
10/20/04	nCUBE Corp.	C-COR Inc.
10/06/04	Netegrity, Inc.	Computer Associates International, Inc.
10/06/04	Encoda Systems Holdings, Inc.	Harris Corp.
10/05/04	QAS Ltd.	Experian, Inc.
10/05/04	AD OPT Technologies Inc.	Kronos Inc.
06/29/04	Inet Technologies, Inc.	Tektronix, Inc.
04/29/04	Marimba, Inc.	BMC Software, Inc.
03/25/04	DigitalThink, Inc.	Convergys Corp.
01/29/04	Poorman-Douglas Corp.	EPIQ systems, Inc.
01/28/04	Sanchez Comp. Assoc., Inc.	Fidelity National Financial, Inc.
01/23/04	FreeMarkets, Inc.	Ariba, Inc.
The metrics calculated by Credit Suisse First Boston included the fully-diluted aggregate value of each target company as a multiple of estimated next twelve months (NTM) revenues and last twelve months (LTM) revenues and the price per share as a multiple of estimated next twelve months earnings and last twelve months earnings. Credit Suisse First Boston Credit Suisse First Boston derived the following information from data observed for the selected precedent transactions:

	Fully-Diluted Aggregate		Price per Share/
	Value/ Revenues		Earnings per Share

	LTM	NTM	LTM	NTM

Multiple range	0.8x - 8.9x	0.6x - 8.3x	13.5x - 206.3x	15.8x - 58.6x
      Credit Suisse First Boston then calculated implied prices per Nuance share using (i) a derived range of multiples of aggregate value to Nuance last twelve months revenues of 2.0x to 3.5x, (ii) a derived range of multiples of aggregate value to Nuance Case 1 and Nuance Case 2 estimated next twelve months revenues of 2.0x to 3.0x and (iii) a derived range of multiples of price per share to estimated next twelve months Nuance Case 1 earnings per share of 15.0x to 50.0x. The analysis described above indicated the following range of implied prices per share of ScanSoft common stock:

Implied Price Per Nuance Share	$1.44 - $6.20
      No company or transaction utilized as a comparison in this analysis is identical to Nuance or ScanSoft or the contemplated merger. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.
      Precedent Transaction Premiums. Credit Suisse First Boston calculated the premium paid in 207 selected transactions in the global technology sector over $50 million since January 1, 2002. Premiums calculated for the selected transactions were based on the target company’s stock price one day and thirty days prior to announcement of the relevant transaction. Credit Suisse First Boston derived the following information from data observed for the selected precedent transactions:

	Premium Over	Premium Over
	Stock Price One	Stock Price Thirty
	Day Prior to	Days Prior to
207 Global Technology Transactions	Transaction	Transaction

25th Percentile	13.8%	16.7%
Median Premium	26.2%	35.4%
Mean Premium	34.4%	39.9%
75th Percentile	43.4%	57.0%
      Credit Suisse First Boston then calculated that applying (i) a premium of 13.8% to 43.4% to the Nuance common stock closing share price of $3.05 on May 4, 2005 and (ii) a premium of 16.7% to 57.0% to the Nuance common stock closing share price of $2.94 on March 23, 2005 (the date thirty trading days prior to May 4, 2004) resulted in the following range of implied prices per share of Nuance common stock:

Implied Price Per Nuance Share	$3.43 - $4.62
      Credit Suisse First Boston also reviewed 35 selected transactions in the software industry under $500 million since January 2004 and calculated the premium paid by the acquiror in those transactions in which the target company was publicly listed. Premiums calculated for the selected transactions were based on the target company’s stock price one day and thirty days prior to announcement of the relevant transaction. Credit Suisse First Boston derived the following information from data observed for the selected precedent transactions:

	Premium Over	Premium Over
	Stock Price One	Stock Price Thirty
	Day Prior to	Days Prior to
35 Software Transactions	Transaction	Transaction

Mean Premium	34%	39%
Median Premium	36%	42%

      Credit Suisse First Boston also calculated that applying a premium of 20% to 60% to (i) the Nuance common stock closing share price of $3.05 on May 4, 2005 and (ii) the Nuance common stock closing share price of $2.94 on March 23, 2005 resulted in the following range of implied prices per share of Nuance common stock:

Implied Price Per Nuance Share	$3.53 - $4.88
      No company or transaction utilized as a comparison in this analysis is identical to Nuance or ScanSoft or the contemplated merger. Mathematical analysis, such as determining the mean or the median, is not in itself a meaningful method of using comparable market trading data.
      Relative Contribution Analysis. Credit Suisse First Boston analyzed the relative contributions of Nuance and ScanSoft to the pro forma total revenues, gross profit and operating income of the combined company, based on forecasts for Nuance and ScanSoft for calendar years 2005 and 2006 and a transaction in which the merger consideration would have consisted solely of ScanSoft common stock. Forecasts for ScanSoft were based on the internal forecasts of ScanSoft’s management while forecasts for Nuance were based on the financial forecasts provided by Nuance management as Nuance Case 1 and Nuance Case 2. Credit Suisse First Boston derived, among other things, the exchange ratio and the price per share of Nuance common stock implied by such relative contributions based on the ScanSoft closing common stock share price of $4.24 on May 4, 2005. This analysis indicated the ranges of implied prices per share and implied exchange ratios set forth in the table below. Credit Suisse First Boston also calculated that the merger consideration and the ScanSoft closing common stock price on May 4, 2005, implied an exchange ratio of 1.289x (assuming a transaction in which the merger consideration consisted solely of ScanSoft common stock).

Implied Price Per Nuance Share	$3.59 - $4.42
Implied Exchange Ratio	0.847x - 1.042x
      Pro Forma Earnings per Share Impact Analysis. Credit Suisse analyzed certain pro forma effects estimated to result from the merger, including, among other things, the estimated effect of the merger on the estimated earnings per share for the combined company for the 12 months period ending on September 30, 2006 both excluding and including the potential synergies estimated by the managements of ScanSoft and Nuance to result from the merger. Credit Suisse First Boston’s analysis was based on the internal forecasts provided by the management of ScanSoft and on the internal forecasts provided by the management of Nuance as Nuance Case 1 and Nuance Case 2. Credit Suisse First Boston’s analysis also assumed the successful consummation of the Warburg Pincus financings. Credit Suisse First Boston’s analysis did not take into account restructuring charges or non-cash accounting charges. The following table sets forth the estimated accretion/(dilution) to the combined company’s estimated earnings per share for the 12 months period ending on September 30, 2006 derived from this analysis:

Percentage Accretion/
(Dilution)

Estimated pro forma earnings per share for the 12 months period ending September 30, 2006 based on:
Nuance Case I (including estimated synergies)	12.9%
Nuance Case I (excluding estimated synergies)	(13.5)%
Nuance Case II (including estimated synergies)	(0.2)%
Nuance Case II (excluding estimated synergies)	(26.6)%
      Credit Suisse First Boston’s opinion and presentation to the Nuance board of directors was one of many factors taken into consideration by the Nuance board of directors in making its determination to engage in the merger. Consequently, the analyses described above should not be viewed as determinative of the determination of the Nuance board of directors or the management of Nuance with respect to the value of Nuance or whether the Nuance board of directors would have been willing to agree to a different merger consideration.

      The Nuance board of directors retained Credit Suisse First Boston to act as its financial advisor in connection with the merger. Credit Suisse First Boston was selected by the Nuance board of directors based on Credit Suisse First Boston’s qualifications, expertise and reputation. Credit Suisse First Boston is an internationally recognized investment banking and advisory firm. Credit Suisse First Boston, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Credit Suisse First Boston and its affiliates have in the past provided investment banking and other financial services to Nuance unrelated to the merger for which Credit Suisse First Boston and its affiliates have received compensation and Credit Suisse First Boston and its affiliates may in the future provide investment banking and other financial services to Nuance and ScanSoft, for which Credit Suisse First Boston and its affiliates would expect to receive compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may acquire, hold or sell, for their own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Nuance, ScanSoft and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. Credit Suisse First Boston and certain of its affiliates and certain of Credit Suisse First Boston and its affiliates respective employees and certain private investment funds affiliated or associated with Credit Suisse First Boston hold directly or indirectly securities in stockholders of ScanSoft, including investment funds associated or affiliated with Warburg Pincus.
      Pursuant to an engagement letter dated as of December 3, 2002, Nuance engaged Credit Suisse First Boston to provide financial advisory services to the Nuance board of directors in connection with strategic transactions such as the merger, including, among other things, rendering its opinion. Pursuant to the terms of the engagement letter, Credit Suisse First Boston will receive a transaction fee for its services, the total amount of which will be calculated upon consummation of the merger in accordance with the terms of the engagement letter and will depend upon the average closing trading price of the ScanSoft common stock over a period prior to consummation of the merger. If calculated based on the average closing trading price of the ScanSoft common stock over a comparable period prior to announcement of the proposed merger on May 9, 2005, the Credit Suisse First Boston fee would be approximately $3.7 million, a significant portion of which would be contingent upon the consummation of the merger. Credit Suisse First Boston will also receive a fee equal to 25% of the transaction fee described above for rendering its opinion, which fee, to the extent paid, will be credited against the transaction fee described above. In addition, Nuance has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including attorney’s fees, incurred in connection with its engagement and to indemnify Credit Suisse First Boston and certain related persons against certain liabilities and expenses arising out of or in conjunction with its rendering of services under its engagement, including liabilities arising under the federal securities laws.
Interests of Certain Persons in the Merger and the Warburg Pincus Financing
      When ScanSoft and Nuance stockholders consider the recommendation of the boards of directors of ScanSoft and Nuance with respect to the merger and when ScanSoft stockholders consider the recommendation of the board of directors of ScanSoft with respect to the Warburg Pincus financing they should be aware that some of the executive officers and directors of ScanSoft and Nuance have interests in connection with the merger, and that a director of ScanSoft has an interest in connection with the Warburg Pincus financing, that are different from, or in addition to, the interests of their respective stockholders, as summarized below. In making their decision to recommend the merger, the boards of directors of ScanSoft and Nuance were aware of these interests and considered them among the other matters described above under the sections entitled “The Merger — Consideration of the Merger by ScanSoft — ScanSoft’s Reasons for the Merger and Recommendation of the ScanSoft Board of Directors” on page 55 and “The Merger — Consideration of the Merger by Nuance — Nuance’s Reasons for the Merger and Recommendation of the Nuance Board of Directors” on page 63. In addition, in making its decision to recommend the Warburg Pincus financing, the board of directors of ScanSoft was aware of these interests and considered them among other factors.

Interests of ScanSoft Directors and Executive Officers in the Merger and the Warburg Pincus Financing
      Mr. William H. Janeway, one of ScanSoft’s directors, is a Vice Chairman of Warburg Pincus LLC and was nominated by Warburg Pincus to the board of directors of ScanSoft pursuant to the terms of the Original Stockholders Agreement. As such, Mr. Janeway may be deemed to have a pecuniary interest in the ScanSoft shares held by Warburg Pincus. Before the closing of the merger and the Warburg Pincus financing, Warburg Pincus may be deemed to beneficially own, in the aggregate, 23,242,544 shares of ScanSoft common stock or 19.8% of the outstanding class of ScanSoft common stock which includes (i) 15,791,338 shares of ScanSoft common stock, (ii) warrants that are exercisable for up to an aggregate of 3,888,968 shares of ScanSoft common stock, and (iii) 3,562,238 shares of ScanSoft common stock issuable upon the conversion of non-voting Series B Preferred Stock. In addition, Mr. Janeway is the owner of record of options to purchase an aggregate of 65,000 shares of ScanSoft common stock.
      Ms. Katharine Martin, one of ScanSoft’s directors, and the owner of record of 1,000 shares of ScanSoft common stock and options to purchase an aggregate of 135,000 shares of ScanSoft common stock, is a member of Wilson Sonsini Goodrich & Rosati, P.C., the law firm representing ScanSoft in connection with the merger and the Warburg Pincus financing and ScanSoft’s primary outside corporate and securities counsel. Wilson Sonsini will receive customary fees in connection with services performed relating to the merger and the Warburg Pincus financing.
      In connection with the Warburg Pincus financing, Warburg Pincus has agreed to purchase an aggregate of 14,150,943 shares of ScanSoft common stock and warrants to purchase an aggregate of 3,177,570 shares of ScanSoft common stock contingent upon the closing of the merger and pursuant to the terms of the Stock Purchase Agreement, such that Warburg Pincus will beneficially own approximately 25% of the common stock of ScanSoft following the closings of the merger and Warburg Pincus financing, assuming that they do not transfer the shares of ScanSoft common stock beneficially owned by them prior to such time.
      Further, pursuant to a commitment letter, dated as of May 5, 2005, Warburg Pincus agreed to enter into an agreement to purchase $25.0 million of additional ScanSoft common stock, if ScanSoft should so request it to do so, subject to satisfaction of certain conditions.

Interests of Nuance Directors and Executive Officers in the Merger
      Ownership of Nuance Common Stock. Nuance directors and executive officers hold shares of Nuance’s common stock as set forth in the section entitled “Other Information — Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Upon the effectiveness of the first step merger, each such share of Nuance’s common stock held by Nuance’s directors and executive officers will be converted into the right to receive the merger consideration described above.
      Assumption of Stock Options and Accelerated Vesting. In the merger, all outstanding Nuance stock options, including those held by Nuance directors and executive officers, with an exercise price of $10.00 or less will be assumed by ScanSoft and become options to purchase shares of ScanSoft common stock. In addition, all Nuance stock options with an exercise price of more than $10.00, and that are not already fully vested, will accelerate and become fully vested prior to the effective time of the merger.

      The following table identifies, for each Nuance director and executive officer, as of April 15, 2005 (other than as noted below), the number of shares of Nuance common stock owned, the aggregate number of shares subject to outstanding options of Nuance common stock, the aggregate number of shares subject to outstanding vested and unvested options to purchase Nuance common stock (determined as of June 15, 2005), the weighted average exercise price of outstanding stock options and that person’s relationship to Nuance.
      An optionholder who exercises vested options at the effective time of the merger would realize, for each option exercised, the difference between the exercise price and the value of 0.77 shares of ScanSoft common stock plus $2.20.

	Aggregate			Aggregate	Weighted
	Shares of	Aggregate	Aggregate	Shares	Average
	Nuance	Shares	Shares	Subject	Exercise
	Common	Subject to	Subject	to	Price of
	Stock	Options	to Vested	Unvested	Outstanding
Name	Outstanding	Outstanding	Options	Options	Options	Relationship to Nuance

Berger, Charles	4,000	1,500,000	661,455	838,545	$2.41	Executive Officer & Director
Bergeron, Sandra	0	50,000	8,333	41,667	$2.98	Director
Carlson, Curtis	0	90,000	80,000	10,000	$8.04	Director
Croen, Ronald	330,333	1,028,236	969,899	58,337	$6.19	Director
Federman, Irwin	40,000	90,000	80,000	10,000	$8.04	Director
Herzig, Alan	76,333	115,000	105,000	10,000	$6.78	Director
Morgenthaler, Gary	89,419	90,000	80,000	10,000	$8.04	Director
Nagel, David	0	50,000	25,000	25,000	$4.39	Director
Quigley, Phillip	7,000	160,000	150,000	10,000	$7.12	Director
Blasing, Karen	0	310,000	138,125	171,875	$5.24	Executive Officer
Cross, Glenn	0	200,000	0	200,000	$4.26	Executive Officer
Lee, Eng Yew	10,024	255,209	163,542	91,667	$6.98	Executive Officer
Neilsson, Douglas Clark	1,944	205,000	46,041	158,959	$6.21	Executive Officer
Sharp, R. Douglas	2,000	258,730	117,374	141,356	$5.74	Executive Officer
Smith, Lynda Kate	6,000	350,000	190,103	159,897	$6.10	Executive Officer
Taylor, Donna	14,085	316,250	229,583	86,667	$7.26	Executive Officer
      Stock Option Agreements with Executive Officers. Nuance has entered into stock option agreements with each of its executive officers, including Ronald Croen, its former President and Chief Executive Officer, who is currently a director of Nuance, which provide that, in the event the executive officer is constructively terminated or terminated without cause within one year following a change of control, the officer will receive accelerated vesting of 50% of all of such officer’s then unvested options, provided that the officer has also been employed with Nuance for at least one year prior to any change of control. The stock option agreements entered into with Douglas Clark Neilsson, Nuance’s Vice President, Secretary and General Counsel, also provide that, if such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.
      Employment Agreement with Nuance’s CEO. The employment agreement with Charles Berger, Nuance’s President and Chief Executive Officer, which was entered into in March 2003, entitles him to certain benefits in the event of a change in control of Nuance. If Mr. Berger is terminated by a successor corporation without cause, or if Mr. Berger resigns for good reason within 12 months following a change in control, 50% of his unvested options will vest immediately. If such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.
      Change in Control and Retention Agreements. Nuance has entered into a Change of Control and Retention Agreement (the “Retention Agreement”) with each of its officers, other than its Chief Executive Officer, who are subject to the reporting requirements of Section 16 of the Exchange Act and three other officers (the “Other Officers”). Under the terms of the Retention Agreement, in the event of a change of control of Nuance, each such Nuance officer will be entitled, if terminated without cause or constructively terminated with good reason within 18 months after the change of control, (a) to receive a cash severance payment equal to her or his annual salary and annual bonus (six months of salary and annual bonus, in the case of the Other Officers), and (b) to have accelerated the vesting of 50% of his or her unvested options. In December 2004, the board of directors of Nuance approved the company entering into the Retention Agreements, all of which were ultimately entered into in March 2005.
      Indemnification. ScanSoft and Nuance directors and officers have customary rights to indemnification against losses incurred as a result of actions or omissions occurring prior to the effective time of the merger. The merger agreement provides that, for a period of six years after the completion of the merger, ScanSoft shall, and will cause Nuance (as a wholly owned subsidiary) to, fulfill all obligations of Nuance to indemnify Nuance directors and officers under any indemnification agreements between Nuance and its directors and employees, and the limited liability operating agreement of the surviving entity in the merger will contain provisions with respect to exculpation and indemnification that are at least as favorable to Nuance directors and officers as those contained in the certificate of incorporation and by-laws of Nuance prior to the effective time of the merger. In addition, subject to certain limitations, for a period of six years after the effective time of the merger, ScanSoft or the surviving entity of the merger will agree to purchase directors’ and officers’ liability tail coverage, on terms comparable to those applicable to the current directors and officers of Nuance, and covering all periods prior to the effective time of the merger.
      Voting Agreements. Nuance directors and officers have entered into voting agreements with ScanSoft in connection with the merger. See the section entitled “Agreements Related to the Merger — Nuance Voting Agreements” beginning on page 105 for a description of these agreements.
      Appointment of Nuance Designees to the Board of Directors of ScanSoft. Under the merger agreement, ScanSoft has agreed to take all action necessary to appoint two persons designated by Nuance and reasonably acceptable to ScanSoft to serve on the board of directors of ScanSoft.
      As a result of the interests described above under each heading, Nuance’s executive officers and directors have interests in the merger that may have made them more likely to vote to adopt, and recommend adoption of, the merger agreement, than if they did not hold these interests.
Board of Directors of ScanSoft Following the Merger
      ScanSoft currently intends to make changes to the ScanSoft board of directors following completion of the merger such that the ScanSoft board of directors shall include two directors designated by Nuance, one of whom is expected to be Charles W. Berger, the Chief Executive Officer of Nuance and a director of Nuance.
      Pursuant to the terms of the Amended and Restated Stockholders Agreement, Warburg Pincus will have the opportunity to appoint an additional director following the closing of the merger, provided that certain conditions regarding Warburg Pincus’ share ownership continue to be maintained.
Material U.S. Federal Income Tax Consequences of the Merger
      Subject to the assumptions and limitations discussed below and in the opinions of Wilson Sonsini Goodrich & Rosati, P.C., counsel to ScanSoft, and Fenwick & West LLP, counsel to Nuance, the following discussion sets forth the material U.S. federal income tax consequences of the merger to Nuance stockholders. This discussion is based on the currently existing provisions of the Internal Revenue Code, the regulations thereunder, and interpretations thereof by courts and governmental agencies, all of which are subject to change, possibly with retroactive effect. It does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances (such as stockholders who acquired shares of Nuance common stock in connection with certain stock option or stock purchase plans or in certain other compensatory transactions) or to a person that may be subject to special treatment under the Internal Revenue Code (such as a stockholder that is a tax-exempt entity, foreign persons, financial institutions, dealers in securities or currencies, insurance companies, mutual funds, regulated investment companies, real estate investment trusts, a stockholder who holds his or her shares as a hedge, straddle or other risk reduction strategy, or a stockholder treated as a partnership or other flow-through entity). This summary does not discuss any tax considerations under local, state, or foreign laws or under estate, gift, excise or other non-income tax laws. It does not discuss the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not in connection with the merger, including, without limitation, any transaction in which shares of Nuance common stock are acquired or shares of ScanSoft common stock are disposed of). This summary does not discuss the tax consequences of the merger to holders of debt, options, warrants or other securities of Nuance other than stock. This summary assumes that the shares of Nuance common stock are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code (generally, assets held for investment purposes). Except as indicated, this summary assumes that a stockholder is a citizen or resident of the United States, a corporation or other entity treated as a corporation created or organized in the United States, or otherwise a person treated as a U.S. person for U.S. federal income tax purposes.
      ACCORDINGLY, NUANCE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER INCLUDING APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.
      The parties intend that the merger will qualify as a “reorganization” pursuant to Section 368(a) of the Code. Completion of the first step merger is conditioned upon the receipt by ScanSoft and Nuance of the closing tax opinions. The closing tax opinions will be subject to certain assumptions, limitations and qualifications, and will be based upon the truth and accuracy of certain customary representations of ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance. The closing tax opinions will neither bind the IRS nor preclude the IRS from adopting a contrary position.
      In order for the closing tax opinions to be rendered, the continuity of interest test must be met. The continuity of interest test requires that, after the merger, the Nuance stockholders must continue to own a substantial part of the value of their proprietary interests in Nuance by virtue of their ownership of ScanSoft common stock. There is no definitive standard for determining whether the continuity of interest test has been met. For purposes of rendering the tax opinion, however, the continuity of interest test will be considered satisfied if the value, as of the effective time of the first step merger, of the ScanSoft common stock received by the Nuance stockholders constitutes at least 40% of the total value of the aggregate merger consideration, including amounts received by Nuance stockholders exercising their dissenters’ or appraisal rights. For purposes of the “continuity of interest test,” tax counsel will consider the value of a share of ScanSoft common stock to be the average of the high and low sales prices of a share of ScanSoft common stock on the last trading day prior to the date of the closing of the first step merger, which we refer to as the closing date price. If less than 40% of the total value of the merger consideration consists of ScanSoft common stock (calculated using the closing date price), then the aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued in the merger, until the value of the common stock received constitutes at least 40% of the total value of the aggregate merger consideration.
      No ruling from the IRS has been or will be requested in connection with the merger. In addition, the tax opinions discussed in this section are not binding on the IRS. The Internal Revenue Service could adopt a contrary position and a contrary position could be sustained by a court. If the IRS successfully challenges the reorganization status of the Merger, the tax consequences of the transaction could differ materially from those summarized below.
      As a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the following U.S. federal income tax consequences will result:

(i) No gain or loss will be recognized by a Nuance stockholder who receives ScanSoft common stock in exchange for Nuance common stock, except that gain realized will be recognized to the extent of cash received in the merger;

(ii) The tax basis of the ScanSoft common stock received by a Nuance stockholder in the merger will be the same as the tax basis in the Nuance common stock exchanged therefor, increased by the gain recognized and reduced by the cash consideration received in the merger and the tax basis allocable to fractional shares;

(iii) The holding period of the ScanSoft common stock received by a Nuance stockholder in the merger will include the holding period of the Nuance common stock exchanged therefore;

(iv) No gain or loss will be recognized by Nuance or ScanSoft in the merger; and

(v) In the case of cash received in lieu of fractional shares, such fractional shares shall be treated as having been issued and then immediately redeemed for cash in a separate transaction. The sale of a fractional share generally will result in capital gain or loss to the stockholder measured by the difference between the proceeds of the sale and the basis of the fractional share. Any such capital gain will be long term capital gain if the Nuance stockholder’s holding period for his or her Nuance stock is more than one year.
      The gain realized on the disposition of property is computed by reference to the tax basis in the property disposed of and the amount realized on the disposition, which is the sum of the cash and the fair market value of the ScanSoft common stock received in exchange for the Nuance common stock. Any gain realized by a Nuance stockholder in the merger is recognized only to the extent of the cash consideration received. Nuance stockholders will not be permitted to recognize any loss in connection with the merger. For this purpose, a Nuance stockholder must calculate gain or loss separately for each identifiable block of shares of Nuance common stock that the stockholder surrenders in the first step merger. Because losses are not permitted to be recognized, a Nuance stockholder cannot offset a loss realized on one block of shares against a gain recognized on another block of shares. In general, any gain recognized should be capital gain and should generally be long term capital gain if the holding period of Nuance common stock exchanged in the merger is more than one year. In the case of an individual, the maximum U.S. federal income tax rate on long-term capital gain is currently 15%; otherwise, capital gains are generally taxed at regular rates for individuals and corporations.
      A Nuance stockholder who exercises appraisal or dissenter’ rights with respect to a share of Nuance common stock will generally recognized capital gain or loss measured by the difference between the amount of cash received and the tax basis of such Nuance common stock. Such capital or loss will be long-term gain or loss if the shares of Nuance common stock were held for more than one year at the time of the First Step merger. However, the amount of cash received may be treated as a dividend if the dissenting Nuance stockholder actually or constructively owns ScanSoft common stock after the First Step merger.
      In order to avoid “backup withholding” of federal income tax on payments to Nuance stockholders, each Nuance stockholder must, unless an exception applies, provide the payor with such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W 9 (or, if appropriate, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. A Form W 9 will be provided to you. If a Nuance stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at a 28% rate. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.
      Nuance stockholders will be required to attach a statement to their United States federal income tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder’s tax basis in shares of Nuance common stock and a description of the ScanSoft common stock received.
      THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT

PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT AND RELY ON THEIR OWN RESPECTIVE TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS.
Accounting Treatment of the Merger
      ScanSoft will account for the merger using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” As such, the assets acquired and liabilities assumed of Nuance will be recorded at their fair values as of the date of the merger. Any excess of the purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired will be recorded as goodwill. The results of operations of Nuance will be included in ScanSoft’s results of operations from the date of the closing of the merger.
Regulatory Approvals
      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, neither the merger nor the Warburg Pincus financing may be consummated unless certain filings have been submitted to the FTC and the Antitrust Division and certain waiting period requirements have been satisfied. ScanSoft and Warburg Pincus filed the appropriate notification and report forms with respect to the Warburg Pincus financing and ScanSoft and Nuance filed the appropriate notification and report forms with respect to the merger with the FTC and with the Antitrust Division on May 20, 2005 and May 23, 2005, respectively. The waiting period with respect to the Warburg Pincus financing has expired. The Antitrust Division has requested additional information and documentary material in connection with its review of the proposed merger. This request will result in an extension of the waiting period under the HSR Act until 30 days after ScanSoft and Nuance “substantially comply” with the request, unless the waiting period is terminated earlier or extended with the consent of ScanSoft and Nuance. The Antitrust Division may impose conditions upon its approval of the merger, which may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. Subject to compliance with the terms of the merger agreement, ScanSoft may not be willing to accept such conditions, and the merger thus may not be consummated. Furthermore, ScanSoft and Nuance stockholders may be voting on the matters presented at their respective stockholder meetings before the waiting period terminates or before any challenge to the merger on antitrust grounds is resolved. Any conditions that must be agreed upon to obtain Antitrust Division approval of the merger may be finalized subsequent to the stockholder votes at the respective ScanSoft and Nuance stockholder meetings.
      The FTC and the Antitrust Division frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of ScanSoft or Nuance. In addition, certain private parties, as well as state attorneys general and other antitrust authorities, may challenge the transaction under antitrust laws under certain circumstances.
      In addition, the merger may be subject to various foreign antitrust laws.
      ScanSoft and Nuance believe that the completion of the merger will not violate any antitrust laws. However, there can be no assurance, however, that a challenge to the merger on antitrust grounds will not be made, or, if such a challenge is made, what the result will be.
Listing on the Nasdaq National Market of ScanSoft Shares Issued Pursuant to the Merger
      ScanSoft will use all reasonable efforts to cause the shares of ScanSoft common stock to be issued in connection with the merger to be authorized for listing on the NASDAQ National Market before the completion of the merger, subject to official notice of issuance. The authorization of such shares for listing on the NASDAQ National Market is a condition to the merger.
Delisting and Deregistration of Nuance Common Stock After the Merger
      When the merger is completed, Nuance common stock will be delisted from the NASDAQ National Market and deregistered under the Exchange Act. Pursuant to the merger agreement, no later than 90 days following the effective time of the merger, ScanSoft will change the corporate name to “Nuance” and following such name change, ScanSoft will change its trading symbol to “NUAN” or another symbol mutually agreed to by Nuance and ScanSoft.
Restrictions on Sales of Shares of ScanSoft Common Stock Received in the Merger
      The shares of ScanSoft common stock to be issued in connection with the merger will be registered under the Securities Act and will be freely transferable, except for shares of ScanSoft common stock issued to any person who is deemed to be an “affiliate” of Nuance prior to the merger. Persons who may be deemed to be “affiliates” of Nuance prior to the merger include individuals or entities that control, are controlled by, or are under common control of Nuance prior to the merger, and may include officers and directors, as well as principal stockholders of Nuance prior to the merger. Affiliates of Nuance will be notified separately of their affiliate status.
      Persons who may be deemed to be affiliates of Nuance prior to the merger may not sell any of the shares of ScanSoft common stock received by them in connection with the merger except pursuant to:

•	an effective registration statement under the Securities Act covering the resale of those shares;

•	an exemption under paragraph (d) of Rule 145 under the Securities Act; or

•	any other applicable exemption under the Securities Act.
      ScanSoft’s registration statement on Form S-4, of which this joint proxy statement/ prospectus is a part, does not cover the resale of shares of ScanSoft common stock to be received in connection with the merger by persons who may be deemed to be affiliates of Nuance prior to the merger.
Appraisal Rights
      Holders of record of Nuance common stock who do not vote in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, and who otherwise comply with the applicable provisions of Section 262 of the Delaware General Corporation Law, which we refer to throughout this joint proxy statement/prospectus as the DGCL, will be entitled to exercise appraisal rights under Section 262 of the DGCL. A person having a beneficial interest in shares of Nuance common stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.
      The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is reprinted in its entirety as Annex H and incorporated into this joint proxy statement/prospectus by reference. All references in Section 262 of the DGCL and in this summary to a “shareholder,” “stockholder” or “holder” are to the record holder of the shares of Nuance common stock as to which appraisal rights are asserted.
      Under Section 262 of the DGCL, holders of shares of Nuance common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their Nuance common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of these shares of Nuance common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by that court.

      Under Section 262 of the DGCL, when a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the approval of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by Nuance stockholders, the company, not less than 20 days prior to the meeting, must notify each of its stockholders who was a stockholder on the record date for this meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in this required notice a copy of Section 262 of the DGCL.
      This joint proxy statement/ prospectus constitutes the required notice to the holders of these shares of Nuance common stock and the applicable statutory provisions of the DGCL are attached to this joint proxy statement/prospectus as Annex H. Any Nuance stockholder who wishes to exercise their appraisal rights or who wishes to preserve their right to do so should review the following discussion and Annex H carefully, because failure to timely and properly comply with the procedures specified in Annex H will result in the loss of appraisal rights under the DGCL.
      A holder of Nuance common stock wishing to exercise appraisal rights must not vote in favor of the approval and adoption of the merger agreement and must deliver to Nuance before the taking of the vote on the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the Nuance stockholder meeting a written demand for appraisal of their Nuance common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from the vote on the merger or against the merger. This demand must reasonably inform Nuance of the identity of the stockholder and of the stockholder’s intent thereby to demand appraisal of their shares. A holder of Nuance common stock wishing to exercise appraisal rights must be the record holder of these shares of Nuance common stock on the date the written demand for appraisal is made and must continue to hold these shares of Nuance common stock through the effective date of the merger. Accordingly, a holder of Nuance common stock who is the record holder of Nuance common stock on the date the written demand for appraisal is made, but who thereafter transfers these shares of Nuance common stock prior to consummation of the merger, will lose any right to appraisal in respect of these shares of Nuance common stock.
      A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, or abstain from voting on the merger agreement.
      Only a holder of record of Nuance common stock on the record date for the Nuance special meeting is entitled to assert appraisal rights for the shares of Nuance common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s mailing address and the number of shares registered in the holder’s name, and must state that the person intends to demand appraisal of the holder’s shares pursuant to the merger agreement. If the shares of Nuance common stock are held of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the Nuance common stock is held of record by more than one holder as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint holders. An authorized agent, including an agent for one or more joint holders, may execute a demand for appraisal on behalf of a holder of record. The agent, however, must identify the record holder or holders and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the holder or holders. A record holder such as a broker who holds Nuance common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Nuance common stock held for one or more beneficial owners while not exercising appraisal rights with respect to the Nuance common stock held for other beneficial owners. In this case, the written demand should set forth the number of shares of Nuance common stock as to which appraisal is sought. When no number of shares of Nuance common stock is expressly mentioned, the demand will be presumed to cover all Nuance common stock in brokerage accounts or other nominee forms held by such record holder, and those who hold shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights under Section 262 of the DGCL are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.
      All written demands for appraisal should be sent or delivered to Nuance Communications, 1350 Willow Road, Menlo Park, California 94025, Attention: Corporate Secretary.
      Within ten days after the effective date of the merger, Nova Acquisition LLC, or its successor in interest, which we refer to generally as the surviving company, will notify each former Nuance stockholder who has properly asserted appraisal rights under Section 262 of the DGCL and has not voted in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, of the date the merger became effective.
      Within 120 days after the effective date of the merger, but not thereafter, the surviving company or any former Nuance stockholder who has complied with the statutory requirements summarized above may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Nuance common stock that are entitled to appraisal rights. None of ScanSoft, the surviving company or Nuance is under any obligation to and none of them has any present intention to file a petition with respect to the appraisal of the fair value of the shares of Nuance common stock. Accordingly, it is the obligation of Nuance stockholders wishing to assert appraisal rights to take all necessary action to perfect and maintain their appraisal rights within the time prescribed in Section 262 of the DGCL.
      Within 120 days after the effective date of the merger, any former Nuance stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving company a statement setting forth the aggregate number of shares of Nuance common stock not voted in favor of adopting the merger agreement and the transactions contemplated by the merger agreement, including the merger, and with respect to which demands for appraisal have been timely received and the aggregate number of former holders of these shares of Nuance common stock. These statements must be mailed within ten days after a written request therefore has been received by the surviving company or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.
      If a petition for an appraisal is filed timely with the Delaware Court of Chancery by a former Nuance stockholder and a copy thereof is served upon the surviving company, the surviving company will then be obligated within 20 days of service to file with the Delaware Register in Chancery a duly certified list containing the names and addresses of all former Nuance stockholders who have demanded appraisal of their shares of Nuance common stock and with whom agreements as to value have not been reached. After notice to such former Nuance stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery may conduct a hearing on such petition to determine those former Nuance stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the former Nuance stockholders who demanded appraisal of their shares of Nuance common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding. If any former stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that former stockholder.
      After determining which, if any, former Nuance stockholders are entitled to appraisal, the Delaware Court of Chancery will appraise their shares of Nuance common stock, determining their “fair value,” exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Nuance stockholders considering seeking appraisal should be aware that the fair value of their shares of Nuance common stock as determined under Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares of Nuance common stock.

      The costs of the appraisal action may be determined by the Delaware Court of Chancery and levied upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a former Nuance stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any former Nuance stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, be charged pro rata against the value of all of the shares of Nuance common stock entitled to appraisal.
      Any holder of Nuance common stock who has duly demanded an appraisal in compliance with Section 262 of the DGCL will not, after the consummation of the merger, be entitled to vote the shares of Nuance common stock subject to this demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Nuance common stock (except dividends or other distributions payable to holders of record of Nuance common stock as of a record date prior to the effective date of the merger).
      If any stockholder who properly demands appraisal of their Nuance common stock under Section 262 of the DGCL fails to perfect, or effectively withdraws or loses, their right to appraisal, as provided in Section 262 of the DGCL, that stockholder’s shares of Nuance common stock will be converted into the right to receive the consideration payable with respect to those shares of Nuance common stock in accordance with the merger agreement (without interest). A Nuance stockholder will fail to perfect, or effectively lose or withdraw, their right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers to Nuance or the surviving company, as the case may be, a written withdrawal of their demand for appraisal. Any attempt to withdraw an appraisal demand in this matter more than 60 days after the effective date of the merger will require the written approval of the surviving company and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.
      Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of these rights, in which event a Nuance stockholder will be entitled to receive the consideration payable with respect to their shares of Nuance common stock in accordance with the merger agreement (without interest).
      Consequently, any Nuance stockholder willing to exercise appraisal rights is urged to consult with legal counsel prior to attempting to exercise such rights.

AGREEMENTS RELATED TO THE MERGER
The Merger Agreement
      The following is a summary of the material provisions of the merger agreement. This summary is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. You should read the merger agreement in its entirety, as it is the legal document governing this merger, and the provisions of the merger agreement are not easily summarized.

Structure of the Merger
      We propose a two step merger pursuant to which in the first step, Nova Acquisition Corporation, a wholly-owned subsidiary of ScanSoft, will merge with and into Nuance, and thereafter will cease to exist as a separate corporate entity. After the first step merger, Nuance will be a wholly owned subsidiary of ScanSoft. In the second step, Nuance will merge with and into Nova Acquisition LLC, a wholly-owned subsidiary of ScanSoft, and thereafter Nuance will cease to exist as a separate corporate entity. After the second step, Nova Acquisition LLC will be a wholly owned subsidiary of ScanSoft. Pursuant to the merger agreement, no later than 90 days following the effective time of the merger, ScanSoft will change its corporate name to “Nuance”.

Effective Time and Timing of Closing
      The first step merger will be completed and become effective when the certificate of merger related to the first step merger is filed with the Secretary of State of the State of Delaware, or at such later time as we may agree and as is specified in the certificate of merger, in accordance with Delaware law. The second step merger will be completed and become effective with the certificate of merger related to the second step merger is filed with the Secretary of State of the State of Delaware, in accordance with Delaware law and the Delaware LLC Act. We anticipate the effectiveness of the second step merger to occur as promptly as practicable after the first step merger. The first step merger and second step merger are collectively referred to as the “merger.” The closing of the merger will take place as soon as practicable after all conditions to the merger have been satisfied or waived, or on such other date as we may agree. We currently anticipate that we will complete the merger as soon as practicable after the ScanSoft special meeting and the Nuance special meeting, assuming ScanSoft’s and Nuance stockholders give their requisite approvals and all conditions to the merger have been satisfied or waived.

Merger Consideration
      Upon completion of the merger, each share of Nuance common stock outstanding immediately prior to the effective time of the merger will be canceled and extinguished and automatically converted into the right to receive (i) 0.77 of a share of ScanSoft common stock and (ii) $2.20 of cash upon surrender of the certificate representing such share of Nuance common stock in the manner provided in the merger agreement, subject to adjustment as described under “Reorganization for Tax Purposes; Tax Adjustment.”
      The exchange ratio in the merger will be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ScanSoft common stock or Nuance common stock), reorganization, recapitalization, reclassification or other like change with respect to ScanSoft common stock or Nuance common stock having a record date on or after the date of the merger agreement and prior to completion of the merger.
      Based on the exchange ratio and the number of shares of Nuance common stock outstanding as of May 9, 2005, a total of approximately 28,216,295 shares of ScanSoft common stock will be issued, and a total of approximately $80,617,988 in cash will be paid, in connection with the merger to holders of shares of Nuance common stock.

Reorganization for Tax Purposes; Tax Adjustment
      The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Consummation of the merger is conditioned upon receipt by ScanSoft and Nuance of tax opinions from counsel at closing to such effect. Under the merger agreement, if neither tax counsel to ScanSoft nor tax counsel to Nuance can render the closing tax opinion because they both reasonably determine that the merger may not satisfy the continuity of interest requirements for a tax-free reorganization under Section 368(a) of the Internal Revenue Code, or the “continuity of interest test,” then ScanSoft (after consultation with such tax counsel) will reduce the cash consideration and correspondingly increase the stock consideration to the minimum extent necessary to enable the closing tax opinion to be rendered. In addition, the option exchange ratio will be similarly adjusted to reflect the reduction in the cash consideration and the increase in the stock consideration. The aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued in the merger. The continuity of interest test requires that, after the merger, the Nuance stockholders must continue to own a substantial part of the value of their proprietary interests in Nuance by virtue of their ownership of ScanSoft common stock. There is no definitive standard for determining whether the continuity of interest test has been met. For purposes of rendering the tax opinion, however, the continuity of interest test will be considered satisfied if the value, as of the effective time of the first step merger, of the ScanSoft common stock received by the Nuance stockholders constitutes at least 40% of the total value of the aggregate merger consideration, including amounts received by Nuance stockholders exercising their dissenters’ or appraisal rights. For purposes of the “continuity of interest test,” tax counsel will consider the value of a share of ScanSoft common stock to be the average of the high and low sales prices of a share of ScanSoft common stock on the last trading day prior to the date of the closing of the first step merger, which we refer to as the closing date price. If less than 40% of the total value of the merger consideration consists of ScanSoft common stock (calculated using the closing date price), then the aggregate cash consideration will be reduced by $1.905 for each additional share of ScanSoft common stock to be issued until the value of the common stock to be received constitutes at least 40% of the total value of the aggregate merger consideration.

Fractional Shares
      ScanSoft will not issue any fractional shares of common stock in connection with the merger. Instead, each holder of Nuance common stock who would otherwise be entitled to receive a fraction of a share of ScanSoft common stock will be entitled to receive cash, without interest, in an amount equal to such fraction multiplied by $4.46.

Exchange of Nuance Stock Certificates for ScanSoft Stock Certificates
      Promptly following completion of the merger, US Stock Transfer Corporation, the exchange agent for the merger, will mail to each record holder of Nuance common stock a letter of transmittal and instructions for surrendering the record holder’s Nuance stock certificates in exchange for the consideration to be received by Nuance stockholders in the merger. Only those holders of Nuance common stock who properly surrender their Nuance stock certificates in accordance with the exchange agent’s instructions will receive:

•	certificates representing the number of whole shares of ScanSoft common stock to which they are entitled pursuant to the merger agreement;

•	cash representing the cash portion of the consideration to which they are entitled pursuant to the merger agreement; and

•	cash in lieu of any fractional share of ScanSoft common stock.
      The surrendered certificates representing Nuance common stock will be canceled. After the effective time of the merger, each certificate representing shares of Nuance common stock that has not been surrendered will represent only the right to receive each of the items, as the case may be, enumerated above. Following the completion of the merger, Nuance will not register any transfers of Nuance common stock on its stock transfer books. Holders of Nuance common stock should not send in their Nuance stock certificates until they receive a letter of transmittal from US Stock Transfer Corporation, the exchange agent for the merger, with instructions for the surrender of Nuance stock certificates.

Appraisal Rights
      Subject to compliance with the procedures set forth in Section 262 of the Delaware General Corporation Law, or DGCL, Nuance stockholders who do not vote in favor of the approval and adoption of the merger agreement and the merger and otherwise comply with the requirements of the DGCL will not receive the merger consideration in exchange for their shares, but instead will be entitled to appraisal rights in connection with the merger, whereby such stockholders may receive the appraised value of their shares of Nuance common stock held by them in accordance with the provisions of such Section 262 of the DGCL. Failure to take any of the steps required under Section 262 of the DGCL on a timely basis may result in a loss of those appraisal rights.

Distributions with Respect to Unexchanged Shares; Adjustments
      Holders of Nuance common stock are not entitled to receive any dividends or other distributions on ScanSoft common stock until the merger is completed. Such holders will not receive interest in respect of the cash portion of the merger consideration. In the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to Nuance common stock or ScanSoft common stock occurring after May 9, 2005 and prior to the closing of the merger, all calculations in the merger agreement that are based upon numbers of shares of any class or series (or trading prices therefor) affected by such event will be equitably adjusted to the extent necessary to provide the same economic effect as contemplated by the merger agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.

Transfers of Ownership and Lost Stock Certificates
      If the payment of the portion of the merger consideration to which a Nuance stockholder is entitled is to be paid to a person other than the person in whose name the certificates surrendered in exchange therefor are registered, it will be a condition of payment that the certificates so surrendered be properly endorsed and otherwise in proper form for transfer (including, if requested, a medallion guarantee), and that the persons requesting such payment will have paid to ScanSoft or any agent designated by it any transfer or other taxes required. In the event that any certificates representing Nuance common stock shall have been lost, stolen or destroyed, the holder of such certificate may need to deliver a bond prior to receiving any merger consideration.

Treatment of Nuance Stock Options
      Subject to the approval of the stockholders of ScanSoft, all options to purchase Nuance common stock outstanding under the Nuance 2001 Nonstatutory Stock Option Plan, the Nuance 2000 Stock Plan and the Nuance 1998 Stock Plan with an exercise price of $10.00 or less, and all options under the Nuance 1994 Flexible Stock Incentive Plan, regardless of exercise price, will be assumed by ScanSoft, and become an option to purchase ScanSoft common stock on the same terms and conditions as were applicable to the assumed option prior to the closing of the merger, except

•	each such option will be exercisable for such whole number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the product obtained by multiplying the number of shares of Nuance common stock issuable upon the exercise of such option, by the “option exchange ratio,” and

•	the exercise price per share for the ScanSoft common stock shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by the “option exchange ratio.”
      The option exchange ratio is defined as 0.77 (the stock consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), plus the quotient of (a) $2.20 (the cash consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), divided by (b) the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately preceding the closing date, subject to potential adjustment as described below under “Reorganization for Tax Purposes; Tax Adjustment.”
      The approval of ScanSoft’s stockholders is being sought for the Option Assumption because ScanSoft’s Amended and Restated By-Law provides that stockholder approval is required for ScanSoft to sell securities exercisable into common stock with an exercise price that is fixed after the date of the agreement. Since under the proposed treatment of the assumed Nuance options in accordance with the merger agreement, the option exercise price is based in part on the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately prior to the closing date, rather than being fixed as of the date the merger agreement was executed, the Option Assumption requires the approval of ScanSoft’s stockholders.
      In the event that the approval of the stockholders of ScanSoft is not obtained for the treatment of the Nuance options as described above, each Nuance option outstanding under the Nuance stock option plans with an exercise price of $10.00 or less will be assumed by ScanSoft and become an option to acquire ScanSoft common stock and cash, whereby

•	each such assumed option will be exercisable for that such number of shares of ScanSoft common stock equal to the number of shares of Nuance common stock issuable upon exercise of such option, multiplied by 0.77, and an amount of cash equal to the number of shares of Nuance common stock issuance upon exercise of such option, multiplied by $2.20, and

•	the exercise price per share for the ScanSoft common stock and cash shall be equal to the quotient of the exercise price per share for such option, divided by 0.77.
      All options outstanding with an exercise price of more than $10.00, and that are not already fully vested, will accelerate and become fully vested prior to the effective time of the first step merger, and shall terminate as of the effective time of the first step merger if not exercised prior to the effective time of the first step merger.

Treatment of Rights Under the Nuance Stock Purchase Plan
      The Nuance employee stock purchase plan shall be terminated immediately prior to the effective time of the merger if not earlier terminated by its terms, and Nuance shall take no action, pursuant to the terms of the Nuance employee stock purchase plan, to commence any new purchase and/or offering period. Any offering period underway under the Nuance employee stock purchase plan that extends beyond the effective time of the merger shall be shortened, such that (i) a new purchase date for each such offering shall occur prior to the effective time of the merger, (ii) Nuance common stock shall be purchased by the Nuance employee stock purchase plan participants in connection with such new purchase date prior to the effective time of the merger and (iii) all administrative actions required to transfer ownership of Nuance common stock to such purchasing Nuance employee stock purchase plan participants shall have been completed.

Treatment of Unvested Nuance Common Stock
      The ScanSoft common stock consideration issued in exchange for any shares of Nuance common stock that are unvested or subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Nuance will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The cash portion of the consideration payable upon conversion of any such unvested or restricted shares of Nuance common stock will initially be withheld and shall be paid to each such holder in accordance with the vesting and other provisions set forth in the applicable restricted stock agreement.

Representations and Warranties
      The merger agreement contains generally reciprocal representations and warranties made by each of ScanSoft, Nova Acquisition Corporation and Nova Acquisition LLC, on the one hand, and Nuance, on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties relate to the following subject matters with respect to each party:

•	corporate organization, qualifications to do business, corporate standing and corporate power;

•	absence of any breach of the certificate of incorporation and bylaws and the certificates of incorporation, bylaws and similar organizational documents of subsidiaries;

•	ownership of subsidiary capital stock and the absence of restrictions or encumbrances with respect to the capital stock of any significant subsidiary;

•	capitalization;

•	corporate authorization to enter into and consummate the transactions contemplated by the merger agreement and the enforceability of the merger agreement;

•	governmental and regulatory approvals required to complete the merger;

•	absence of any conflict or violation of any applicable legal requirements, corporate charter and bylaws, and the charter, bylaws and similar organizational documents of subsidiaries as a result of entering into and consummating the transactions contemplated by the merger agreement;

•	the effect of entering into and consummating the transactions contemplated by the merger agreement on material contracts;

•	filings and reports with the SEC;

•	financial statements;

•	the absence of undisclosed liabilities;

•	absence of any material adverse change or certain other changes in each party’s respective businesses between the date of such party’s last audited balance sheet and May 9, 2005, the date of the merger agreement;

•	taxes;

•	intellectual property;

•	compliance with applicable laws;

•	possession of and compliance with permits required for the operation of business;

•	litigation;

•	payment, if any, required to be made to brokers and agents on account of the merger;

•	transactions with affiliates;

•	employee benefit plans and labor relations;

•	real property and environmental matters;

•	existence of material contracts and absence of breaches of material contracts;

•	accuracy of information supplied in this joint proxy statement/prospectus and the related registration statement filed by ScanSoft with the SEC;

•	insurance policies in place;

•	approvals by the board of directors;

•	the taking of any action necessary so that the transactions contemplated by the merger agreement, including the merger, will not result in the grant of any rights to any person under each of the party’s respective rights plans; and

•	the receipt of a fairness opinion.
      In addition, Nuance made representations and warranties regarding:

•	the inapplicability of certain state takeover statutes to ScanSoft during the pendency of the merger agreement.
      In addition, ScanSoft made representations and warranties regarding:

•	the sufficiency of cash on hand at closing to pay the full aggregate amount of the cash consideration in the merger, and the effectiveness of the agreements entered into in connection with the Warburg Pincus financing.
      The representations and warranties contained in the merger agreement will not survive the merger, but they form the basis of certain conditions to ScanSoft’s and Nuance’s obligations to complete the merger.

Covenants of Nuance
      Except as contemplated by the merger agreement, Nuance has agreed that, until completion of the merger or termination of the merger agreement, it will use commercially reasonable efforts to (i) conduct its and its subsidiaries’ business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in compliance in all material respects with all applicable laws and regulations, (ii) in the ordinary course of business consistent with past practices pay its debts and pay or perform other material obligations and, when due, its taxes (subject to good faith disputes over such debts, taxes or obligations), (iii) preserve intact in all material respects its present business organization, (iv) keep available the services of its present executive officers and other key employees, and (v) preserve in the ordinary course of business its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, Nuance shall promptly notify ScanSoft in writing of any material adverse effect involving its business or operations.
      Under the merger agreement, Nuance also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless ScanSoft consents in writing, Nuance and its subsidiaries will conduct their businesses in compliance with restrictions relating to the following:

•	entering into any new line of business;

•	declaring, setting aside or paying dividends or making any other distributions, subject to certain exceptions relating to distributions by subsidiaries of Nuance and repurchases of unvested shares at cost under stock option or purchase agreements existing as of May 9, 2005 to which an employee is party;

•	purchasing, redeeming or acquiring its capital stock or the capital stock of its subsidiaries other than repurchases of unvested shares at cost under stock option or purchase agreements existing as of May 9, 2005 to which an employee is party;

•	issuing, delivering, selling, authorizing or encumbering its capital stock, or securities convertible into its capital stock, or entering into any agreement or obligation to do the same, subject to certain exceptions, including (i) the issuance of shares in connection with option or warrant exercises and pursuant to the Nuance employee stock purchase plan, (ii) the granting of stock options in the ordinary course of business and consistent with past practices to newly hired employees, and (iii) the granting of stock options to purchase up to 250,000 shares of Nuance common stock in the ordinary course of business and consistent with past practices to other non-executive officer employees;

•	modifying or amending its certificate of incorporation and bylaws or the certificate of incorporation, bylaws or similar organizational documents of its subsidiaries;

•	acquiring or agreeing to acquire by merger or consolidation with, or by purchasing any equity or voting interest in or a portion of the assets of, any business of any person or entity, or otherwise acquiring any assets outside of the ordinary course of business;

•	entering into binding agreements, agreement in principles, letters of intent, memorandums of understanding or similar agreements with respect to any joint venture, strategic partnership or alliance, other than in connection with certain customer arrangements;

•	selling, leasing, licensing, encumbering or otherwise disposing of any property material to its business, except (i) sales of inventory in the ordinary course of business consistent with past practice, (ii) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Nuance and its subsidiaries, (iii) the sale of goods or non-exclusive licenses of intellectual property in the ordinary course of business and consistent with past practices, and (iv) dispositions of other immaterial assets in the ordinary course of business and consistent with past practices;

•	making any loans, advances or capital contributions to, or investments in, any other person, other than employee advances for travel, business and entertainment expenses made in the ordinary course of business consistent with past practice, provided such employee loans are in compliance with applicable law;

•	making any material change in its methods or principles of accounting since December 31, 2004, except as required by generally accepted accounting principles or the SEC;

•	making or changing any material tax election or adopting or changing any accounting method;

•	revaluing any of its assets, except as required by generally accepted accounting principles or the SEC;

•	paying, discharging, settling or satisfying any claims (including any tax claim), liabilities or obligations, or litigation (whether or not commenced prior to May 9, 2005, the date of the merger agreement) other than (i) in the ordinary course of business consistent with past practice, or the payment of obligations incurred in the ordinary course of business in accordance with their terms, or (ii) the payment of obligations required by an agreement existing as of May 9, 2005 in accordance with its terms;

•	knowingly waiving the benefits of, agreeing to modify in any manner, terminating, releasing any person from or knowingly fail to enforce any confidentiality or similar agreement to which Nuance or any of its subsidiaries is a party or a beneficiary;

•	except as required by applicable law or existing contract, increasing the compensation of, or making severance or termination payment to, any director or officer or other key employee of Nuance; or making any increase in or commitment to increase any Nuance employee benefit plan, subject to certain exceptions;

•	waiving any stock repurchase rights, accelerating, amending or changing the period of exercisability of any options to purchase shares of Nuance common stock, or repricing any options or authorizing cash payments in exchange for any option to purchase shares of Nuance common stock;

•	entering into any employment, severance, termination or indemnification agreement with any Nuance employee or entering into any collective bargaining agreement, subject to certain exceptions, including the entering into offer letters and letter agreements in the ordinary course of business and consistent with past practices with employees who are terminable “at will”;

•	making any material oral or written representation or commitment with respect to any material aspect of any Nuance employee benefit plan that is not materially in accordance with the existing written terms and provision of such Nuance employee benefit plan;

•	granting any stock appreciation right, phantom stock award, stock-related award or performance award to any person;

•	entering into any agreement with any Nuance employee, the benefits of which are contingent or the terms of which are materially altered in favor of the Nuance employee upon the occurrence of a change in control;

•	granting any exclusive rights with respect to any intellectual property of Nuance, subject to certain exceptions with respect to custom work product;

•	entering into or renewing any contracts containing any non-competition, exclusivity or other material restrictions on Nuance or the combined company following the closing of the merger, subject to certain exceptions with respect to custom work product;

•	entering into any agreement or commitment the effect of which would be to grant to a third party following the merger any actual or potential right of license to any intellectual property owned by ScanSoft or any of its subsidiaries;

•	hiring or offering to hire employees, subject to certain limited exceptions;

•	incurring any indebtedness for borrowed money or guarantee any such indebtedness of another person or issuing or selling any debt securities or any option to acquire any such debt securities;

•	making any individual or series of related payments outside of the ordinary course of business or commit to make capital expenditures in excess of $200,000 individually and $500,000 in the aggregate during any three month period;

•	modifying, terminating or amending in any material respect any lease, sublease or material contract of Nuance, subject to limited exceptions, or knowingly waiving, releasing or assigning any material rights or claims thereunder;

•	entering into any contract outside of the ordinary course of business, or requiring Nuance or any of its subsidiaries to pay in excess of an aggregate of $500,000 under each agreement; and

•	agreeing in writing or otherwise to take any of the foregoing actions.

Covenants of ScanSoft
      Except as contemplated by the merger agreement, ScanSoft has agreed that, until completion of the merger or termination of the merger agreement, it will use commercially reasonable efforts to (i) conduct its and its subsidiaries’ business in the usual, regular and ordinary course, in substantially the same manner as previously conducted and in all material respects in compliance with all applicable laws and regulations, (ii) in the ordinary course of business consistent with past practices pay its debts and pay or perform other material obligations and, when due, its taxes (subject to good faith disputes over such debts, taxes or obligations), (iii) preserve intact in all material respects its present business organization, (iv) keep available the services of its present executive officers and other key employees, and (v) preserve in the ordinary course of business its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, ScanSoft shall promptly notify Nuance in writing of any material adverse effect involving its business or operations.

      Under the merger agreement, ScanSoft also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Nuance consents in writing, ScanSoft and its subsidiaries will conduct their businesses in compliance with restrictions relating to the following:

•	causing, permitting or proposing any amendments to its certificate of incorporation or bylaws or the certificate of incorporation or bylaws of its subsidiaries that would materially impair or adversely affect the ability of ScanSoft to consummate the merger;

•	declaring, setting aside or paying any dividends on or make any other distributions in respect of any ScanSoft capital stock unless the exchange ratio is appropriately adjusted;

•	adopting a plan of liquidation or dissolution;

•	purchasing, redeeming or otherwise acquiring, directly or indirectly, shares of its or its subsidiaries’ capital stock for an aggregate repurchase price in excess of $5,000,000, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on May 9, 2005, the date of the merger agreement;

•	performing any acquisition that is in excess of $15,000,000 individually or $45,000,000 in the aggregate, or that is likely to materially delay the merger;

•	causing, permitting or proposing any material amendment to the agreements related to the Warburg Pincus financing;

•	issue or agree to issue a material amount of its capital stock or securities convertible into common stock, subject to limited exceptions, including (i) pursuant to ScanSoft’s stock option plans, (ii) pursuant to convertible securities outstanding as of May 9, 2005, (iii) in conjunction with employment or consulting arrangements, and (iv) pursuant to the Warburg Pincus financing;

•	except as required by GAAP or the SEC, revaluing any of its assets or making any change in accounting methods, principles or practices;

•	adopting any resolution that is intended to treat the shares of ScanSoft common stock issued pursuant to the merger differently under the ScanSoft’s rights agreement than other outstanding shares of ScanSoft common stock, subject to certain exceptions; and

•	agreeing in writing or otherwise to take any of the foregoing actions.

Other Covenants
      The merger agreement contains a number of other covenants by Nuance and ScanSoft, including:

•	Preparation of Registration Statement and Proxy Statement. Nuance and ScanSoft agreed to promptly prepare and file the joint proxy statement/prospectus included as part of the registration statement, and ScanSoft agreed to promptly prepare and file the registration statement following the execution of the merger agreement. Both parties also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as promptly as practicable, and ScanSoft agreed to take any action required by applicable state securities laws. Nuance agreed to furnish information regarding Nuance and its stockholders as reasonably required.

•	Meeting of Stockholders. Nuance agreed to take all actions necessary to hold the Nuance special meeting to consider and vote upon the adoption of the merger agreement and the approval of the merger. ScanSoft agreed to take all actions necessary to hold the ScanSoft special meeting to consider and vote upon the approval of the issuance of shares of ScanSoft common stock in connection with the merger, the Warburg Pincus financing, and the assumption of the options in the merger.

•	Treatment as a Reorganization. ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance have agreed not to, and agreed not to permit any of their respective subsidiaries to,

take any action prior to or following the closing that would reasonably be expected to cause the merger to fail to qualify as a reorganization within Section 368(a) of the Internal Revenue Code.

•	Stock Exchange Listing. ScanSoft has agreed to use all commercially reasonable efforts to authorize for listing on the NASDAQ National Market the shares of ScanSoft common stock issuable in connection with the merger, subject to official notice of issuance.

•	Access to Information. Each party has agreed to afford the other party’s accountants, counsel and other identified representatives reasonable access during normal business hours to its properties, books, records and personnel during the period prior to the effective time of the merger to obtain all reasonable information concerning its business as may be reasonably requested, except as prohibited or restricted by applicable law or the confidentiality agreement between the parties.

•	Public Announcements. Nuance and ScanSoft have agreed to consult with one another before issuing any press release or otherwise making any public statements about the merger or related transactions, unless otherwise required by any applicable laws or regulations.

•	Notification of Certain Matters. ScanSoft and Nuance each agreed to give prompt notice to the other of any representation or warranty in the merger agreement becoming untrue or inaccurate, or any failure to comply with or satisfy in any material respect any covenant or condition to be complied with or satisfied under the merger agreement, in each case where the respective party could not satisfy the closing condition with respect to representations or warranties.

•	Affiliates. Nuance has agreed to use all commercially reasonable efforts to obtain a letter agreement from all Nuance stockholders who may be affiliates of Nuance or ScanSoft pursuant to which those stockholders would, among other things, agree not to transfer shares of ScanSoft common stock they receive pursuant to the merger in violation of the Securities Act and related rules and regulations.

•	Third Party Consents. Nuance has agreed to use all commercially reasonable efforts to obtain any material consents, waivers or approvals under any of its contracts which are required to be obtained in connection with the consummation of the merger.

•	Form S-8 Filing. ScanSoft has agreed to file with the SEC a registration statement on Form S-8 covering the shares of ScanSoft common stock issuable upon exercise of ScanSoft stock options resulting from the assumption of Nuance stock options in the merger.

•	Termination of 401(k) Plans and Other Plans. Nuance has agreed to adopt resolutions to terminate its 401(k) and other group severance, separation and salary continuation plans effective no later than the date immediately preceding the effective date of the merger, if so requested by ScanSoft, no later than 5 days prior to the effective date of the merger.

•	Nuance Rights Plan. Nuance shall not redeem its rights plan or amend, modify or terminate its rights plan, unless it is required to do so by order of a court of competent jurisdiction or the Nuance board has concluded, in good faith, after receipt of advice from outside counsel, that, in light of a superior offer with respect to it, the failure to effect such amendment, modification or termination is reasonably likely to result in a breach of the Nuance board’s fiduciary obligations to its stockholders under applicable law.

•	Section 16 Matters. Provided that Nuance delivers to ScanSoft certain information, ScanSoft and Nuance have agreed to take all such steps as may be required to cause any dispositions of Nuance common stock resulting from the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(b) of the Exchange Act with respect to Nuance to be exempt under Rule 16b-3 promulgated under the Exchange Act.

•	Disqualified Individuals. Within five business days prior to the closing of the merger, Nuance shall deliver to ScanSoft a schedule which sets forth each person who Nuance reasonably believes is, with respect to Nuance or any Nuance ERISA affiliate, a “disqualified individual” within the meaning of Section 280G of the Internal Revenue Code and the regulations promulgated thereunder.

•	Spreadsheet. Nuance shall deliver to ScanSoft at or prior to the closing of the merger a spreadsheet that sets forth (i) the names of all holders of Nuance options and unvested shares and their respective address and taxpayer identification number, (ii) the number of shares of Nuance common stock subject to Nuance options and the number of unvested shares held by such persons, (iii) the exercise price per share in effect for each Nuance option, (iv) the vesting status and schedule with respect to each Nuance option and the unvested shares held by such persons, and (v) the tax status of each Nuance option under Section 422 of the Internal Revenue Code.

Name Change and Trading Symbol
      Pursuant to the merger agreement, not later than ninety (90) days following the closing date, ScanSoft shall change its corporate name to “Nuance, Inc.” Following such name change, ScanSoft will change its trading symbol to “NUAN” or another symbol mutually agreeable to Nuance and ScanSoft.

Indemnification and Insurance
      The merger agreement provides that, for a period of six years after the completion of the merger, ScanSoft shall, and will cause Nuance (as a wholly owned subsidiary) to, fulfill all obligations of Nuance to indemnify Nuance directors and officers under any indemnification agreements between Nuance and its directors and employees, and the limited liability operating agreement of the surviving entity will contain provisions with respect to exculpation, advancement of expenses and indemnification that are at least as favorable to Nuance directors and officers as those contained in the certificate of incorporation and by-laws of Nuance prior to the effective time of the merger. In addition, subject to certain limitations, for a period of six years after the effective time of the merger, ScanSoft or the surviving entity of the merger will maintain directors’ and officers’ liability “tail” insurance coverage on terms comparable to those applicable to the current directors and officers of Nuance, and covering all periods prior to the effective time of the merger, to cover any such liabilities.

Employee Benefits
      ScanSoft and Nuance agreed that their respective chief executive officers will work together to determine the continuing workforce of ScanSoft after the merger (including retention programs for any key employees), and it is contemplated that a significant number of employees of Nuance will be offered employment by ScanSoft. Such offers will have terms and conditions determined by ScanSoft and consistent with standard ScanSoft employment arrangements and will supersede any prior employment agreements and other arrangements with such employees in effect prior to the closing of the merger, subject to any existing individual retention and severance agreements. Continuing employees who are terminated involuntarily following the closing will be eligible to participate in a severance program mutually agreed to by the chief executive officers of Nuance and ScanSoft (it being understood that such program is intended to be at least as beneficial to such employees as those of Nuance’s existing program or a new program agreed upon between the chief executive officers of Nuance and ScanSoft that is mid-way between Nuance’s severance program and ScanSoft’s severance program). Continuing employees shall be eligible to receive benefits consistent with ScanSoft’s applicable human resource policies and in accordance with the terms of ScanSoft’s employee benefit plans. Each continuing employee shall receive credit for prior service with Nuance for purposes of determining eligibility to participate and vesting in ScanSoft benefit plans, including applicability of minimum waiting periods for participation. ScanSoft will implement a stock option grant program, in consultation with the chief executive officer of Nuance, for the benefit of continuing employees to effect retention goals and new hire policies.

Board of Directors of ScanSoft Following the Merger
      The ScanSoft board of directors agreed to take all actions necessary such that, immediately following completion of the merger, two directors of Nuance reasonably acceptable to ScanSoft shall become members of the ScanSoft board, one of whom is expected to be Charles W. Berger, the Chief Executive Officer of Nuance and a director of Nuance, and such directors shall be nominated by the ScanSoft board for re-election to the ScanSoft board at ScanSoft’s next annual meeting following the closing of the merger.

Regulatory Approvals
      Each of ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance agreed to coordinate and cooperate with one another and use all commercially reasonable efforts to comply with, and refrain from actions that would impede compliance with, applicable laws, regulations and any other requirements of any governmental entity. ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance also agreed, as promptly as practicable, to make all filings and submissions required by any governmental entity in connection with the merger and the other transactions contemplated by the merger agreement, including the following:

•	those filings or submissions required under the Hart-Scott-Rodino Act, as well as any other comparable merger notification or control laws of any applicable jurisdiction, as agreed by the parties; and

•	any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country.
      Except as prohibited or restricted by applicable law or the confidentiality agreement among the parties, each of ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC and Nuance generally agreed to do the following:

•	consult with the other with respect to the filings or submissions described above, coordinate with the other in preparing and exchanging information with respect to such filing or submissions and provide the other party an opportunity to review and comment on such filings or submissions;

•	promptly notify the other upon the receipt of any comments or requests for amendments or supplements to any filings or submissions made pursuant to, or information provided to comply with, any applicable laws, regulations and any other requirements of any governmental entity; and

•	promptly provide the other copies of any filing or submission made with any governmental entity.

Commercially Reasonable Efforts to Obtain Regulatory Approvals
      Each of ScanSoft and Nuance agreed to use all commercially reasonable efforts to resolve any objections that may be asserted by any governmental entity. If any proceeding is instituted or threatened by any governmental entity with appropriate jurisdiction under antitrust laws seeking to restrain or impose conditions on the merger, ScanSoft and Nuance will use all commercially reasonable efforts to resolve such proceeding through negotiation or settlement.
      ScanSoft shall not be required to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent.

Conditions to Completion of the Merger
      The respective obligations of ScanSoft, Nova Acquisition Corporation and Nova Acquisition LLC, on the one hand, and Nuance, on the other, to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver, by the party entitled to waive such condition, of each of the following conditions before completion of the merger:

•	the merger agreement shall have been adopted and the merger shall have been duly approved by the stockholders of Nuance as required under applicable law and marketplace rules;

•	both the issuance of shares of ScanSoft common stock in the merger and the Warburg Pincus financing shall have been duly approved by the stockholders of ScanSoft, as required under applicable law and marketplace rules;

•	no law, regulation or order has been enacted or issued by a governmental entity of competent jurisdiction which is in effect and has the effect of making the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing illegal or otherwise prohibiting completion of the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing;

•	the SEC has declared ScanSoft’s registration statement, of which this joint proxy statement/prospectus is a part, effective, and no stop order suspending its effectiveness has been issued and no proceedings for suspension of the registration statement’s effectiveness, or a similar proceeding in respect of this joint proxy statement/prospectus, has been initiated or threatened in writing by the SEC;

•	all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act with respect to the merger and the Warburg Pincus financing have expired or terminated early and all foreign antitrust approvals required to be obtained prior to the merger have been obtained;

•	there is no pending suit, action or proceeding asserted by any governmental agency (i) challenging or seeking to restrain or prohibit the consummation of the merger, the issuance of shares of ScanSoft common stock in the merger or the Warburg Pincus financing or (ii) seeking to require ScanSoft or Nuance to effect an action of divestiture, and no specified governmental authority shall have made any statement or communication that would reasonably be construed to indicate a governmental authority is likely to commence any such suit, action or proceeding;

•	ScanSoft and Nuance have each received from its respective tax counsel an opinion to the effect that the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and such opinions have not been withdrawn, provided that if one of their counsels does not render such an opinion, the opinion of the other counsel shall satisfy this condition; and

•	the shares of ScanSoft common stock to be issued pursuant to the merger have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.
      In addition, individually, the respective obligations of ScanSoft, Nova Acquisition Corporation and Nova Acquisition LLC on the one hand, and Nuance on the other, to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of the other party were true and correct on May 9, 2005 and are true and correct as of the date the merger is to be completed as if made at and as of that time, except:

•	to the extent the representations and warranties of the other party address matters only as of a particular date, then they must be true and correct as of that date; and

•	if any of the representations and warranties are not true and correct but the failure of such representations or warranties to be true and correct have not resulted, and would not reasonably be expected to result in, individually or in the aggregate with other such failures to be true and correct, a material adverse change, as defined below, to the other party;

•	the other party has performed or complied in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with by it before completion of the merger; and

•	no material adverse change, as defined below, on the other party has occurred since May 9, 2005 and is continuing.
      Finally, the obligations of Nuance to effect the merger and the other transactions contemplated by the merger agreement are conditioned on the closing of the Warburg Pincus financing prior to or simultaneously with the closing of the merger.

Alternative Transactions — Nuance
      Nuance has agreed that neither it, nor any of its subsidiaries, nor any of the executive officers or directors of it or its subsidiaries shall, and that it shall use its commercially reasonable efforts to cause all other employees and any investment banker, attorney, accountant or other representative retained by Nuance not to, directly or indirectly:

•	solicit or initiate, or knowingly encourage, knowingly facilitate or induce the making, submission or announcement of any acquisition proposal, as defined below;

•	participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate or induce any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to any acquisition proposal;

•	engage in any discussions with any person with respect to any acquisition proposal, except as provided below;

•	approve, endorse or recommend any acquisition proposal, except as provided below; or

•	enter into any letter of intent, agreement or commitment regarding any acquisition proposal.
      However, if Nuance receives an unsolicited, bona fide written acquisition proposal from a third party, then Nuance may:

•	furnish nonpublic information with respect to Nuance pursuant to a confidentiality agreement containing customary limitations and with terms at least as restrictive as the confidentiality agreement in place between ScanSoft and Nuance, provided that Nuance gives concurrent written notice to ScanSoft of its intention to furnish this information and furnishes such nonpublic information to ScanSoft (to the extent such nonpublic information has not been previously so furnished); and

•	engage in discussions or negotiations with the third party with respect to the acquisition proposal, provided that it gives ScanSoft concurrent written notice of its intention to enter into such negotiations;
but only if:

•	the Nuance board of directors has concluded in good faith, following the receipt of the advice of its outside legal counsel, that such action is required for it to comply with its fiduciary duties to its stockholders under applicable law; and

•	the Nuance board of directors has in good faith concluded, following the receipt of the advice of its financial advisor, that such acquisition proposal is, or is reasonably likely to result in, a superior offer, as defined below.

      An “acquisition proposal” means any offer or proposal relating to any transaction or series of related transactions, other than the merger, involving:

•	any purchase or acquisition by any person or group of more than a 15% interest in the total outstanding voting securities of Nuance or any of its subsidiaries or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of Nuance or any of its subsidiaries;

•	any merger, consolidation, business combination or similar transaction involving Nuance or any of its subsidiaries;

•	any sale, lease (other than in the ordinary course of business), exchange, transfer, exclusive or other material license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of Nuance (including its subsidiaries taken as a whole); or

•	any liquidation or dissolution of Nuance.
      A “superior offer” means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Nuance or all of the outstanding voting securities of Nuance and as a result of which Nuance stockholders immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof. The terms of which offer the Nuance board of directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisers), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable to Nuance stockholders (in their capacities as stockholders) than the terms of the merger with ScanSoft and is reasonably capable of being consummated.
      Nuance also has agreed to notify ScanSoft as promptly as practicable (but in no event more than 48 hours) after if it receives any acquisition proposal (as defined above) or any request for nonpublic information or inquiry which it reasonably believes would lead to an acquisition proposal, and to provide ScanSoft with oral and written notice of the material terms and conditions of the acquisition proposal, request or inquiry, the identity of the person or group making the proposal, request or inquiry and a copy of all written materials provided in connection with such acquisition proposal, request or inquiry. Nuance has further agreed to provide ScanSoft with oral and written notice as promptly as practicable (but in no event more than 48 hours) setting forth all such information as is reasonably necessary to keep ScanSoft informed in all material respects of the status and details of any such acquisition proposal, request or inquiry. In addition, Nuance has agreed to provide ScanSoft with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Nuance board of directors) of any meeting at which the Nuance board of directors is reasonably expected to consider any acquisition proposal.

Nuance Board of Directors Recommendations
      The merger agreement requires the Nuance board of directors:

•	to unanimously recommend that its stockholders vote in favor of the adoption of the merger agreement and approval of the merger; and

•	not to withdraw, amend or modify, or to propose to withdraw amend or modify, its unanimous recommendation of the merger in a manner adverse to ScanSoft.
      However, in response to a superior offer, the Nuance board of directors may withhold, withdraw, amend or modify its recommendation in favor of the merger and, in the case of a superior offer that is a tender or exchange offer made directly to the stockholders of Nuance, recommend that the stockholders accept the tender or exchange offer, if:

•	such superior offer has been made and has not been withdrawn;

•	the Nuance special meeting of stockholders has not occurred;

•	Nuance has delivered to ScanSoft (i) a written notice at least five business days before effecting its change of recommendation, which notice states that Nuance has received a superior offer and the material terms of such offer, including the identity of the person or persons making such offer, that the Nuance board of directors intends to change its recommendation and the manner in which it intends to do so or may intend to do so, (ii) provided to ScanSoft a copy of all written materials delivered to the person or group making the superior offer in connection with such superior offer, and (iii) made available to ScanSoft all materials and information made available to the person or group making the superior offer in connection with such superior offer (to the extent such material and information has not been previously furnished);

•	the Nuance board of directors has not breached any of its non-solicitation obligations under the merger agreement; and

•	the Nuance board of directors has concluded in good faith, after receipt of advice of its legal counsel, that, in light of such superior offer, the change of recommendation is required in order for the Nuance board of directors to comply with its fiduciary duties to Nuance’s stockholders under applicable law.
      During the required five business day notice period, the Nuance board of directors shall provide ScanSoft the opportunity to make adjustments to the terms and conditions of the merger, and shall give due consideration to these alternative proposals.
      The merger agreement also permits Nuance to comply with Rule 14d-9 and Rule 14e-2(a) under the Exchange Act in connection with any third party acquisition proposal.
      The merger agreement requires Nuance to submit the adoption of the merger agreement and approval of the merger to a stockholder vote even if the Nuance board of directors no longer recommends adoption of the merger agreement and approval of the merger.

Non-Solicitation — ScanSoft
      ScanSoft has agreed, subject to certain exceptions, that neither it, nor any of its subsidiaries, nor any of the executive officers or directors of it or its subsidiaries shall, and that it shall use its commercially reasonable efforts to cause its and its subsidiaries’ employees, agents, investment bankers, attorneys and other representatives not to, directly or indirectly:

•	solicit or initiate, or knowingly encourage, knowingly facilitate or induce the making, submission or announcement of any ScanSoft acquisition proposal, as defined below;

•	participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate or induce any inquiries or the making of any proposal that constitutes, or that may reasonably be expected to lead to any ScanSoft acquisition proposal;

•	engage in any discussions with any person with respect to any acquisition proposal, except as provided below;

•	approve, endorse or recommend any ScanSoft acquisition proposal, except as provided below; or

•	enter into any letter of intent, agreement or commitment regarding any ScanSoft acquisition proposal.
      However, if ScanSoft receives an unsolicited, bona fide written acquisition proposal from a third party, then ScanSoft may:

•	furnish nonpublic information with respect to ScanSoft, provided that prior to furnishing such information ScanSoft notifies Nuance of its intention to furnish this information;

•	engage in negotiations with the third party with respect to the ScanSoft acquisition proposal, provided that it provides Nuance concurrent written notice of its intention to enter into negotiations; and

•	enter into any letter of intent or similar document or any contract relating to any ScanSoft acquisition proposal, provided that ScanSoft may not enter into any such letter of intent or contract if the terms of such transaction would be reasonably expected to materially interfere with or materially delay the consummation of the merger.
      A “ScanSoft acquisition proposal” means any offer or proposal relating to any transaction or series of related transactions, other than the merger, involving:

•	any purchase or acquisition by any person or group of more than a 50% interest in the total outstanding voting securities of ScanSoft or any of its subsidiaries or any tender offer or exchange offer that, if consummated, would result in any person or group beneficially owning 50% or more of the total outstanding voting securities of ScanSoft or any of its subsidiaries;

•	any merger, consolidation, business combination or similar transaction involving ScanSoft or any of its subsidiaries where the stockholders of ScanSoft prior to such transaction would own less than 50% of the equity interests of the surviving entity after such transaction;

•	any sale, lease (other than in the ordinary course of business), exchange, transfer, exclusive or other material license outside the ordinary course of business, acquisition or disposition of more than 15% of the assets of ScanSoft (including its subsidiaries taken as a whole); or

•	any liquidation or dissolution of ScanSoft.
      ScanSoft also has agreed to notify Nuance as promptly as practicable after if it receives any ScanSoft acquisition proposal (as defined above), request for nonpublic information or inquiry from a third party regarding the making of a ScanSoft acquisition proposal or as to the manner in which such third party could proceed with the making of a ScanSoft acquisition proposal, and to provide Nuance with oral and written notice of the material terms and conditions of the proposal, request or inquiry, the identity of the person or group making the proposal, request or inquiry and a copy of such written proposal, request or inquiry. ScanSoft has further agreed to provide Nuance with oral and written notice as promptly as practicable setting forth reasonable details of any material amendments or proposed material amendments to the proposal, request or inquiry and to keep Nuance informed, on a current basis, of all material developments with respect to the status of any negotiations or related discussions in connection with such ScanSoft acquisition proposal. In addition, ScanSoft and its subsidiaries have agreed to cease immediately all existing activities, discussions or negotiations with any third parties with respect to any ScanSoft acquisition proposal.

ScanSoft Board of Directors Recommendations
      The merger agreement requires that the ScanSoft board of directors:

•	unanimously recommend that its stockholders vote in favor of the issuance of shares of ScanSoft common stock in connection with the merger, the Warburg Pincus financing and the assumption of the Nuance options in the merger; and

•	not withdraw, amend or modify, or propose to withdraw amend or modify, its unanimous recommendation of such matters.
      However, the merger agreement does not prohibit the board of directors of ScanSoft from fulfilling its duty of candor or disclosure to ScanSoft stockholders.

Definition of Material Adverse Change
      “Material Adverse Change”, when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the transactions contemplated by the merger agreement in accordance with the terms thereof and applicable legal requirements; provided, however, that, for purposes of clause (i) above, in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Change respecting any entity: (A) any Effect directly resulting from compliance with, or the taking of any action required by, the terms and conditions of the merger agreement; (B) any Effect directly resulting from the announcement or pendency of the merger (including any disruption in supplier, distributor or partner relationships, any cancellation of or delays in customer orders, any reduction in sales or any loss of employees directly resulting from the announcement or pendency of the merger); (C) any change in and of itself in such entity’s stock price or trading volume; (D) any Effect that results from changes affecting any of the industries in which such entity operates generally (which changes in each case do not disproportionately affect such entity in any material respect); (E) any Effect that results from changes affecting general United States or worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); (F) any Effect resulting from the payment of any amounts due, or the provision of any other benefits, to any officers or employees of such entity under employment contracts, employee benefit plans, severance arrangements or other arrangements in existence as of the date of the merger Agreement to the extent that such payments or provisions of benefits are reflected on the Financial Statements of such entity or disclosed in the merger agreement or any schedule thereto; (G) any Effect resulting from stockholder class action litigation, derivative suits or similar claims or actions, arising from allegations of breach of fiduciary duty or other claims relating to such entity’s entering into the merger agreement; or (H) the failure in and of itself by such entity to meet any internal projections or forecasts or revenue or earnings predictions.

Termination of the Merger Agreement
      The merger agreement may be terminated in accordance with its terms at any time, except as set forth below, prior to completion of the merger, whether before or after the approval of stockholders:

•	by mutual written consent of ScanSoft and Nuance;

•	by ScanSoft or Nuance if the merger is not completed by January 9, 2006, except that this right to terminate the merger agreement is not available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before that date, and the action or failure to act constitutes a breach of the merger agreement;

•	by ScanSoft or Nuance, if there is any order of a court or other action or inaction of any governmental entity having the effect of permanently restraining, enjoining or prohibiting the completion of the merger which is final and nonappealable;

•	by ScanSoft or Nuance if either the proposal for the issuance of shares of ScanSoft common stock in connection with the merger or the proposal for the Warburg Pincus financing fail to receive the requisite affirmative vote by ScanSoft stockholders at the ScanSoft special meeting or at any adjournment of that meeting, except that the right to terminate the merger agreement is not available to ScanSoft where the failure to obtain ScanSoft stockholder approvals was caused by ScanSoft’s action or failure to act and the action or failure to act constitutes a material breach by ScanSoft of the merger agreement;

•	by ScanSoft or Nuance if the proposal for the adoption of the merger agreement and approval of the merger fails to receive the requisite affirmative vote at the Nuance special meeting or at any adjournment of that meeting, except that this right to terminate the merger agreement is not available to Nuance where the failure to obtain Nuance stockholder approval was caused by

Nuance’ action or failure to act, and the action or failure to act constitutes a material breach by Nuance of the merger agreement;

•	by ScanSoft, if any of the following “triggering events” occur with respect to Nuance:

•	the Nuance board of directors withdraws, amends or modifies, in a manner adverse to ScanSoft, its unanimous recommendation described in the section entitled “Agreements Related to the Merger — The Merger Agreement — Nuance Board of Directors Recommendations” beginning on page 99 of this joint proxy statement/prospectus;

•	the Nuance board of directors fails to reaffirm (publicly, if ScanSoft requests) its recommendation that its stockholders vote in favor of the adoption of the merger agreement and approval of the merger within 10 business days after being requested in writing by ScanSoft to reaffirm such recommendation;

•	the Nuance board of directors approves or recommends any acquisition proposal of the type described in the section entitled “Agreements Related to the Merger — The Merger Agreement — Alternative Transactions — Nuance” beginning on page 98 of this joint proxy statement/prospectus;

•	Nuance shall have entered into any letter of intent or similar document or any contract accepting any acquisition proposal of the type described in the section entitled “Agreements Related to the Merger — The Merger Agreement — Alternative Transactions — Nuance” beginning on page 98 of this joint proxy statement/prospectus; or

•	a tender or exchange offer relating to Nuance securities is initiated by a third party and Nuance does not send to its securityholders, pursuant to Rule 14e-2 promulgated under the Exchange Act within 10 business days after the tender or exchange offer is first published, sent or given, a statement disclosing that its board of directors recommends rejection of the tender or exchange offer;

•	by Nuance upon a breach of any representation, warranty, covenant or agreement on the part of ScanSoft in the merger agreement or if any representation or warranty of ScanSoft has become untrue so that the condition to completion of the merger regarding ScanSoft’s representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by ScanSoft by the termination date of the merger agreement through the exercise of commercially reasonable efforts, then Nuance may not terminate the merger agreement for 30 days after receipt of written notice from Nuance to ScanSoft of the breach, so long as ScanSoft continues to use all commercially reasonable efforts to cure the breach during this period. If the breach is cured during those 30 days, or if Nuance is otherwise in material breach of the merger agreement, Nuance may not exercise this termination right;

•	by ScanSoft upon a breach of any representation, warranty, covenant or agreement on the part of Nuance in the merger agreement or if any representation or warranty of Nuance has become untrue so that the condition to completion of the merger regarding Nuance’ representations and warranties or covenants would not be met. However, if the breach or inaccuracy is curable by Nuance by the termination date of the merger agreement through the exercise of commercially reasonable efforts, then ScanSoft may not terminate the merger agreement for 30 days after receipt of written notice from ScanSoft to Nuance of the breach, so long as Nuance continues to use all commercially reasonable efforts to cure the breach during this period. If the breach is cured during those 30 days, or if ScanSoft is otherwise in material breach of the merger agreement, ScanSoft may not exercise this termination right;

•	by ScanSoft or Nuance upon a material breach of the other of its obligations regarding non-solicitation under the merger agreement;

•	by ScanSoft, if a material adverse change to Nuance shall have occurred since May 9, 2005 and be continuing; or

•	by Nuance, if a material adverse change to ScanSoft shall have occurred since May 9, 2005 and be continuing.

Payment of Termination Fee
      Under the terms of the merger agreement, ScanSoft must pay a termination fee of $6.63 million to Nuance if all of the following conditions are met:

•	the merger agreement has been terminated because the ScanSoft stockholders failed to approve the issuance of shares of ScanSoft common stock in connection with the merger or the Warburg Pincus financing at the ScanSoft special meeting or an adjournment of that meeting;

•	because (i) the ScanSoft board shall for any reason have withdrawn or withheld or shall have amended in a manner adverse to Nuance the ScanSoft board’s unanimous recommendation in favor of the stock issuance in connection with the merger and the Warburg Pincus financing, or (ii) ScanSoft shall have failed to include in this proxy statement/prospectus the unanimous recommendation of the ScanSoft board that holders of ScanSoft vote in favor of the stock issuance in connection with the merger and the Warburg Pincus financing; and

•	the ScanSoft board fails to reaffirm its recommendation that its stockholders vote in favor of the stock issuance in connection with the merger and the Warburg Pincus financing within 10 business days after being requested in writing by Nuance to reaffirm such recommendation.
      Under the terms of the merger agreement, Nuance must pay a termination fee of $6.63 million to ScanSoft if:

•	a “triggering event” (as defined above) shall be deemed to have occurred; or

•	if all of the following conditions are met:

•	between May 9, 2005 and the termination of the merger agreement there has been public disclosure of an acquisition proposal by a third party with respect to Nuance of the type described in the section entitled “Agreements Related to the Merger — The Merger Agreement — Alternative Transactions — Nuance” beginning on page 98 of this joint proxy statement/prospectus;

•	the merger agreement has been terminated on any of the following bases:

•	the merger has not been completed by January 9, 2006; or

•	Nuance stockholders failed to adopt the merger agreement and approve the merger at the Nuance special meeting or an adjournment of that meeting; and

•	either of the following has occurred:

•	within 12 months following termination of the merger agreement, Nuance is the subject of an acquisition of the type described below; or

•	within 12 months following termination of the merger agreement, Nuance enters into an agreement contemplating an acquisition of it in the type described below.
      In this case, the termination fee must be paid to ScanSoft within two business days following the occurrence of any such event.
      Under the terms of the merger agreement, an acquisition of Nuance for the purposes of these termination provisions, means any of the following:

•	a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Nuance pursuant to which its stockholders immediately preceding such transaction hold less than 60% of the aggregate equity interests in the surviving or resulting entity of such transaction, or any direct or indirect parent thereof;

•	a sale or other disposition by Nuance of assets representing in excess of 40% of the aggregate fair market value of its business, immediately prior to such sale; or

•	the acquisition by any person or group, including by way of a tender offer or an exchange offer or issuance by Nuance, directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 40% of the voting power of the then outstanding shares of Nuance capital stock.
      Payment of a termination fee by ScanSoft or Nuance is not in lieu of damages incurred in the event of breach of the merger agreement. If the party entitled to payment of the termination fee has to make a claim against the other party to obtain such payment and such claim results in a judgment against the other party, the party required to pay the termination fee will also have to pay the other party’s reasonable costs and expenses, including reasonable attorneys’ fees and expenses, in connection with the suit together with interest on the unpaid termination fee.

Costs and Expenses
      In general, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such expenses whether or not the merger is consummated, except that those expenses incurred in connection with filing the registration statement of which this joint proxy statement/prospectus is a part (excluding accounting and attorney fees), including any amendments, printing and filing this joint proxy statement/prospectus and making required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or other similar foreign merger notification laws will be shared equally by ScanSoft and Nuance.
ScanSoft Voting Agreements
      The following is a summary of certain material provisions of the ScanSoft voting agreements. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex D to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.

Agreement to Vote
      Each of James R. Arnold Jr., Steve Chambers, Peter Hauser, Jeanne McCann, Mike Phillips, Paul Ricci, John Shagoury, Robert Finch, Robert Frankenberg, John Freker, William Janeway, Katharine Martin, Mark Myers, Robert Teresi and Warburg Pincus Private Equity VIII, L.P. and certain of its affiliated entities has entered into a voting agreement with Nuance. Each of these ScanSoft directors, executive officers and affiliates has agreed to vote his or her shares of ScanSoft common stock, and all options, warrants and other rights to acquire shares of ScanSoft common stock, (i) in favor of the approval of the transactions contemplated by the merger agreement, including the issuance of shares of ScanSoft common stock in connection with the merger, the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement, and the assumption of options in connection with the merger, (ii) against any proposal in competition with the merger as contemplated by the merger agreement, (iii) against any amendment to ScanSoft’s certificate of incorporation or bylaws, (iv) against any action that would delay or prevent the merger, (v) against any proposal that would result in a breach by ScanSoft of the merger agreement and (vi) against an election of a group of individuals to replace a majority or more of the individuals on the board of directors of ScanSoft. Each stockholder’s obligation to vote in this manner applies whether or not the ScanSoft board of directors continues to recommend the merger to ScanSoft stockholders. These stockholders have the right, as of May 9, 2005, to vote a total of 17,803,862 shares of ScanSoft common stock, or approximately 16% of the outstanding shares of ScanSoft common stock as of such date (not including options, warrants or other convertible securities).

      Each stockholder has also granted the directors on the board of directors of Nuance an irrevocable proxy to vote the shares of ScanSoft common stock owned by such stockholder, including additional shares of ScanSoft common stock subsequently acquired, as described above.

Transfer Restrictions
      The voting agreement, subject to certain exceptions, restricts or limits the ability of each stockholder that is a party to the agreement to sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of his or her shares of ScanSoft common stock, or to agree to do the foregoing, other than with Nuance’s prior written consent.
      Several exceptions to this restriction exist, such as (i) the authorization to sell shares of ScanSoft common stock pursuant to 10b5-1 plans, and (ii) the authorization to sell not more than 20,000 shares in the aggregate after May 9, 2005.

Termination
      The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

•	the completion of the merger; or

•	the termination of the merger agreement in accordance with its terms.
Nuance Voting Agreements
      The following is a summary of certain material provisions of the Nuance voting agreements. This summary is qualified in its entirety by reference to the form of voting agreement, a copy of which is attached as Annex E to this joint proxy statement/ prospectus and is incorporated into this joint proxy statement/prospectus by reference.

Agreement to Vote
      Each of Charles Berger, Karen Blasing, Glenn Cross, Eng Yew Lee, Douglas Clark Neilsson, Douglas Sharp, Lynda Kate Smith, Donna Allen Taylor, Ronald Croen, David Nagel, Curtis Carlson, Irwin Federman, Alan Herzig, Philip Quigley, Sandra Bergeron, Gary Morgenthaler, and SRI International has entered into a voting agreement with ScanSoft. Each of these Nuance directors, executive officers and this significant stockholder has agreed to vote his or her shares of Nuance common stock, and any and all options, warrants and other rights to acquire shares of Nuance common stock, (i) in favor of the merger and the adoption and approval of the merger agreement, (ii) against any proposal made in opposition to or in competition with the merger, (iii) against any amendment to Nuance’s certificate of incorporation or bylaws, (iv) against any action that would delay, interfere or prevent the merger, (v) against any proposal that would result in a breach by Nuance of the merger agreement, and (vi) against an election of a group of individuals to replace a majority or more of the individuals on the Nuance board of directors. Each stockholder’s obligation to vote in this manner applies whether or not the Nuance board of directors continues to recommend the merger to Nuance stockholders. These stockholders have the right, as of May 9, 2005, to vote a total of 2,953,401 shares of Nuance common stock, or approximately 8% of the outstanding shares of Nuance common stock as of such date (not including option, warrants or other convertible securities).
      Each stockholder has also granted the directors on the board of directors of ScanSoft an irrevocable proxy to vote the shares of Nuance common stock owned by such stockholder, including additional shares of Nuance common stock subsequently acquired, as described above.

Transfer Restrictions
      The voting agreement, subject to certain exceptions, restricts or limits the ability of each stockholder that is a party to the agreement to sell, transfer, tender pledge, encumber, assign or otherwise dispose of any of his or her shares of Nuance common stock, or to agree to do the foregoing, other than with ScanSoft’s prior written consent. Several exceptions to this restriction exist, such as (i) the authorization to sell shares of ScanSoft common stock pursuant to 10b5-1 plans, and (ii) the authorization to sell not more than 20,000 shares in the aggregate after May 9, 2005.

Termination
      The irrevocable proxy and voting agreement will terminate upon the earlier to occur of:

•	the completion of the merger; or

•	the termination of the merger agreement in accordance with its terms.
Affiliate Agreements
      Nuance is required to use all commercially reasonable efforts to deliver or cause to be delivered to ScanSoft from each person who may reasonably be deemed to be an affiliate of Nuance for purposes of Rule 145 promulgated under the Securities Act an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provision of Rule 145 promulgated under the Securities Act in a form provided by ScanSoft and reasonably acceptable to Nuance. ScanSoft will give stop transfer instructions to its transfer agent with respect to any ScanSoft common stock received pursuant to the merger by any stockholder of Nuance who may reasonably be deemed to be an affiliate of Nuance for purposes of Rule 145 promulgated under the Securities Act and there will be placed on the certificates representing such ScanSoft common stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to ScanSoft, in form and substance that such transfer is exempt from registration under the Securities Act.

ADDITIONAL MATTERS BEING SUBMITTED TO A
VOTE OF SCANSOFT STOCKHOLDERS
Proposal Two — Warburg Pincus Financing
      Proposal No. 2 asks you to approve the Stock Purchase Agreement and the issuance of 14,150,943 shares of ScanSoft common stock and warrants to acquire up to 3,177,570 shares of ScanSoft common stock to Warburg Pincus pursuant to the Stock Purchase Agreement. Upon completion of the merger and the Warburg Pincus financing, Warburg Pincus is expected to beneficially own approximately 25% of the outstanding shares of ScanSoft common stock, assuming that they do not transfer the shares of ScanSoft common stock beneficially owned by them prior to such time.
      Simultaneously with the entering into of the Stock Purchase Agreement on May 5, 2005, ScanSoft entered into a Securities Purchase Agreement with Warburg Pincus pursuant to which Warburg Pincus purchased and ScanSoft sold an aggregate of 3,537,736 shares of ScanSoft common stock for an aggregate purchase price of $15,000,000.64, and warrants to acquire an aggregate of 863,236 shares of ScanSoft common stock for an aggregate purchase price of $107,904.50. The warrants have an exercise price of $5.00 per share and a term of four years.
      Also on May 5, 2005, ScanSoft received a Commitment Letter from Warburg Pincus LLC, whereby Warburg Pincus agreed to purchase $25 million of ScanSoft common stock, if ScanSoft should request it to do so. The commitment was provided in connection with ScanSoft’s potential future acquisition activities. The number of shares purchased will be based on the closing price of ScanSoft common stock on the trading date prior to the execution of the securities purchase agreement relating to the purchase and sale of the shares. The Commitment Letter will expire at 5:00 p.m. Eastern Time on August 5, 2005, unless certain conditions are met. The Commitment Letter will not be binding on Warburg Pincus if: (i) the closing price of ScanSoft common stock on The Nasdaq National Market is less than $3.25 per share or more than $4.75 per share at the signing of the securities purchase agreement relating to the purchase and sale of the shares, or (ii) if a material adverse change to ScanSoft occurs since the date of the Commitment Letter.
      Finally, on May 5, 2005, ScanSoft and Warburg Pincus also amended and restated the Stockholders Agreement between the parties, as described below.
      If the closing contemplated by the Stock Purchase Agreement occurs, ScanSoft will be entitled to receive an aggregate of approximately $60 million for the shares to be sold to Warburg Pincus under the Stock Purchase Agreement. ScanSoft will not be entitled to receive any consideration upon the sale of the warrants to Warburg Pincus under the Stock Purchase Agreement.
      ScanSoft intends to use the net proceeds it expects to receive from the Warburg Pincus financing to finance a portion of the merger consideration and the costs of the merger and the transactions contemplated thereby. The Warburg Pincus financing will result in dilution to ScanSoft’s current stockholders.
      The following summaries of the Stock Purchase Agreement and Amended and Restated Stockholders Agreement are qualified by reference to the complete text of the Stock Purchase Agreement and the Amended and Restated Stockholders Agreement, which are incorporated by reference and attached as Annexes F and G, respectively.

Financing Terms
      Under the terms of the Stock Purchase Agreement, ScanSoft agreed to issue an aggregate of 14,150,943 shares of ScanSoft common stock for an aggregate purchase price of approximately $60 million, at a per share price equal to $4.24, and warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share, subject to adjustment as further described below. The warrants will be exercisable until the earlier of (i) the fourth anniversary of the date of issuance and (ii) the closing of a Change of Control (as such term is defined in the warrants).

      The number of shares subject to such warrants will be adjusted in the event that ScanSoft issues a dividend or affects a stock split (reverse or forward). In the case of a dividend or a forward stock split, the exercise price in effect immediately prior to such dividend or stock split will be proportionately decreased and the number of shares of ScanSoft common stock purchasable upon exercise of such warrant will be proportionately increased. In the case of a reverse stock split, the exercise price in effect immediately prior to such dividend or stock split will be proportionately increased and the number of shares of ScanSoft common stock purchasable upon exercise of such warrant will be proportionately decreased. In the event of a capital reorganization or reclassification of the capital stock of ScanSoft or any consolidation or merger of ScanSoft other than a Change of Control (as such term is defined in the Stock Purchase Agreement), in such a way that holders of ScanSoft common stock will be entitled to receive stock, securities or assets with respect to or in exchange for ScanSoft common stock, then, as a condition of such reorganization, reclassification, consolidation, exercise, merger or sale, lawful and adequate provision will be made whereby such warrantholder will thereafter have the right to receive upon the basis and upon the terms and conditions specified therein and in lieu of the shares of ScanSoft common stock immediately theretofore receivable upon the exercise of such warrant, that number of shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such ScanSoft common stock equal to the number of warrant shares for which such warrant could have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision will be made with respect to the rights and interests of such warrantholder to the end that the provisions thereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise of such warrant. ScanSoft will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than ScanSoft) resulting from such consolidation or merger or the corporation purchasing such assets shall assume the obligation to deliver to such warrantholder such shares of stock, securities or assets (including cash) as such warrantholder may be entitled to receive.
      The Warburg Pincus financing is designed to fund concurrent with the closing of the merger, and is conditioned upon the simultaneous closing of the merger. In connection with the Stock Purchase Agreement, ScanSoft also agreed to amend and restate the Stockholders Agreement with Warburg Pincus, which is summarized below. Further, ScanSoft agreed to amend its preferred share rights agreement. The effect of the amendment to the rights agreement is to generally permit Warburg Pincus and its affiliates and associates to enter into agreements with ScanSoft and make certain acquisitions of ScanSoft’s securities directly from ScanSoft, including pursuant to the Securities Purchase Agreement, the Stock Purchase Agreement and in connection with the Commitment Letter, without becoming an “Acquiring Person” under the rights agreement. In addition, the amendment to the rights agreement also permits Warburg Pincus to make additional limited acquisitions of ScanSoft common stock and other securities convertible into or exercisable for ScanSoft common stock that are included in the Permitted Amount (as such term is defined in the Amended and Restated Stockholders Agreement, a copy of which is attached hereto as Annex G) without becoming an “Acquiring Person” under the rights agreement.

Timing of Closing
      The closing of the Warburg Pincus financing will occur simultaneously with the closing of the merger assuming the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement.

Conditions to the Completion of the Warburg Pincus Financing
      The obligations of ScanSoft and Warburg Pincus to complete the Warburg Pincus financing are subject to the satisfaction or, to the extent legally permissible, waiver of the following conditions:

•	there shall be no injunction which prohibits the consummation of any of the transactions contemplated by the Warburg Pincus financing;

•	the merger shall have closed or shall close simultaneously with the closing of the Warburg Pincus financing;

•	all applicable waiting periods under the HSR Act and under any applicable material foreign or other antitrust laws shall have expired or been terminated;

•	approval of the Warburg Pincus financing by the ScanSoft stockholders;

•	the Warburg Pincus financing transaction documents (other than the warrants, which will be delivered to Warburg Pincus within two (2) business days following the closing of the Warburg Pincus financing), including but not limited to the Amended and Restated Stockholders Agreement (which was entered into as of May 5, 2005), shall have been duly executed and delivered by ScanSoft to Warburg Pincus and by Warburg Pincus to ScanSoft, as the case may be, at or prior to the closing of the Warburg Pincus financing; and

•	ScanSoft shall have entered into an amendment to its rights agreement prior to the Closing, which amendment was entered into as of May 5, 2005, such that the acquisition by Warburg Pincus of the shares of ScanSoft and warrants to purchase shares of ScanSoft common stock does not constitute or otherwise trigger a “Triggering Event”, “Distribution Date” or “Shares Acquisition Date” as such terms are defined in the rights agreement, as amended.

Certain Covenants
      Each of ScanSoft and Warburg Pincus has undertaken certain covenants in the Stock Purchase Agreement. The following summarizes the more significant of these covenants.
      Additional Listing Application. ScanSoft has agreed, to the extent required by the rules of the Nasdaq Stock Market, to file a notification form for the listing of additional shares in connection with the Warburg Pincus financing.
      Fees and Expenses. ScanSoft has agreed to promptly pay the fees and reasonable out-of-pocket expenses of Warburg Pincus’ advisors and legal counsel incurred in connection with the negotiation, preparation, execution, delivery and performance of the Stock Purchase Agreement, including fees and reasonable out-of-pocket expenses relating to any filings under the HSR Act.
      Legal Opinion. ScanSoft has agreed to cause its legal counsel to deliver an opinion regarding the Stock Purchase Agreement to Warburg Pincus at the closing of the Warburg Pincus financing.

Representations and Warranties
      The Stock Purchase Agreement contains representations and warranties made by ScanSoft to Warburg Pincus. The most significant of these relate to:

•	due organization and good standing of ScanSoft;

•	absence of violation by ScanSoft and certain of its subsidiaries with their respective charter documents;

•	ownership of its subsidiaries by ScanSoft;

•	ScanSoft’s outstanding capital stock, options and voting debt;

•	corporate authorization by ScanSoft to enter into the Stock Purchase Agreement and to consummate the Warburg Pincus financing;

•	absence of any breach of organizational documents, material legal requirement or certain material agreements by ScanSoft as a result of the Warburg Pincus financing;

•	third party consents required to be obtained by ScanSoft in connection with the Warburg Pincus financing;

•	filing of reports by ScanSoft with the SEC;

•	financial statements of ScanSoft included in its SEC reports;

•	absence of certain material changes since December 31, 2004; and

•	no violation of Section 203 of the Delaware General Corporation Law in connection with the Warburg Pincus financing.
      In addition, ScanSoft permitted Warburg Pincus to rely on the representations and warranties it provided Nuance in the merger agreement.
      Warburg Pincus represents and warrants to ScanSoft as to certain other matters, including:

•	due organization and good standing of Warburg Pincus;

•	authorization of Warburg Pincus to enter into the Stock Purchase Agreement and to consummate the Warburg Pincus financing;

•	investment intent of Warburg Pincus;

•	“accredited investor” status;

•	experience and sophistication in business and financial matters;

•	ScanSoft equity securities beneficially owned by Warburg Pincus;

•	absence of general solicitation for the sale of securities issued in the Warburg Pincus financing; and

•	registration requirements for the securities issued in the Warburg Pincus financing.

Amendments and Waivers
      Any provision of the Stock Purchase Agreement may be amended or waived if the amendment or waiver is in writing and signed by the party against whom the waiver or amendment is to be effective.

Termination
      The Stock Purchase Agreement may be terminated prior to the closing, as follows:

•	by the mutual consent of ScanSoft and Warburg Pincus;

•	upon termination of the merger agreement; or

•	by either ScanSoft or Warburg Pincus if the closing does not occur by February 1, 2006 (provided that the right to terminate shall not be available if the merger agreement is still in effect).

The Amended and Restated Stockholders Agreement
      Appointment of Warburg Pincus Nominee(s) to the ScanSoft Board. Pursuant to the Amended and Restated Stockholders Agreement, ScanSoft agreed, beginning on the closing date of the Stock Purchase Agreement and ending on the later of (i) the date that Warburg Pincus and their affiliates fail to beneficially own at least 25,000,000 shares of ScanSoft common stock or (ii) the date that the Warburg Pincus percentage of beneficial ownership of the ScanSoft common stock is less than the quotient of (x) two (2) divided by (y) the then authorized number of directors of ScanSoft, to take such action as is necessary to nominate and elect a second member to the ScanSoft board to be designated by Warburg Pincus Private Equity VIII, L.P. and approved by a majority of the board of directors of ScanSoft. Warburg Pincus Private Equity VIII, L.P. will only have the ability to designate the second member of the ScanSoft board of directors upon the closing of the Warburg Pincus financing. Mr. Janeway is Warburg Pincus’ designee pursuant to the Original Stockholders Agreement and has served on the ScanSoft board since April 2004.

      Management Rights. If Warburg Pincus is not represented on the ScanSoft board, then they will be entitled to consult with and advise ScanSoft management on significant business issues, examine the books and records of ScanSoft and receive copies of all notices, minutes, consents and other written material ScanSoft provides to its directors, subject to certain limitations.
      Standstill Period. Warburg Pincus has made certain covenants in connection with the Amended and Restated Stockholders Agreement during a standstill period which is the four year period ending on May 9, 2009, whereby Warburg Pincus has agreed to not take certain actions without the prior written consent of ScanSoft or the ScanSoft board, including but not limited to the following:

•	acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any shares of voting stock of ScanSoft except for an amount equal to the Permitted Amount (as such term is defined in the Amended and Restated Stockholders Agreement, a copy of which is attached hereto as Annex G);

•	make or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote or seek to advise or influence any person or entity with respect to the voting of ScanSoft’s voting stock (other than in the capacity as a member of the ScanSoft board in a manner consistent with his or her fiduciary duties);

•	make any public announcement or submit a proposal to offer any extraordinary transaction involving ScanSoft or any of its securities or assets;

•	form, join or in any way participate in a Section 13(d) group (as defined in the Exchange Act) in connection with any of the foregoing;

•	otherwise seek to control or influence the management or ScanSoft board of directors or policies of ScanSoft; or

•	direct or instruct their representatives, associates or affiliates to do any of the foregoing.
      Transfer Restrictions and ScanSoft’s Right of First Refusal. Pursuant to the Amended and Restated Stockholders Agreement, Warburg Pincus has agreed to certain restrictions on transfer, including:

•	restrictions relating to transferring their voting stock in connection with a proxy solicitation that is opposed to the recommendation of the ScanSoft board;

•	restrictions on transferring more than five percent (5%) of their voting stock in connection with a third party tender offer or an exchange offer which the ScanSoft board has not recommended; or

•	transferring more than five percent (5%) of their voting stock to a competitor of ScanSoft that has not been approved by the ScanSoft board unless Warburg Pincus complies with certain rights of first refusal which Warburg Pincus has granted to ScanSoft.
      Demand Registration Rights. Warburg Pincus has been granted demand registration rights under the Amended and Restated Stockholders Agreement which would allow them to request ScanSoft to effect a registration on Form S-3 of the registerable securities owned by them, and all such expenses of registration shall be borne by ScanSoft. Warburg Pincus cannot transfer such registration rights without ScanSoft’s prior written consent.
      Indemnification. Further, ScanSoft has agreed to indemnify Warburg Pincus and their officers, directors and partners, legal counsel and accountants and each person controlling Warburg Pincus for certain specified statements or omissions made in connection with the registration of the registerable securities.
      Amendment and Waiver. Any provision of Amended and Restated Stockholders Agreement may be amended or waived if the amendment or waiver is in writing and signed by the party against whom the waiver or amendment is to be effective.

Vote Required
      The affirmative vote of the holders of a majority of the votes cast on this proposal is required to approve the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to issue ScanSoft common stock pursuant to the Stock Purchase Agreement.
      Rule 4350(i)(1)(B) of the Nasdaq Marketplace Rules requires that listed companies obtain stockholder approval in certain circumstances. The circumstances include: (i) when an issuance or potential issuance of securities would result in a change of control of the issuer, (ii) when an equity compensation arrangement is made, pursuant to which stock may be acquired by directors, and (iii) in connection with the acquisition of the stock or assets of another company, where due to the issuance of common stock or securities convertible into common stock, the securities to be issued represent or will represent 20% or more of the voting power or number of shares of common stock outstanding before the issuance. ScanSoft stockholders are being asked to approve the Stock Purchase Agreement and the issuance of the shares of ScanSoft common stock and warrants to acquire ScanSoft common stock pursuant to the Stock Purchase Agreement because the acquisition of such securities by Warburg Pincus implicates each of these events.
      Approval of this proposal is a condition to the effectiveness of the merger. In addition, the issuance of ScanSoft common stock and warrants to acquire ScanSoft common stock to Warburg Pincus under the Stock Purchase Agreement and the transactions contemplated thereby under this Proposal No. 2 are conditioned upon the approval of the merger and related matters by the stockholders of ScanSoft and Nuance contained in Proposal Nos. 1 for each and the closing of the merger. Therefore, if the merger is not approved by the stockholders of either Nuance or ScanSoft or if the merger is not consummated, then neither ScanSoft nor Warburg Pincus will be obligated to complete the Warburg Pincus financing.
      THE SCANSOFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE ISSUANCE OF SHARES OF SCANSOFT COMMON STOCK AND WARRANTS TO ACQUIRE SCANSOFT COMMON STOCK TO WARBURG PINCUS PURSUANT TO THE STOCK PURCHASE AGREEMENT.

Proposal Three — Option Assumption
      Proposal No. 3 asks you to approve the assumption of outstanding stock options to purchase Nuance common stock pursuant to the terms of the merger agreement. Stockholder approval is needed to satisfy a condition of ScanSoft’s bylaws, as described below. If stockholders approve this proposal, stock options outstanding (i) under the Nuance 2001 Nonstatutory Stock Option Plan, the Nuance 2000 Stock Plan and the 1998 Stock Plan with an exercise price of $10.00 or less and (ii) all stock options outstanding under the Nuance 1994 Flexible Stock Incentive Plan, will become options to purchase ScanSoft common stock, with the number of shares subject to the option and the exercise price adjusted by the “option exchange ratio” as set forth in the merger agreement.

The Assumption
      The terms of the merger agreement provide that, if approved by ScanSoft stockholders, all options to purchase Nuance common stock outstanding under the Nuance 2001 Nonstatutory Stock Option Plan, the Nuance 2000 Stock Plan and the Nuance 1998 Stock Plan with an exercise price of $10.00 or less and all options outstanding under the Nuance 1994 Flexible Stock Incentive Plan, regardless of exercise price, will be assumed by ScanSoft, and become options to purchase ScanSoft common stock on the same terms and conditions as were applicable to the assumed options prior to the closing of the merger, except each such option will be exercisable for such whole number of shares of ScanSoft common stock (rounded down to the nearest share) equal to the product obtained by multiplying the number of shares of Nuance common stock issuable upon the exercise of such option, by the “option exchange ratio,” and the exercise price per share for the ScanSoft common stock shall be equal to the quotient (rounded up to the nearest cent) of the exercise price per share for such option, divided by the “option exchange ratio.” The option exchange ratio is defined as 0.77 (the stock consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), plus (a) $2.20 (the cash consideration to be received by Nuance stockholders in the merger for each share of Nuance stock), divided by (b) the average of the closing trading prices of the ScanSoft common stock during the five trading days immediately preceding the closing date, subject to potential adjustment for tax purposes. Regardless of the outcome of the ScanSoft stockholder vote regarding the assumption, all Nuance options with an exercise price of more than $10.00, and not already fully vested, will accelerate and become fully vested prior to the effective time of the merger and shall terminate as of the effective time of the merger if not exercised prior to the effective time of the first step merger.

Need for Stockholder Approval
      The approval of ScanSoft’s stockholders is being sought for the Option Assumption because of the provision in ScanSoft’s bylaws stating that stockholder approval is required to sell securities exercisable into common stock with an exercise price that is fixed after the date of the agreement. Since the “option exchange ratio,” and therefore the option exercise price, will not be determined until the closing date rather than the date the merger agreement was executed, stockholder approval is required under this provision of ScanSoft’s bylaws.
      In the event that the approval of the stockholders of ScanSoft is not obtained for the treatment of the Nuance options as described above, each Nuance option outstanding prior to the closing subject to the vote will be assumed by ScanSoft, but on different terms. Each such option will become an option to acquire ScanSoft common stock and cash, except each such assumed option will be exercisable for that number of shares of ScanSoft common stock equal to the number of shares of Nuance common stock issuable upon exercise of such option immediately prior to the closing multiplied by 0.77, and an amount of cash equal to the number of shares of Nuance common stock issuance upon exercise of such option immediately prior to the closing multiplied by $2.20, and the exercise price per share for the ScanSoft common stock and cash shall be equal to the quotient of the exercise price per share for such option immediately prior to the closing, divided by 0.77.

Vote Required
      The affirmative vote of a majority of the shares present and entitled to vote at the ScanSoft special meeting is required to approve the assumption of certain options to purchase Nuance common stock pursuant to Proposal No. 3.
      THE SCANSOFT BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ASSUMPTION OF CERTAIN OPTIONS TO PURCHASE NUANCE COMMON STOCK PURSUANT TO THE TERMS OF THE MERGER AGREEMENT.

SELECTED FINANCIAL DATA OF SCANSOFT
      The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of ScanSoft and related notes thereto included in ScanSoft annual reports, quarterly reports and other information on file with the SEC. The financial data for the interim periods presented is derived from unaudited financial statements and is not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. See “Where You Can Find More Information” on page 147.

	Six Months Ended
	March 31,			Year Ended December 31,
			Nine Months Ended
	2005	2004	Sep. 30, 2004	2003	2002	2001	2000

	(In thousands, except per share data)
Revenues:
Product licenses	$84,763	$67,320	$95,765	$128,681	$101,524	$55,509	$41,977
Professional services(2)	28,928	18,010	33,187	—	—	—	—
Related parties	—	4,316	1,955	6,718	5,095	7,208	5,984

Total revenue	113,691	89,646	130,907	135,399	106,619	62,717	47,961

Costs and Expenses:
Cost of revenue:
Cost of product licenses(1)	9,983	8,045	10,348	26,123	16,419	12,849	12,692
Cost of professional services(1)	19,270	12,637	22,949	—	—	—	—
Cost of revenue from amortization of intangible assets	5,508	5,851	8,431	10,516	9,470	14,192	11,569

Total cost of revenue	34,761	26,533	41,728	36,639	25,889	27,041	24,261

Gross margin	78,930	63,113	89,179	98,760	80,730	35,676	23,700

Operating expenses:
Research and development(1)	19,236	18,087	26,162	33,938	27,633	13,968	14,967
Sales and marketing(1)	38,126	34,351	49,134	48,706	32,990	18,562	18,287
General and administrative(1)	13,259	9,625	17,807	16,258	10,678	6,749	8,824
Amortization of other intangible assets	1,648	1,519	1,967	2,297	1,682	13,328	11,017
Stock-based compensation expense	1,354	494	1,301	330	103	—	—
Restructuring and other charges, net	659	1,428	801	3,693	1,041	—	4,811
Acquired in-process research and development	—	—	—	—	—	—	18,291

Total operating expenses	74,282	65,504	97,172	105,222	74,127	52,607	76,197

Income (loss) from operations	4,648	(2,391)	(7,993)	(6,462)	6,603	(16,931)	(52,497)
Other income (expense):
Interest income	307	233	429	465	354	209	112
Interest expense	(566)	(486)	(340)	(793)	(369)	(166)	(620)
Other (expense) income, net	(307)	718	(141)	1,003	(1)	(306)	226

	Six Months Ended
	March 31,			Year Ended December 31,
			Nine Months Ended
	2005	2004	Sep. 30, 2004	2003	2002	2001	2000

	(In thousands, except per share data)
Income (loss) before income taxes	4,082	(1,926)	(8,045)	(5,787)	6,587	(17,194)	(52,779)
Provision for (benefit from) income taxes	1,943	(443)	1,333	(269)	254	(317)	472

Net income (loss)	$2,139	$(1,483)	$(9,378)	$(5,518)	$6,333	$(16,877)	$(53,251)

Net income (loss) per share, basic and diluted	$0.02	$(0.01)	$(0.09)	$(0.07)	$0.09	$(0.34)	$(1.26)

Weighted average common shares outstanding, basic	105,264	101,213	103,780	78,398	67,010	49,693	42,107

Weighted average common shares outstanding, diluted	112,812	101,213	103,780	78,398	72,796	49,693	42,107

(1) Excludes stock-based compensation expense as follows:

Cost of product licenses	$5	$—	$—	$11	$—	$—	$—
Cost of professional services	55	20	66	—	—	—	—
Research and development	164	43	228	15	—	—	—
Sales and marketing	361	101	420	116		—	—
General and administrative	769	330	587	188	103	—	—

	$1,354	$494	$1,301	$330	$103	$—	$—

(2)	As a result of the Speechworks acquisition in August 2003, professional services became a material component of ScanSoft’s business. As a result of the acquisition, and ScanSoft’s implementation of Oracle in January 2004, ScanSoft began to separately track and disclose professional services revenues and cost of revenue. Prior to 2004, it did not separately disclose professional services revenue and cost of revenue as they were immaterial and it is not practical to reclassify these revenues and associated costs, retrospectively.

		As of
	As of
	Mar. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2005	2004	2003	2002	2001	2000

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$25,882	$22,963	$42,584	$18,853	$14,324	$2,571
Marketable securities	3,858	24,728	—	—	—	62
Working capital	(29,269)	27,940	44,305	16,842	9,318	(6,484)
Total assets	452,690	392,653	401,940	143,690	142,070	109,480
Long-term liabilities	33,632	45,360	48,340	725	6,143	2,172
Total stockholders’ equity	309,009	301,745	303,226	119,378	114,534	87,461

SELECTED FINANCIAL DATA OF NUANCE
      The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of Nuance and related notes thereto included in Nuance annual reports, quarterly reports and other information on file with the SEC. The financial data for the interim periods presented is derived from unaudited financial statements and is not necessarily indicative of the results to be expected for any other interim period or for the fiscal year as a whole. See “Where You Can Find More Information” on page 147.

	Six Months Ended
	March 31,		Year Ended December 31,

	2005(2)	2004(3)	2004	2003	2002	2001	2000

	(In thousands, except per share data)
Revenue:
License	$11,570	$14,301	$26,409	$28,207	$26,783	$20,759	$37,551
Service	8,188	7,746	15,806	14,266	8,191	10,861	9,324
Maintenance	8,356	7,383	15,662	12,565	9,111	7,680	4,943

Total revenue	28,114	29,430	57,877	55,038	44,085	39,300	51,818

Cost of Revenue:
License	167	176	396	370	641	275	53
Service(1)	5,920	4,888	10,460	9,982	7,680	11,970	8,608
Maintenance	1,263	1,594	2,634	2,548	3,374	4,022	2,091

Total cost of revenue	7,350	6,658	13,490	12,900	11,695	16,267	10,752

Gross profit	20,764	22,772	44,387	42,138	32,390	23,033	41,066

Operating expenses:
Sales and marketing(1)	13,909	13,432	26,727	28,179	39,712	39,125	34,072
Research and development(1)	6,353	7,915	14,504	15,310	14,153	18,779	20,160
General and administrative(1)	6,562	4,570	11,037	11,533	13,393	13,487	9,978
Acquired in-process research and development	—	—	—	—	—	—	1,500
Amortization of goodwill and workforce	—	—	—	—	—	1,911	319
Non-cash compensation expense	—	82	73	28	928	5,321	4,862
Restructuring charges and asset impairments	(70)	(41)	19,737	9,375	37,275	62,191	—

Total operating expenses	26,754	25,958	72,078	64,425	105,461	140,814	70,891

Loss from operations	(5,990)	(3,186)	(27,691)	(22,287)	(73,071)	(117,781)	(29,825)
Interest and other income, net	922	370	1,097	1,180	2,687	7,990	6,701

Loss before provision of income taxes	(5,068)	(2,816)	(26,594)	(21,107)	(70,384)	(109,791)	(23,124)
Provision for (benefit from) income taxes	(110)	(22)	(415)	(1,806)	800	574	350

Net loss	$(4,958)	$(2,794)	$(26,179)	$(19,301)	$(71,184)	$(110,365)	$(23,474)

Net loss per share, basic and diluted	$(0.14)	$(0.08)	$(0.74)	$(0.56)	$(2.11)	$(3.40)	$(1.03)

Weighted average common shares outstanding, basic and diluted	36,025	34,947	35,487	34,471	33,666	32,480	22,717

(1)	Excludes stock-based compensation expense as follows:

	Six Months Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	(In thousands)
Cost of professional services	$—	$1	$—	$1	$58	$192	$—
Research and development	—	78	73	6	423	2,436	2,293
Sales and marketing	—	2	—	2	264	1,973	1,171
General and administrative	—	1	—	19	183	720	1,398

	$—	$82	$73	$28	$928	$5,321	$4,862

(2)	Six month results for the period ended March 31, 2005 were derived from Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, Nuance’s consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2004, as filed with the SEC, and Nuance’s consolidated financial statements for the three months ended March 31, 2005 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, as filed with the SEC.

(3)	Six month results for the period ended March 31, 2004 were derived from Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC, Nuance’s consolidated financial statements for the nine months ended September 30, 2003 included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2003, as filed with the SEC, and Nuance’s consolidated financial statements for the three months ended March 31, 2004 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2004, as filed with the SEC.

	As of	As of December 31,
	March 31,
	2005	2004	2003	2002	2001	2000

	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$69,547	$53,583	$40,206	$43,771	$132,618	$219,047
Marketable securities	18,029	37,493	66,599	83,737	41,977	8,728
Working capital	74,469	81,113	99,661	110,034	128,672	226,366
Total assets	122,490	130,257	141,497	161,670	208,231	279,338
Long-term liabilities	50,772	53,286	43,612	43,122	21,911	2,552
Total stockholders’ equity	44,675	49,216	72,561	89,273	154,825	251,991

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
      The selected unaudited pro forma combined financial data should be read in conjunction with the unaudited pro forma combined financial statements and related notes thereto, the historical consolidated financial statements of ScanSoft, incorporated by reference in this joint proxy statement/prospectus, and the historical consolidated financial statements of Nuance, incorporated by reference in this joint proxy statement/prospectus or as filed by ScanSoft, or Nuance, respectively, with the SEC. Please see Notes to Unaudited Pro Forma Combined Financial Statements beginning on page F-9, and “Where You Can Find More Information” on page 147.

	Six Months Ended	Nine Months Ended
	Mar. 31, 2005	Sep. 30, 2004

	(In thousands, except per share data)
Product licenses	$99,585	$121,121
Professional services	32,735	39,918
Maintenance	13,727	18,420
Revenue, related parties	—	1,955

Total revenue	146,047	181,414

Costs and expenses:
Cost of revenue:
Cost of product licenses	10,741	11,504
Cost of professional services and maintenance	26,561	32,630
Cost of revenue from amortization of intangible assets	8,097	12,552

Total cost of revenue	45,399	56,686

Gross margin	100,648	124,728
Operating expenses:
Research and development	29,403	44,490
Selling, general and administrative	78,186	106,078
Amortization of other intangible assets	6,040	6,358
Stock-based compensation expense	2,113	2,560
Restructuring and other charges, net	589	20,557

Total operating expenses	116,331	180,043

Loss from operations	(15,683)	(55,315)
Interest income	860	673
Interest expense	(2,521)	(3,716)
Other income (expense), net	(315)	(326)

Loss before income taxes	(17,659)	(58,684)
Provision for income taxes	1,865	977

Net loss	$(19,524)	$(59,661)

Net loss per common share:
Basic and diluted	$(0.13)	$(0.41)
Weighted average common shares:
Basic and diluted	147,434	146,235

As of March 31,
2005

Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents	$69,844
Marketable securities	20,720
Working capital	14,133
Total assets	714,925
Long-term liabilities	75,456
Total stockholders’ equity	496,895

OTHER INFORMATION OF NUANCE
Information Regarding Directors of Nuance
      Nuance’s board of directors is currently comprised of nine directors, who are divided into three classes with overlapping three-year terms. A director serves in office for a three year term, and until his or her respective successor is duly elected and qualified or his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of Nuance’s directors. Nuance’s directors may be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of Nuance’s common stock. Irwin Federman, a director of Nuance since 1995, has informed Nuance that he will retire from the board of directors effective the date of the meeting.
      The following table sets forth the name, age and current employment, as of April 15, 2005, of each of the nominees and each other director of Nuance whose term of office continues after the meeting. Information as to the stock ownership of each director and all current directors and executive officers of Nuance as a group is set forth below under “Other Information — Security Ownership of Certain Beneficial Owners and Management.”

			Director
Name	Age	Position	Since

Class I Directors
Ronald Croen	50	Chairman of the board of directors of Nuance	1995
David Nagel	59	Consultant	2004
Class II Directors
Curtis Carlson	59	President and CEO of SRI International	1998
Alan Herzig	71	Consultant	1994
Philip Quigley	62	Chairman and CEO (Retired), Pacific Telesis Group	2000
Class III Directors
Charles Berger	51	President and CEO of Nuance	2003
Sandra Bergeron	46	Executive Vice President of McAfee, Inc.	2005
Gary Morgenthaler	56	General Partner of Morgenthaler Ventures	1997
Class II Directors of Nuance Whose Terms Expire in 2005
      Curtis Carlson has served as one of Nuance’s directors since 1998. Dr. Carlson has been President and Chief Executive Officer of SRI International since 1998. From 1996 to 1998, he served as Executive Vice President of Ventures and Licensing of the Sarnoff Corporation, an information technology company and one of SRI’s two wholly-owned subsidiaries. Prior to that position, he served as a Technical Director at RCA Laboratories. Dr. Carlson also serves as a director of several private companies. He holds a Ph.D. and an M.S. from Rutgers University and a B.S. from Worcester Polytechnic Institute.
      Alan Herzig has served as one of Nuance’s directors since 1994. He presently acts as a consultant and as an independent director. He was President and Chief Executive Officer of SRI Holdings, Inc., a subsidiary of SRI International, from 1997 until December 2002. From 1994 to 1997, he served in the Office of the Chairman of SRI International. From 1987 to 1994, he served as the President and Chief Executive Officer of Robert Fleming Pacific, Inc., the U.S. investment banking arm of Robert Fleming & Co., a U.K.-based merchant bank. From 1981 to 1987, he served as a Managing Director of L.F. Rothschild Unterberg Towbin, an investment bank. Mr. Herzig also serves on the board of directors of Sarnoff Corporation, a subsidiary of SRI International, and one privately held company. He holds a B.A. from Yale University.

      Philip Quigley has served as one of Nuance’s directors since 2000. From 1994 to 1997, Mr. Quigley served as Chairman and Chief Executive Officer of Pacific Telesis Group, a communications company, and Vice Chairman of SBC Communications, Inc., a telecommunications company. From 1987 to 1994, he served as the President and Chief Executive Officer of Pacific Bell, a telecommunications company. From 1986 to 1987, he served as Executive Vice President and Chief Operating Officer of PacTel Corporation. From 1982 to 1986, he served as President and Chief Executive Officer of PacTel Cellular Corporation. Mr. Quigley serves as a director of Wells Fargo Bank & Co., SRI International and several other privately held companies. He has also served on the boards of Pacific Telesis, SBC Communications, Inc. and the United Way. He holds a B.S. from California State University, Los Angeles.
Class III Directors of Nuance Whose Terms Expire In 2006
      Charles Berger joined Nuance as President and Chief Executive Officer in March 2003. He became a director of Nuance in May 2003. He has more than 25 years experience in high technology companies. Mr. Berger was President and Chief Executive Officer of Vicinity, Inc., a provider of location-based technology and solutions, from December 2001 to December 2002. He was Chairman and CEO of AdForce, LLC, a provider of centralized, outsourced ad management and delivery services, from 1997 to June 2001. He was Chairman and CEO of Radius, Inc., a developer of graphic and video products for Macintosh computers, from 1993 to 1997. Between 1977 and 1993, Mr. Berger held management and senior executive positions at a number of market-leading companies, including Sun Microsystems, Apple Computer, ROLM and Memorex. Mr. Berger serves as a director of Tier Technology, which provides technology solutions to state and local governments, and Sonicwall, Inc., a provider of Internet security solutions. He holds a B.S. in Business Administration from Bucknell University, for which he currently serves as a Trustee, and an M.B.A. from Santa Clara University.
      Sandra Bergeron became a Director of Nuance in March 2005. Ms. Bergeron has served as the Executive Vice President of Corporate Development and Strategic Research of McAfee, Incorporated (formerly Network Associates, Inc.) since November 2001. She has been employed with McAfee, which offers computer security solutions, and a predecessor company, in various management capacities since 1995. Prior to joining the predecessor of McAfee, she was employed by Dun & Bradstreet Corporation and A.C. Neilsen, a division of D&B, from 1990 to 1995. Ms. Bergeron holds a B.B.A. in Information Systems from Georgia State University and an M.B.A. from Xavier University.
      Gary Morgenthaler has served as one of Nuance’s directors since 1997. Mr. Morgenthaler has been a general partner at Morgenthaler Ventures, a venture capital firm, since 1989. He also serves as Chairman of Versata, Inc., and as a director of Catena Networks, Inc., Crossbow Technology, Inc., Terawave Communications, Inc., Westwave Communications, Inc., and Yotta Networks, Inc. Mr. Morgenthaler was a co-founder and past Chairman of Illustra Information Technologies, Inc., and served as a director on Illustra’s board until it was acquired by Informix in 1995. He served as Chairman of Ingres Corporation (formerly Relational Technology) until its sale in 1990, and was a founder of that company in 1980. Between 1984 and 1988, he was Chief Executive Officer of Ingres. Earlier, Mr. Morgenthaler was with McKinsey & Company, Tymshare, Inc., and Stanford University’s Institute for Mathematical Studies in the Social Sciences. He holds an A.B. from Harvard University.
Class I Directors of Nuance Whose Terms Expire in 2007
      Ronald Croen, a co-founder of Nuance, served as Nuance’s President and Chief Executive Officer from 1994 to March 2003. He has served as one of Nuance’s directors since 1995, and currently serves as Chairman of the board of directors. From 1993 to 1994, Mr. Croen served as a consultant to SRI International. From 1989 to 1993, he was an independent management consultant in Paris, France. Prior to that position, he served in various positions at The Ultimate Corp., including Managing Director of European Operations and Vice President and General Counsel. He holds a J.D. from the University of Pennsylvania Law School and a B.A. from Tufts University.

      David Nagel, became a Director of Nuance in December 2004. He presently acts as a consultant and independent director. Mr. Nagel served as the President, Chief Executive Officer and a Director of PalmSource, Inc., a provider of operating system software platforms for smart mobile devices, from December 2001 to May 2005. From September 2001 to December 2001, he was Chief Executive Officer of the Platform Solutions Group at Palm, Inc. (now palmOne Inc.), which sells smart mobile devices. Prior to joining Palm, from April 1996 to September 2001, Mr. Nagel was chief technology officer of AT&T Corp., a communications service provider, President of AT&T Labs, a corporate research and development unit of AT&T, and Chief Technology Officer of Concert, a partnership between AT&T and British Telecom. Prior to his tenure with AT&T, from 1988 to 1996, he held various positions at Apple Computer, a manufacturer of personal computing devices, the last of which was Senior Vice President, Research and Development. Mr. Nagel’s earlier positions at Apple Computer included General Manager and Vice President, Apple Soft, and Vice President, Advanced Technology. Before joining Apple, he was head of human factors research at Ames Research Center. He serves as a director of Tessera Inc., a provider of chip packaging technology. Mr. Nagel has a B.S. and an M.S. in engineering and a Ph.D. in experimental psychology from the University of California, Los Angeles.
      There are no family relationships among any of Nuance’s directors or officers.
Nuance Director Independence
      The Nuance board of directors has determined that each of the directors presently serving on the board of directors, other than Mr. Berger, who is Nuance’s President and Chief Executive Officer, and Mr. Croen, who served as Nuance’s President and Chief Executive Officer through March 2003, is independent, as defined by Nasdaq Rule 4200(a)(15).
Nuance Board of Directors Meetings and Attendance at Meetings of Stockholders
      The Nuance board of directors held a total of seven meetings during 2004. In addition, the Nuance board of directors approved certain matters by unanimous written consent. During 2004, no present director attended fewer than 75% of the aggregate number of meetings held by the board of directors or of the aggregate number of meetings of each committee of the board of directors upon which such director served. Only Dr. Vinton Cerf, a former director, was unable, due to pre-existing conflicts, to attend 75% of the Nuance board of directors meetings.
      The Nuance board of directors’ policy with respect to director attendance at each annual meeting of stockholders is that all directors who do not have pre-existing conflicts are required to attend. All of the members of the board of directors, other than Dr. Cerf, attended Nuance’s 2004 meeting of stockholders.
Nuance Committees and Related Governance Matters
      The Nuance board of directors has three standing committees: the Audit Committee; the Compensation Committee; and the Corporate Governance and Nominating Committee. The board of directors has determined that each member of each committee of the board of directors is independent, as defined by Nasdaq Rule 4200(a)(15). Each of these committees has a written charter adopted by the board of directors. A copy of each charter can be found on Company’s website at www.nuance.com by clicking “Investor” and then “Corporate Governance”.
      The Nuance Audit Committee consists of Messrs. Herzig, Federman and Quigley. Mr. Federman is the Chairman of the committee. Each member of the Audit Committee is an “audit committee financial expert”, as defined by SEC rules, is financially literate and financially sophisticated within the meaning of Nasdaq rules, and otherwise meets the Nasdaq requirements for audit committee members. The Audit Committee approves the appointment of Nuance’s independent auditors, reviews the scope and results of annual audits and other accounting-related services, evaluates Nuance’s internal control functions and approves the fees to be paid to the accounting firms that provide services to Nuance, whether audit, audit related, tax or other services. The Audit Committee held a total of six meetings during 2004. If the merger is not approved by Nuance or ScanSoft stockholders, Nuance expects to appoint David Nagel, a director and “audit committee financial expert”, to the Audit Committee upon the retirement of Irwin Federman.
      The Nuance Compensation Committee consists of Messrs. Quigley and Herzig. Mr. Herzig is the Chairman of the committee. The Compensation Committee makes recommendations concerning, and reviews and approves, new equity-based compensation plans of Nuance and any amendments to such plans in effect. It also approves all matters concerning executive officer compensation. The Compensation Committee held a total of two meetings during 2004. If the merger is not approved by Nuance or ScanSoft stockholders, it is expected that Ms. Bergeron will join the Compensation Committee after the meeting.
      The Nuance Corporate Governance and Nominating Committee, which was established in 2004, consists of Messrs. Carlson and Herzig. This committee makes recommendations, and approves matters, relating to Nuance’s corporate governance obligations and actions, reviews and approves, as appropriate, each of Nuance’s related party transactions, and considers and approves nominations for directors of Nuance, whether made by management, a stockholder of Nuance or the committee itself. If the merger is not approved by Nuance or ScanSoft stockholders, it is expected that Ms. Bergeron will join this committee after the meeting.
Nuance Director Candidates
      The Nuance Corporate Governance and Nominating Committee will consider candidates properly submitted by stockholders of Nuance in accordance with the rules and regulations of the SEC, the procedures set forth in Nuance’s Certificate of Incorporation, and any policy adopted by this committee with respect to any person recommended for nomination by a stockholder, as well as candidates recommended by directors and management, for nomination to the board of directors. To date, Nuance has not received any such recommendations from stockholders. Stockholders may recommend candidates for nomination to the board of directors by writing to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel.

•	the full name and address of the candidate;

•	the number of shares of Nuance’s common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the board of directors if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as provided under “Other Information — Information Regarding Directors of Nuance,” above.

      The goal of the Corporate Governance and Nominating Committee is to assemble a board of directors that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The committee considers candidates by first evaluating the current members of the board of directors who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the committee determines that an opening exists, the committee identifies the desired skills and experience of a new nominee, including the need to satisfy SEC and Nasdaq rules. The committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the board of directors generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Nuance’s stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the committee uses these and other criteria as appropriate to evaluate potential nominees, the committee has no stated minimum criteria for nominees. The committee intends to evaluate candidates recommended by stockholders and candidates recommended by directors and management in accordance with the same criteria.

      In October 2004, Nuance retained the services of a director search firm to assist it in identifying potential candidates for openings on its board of directors. This firm identified Sandra Bergeron, who joined the board of directors in March 2005.
Stockholder Communication with the Board of Directors of Nuance
      Nuance stockholders may communicate with the Nuance board of directors in writing by mailing written communications to Nuance Communications, Inc., 1380 Willow Street, Menlo Park, California 94025, Attn: General Counsel. Correspondence may be addressed to the board of directors as a whole, or to individual directors. The General Counsel will review all such correspondence and provide regular summaries to the board of directors or to individual directors, as relevant. He will also retain copies of such correspondence for at least six months, and make copies of such correspondence available to the board of directors or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Nuance’s policy regarding accounting complaints and concerns.
Code of Ethics/Code of Conduct of Nuance
      Nuance has adopted a “Code of Business Conduct and Ethics” that applies to all of Nuance’s employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. This Code, which meets the requirements of NASDAQ rules, covers a variety of topics, ranging from accounting and SEC reporting matters, to conflicts of interest and use of company resources, to employment and harassment policies. This Code is posted on Nuance’s website at www.nuance.com, and may be found by first highlighting “Company Info”, clicking on “Investor Relations”, and then clicking on “Corporate Governance”. Nuance intends to satisfy the disclosure requirement under Form 8-K regarding any amendment to, or waiver from, a provision of this Code by posting such information on Nuance’s website, at the address and location specified above.
Nuance Director Compensation
      Non-employee directors of Nuance (“Outside Directors”) receive an annual retainer fee of $15,000, paid quarterly. Board of directors members also receive a board of directors meeting attendance fee and a committee meeting attendance fee of $1,000, which is paid for each board of directors and committee meeting attended. Nuance also pays the Chairman of the Audit Committee and of the Compensation Committee an additional annual retainer fee of $7,500. Nuance reimburses each director for the reasonable expenses the director incurs in attending any board of directors or committee meeting.
      Options are granted to Outside Directors under Nuance’s 2000 Stock Plan (the “Stock Plan”), which was approved by Nuance’s stockholders in 2000. New Outside Directors are granted an option to purchase 50,000 shares of Nuance’s common stock when they are first elected to the board of directors. Nuance grants all Outside Directors options to purchase 20,000 shares of Nuance’s common stock on an annual basis. Any newly elected Outside Director will receive such annual grant, when made, beginning one year after he or she joins the board of directors.
      Each option granted to directors under the Stock Plan contain the following provisions: the exercise price per share of Nuance’s common stock is 100% of the fair market value of the Nuance’s common stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; the option will vest monthly, and will be fully vested one year from the grant date; the option may be exercised only while the Outside Director remains a director or within ninety days after the date he or she ceases to be a director or service provider of Nuance; upon a proposed liquidation or dissolution of Nuance, the option will terminate immediately prior to such action; and, in the event of a merger or sale of substantially all of Nuance’s assets, the option may be assumed or an equivalent option substituted by the successor corporation. The board of directors may at any time amend, alter, suspend or discontinue the Stock Plan, subject to any required stockholder approval.

Nuance Compensation Committee Interlocks and Insider Participation
      The members of the Compensation Committee of Nuance are Mr. Quigley and Mr. Herzig. Neither of the members of the Compensation Committee is currently or has been, at any time since the formation of Nuance, an officer or employee of Nuance. During 2004, no executive officer of Nuance (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on Nuance’s Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on Nuance’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Nuance.
Executive Officers of Nuance
      Nuance’s executive officers, and their ages and positions with Nuance, as of April 15, 2005, are as follows:

Name	Age	Position

Charles Berger	51	President and Chief Executive Officer
Karen Blasing	49	Vice President and Chief Financial Officer
Glenn Cross	48	Senior Vice President of Global Sales and Services
Eng Yew Lee	44	Vice President, Technical Services
Douglas Clark Neilsson	57	Vice President, Secretary and General Counsel
Douglas Sharp	45	Vice President, Engineering
Lynda Kate Smith	43	Vice President and Chief Marketing Officer
Donna Allen Taylor	60	Vice President, Human Resources and Chief People Officer
      Charles Berger joined Nuance as President and Chief Executive Officer in March 2003. He became a director of Nuance in May 2003. He has more than 25 years experience in high technology companies. Mr. Berger was President and Chief Executive Officer of Vicinity, Inc., a provider of location-based technology and solutions, from December 2001 to December 2002. He was Chairman and CEO of AdForce, LLC, a provider of centralized, outsourced ad management and delivery services, from 1997 to June 2001. He was Chairman and CEO of Radius, Inc., a developer of graphic and video products for Macintosh computers, from 1993 to 1997. Between 1977 and 1993, Mr. Berger held management and senior executive positions at a number of market-leading companies, including Sun Microsystems, Apple Computer, ROLM and Memorex. Mr. Berger serves as a director of Tier Technology, which provides technology solutions to state and local governments, and Sonicwall, Inc., a provider of Internet security solutions. He holds a B.S. in Business Administration from Bucknell University, for which he currently serves as a Trustee, and an M.B.A. from Santa Clara University.
      Karen Blasing has served as Vice President and Chief Financial Officer of Nuance since April 2002. She joined Nuance from Counterpane Internet Security, Inc., where she served as Vice President and Chief Financial Officer from May 2000 to April 2002. Ms. Blasing worked at Informix Corporation (now Ascential Corp.) from November 1992 to April 2000. During her eight year tenure at Informix, she held a number of senior management positions, including Vice President, Corporate Business Development, Finance, Vice President, Corporate Controller and Director of Financial Planning and Reporting. She holds a B.A. in Economics and a B.A. in Business Administration and Finance from the University of Montana and an M.B.A. from the University of Washington.
      Glenn Cross has served as Senior Vice President of Global Sales and Services of Nuance since July 2004. Prior to joining Nuance, Mr. Cross held the position of Senior Vice President — Global Sales and

Customer Service at Activcard, Inc., an enterprise software and security firm, from September 2003 to February 2004. From August 2001 to May 2003, he served as Senior Vice President, Sales and Service and Business Development, for Palm, Inc. (now PalmOne, Inc.), a seller of smart mobile devices. Before joining Palm, he was with Sun Microsystems, Inc. from 1996 to August 2001, serving as Vice President, Sales for its iPlanet and Sun Software and Technology divisions from January 1999 to August 2001. Mr. Cross also managed sales activities at Lotus/IBM, Adobe and other technology companies. He holds a B.A. in Economics from Florida Southern College.
      Eng Yew Lee has served as Vice President, Technical Services of Nuance since February 2000. From 1998 to February 2000, he served as Nuance’s Director of Technical Services. From 1995 to 1998, he served as Director of Server Technologies Support at Oracle Corporation. From 1989 to 1994, Mr. Lee held a variety of manager positions with Oracle in the United States and the United Kingdom. He holds a M.S. in Business Systems Analysis and Design from the City University of London, England, and a B.S. from London University.
      Douglas Clark Neilsson has served as Vice President, Secretary and General Counsel of Nuance since January 2004. In 2003, Mr. Neilsson was in private practice in the Silicon Valley, providing legal services to private and public companies. During 2001 and 2002, he served as Special Counsel at the Palo Alto, California office of Gray Cary Ware Freidenrich. From 1979 through 2000, Mr. Neilsson was in private practice in the Silicon Valley, including over ten years as a partner in the San Jose, California office of Gibson Dunn & Crutcher, and acted as General Counsel for two public companies. He received a B.A. from UCLA and a J.D. from the UCLA School of Law.
      Douglas Sharp has served as Vice President of Engineering of Nuance since May 2003. Previously, he was Nuance’s Vice President of Software Engineering from 1999 to May 2003. Prior to joining Nuance in 1998, he held key positions in AT&T Research’s Speech Processing Software & Technology Research Group, Bell Labs Research, and Nortel’s Speech Recognition Research Groups. With more than 15 years experience in interactive voice technologies for telecommunications, Mr. Sharp has been granted four speech technology patents. He holds a Bachelors in Mathematics, with a minor in Computer Science, from McGill University.
      Lynda Kate Smith has served as Vice President and Chief Marketing Officer of Nuance since December 2001. From 1998 to December 2001, she served as Vice President of Worldwide Marketing at Genesys (a subsidiary of Alcatel) and as a member of the company’s executive committee. From 1996 to 1998, Ms. Smith worked with Lockheed Martin Telecommunications and American Eurocopter, a joint venture between Daimler Benz and Aerospatiale. She holds an M.B.A. from the University of Pennsylvania’s Wharton School of Business and a B.A. from Simpson College.
      Donna Allen Taylor has served as Vice President, Human Resources and Chief People Officer of Nuance since January 2000. From 1996 to December 1999, she served as Vice President of Human Resources of The Vantive Corporation, a worldwide customer asset management applications software company. From 1995 to 1996, she served as a senior consultant of Post Associates, an organizational consulting firm. From 1993 to 1995, she served as a Corporate Human Resources Director of Intel Corporation. Prior to that position, Ms. Taylor held several senior Human Resource management positions with various divisions of Digital Equipment Corporation, a computer hardware, software and services company. She holds a B.F.A. from Kansas University.

Executive Officer Compensation of Nuance

Summary Compensation
      The following table shows information concerning compensation paid for services to Nuance during 2002, 2003 and 2004 as to the Chief Executive Officer of Nuance and as to each of the five other most highly compensated executive officers of Nuance whose salary plus bonus exceed $100,000, one of whom was not serving as such as of the end of 2004 (each a “Named Executive Officer”, and together the “Named Executive Officers”).
Summary Compensation Table

		Annual Compensation		Long Term	All Other
				Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)(5)	($)(6)

Charles Berger(1)	2004	284,131	140,239	—	11,056
President and Executive Officer	2003	207,291	140,239	1,200,000	7,571
	2002	—	—	—	—
Rodwin Hamlin(2)	2004	227,491	109,111	—	5,924
Senior Vice President of	2003	225,000	161,075	—	9,931
Global Sales and Services	2002	225,000	150,000	240,000	3,095
Karen Blasing(3)	2004	220,000	68,376	75,000	10,924
Vice President and	2003	220,000	92,246	30,000	9,922
Chief Financial Officer	2002	165,000	77,000	150,000	5,824
Lynda K. Smith	2004	210,000	61,460	75,000	6,346
Vice President, Marketing	2003	200,000	84,560	100,000	5,843
	2002	200,000	60,000	—	4,700
Donna Allen Taylor	2004	200,000	61,460	40,000	7,740
Vice President,	2003	200,000	84,560	45,000	3,499
Human Resources	2002	196,250	60,568	60,000	2,959
Douglas Clark Neilsson(4)	2004	210,000	30,870	130,000	7,764
Vice President and	2003	—	—	—	—
General Counsel	2002	—	—	—	—

(1)	Mr. Berger became an executive officer of Nuance in April 2003.

(2)	Mr. Hamlin served as an executive officer of Nuance from August 2002 to July 2004. His compensation for 2004 includes his severance payments in 2004.

(3)	Ms. Blasing became an executive officer of Nuance in April 2002.

(4)	Mr. Neilsson became an executive officer of Nuance in January 2004.

(5)	Number of shares of common stock of Nuance underlying options.

(6)	Consists of premiums paid by Nuance for medical, dental, vision and life insurance.

Nuance Stock Option Grants and Exercises
      The following table shows, as to each Named Executive Officer, information concerning stock options granted during 2004. The exercise price of each option is equal to the fair market value of Nuance’s common stock on the date of grant. Except as otherwise specified in the section titled “Other Information — Nuance Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” and subject to acceleration of vesting as specified in that section, each option vests as to 25% of the shares subject to the option after one year from the vesting commencement date and vests as to 1/48th of the shares subject to the option monthly over the succeeding three years. The options have a maximum term of ten years from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with Nuance. The percentage of total options granted is based on an aggregate of approximately 1,996,000 option shares granted to Nuance’s employees during 2004.
      The table sets forth hypothetical gains or “option spreads” that would exist for the options at the end of their respective 10-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the option terms. These assumed rates are mandated by the rules of the SEC, and do not represent Nuance’s prediction of its stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the common stock of Nuance.

Option Grants During Last Fiscal Year

	Individual Grants
					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options	Per Share		of Stock Price Appreciation
	Underlying	Granted in	Exercise		for Option Term
	Options	Last Fiscal	Price	Expiration
Name	Granted	Year	($/Share)	Date	5% ($)	10% ($)

Charles Berger	—	—	$—	—	$—	$—
President and
Chief Executive Officer
Rodwin Hamlin	50,000	2.50%	$8.10	1/26/2014	$254,702	$645,401
Senior Vice President of
Global Sales and Services
Karen Blasing	75,000	3.76%	$8.10	1/26/2014	$382,053	$968,199
Vice President,
Chief Financial Officer
Lynda Kate Smith	75,000	3.76%	$8.10	1/26/2014	$382,053	$968,199
Vice President, Marketing
Donna Allen Taylor	40,000	2.00%	$8.10	1/26/2014	$203,762	$516,373
Vice President, Human Resources
Douglas Clark Neilsson	130,000	6.51%	$7.87	1/06/2014	$643,222	$1,630,558
Vice President and General Counsel

Option Grants in Fiscal Year 2005
      In January 2005, Nuance made its regular annual grant of options to executive officers who had been with the company for more than one year. The 2005 annual grants were made to Charles Berger (300,000 shares), Karen Blasing (75,000 shares), Eng Yew Lee (30,000 shares), Douglas Clark Neilsson (75,000 shares), Douglas Sharp (75,000 shares), Lynda Kate Smith (50,000 shares) and Donna Allen Taylor (25,000 shares).

      The following table shows, as to each Named Executive Officer, information concerning stock options exercised during 2004 and year-end option values. The values shown represent the difference between the aggregate fair market value of a share of Nuance’s common stock, based on the closing price of the common stock on December 31, 2004, of $4.14 per share, and the exercise price per share, multiplied by the number of shares issuable upon exercise of the option. These values have not been, and may never be, realized.

Nuance Aggregate Option Exercises In 2004 and Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2004		December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Charles Berger	—	$—	525,000	675,000	$1,029,000	$1,323,000
President and
Chief Executive Officer
Rodwin Hamlin	95,000	$169,124	—	—	$—	$—
Senior Vice President
of Global Sales and Services
Karen Blasing	—	$—	93,750	141,250	$23,513	$27,788
Vice President,
Chief Financial Officer
Lynda Kate Smith	—	$—	139,583	160,417	$78,374	$92,626
Vice President, Marketing
Donna Allen Taylor	—	$—	200,000	91,250	$35,269	$41,681
Vice President, Human Resources
Douglas Clark Neilsson	—	$—	32,500	97,500	$—	$—
Vice President and
General Counsel
Nuance Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Employment Agreements of Nuance
      Nuance entered into an Executive Employee Agreement with Charles Berger, Nuance’s President and CEO, in March 2003. The agreement provides that Mr. Berger will serve as President and Chief Executive Officer of Nuance for a one-year term, with such term to be extended automatically from year-to-year unless the agreement is terminated by Nuance or Mr. Berger. The agreement further provides that Mr. Berger will be elected to the Board. The agreement provides for a base annual salary of $275,000, and an option to purchase up to 900,000 shares of Nuance’s common stock, which option vests as to 25% of the shares on his one-year anniversary with Nuance, and vests monthly thereafter over three years. The agreement also provides for an additional option to purchase up to 300,000 shares of Nuance’s common stock, which option vests as to 112,500 shares 18 months after the commencement of Mr. Berger’s employment with Nuance and monthly thereafter over 30 months, subject to acceleration should Nuance meet certain financial performance standards. The agreement also provides that, while an employee, Mr. Berger is eligible for an annual target cash bonus of $137,500. The actual bonus payout may range from 0% to 150% of such amount (provided that a cash bonus of no less than $101,336 was guaranteed for 2003), based on Mr. Berger’s achievement of certain performance criteria as agreed upon by the Board and Mr. Berger. The agreement provides for certain benefits in the event of a “Change in Control” of Nuance (as defined in the agreement). In the event of a Change of Control, if Mr. Berger is terminated by a successor corporation without “Good Cause” or resigns for “Good Reason” (each as defined in the agreement) within twelve months following such Change in Control, 50% of Mr. Berger’s unvested options will vest upon the date of termination. If such termination occurs after 36 months of employment, 100% of any unvested options granted in 2003 will vest upon the date of termination. The agreement also provides for certain severance benefits arising out of the termination of Mr. Berger’s employment, such that, upon either nonrenewal of the agreement by Nuance, termination of Mr. Berger by Nuance without Good Cause, or termination by Mr. Berger for Good Reason, Mr. Berger is entitled to such severance benefits. Such severance benefits include the payment of a sum equal to twelve months of Mr. Berger’s current base salary, and a sum equal to Mr. Berger’s unpaid earned or guaranteed, whichever is higher, bonus for 2003. Such severance benefits also include continuation of coverage under Nuance’s benefit plans for twelve months from the date of termination or, alternatively, reimbursement for all premiums paid by Mr. Berger to maintain health coverage under COBRA for twelve months from the date of termination. Furthermore, in the event of any such nonrenewal or termination, Mr. Berger’s options are to vest as to 1/48th of the shares subject to such options for each month of employment and vesting of any of the non-vested options, on the date of non-renewal or termination, will accelerate by 12 months.
      No changes were made to Mr. Berger’s agreement during 2004. In May 2005, Nuance modified the Agreement as follows with respect to 2005: (1) the target variable compensation opportunity was raised to $178,750, 65% of Mr. Berger’s base salary of $275,000; and (2) the variable compensation amount is based on (a) Mr. Berger’s achievement of specified management objectives, as determined by Nuance’s Compensation Committee (20% of target); (b) Nuance achieving specified quarterly revenue goals (40% of target); (c) Nuance achieving specified quarterly expense goals (20% of target); and (d) the merger with ScanSoft being consummated and Mr. Berger being deemed, by the Compensation Committee, as having made a positive contribution to the transition process (20% of target). Mr. Berger was also granted an option to acquire 300,000 shares of Nuance’s common stock in January 2005.

Change in Control Arrangements of Nuance
      Nuance has entered into stock option agreements with all of its executive officers which provide that, in the event the executive officer is constructively terminated or terminated without cause within one year following a Change of Control (as defined in the agreements), the officer will receive accelerated vesting of 50% of all of the officer’s then unvested options, provided that the officer has also been employed with Nuance for at least one year prior to any change of control. The stock option agreements entered into with Douglas Clark Neilsson, Nuance’s Vice President, Secretary and General Counsel, also provide that, if such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.
      Pursuant to Mr. Berger’s Employment Agreement (as more fully described above), he is entitled to certain benefits in the event of a Change in Control of Nuance. If Mr. Berger is terminated by a successor corporation Without Cause, or if Mr. Berger resigns for Good Reason within twelve months following a Change in Control, 50% of his unvested options will vest immediately. If such termination occurs after 36 months of employment, 100% of his unvested options will vest immediately.
      Nuance has entered into a Change of Control and Retention Agreement (the “Retention Agreement”) with each of its officers, other than its Chief Executive Officer, who are subject to the reporting requirements of Section 16 of the Exchange Act and three other officers the “Other Officers”). Under the terms of the Retention Agreement, in the event of a “Change of Control” (as defined in the Retention Agreements) of Nuance, each such officer will be entitled, if terminated without Cause (as defined in the Retention Agreements) or constructively terminated with Good Reason (as defined in the Retention Agreements) within 18 months after the Change of Control, (a) to receive a cash severance payment equal to her or his annual salary and annual bonus (six months of salary and annual bonus, in the case of the Other Officers), and (b) to have accelerated the vesting of 50% of his or her unvested options. In December 2004, the board of directors of Nuance approved the company entering into the Retention Agreements, all of which were ultimately entered into in March 2005.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
      The following table sets forth information known to Nuance with respect to the beneficial ownership of Nuance’s common stock, as of April 15, 2005 (except as specifically noted otherwise), by (i) each person or entity owning beneficially more than 5% of the outstanding shares of Nuance’s common stock, (ii) each of the Named Executive Officers, (iii) each of Nuance’s directors, and (iv) all of Nuance’s directors and executive officers as a group.
      Beneficial ownership is determined under the rules of the SEC, and generally includes voting or investment power with respect to the applicable securities. Except as otherwise indicated, and subject to applicable community property laws, to Nuance’s knowledge, the persons named below have sole voting and investment power with respect to all shares of Nuance’s common stock held by them. For the purposes of calculating the percentage ownership, as of April 15, 2005, 36,158,576 shares of Nuance’s common stock were issued and outstanding. Shares of Nuance’s common stock subject to options or warrants that were exercisable as of April 15, 2005, or within 60 days of April 15, 2005, are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding such options or warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity.

	Shares of Nuance
	Common Stock
	Beneficially Owned

Name and Address of Beneficial Owner	Number	Percent

5% Stockholders:
Chilton Investment Co, Inc.(1)	2,536,928	7.0%
1266 East Main Street 7th floor
Stamford, Connecticut 06902
SRI International(2)	2,335,580	6.5%
333 Ravenswood Avenue
Menlo Park, California 94025
Cisco Systems, Inc.(3)	1,919,000	5.3%
170 West Tasman Drive
San Jose, California 95134
Name of Beneficial Owner
Directors and Named Executive Officers:
Sandra Bergeron(4)	8,333	*
Ronald Croen(5)	1,300,323	3.5%
Curtis Carlson(6)	80,000	*
Irwin Federman(7)	120,000	*
Alan Herzig(8)	181,333	*
Gary Morgenthaler(9)	166,419	*
David Nagel(10)	25,000	*
Philip Quigley(11)	157,000	*
Charles Berger(12)	665,445	1.8%
Karen Blasing(13)	138,125	*
Rod Hamlin(14)	—	*
Lynda Kate Smith(15)	194,099	*
Donna Allen Taylor (16)	243,667	*
Douglas Clark Neilsson (17)	46,834	*
All directors and executive officers as a group (17 persons) (18)	3,657,209	9.35%

*	Less than 1%

(1)	This ownership information is as of December 31, 2004, and was obtained from a Schedule 13G filed with the SEC by Chilton Investments on February 14, 2005.

(2)	Consists of shares held by Technology Venture Management, a wholly-owned subsidiary of SRI. The board of directors of SRI has voting and dispositive authority with respect to the shares held by Technology Venture Management. From time to time, the board of directors of SRI delegates such voting and dispositive authority to Samuel Armacost, Curtis Carlson, one of Nuance’s directors, and Alan Herzig, one of Nuance’s directors. Each of these individuals disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3)	This ownership information is as of December 31, 2004, and was obtained from a Schedule 13G filed with the SEC by Cisco Systems on February 14, 2005.

(4)	All shares subject to options exercisable within 60 days of April 15, 2005.

(5)	Includes 330,333 shares held by Mr. Croen and 969,990 shares subject to options exercisable within 60 days of April 15, 2005.

(6)	All shares subject to options exercisable within 60 days of April 15, 2005.

(7)	Includes 40,000 shares held by Mr. Federman and 80,000 shares subject to options exercisable within 60 days of April 15, 2005.

(8)	Includes 72,333 shares held by Mr. Herzig, 4,000 shares held by the Herzig Family Foundation and 105,000 shares subject to options exercisable within 60 days of April 15, 2005.

(9)	Includes 42,385 shares held by Mr. Morganthaler, 44,034 shares held by the Morgenthaler Family Partnership and 80,000 shares subject to options exercisable within 60 days of April 15, 2005.

(10)	All shares subject to options exercisable within 60 days of April 15, 2005.

(11)	Includes 7,000 shares held by Philip J & Teresa Quigley Family Trust and 150,000 shares subject to options exercisable within 60 days of April 15, 2005.

(12)	Includes 4,000 shares held by Mr. Berger and 661,455 shares subject to options exercisable within 60 days of April 15, 2005.

(13)	All shares subject to options exercisable within 60 days of April 15, 2004.

(14)	Mr. Hamlin resigned his position with Nuance in July 2004.

(15)	Includes 4,000 shares held by Ms. Smith and 190,099 shares subject to options exercisable within 60 days of April 15, 2005.

(16)	Includes 14,085 shares held by Ms. Taylor and 229,582 shares subject to options exercisable within 60 days of April 15, 2004.

(17)	Includes 793 shares held by Mr. Neilsson and 46,041 shares subject to options exercisable within 60 days of April 15, 2004.

(18)	Includes 3,053,871 shares subject to options exercisable within 60 days of April 15, 2004.
Certain Relationships and Related Transactions
      The following is a description of transactions since the beginning of 2004, or any currently proposed transaction, to which Nuance has been or will be a party, in which the amount involved in the transaction exceeds $60,000 and in which any director, executive officer, or holder of more than 5% of Nuance’s capital stock had or will have a direct or indirect material interest.
      Nuance has entered into indemnification agreements with all of its existing executive officers and directors and plans to enter into an indemnification agreement with each of its new executive officers and directors. Nuance also maintains directors’ and officers’ liability insurance under which directors and officers are insured against expenses incurred and losses suffered by them as a result of claims brought against them for acts in such capacities.
      Nuance has entered into certain agreements with its executive officers, providing for the acceleration of vesting, in certain circumstances, of the officers’ options upon a change of control of Nuance. See “Other Information — Nuance Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.

      Nuance entered into an employment agreement, in 2003, with Charles Berger, Nuance’s President and Chief Executive Officer. This Agreement was renewed, with certain modifications, in 2004 and 2005. See “Other Information — Nuance Employment Contracts, Termination of Employment and Change-in-Control Arrangements” above.
Nuance Equity Compensation Plan Information
      The following table provides information, as of December 31, 2004, about Nuance’s common stock that may be issued upon the exercise of options granted to employees, consultants or members of the board of directors under all of Nuance’s existing equity compensation plans, including the 1994 Flexible Stock Incentive Plan, 1998 Stock Plan, 2000 Employee Stock Purchase Plan (“ESPP”), 2000 Stock Plan, and 2001 Nonstatutory Stock Option Plan:

				Number of Shares
				Remaining Available for
			Per Share	Future Issuance
	Number of Shares to be		Weighted Average	Under Equity Compensation
	Issued Upon Exercise of		Exercise Price of	Plans (Excluding Shares
	Outstanding Options		Outstanding	Reflected in Column (a))
Plan Category	(#)(a)		Options ($)(b)	(#)(c)

Equity compensation plans approved by stockholders	1994 plan	79,376	$1.18	—
	1998 plan	1,768,824	$9.85	—
	2000 plan	6,400,049	$5.81	1,583,761
	ESPP	2,523,977	$3.78	466,805
Equity compensation plans not approved by stockholders	2001 plan	1,227,228	$3.48	110,513
Total	All plans	11,999,454	$5.71	2,161,079
      Nuance’s 2000 Stock Plan provides that the number of shares of Nuance’s common stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to the lesser of (a) 4,000,000 shares, (b) 6% of the number of shares of Nuance’s common stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the board of directors. The ESPP provides that the number of shares of Nuance’s common stock reserved under the plan will automatically be increased on the first day of each year, beginning in 2001, in an amount equal to the lesser of (a) 1,500,000 shares, (b) 2% of the number of shares of Nuance’s common stock outstanding on the last day of the preceding year, or (c) any lesser amount determined by the board of directors.
      A description of Nuance’s 2001 Nonstatutory Stock Option Plan is set forth on Page F-23 of the footnotes to Nuance’s Consolidated Financials Statements for its Last Fiscal Year, which are a part of Nuance’s Annual Report on Form 10-K for that year.
      Notwithstanding anything to the contrary set forth in any of Nuance’s previous or future filings under the Securities Act or the Exchange Act that might incorporate this joint proxy statement/prospectus or future filings made by the Nuance under those statutes, the Report of the Compensation Committee, Report of the Audit Committee and Performance Graph set forth below shall not be deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by Nuance with the SEC under those statutes.

Report of the Compensation Committee of the Board of Directors of Nuance
      The Compensation Committee of the board of directors of Nuance establishes the general compensation policies and programs of Nuance, as well as the compensation plans and specific compensation levels for all of Nuance’s executive officers, including Nuance’s Chief Executive Officer, whose compensation is also subject to the additional approval of Nuance’s board of directors. It also administers Nuance’s employee stock benefit plans for all of Nuance’s executive officers, including the Chief Executive Officer, and with respect to each grant of options or securities to any employee in excess of 50,000 shares. The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships, each as defined by the Securities and Exchange Commission and NASDAQ.
      The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the “Executive Officers”), should be influenced by Nuance’s performance. The Compensation Committee establishes the salaries and variable compensation of all of the Executive Officers by considering (i) Nuance’s financial performance for the past year, (ii) the achievement of certain objectives related to the particular Executive Officer’s area of responsibility, (iii) the achievement of Nuance’s financial objectives for the upcoming year, particularly revenue, in the case of variable compensation, and (iv) the salaries and variable compensation of executive officers in similar positions at similarly-sized technology companies. The Compensation Committee believes that the salaries and variable compensation opportunities of the Executive Officers in 2004 were comparable to those of similarly-sized technology businesses.
      In addition to salary and variable compensation, the Compensation Committee, from time to time, grants options to purchase Nuance’s common stock to Executive Officers. The Compensation Committee thus views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to Nuance’s stock price, the Compensation Committee believes that options motivate Executive Officers to manage Nuance in a manner which will also benefit stockholders. As such, options are granted at the current market price of Nuance’s common stock on the date of grant. One of the principal factors considered in granting options to an Executive Officer is the Executive Officer’s ability to influence Nuance’s long-term growth and profitability.
      Nuance’s Chief Executive Officer, Charles Berger, joined Nuance in March 2003. His initial compensation arrangements were weighted toward equity incentives, in the form of stock options, rather than toward salary and variable compensation, to more closely align his compensation with the performance of Nuance’s common stock. Consistent with this goal, his salary for 2005 remains at $275,000 and his variable compensation for 2005 is based, in part, on Nuance achieving certain revenue and expense objectives for the year. Under his variable compensation arrangement, which sets target variable compensation at 65% of this base salary, or $178,750, if Nuance, in 2005, achieves specified quarterly revenue and expense goals for each quarter, he will be entitled to variable compensation payments aggregating $107,250. Mr. Berger may earn up to an additional $71,500 in variable compensation based on (1) his performance, as determined by the Compensation Committee, against specified management objectives and (2) the merger with ScanSoft being consummated and Mr. Berger being deemed, by the Compensation Committee, as having made a positive contribution to the transition process. Consistent with the Committee’s view of using stock options as a motivator for Nuance’s Executive Officers, Mr. Berger was granted options, in early 2005, when Nuance made its annual grants to selected Executive Officers, for 300,000 shares of Nuance’s common stock.

Compensation Committee of the Board of Directors of Nuance

Alan Herzig
Philip Quigley

Report of the Audit Committee of the Board of Directors of Nuance
      The Audit Committee of Nuance’s board of directors is responsible for providing an independent, objective review of Nuance’s accounting functions and internal controls. The Audit Committee is governed by a written charter first adopted and approved by the board of directors of Nuance in January 2000, and was last amended in November 2002. Each of the members of the Audit Committee is independent, as defined by Rule 4200(a)(15) of NASDAQ’s listing standards.
      The responsibilities of the Audit Committee include appointing, compensating and overseeing the work of Nuance’s independent accountants. The Audit Committee also, as appropriate, engages in the following activities, and, in that process, consults with Nuance’s management and its independent auditors concerning such activities:

•	Reviewing, on a continuing basis, the adequacy of Nuance’s system of internal controls;

•	Pre-approving audit and non-audit services by the independent auditors;

•	Reviewing Nuance’s external audit and the annual audited financial statements and quarterly unaudited financial statements;

•	Reviewing, approving and monitoring Nuance’s code of business conduct and ethics and standards of business conduct; and

•	Reviewing legal matters, compliance with employee benefit plans, and related party transactions.
      The Audit Committee is responsible for recommending to the board of directors of Nuance that Nuance’s financial statements be included in Nuance’s annual report. The Audit Committee took a number of steps in making this recommendation for 2004. First, the Audit Committee discussed throughout 2004 with Deloitte & Touche LLP, Nuance’s independent auditors for 2004, those matters Deloitte & Touche LLP communicated to the Audit Committee pursuant to Statement on Auditing Standards board of directors Standard No. 61, as amended (“Communications with Audit Committees”), including information concerning the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. Second, the Audit Committee discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and received a letter from Deloitte & Touche LLP regarding independence as required by the Independence Standards board of directors Standard No. 1 (“Independence Discussions with Audit Committees”). This discussion and disclosure informed the Audit Committee of Deloitte & Touche LLP’s independence, and assisted the Audit Committee in evaluating such independence. Finally, the Audit Committee reviewed and discussed, with Company’s management and Deloitte & Touche LLP, as appropriate, Nuance’s audited consolidated balance sheets at December 31, 2004 and 2003, and consolidated statements of operations, cash flows and stockholders’ equity for the three years ended December 31, 2004. Based on the discussions with Deloitte & Touche LLP concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors of Nuance that Nuance’s Annual Report on Form 10-K include such financial statements.

Audit Committee of Nuance

Irwin Federman
Alan Herzig
Phil Quigley

Performance Graph
      The following graph compares the cumulative total return to stockholders on Nuance’s common stock with the cumulative total return of the NASDAQ Stock Market Index (“NASDAQ Index”) and the SIC Code Index for the Prepackaged Software Industry (the “SIC Code Index”). The graph assumes that $100 was invested on April 13, 2000, the date of Nuance’s initial public offering, in Nuance’s common stock, the NASDAQ Index and the SIC Code Index, including reinvestment of dividends. No dividends have been declared or paid on Nuance’s common stock. Historical stock price performance is not necessarily indicative of future stock price performance.
COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
AMONG NUANCE COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND A PEER GROUP

	04/13/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

Nuance Communications, Inc.	100.00	127.07	26.81	7.31	22.51	12.20

SIC Code Index	100.00	71.11	62.33	43.86	53.77	59.88

NASDAQ Market Index	100.00	67.14	53.26	36.82	55.06	57.03

*	$100 invested on 4/13/00 in stock or index — including reinvestment of dividends. Fiscal year ending December 31.

COMPARISON OF RIGHTS OF HOLDERS OF SCANSOFT
COMMON STOCK AND NUANCE COMMON STOCK
      The following is a description of the material differences between the rights of holders of ScanSoft common stock and the rights of holders of Nuance common stock. While we believe that this description covers the material differences between the two, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the certificates of incorporation and bylaws of ScanSoft and Nuance and it is qualified in its entirety by applicable Delaware law as well as by ScanSoft’s and Nuance’s respective certificates of incorporation and bylaws. You should carefully read this entire joint proxy statement/prospectus and the other documents we refer to for a more complete understanding of the differences between being a stockholder of ScanSoft and being a stockholder of Nuance. ScanSoft and Nuance have filed with the SEC their respective certificates of incorporation and bylaws and will send copies of these documents to you upon your request. See the section entitled “Where You Can Find More Information” on page 147.
      ScanSoft and Nuance are both Delaware corporations. The rights of each company’s stockholders are generally governed by the law of the State of Delaware and each company’s certificate of incorporation and bylaws. Upon completion of the merger, stockholders of Nuance will be entitled to become stockholders of ScanSoft, and the ScanSoft certificate of incorporation and bylaws will govern the rights of former Nuance stockholders. No changes to the ScanSoft certificate of incorporation or bylaws will be adopted in connection with the merger.
      The following is only a summary comparison of the material rights of a Nuance stockholder to the material rights of a ScanSoft stockholder arising from the governing organizational instruments of these companies. The following summary is not intended to be a complete discussion of the respective certificates of incorporation and bylaws of ScanSoft and Nuance. We encourage you to read carefully the certificates of incorporation and bylaws of ScanSoft and Nuance. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. For information on how to obtain these documents, see the section entitled “Where You Can Find More Information.” You are encouraged to obtain and read these documents along with this entire joint proxy/prospectus, as this summary may not contain all of the information important to you.
      If your shares are held by a broker or other financial intermediary in “street name” rather than directly by you as a person whose name is entered on the share register of either ScanSoft or Nuance, you must rely on procedures established by that broker or financial intermediary in order to assert your rights as a stockholder against either ScanSoft or Nuance, as applicable.
Authorized Capital Stock
      ScanSoft’s amended and restated certificate of incorporation, as amended, authorizes the issuance of 320,000,000 shares of capital stock, consisting of:

•	280,000,000 shares of common stock, par value $0.001 per share; and

•	40,000,000 shares of preferred stock, par value $0.001 per share, 100,000 shares of which have been designated as Series A Participating Preferred Stock. The rights, preferences and privileges of the Series A Participating Preferred Stock are described further in “ScanSoft Rights Plan” below.
      Nuance’s restated certificate of incorporation authorizes the issuance of 255,000,000 shares of capital stock consisting of:

•	250,000,000 shares of common stock, par value $0.001 per share; and

•	5,000,000 shares of preferred stock, par value $0.001 per share, 250,000 shares of which have been designated as Series A Preferred Stock. The rights, preferences and privileges of the Series A Preferred Stock are described further in “Nuance Rights Plan” below.

Board of Directors
      ScanSoft’s certificate of incorporation provides that the number of directors comprising the ScanSoft board of directors shall be fixed, and may be changed from time to time, by an amendment to ScanSoft’s bylaws that has been duly adopted by the ScanSoft board of directors or by the ScanSoft stockholders. ScanSoft’s bylaws provide that the number of directors comprising the ScanSoft board of directors shall be determined by resolution of the ScanSoft board of directors or the ScanSoft stockholders. The ScanSoft board of directors currently has eight members.
      Nuance’s certificate of incorporation provides that the number of directors comprising the Nuance board of directors shall be fixed exclusively by one or more resolutions adopted from time to time by Nuance’s board of directors. Nuance’s board of directors is divided into three classes, each with overlapping three year terms. Nuance’s bylaws provide that the authorized number of directors will be eight, and this number may be changed by an amendment to the certificate or incorporation or by an amendment to the bylaws adopted by the Nuance board of directors or the Nuance stockholders. The Nuance board of directors currently has eight members.
Removal of Directors
      ScanSoft’s bylaws provide that any director, or the entire ScanSoft board of directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
      Nuance’s bylaws provided that any director, or the entire Nuance board of directors, may be removed, with cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
Filling Vacancies on the Board of Directors
      ScanSoft’s bylaws provide that vacancies on the ScanSoft board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal.
      Nuance’s bylaws provide that vacancies on the Nuance board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.
Stockholder Action by Written Consent
      ScanSoft’s certificate of incorporation provides that no action required to be taken or that may be taken at any annual or special meeting of the ScanSoft stockholders may be taken without a meeting, and that the power of the ScanSoft stockholders to consent in writing without a meeting to the taking of action is specifically denied.
      Nuance’s certificate of incorporation and bylaws provide that stockholders of Nuance may not take any action by written consent without a duly called annual or special meeting of stockholders.
      ScanSoft’s bylaws provide that special meetings of the ScanSoft board of directors may be called at any time by the chairman of the board, the chief executive officer or a majority of the members of the board of directors than in office. ScanSoft’s bylaws provide that special meetings of the ScanSoft stockholders may only be called by the board of directors, the chairman of the board, the chief executive officer or the secretary, acting at the request in writing of a majority of the ScanSoft board of directors.
      Nuance’s bylaws provide that special meetings of the Nuance board of directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or any two directors. Nuance’s bylaws provide that the annual meeting of Nuance’s stockholders will be held each year on a date and at a time designated by the board of directors. Nuance’s bylaw provides a special meeting of the Nuance stockholders may be called at any time by the board of directors, or by the chairman of the board, or by the president, or so long as the corporation is subject to the provisions of Section 2115 of the California General Corporation Law, by one or more stockholders holding shares in the aggregate entitled to cast not less than ten percent (10%) of the votes at that meeting.
Advance Notice Provisions for Stockholder Nominations and Proposals
      ScanSoft’s bylaws provide that for nominations or other proposals to be properly brought by a stockholder before any stockholder meeting the stockholder must have given timely notice thereof in writing to ScanSoft’s Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of ScanSoft (a) not later than the close of business on the 90th calendar day, nor earlier than the close of business on the one hundred and 120th calendar day, prior to the first anniversary of the preceding year’s annual meeting, or (b) not later than the close of business on the 45th calendar day, nor earlier than the close of business on the seventy-fifth 75th calendar day, prior to the first anniversary of the date on which the corporation first mailed its proxy materials for the preceding year’s annual meeting, whichever period described in clause (a) or (b) of this sentence occurs first; provided, however, that if the date of the annual meeting is advanced more than 30 calendar days prior to, or delayed by more than 60 calendar days after, the anniversary of the preceding year’s annual meeting, and in respect of nominations to be brought before a special meeting, where permitted, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of (i) the 90th calendar day prior to such meeting, and(ii) the 10th calendar day following the day on which public announcement of the date of such meeting is first made. If the Chairman of the meeting determines that business was not properly brought before the meeting, such person shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
      Nuance’s bylaws provide that for nominations or other business to be properly brought before a stockholders meeting by a stockholder, the stockholder must have given timely notice thereof in writing to Nuance’s Secretary. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of Nuance not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the meeting; provided, however, that in the event that less than 95 days notice of the meeting is given to stockholders, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the seventh day following the day on which the notice of meeting was mailed. In no event shall the public announcement of an adjournment of a stockholders meeting commence a new time period for the giving of a stockholder’s notice as described above.
Amendment of Certificate of Incorporation
      ScanSoft’s certificate of incorporation may be amended as provided by Delaware law; provided, however, that ScanSoft’s certificate of incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of ScanSoft’s Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of ScanSoft’s Series A Participating Preferred Stock, voting separately as a class.
      Nuance’s certificate of incorporation may be amended as provided by Delaware law; provided, however, that ScanSoft’s certificate of incorporation may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Amendment of Bylaws
      ScanSoft’s certificate of incorporation provides that the ScanSoft board of directors is expressly authorized to make, repeal, alter, amend and rescind any or all of ScanSoft’s bylaws. ScanSoft’s bylaws provide that, except for Section 7 of Article VII (Prohibitions on Toxics), ScanSoft’s bylaws may be altered, amended or repealed or new bylaws adopted by ScanSoft stockholders and the ScanSoft board of directors.
      Nuance’s certificate of incorporation provides that the Nuance board of directors is expressly authorized to make, alter, amend or repeal Nuance’s bylaws. Nuance’s bylaws provide that Nuance’s bylaws may be adopted, amended or repealed by the Nuance stockholders and the Nuance board of directors.
Indemnification of Officers and Directors
      Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.
      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against liability under Section 145.
      Each of ScanSoft and Nuance’s certificates of incorporation contains a provision eliminating the personal liability of its directors to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. ScanSoft’s certificate of incorporation further provides that ScanSoft is authorized to provide, to the fullest extent permitted by applicable law, indemnification for its agents through bylaw provisions, agreements with such agents, vote of stockholders or disinterested directors or otherwise, with respect to actions for breach of duty to ScanSoft, it stockholders and others. Nuance’s certificate of incorporation provides that Nuance may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of Nuance or any predecessor of Nuance or serves or served at any other enterprise as a director, officer, employee or agent at the request of Nuance or any predecessor to Nuance. The bylaws of ScanSoft generally provide for the mandatory indemnification of, and payment of expenses incurred by, its directors and officers to the fullest extent permitted by applicable law unless the proceedings were initiated by the director or officer that was not authorized by the board of directors. The bylaws of Nuance generally provide for the indemnification of, and payment of expenses incurred by its directors, officers, employees and agents to fullest extent permitted by applicable law. ScanSoft and Nuance have also entered into indemnification agreements with their respective directors and officers.
      In addition, in accordance with the terms of the merger agreement and upon completion of the merger, ScanSoft has agreed, as permitted by law, to fulfill and honor the obligations of Nuance pursuant to any indemnification agreements between Nuance and its directors, officers, employees and agents. Subject to the limitations contained in the merger agreement, ScanSoft has also agreed for a period of six years after the effective time of the merger, to maintain directors’ and officers’ liability insurance covering those persons who were covered by Nuance directors’ and officers’ liability insurance policy as of May 9, 2005, on comparable terms to those applicable as of May 9, 2005 to Nuance directors and officers and covering all periods prior to the effective time of the merger.
      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of ScanSoft pursuant to the provisions described above, or otherwise, ScanSoft has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Stockholder Rights Plan
      Under General Corporation Law of the State of Delaware, every corporation may create and issue rights entitling the holders of such rights to purchase from the corporation shares of its capital stock of any class or classes, subject to any provisions in its certificate of incorporation. The price and terms of such shares must be stated in the certificate of incorporation or in a resolution adopted by the board of directors for the creation and issuance of such rights.

ScanSoft Rights Plan
      On October 23, 1996, the ScanSoft board of directors adopted a resolution creating a series of preferred stock designated as Series A Participating Preferred Stock and declaring a dividend of one preferred share purchase right for each outstanding share of ScanSoft common stock with each right entitling the registering holder to purchase one one-thousandth of a share of ScanSoft’s Series A Participating Preferred Stock at an exercise price of $27.50, subject to adjustment. Each share of ScanSoft common stock issued in connection with the merger will have one right attached.
      The rights under ScanSoft’s rights agreement currently are attached to and trade only together with outstanding certificates representing ScanSoft common stock. The rights will separate from ScanSoft common stock and be represented by separate and distinct certificates approximately 10 days after someone acquires or commences a tender offer for 20% or more of the outstanding ScanSoft common stock. After the rights separate from ScanSoft’s common stock, certificates representing the rights will be mailed to record holders of ScanSoft common stock. Once distributed, the rights certificates alone will represent the rights.
      The rights will expire upon the earlier of October 23, 2006, unless earlier redeemed or exchanged by ScanSoft.
      If an acquiror (which could be a person or group) obtains 20% or more of ScanSoft common stock, then each right will entitle the holder to purchase a number of shares of ScanSoft common stock having a then current market value equal to two times the exercise price.
      Each right will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a then current market value of twice the purchase price if an acquiror obtains, or commences a tender or exchange offer to obtain, 20% or more of ScanSoft common stock and any of the following occurs:

•	ScanSoft merges into another entity;

•	an acquiring entity merges into ScanSoft; or

•	ScanSoft sells more than 50% in the aggregate of its assets or earning power.
      Under ScanSoft’s rights agreement, any rights that are or were owned by an acquiror or its affiliates of more than 20% of ScanSoft’s outstanding common stock will be null and void.
      ScanSoft’s rights agreement provides that after an acquiror obtains 20% or more of ScanSoft’s outstanding common stock, but less than 50% of ScanSoft’s outstanding common stock, the ScanSoft board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights

(other than rights owned by the acquiror or its affiliates) for ScanSoft common stock. In such an event, the exchange ratio will be one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction.
      At its option, the ScanSoft board of directors may redeem all of the outstanding rights under the ScanSoft rights agreement at any time on or prior to the close of business on the earlier of (1) the fifth day (or such later date as may be determined by the ScanSoft’s board of directors) after public announcement that an entity has acquired beneficial ownership of 20% or more of ScanSoft’s common stock or (2) October 23, 2006. The redemption price under ScanSoft’s rights agreement is $0.001 per right. The right to exercise the rights will terminate upon the action of the ScanSoft board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.
      Holders of rights will have no rights as stockholders of ScanSoft, including without limitation the right to vote or receive dividends, simply by virtue of holding the rights.
      The provisions of ScanSoft’s rights agreement may be amended by the board of directors prior to the date 10 days after any person acquires 20% or more of ScanSoft’s common stock without approval of the holders of the rights. However, after the date any person acquires 20% or more of ScanSoft’s common stock, the rights agreement may not be amended in any manner that would adversely affect the interests of the holders of the rights, excluding any interests of the acquiror.
      The rights issued under ScanSoft’s rights agreement are designed to protect and maximize the value of the outstanding equity interests in ScanSoft in the event of an unsolicited attempt by an acquiror to take over ScanSoft in a manner or on terms that are not approved by the ScanSoft board of directors. The rights are designed to deter unfair tactics, including a gradual accumulation of shares in the open market of a 20% or greater position, followed by a merger or a partial or two-tier tender offer that does not treat all ScanSoft stockholders equally.
      Subject to the restrictions described above, the rights may be redeemed by ScanSoft at $0.001 per right at any time prior to the time when the rights separate from the common stock. Accordingly, the rights should not interfere with any merger or business combination approved by the ScanSoft board of directors, including the merger. The rights are not intended to prevent a takeover of ScanSoft. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of ScanSoft deemed undesirable by the ScanSoft board of directors. The rights will cause substantial dilution to a person or group that attempts to acquire ScanSoft on terms or in a manner not approved by the ScanSoft board of directors, except pursuant to an offer conditioned upon redemption of the rights.

Nuance Rights Plan
      On December 10, 2002, the Nuance board of directors adopted a resolution creating a series of preferred stock designated as Series A Preferred Stock and declaring a dividend of one right for each share of Nuance common stock outstanding on January 3, 2003, with each right representing the right to purchase one one-thousandth of a share of Nuance’s Series A Preferred Stock at an exercise price of $22.00, subject to adjustment.
      The rights under Nuance’s rights agreement currently are attached to and trade only together with outstanding certificates representing Nuance common stock. The rights will separate from Nuance common stock and be represented by separate and distinct certificates approximately 10 days after someone acquires or commences a tender offer for 15% or more of the outstanding Nuance common stock. After the rights separate from Nuance’s common stock, certificates representing the rights will be mailed to record holders of Nuance common stock. Once distributed, the rights certificates alone will represent the rights.
      The rights will expire upon the earlier of December 9, 2012, unless earlier redeemed or exchanged by Nuance.

      If an acquiror (which could be a person or group) obtains 15% or more of Nuance common stock, then each right will entitle the holder to purchase a number of shares of Nuance common stock having a then current market value equal to two times the exercise price.
      Each right will entitle the holder to purchase a number of shares of common stock of the acquiring entity having a then current market value of twice the purchase price if an acquiror obtains, or commences a tender or exchange offer to obtain, 15% or more of Nuance common stock and any of the following occurs:

•	Nuance merges into another entity;

•	an acquiring entity merges into Nuance;

•	Nuance sells more than 50% in the aggregate of its assets or earning power.
      Under Nuance’s rights agreement, any rights that are or were owned by an acquiror or its affiliates of more than 15% of Nuance’s outstanding common stock will be null and void.
      Nuance’s rights agreement provides that after an acquiror obtains 15% or more of Nuance’s outstanding common stock, but less than 50% of Nuance’s outstanding common stock, the Nuance board of directors may, at its option, exchange all or part of the then outstanding and exercisable rights (other than rights owned by the acquiror or its affiliates which have become null and void) for Nuance common stock. In such an event, the exchange ratio will be one common share per right, adjusted to reflect any stock split, stock dividend or similar transaction. In such an event, the exchange ratio is one share common stock or one one-thousandth of a preferred share per right, subject to adjustment.
      At its option, the Nuance board of directors may redeem all of the outstanding rights under the Nuance rights agreement at any time on or prior to (i) the time that an acquiror obtains 15% or more of Nuance’s outstanding common stock or the occurrence of certain self-dealing transactions between an acquiror and Nuance, or (2) the close of business on December 9, 2012. The redemption price under Nuance’s rights agreement is $0.001 per right. The right to exercise the rights will terminate upon the action of the Nuance board of directors ordering the redemption of the rights and the only right of the holders of the rights will be to receive the redemption price.
      Until a right is exercised, holders of rights will have no rights as stockholders of Nuance, including without limitation the right to vote or receive dividends, simply by virtue of holding the rights.
      The provisions of Nuance’s rights agreement provide that until the rights become non-redeemable, Nuance may, except with respect to the redemption price, amend the rights agreement in any manner.
      The merger between Nuance and ScanSoft will not cause the rights to become exercisable.

LEGAL MATTERS
      The validity of the shares of ScanSoft common stock offered by this joint proxy statement/prospectus and certain federal income tax consequences of the merger will be passed upon for ScanSoft by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.
      Fenwick & West LLP, Mountain View, California will pass upon certain federal income tax consequences of the merger for Nuance.
EXPERTS
      The financial statements of ScanSoft, Inc. as of September 30, 2004 and for the nine months then ended, incorporated by reference into this joint proxy statement/prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The financial statements of ScanSoft, Inc. as of December 31, 2003 and for the two year period ended December 31, 2003 incorporated into this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K/T for the year ended September 30, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The audited historical financial statements of SpeechWorks International, Inc. filed on Form 8-K/A dated August 27, 2004 have been so incorporated in reliance on the report, which contains an explanatory paragraph relating to ScanSoft’s restatement of SpeechWorks International, Inc.’s financial statements as described in Note 16 to the financial statements, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The combined balance sheets of Philips Speech Processing Telephony and Voice Control (a division of Royal Philips Electronics N.V.) as of December 31, 2001 and September 29, 2002 and the related combined statements of operations and comprehensive loss, changes in the net investment of the Philips Group and cash flows for the year ended December 31, 2001 and the nine-month period ended September 29, 2002 filed on Form 8-K/A dated March 24, 2003 have been incorporated into this joint proxy statement/prospectus in reliance on the report of KPMG Accountants N.V., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The audited consolidated financial statements of Rhetorical Group PLC as of and for the nine months ended September 30, 2004 and as of and for the year ended December 31, 2003 filed on Form 8-K/A dated February 18, 2005 have been incorporated into this joint proxy statement/prospectus in reliance on the report of BDO Stoy Hayward LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The audited historical financial statements of ART Advanced Recognition Technologies Inc. as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 filed on Form 8-K/A dated April 8, 2005 have been incorporated into this joint proxy statement/prospectus in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
      The audited historical financial statements of Phonetic Systems Ltd. and its subsidiaries as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004 filed on Form 8-K/A dated April 18, 2005 have been incorporated into this joint proxy statement/prospectus in reliance on the report of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this joint proxy statement/prospectus by reference from Nuance’s Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
DOCUMENTS INCORPORATED BY REFERENCE
      This joint proxy statement/prospectus incorporates documents by reference that are not included in or delivered with this document. The SEC allows ScanSoft and Nuance to “incorporate by reference” the information that it files with it, which means that ScanSoft and Nuance can disclose important information to you by referring you to those documents. Documents that are incorporated by reference contain important information about ScanSoft and Nuance and their finances.
      All documents filed by ScanSoft and Nuance under section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the date of the ScanSoft special meeting of stockholders and the Nuance special meeting of stockholders are incorporated by reference into and are a part of this joint proxy statement/prospectus from the date of filing of each such document.
      You should rely only on the information contained in this document or that ScanSoft or Nuance has referred to you. Neither ScanSoft nor Nuance has authorized anyone to provide you with information that is different.
      The following documents, which were filed by ScanSoft with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

1. ScanSoft’s registration statement on Form 8-A, as filed with the SEC on October 20, 1995;

2. ScanSoft’s registration statement on Form 8-A/A, as filed with the SEC on May 17, 2005;

3. ScanSoft’s transitional annual report on Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC on January 6, 2005;

4. ScanSoft’s quarterly report on Form 10-Q for the quarter ended December 31, 2004, as filed with the SEC on February 9, 2005;

5. ScanSoft’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 10, 2005;

6. ScanSoft’s definitive proxy statement, as filed with the SEC on January 28, 2005;

7. ScanSoft’s current report on Form 8-K/A, as filed with the SEC on March 24, 2003, reporting under Items 2 and 7;

8. ScanSoft’s current report on Form 8-K/A, as filed with the SEC on August 27, 2004, reporting under Items 4.02 and 9.01;

9. ScanSoft’s current report on Form 8-K, as filed with the SEC on October 26, 2004, reporting under Items 4.01, 5.03 and 9.01;

10. ScanSoft’s current report on Form 8-K, as filed with the SEC on November 2, 2004, reporting under Items 1.01 and 9.01;

11. ScanSoft’s current report on Form 8-K, as filed with the SEC on November 18, 2004, reporting under Items 1.01, 8.01 and 9.01;

12. ScanSoft’s current report on Form 8-K, as filed with the SEC on December 10, 2004, reporting under Items 2.01 and 9.01;

13. ScanSoft’s current report on Form 8-K, as filed with the SEC on February 1, 2005, reporting under Items 2.01 and 9.01;

14. ScanSoft’s current report on Form 8-K, as filed with the SEC on February 7, 2005, reporting under Items 2.01 and 9.01;

15. ScanSoft’s current report on Form 8-K, as filed with the SEC on February 17, 2005, reporting under Item 1.01;

16. ScanSoft’s current report on Form 8-K/A, as filed with the SEC on February 18, 2005, reporting under Item 9.01;

17. ScanSoft’s current report on Form 8-K, as filed with the SEC on March 17, 2005, reporting under Item 3.02;

18. ScanSoft’s current report on Form 8-K, as filed with the SEC on March 17, 2005, reporting under Items 1.01 and 9.01;

19. ScanSoft’s current report on Form 8-K/A, as filed with the SEC on April 8, 2005, reporting under Item 9.01;

20. ScanSoft’s current report on Form 8-K/A, as filed with the SEC on April 18, 2005, reporting under Item 9.01;

21. ScanSoft’s current report on Form 8-K, as filed with the SEC on May 9, 2005, reporting under Item 1.01;

22. ScanSoft’s current report on Form 8-K, as filed with the SEC on May 10, 2005, reporting under Items 1.01, 3.02, 3.03 and 9.01;

23. ScanSoft’s current report on Form 8-K, as filed with the SEC on May 17, 2005, reporting under Items 1.01, 8.01 and 9.01; and

24. ScanSoft’s current report on Form 8-K, as filed with the SEC on June 23, 2005, reporting under Item 8.01.

      The following documents, which were filed by Nuance with the SEC, are incorporated by reference into this joint proxy statement/prospectus:

1. Nuance’s registration statement on Form 8-A, as filed with the SEC on December 12, 2002;

2. Nuance’s annual report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC on March 16, 2005;

3. Nuance’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, as filed with the SEC on May 10, 2005;

4. Nuance’s definitive proxy statement, as filed with the SEC on May 2, 2005;

5. Nuance’s current report on Form 8-K, as filed with the SEC on March 29, 2005, reporting under Items 1.01 and 5.02;

6. Nuance’s current report on Form 8-K, as filed with the SEC on May 9, 2005, reporting under Items 2.02, 8.01 and 9.01;

7. Nuance’s current report on Form 8-K, as filed with the SEC on May 11, 2005, reporting under Items 1.01 and 9.01;

8. Nuance’s current report on Form 8-K, as filed with the SEC on May 24, 2005, reporting under Item 8.01; and

9. Nuance’s current report on Form 8-K, as filed with the SEC on June 24, 2005, reporting under Item 8.01.

      Any statement contained in a document incorporated or deemed to be incorporated in this document by reference will be deemed to be modified or superseded for purposes of this joint proxy statement/prospectus to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated in this document by reference modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus.
      The documents incorporated by reference into this joint proxy statement/prospectus are available from ScanSoft and Nuance upon request. ScanSoft and Nuance will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement/prospectus (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this joint proxy statement/prospectus) to any person, without charge, upon written or oral request. Any request for documents should be made by                     to ensure timely delivery of the documents.
WHERE YOU CAN FIND MORE INFORMATION
      ScanSoft has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to ScanSoft common stock to be issued to Nuance stockholders pursuant to the merger. This joint proxy statement/prospectus constitutes the prospectus of ScanSoft filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth below.
      In addition, ScanSoft and Nuance file annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:
Judiciary Plaza
Room 1024
450 Fifth Street, N.W.
Washington, D.C. 20549
      Reports, proxy statements and other information concerning ScanSoft and Nuance may be inspected at:
The National Association of Securities Dealers
1735 K Street, N.W.
Washington, D.C. 20006
      Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC web site is http://www.sec.gov.
      You may also obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

Requests for documents relating to ScanSoft should be directed to:	Requests for documents relating to Nuance should be directed to:
ScanSoft, Inc.	Nuance Communications, Inc.
Investor Relations	Legal Department
1 Wayside Road	1380 Willow Road
Burlington, Massachusetts 01803	Menlo Park, California 94025
(781) 565-5000	(650) 847-0000

      ScanSoft stockholders should call Richard Mack at (781) 565-5000 with any questions about the merger.
      Nuance stockholders should call Douglas Clark Neilsson of the Nuance legal department at (650) 847-7083 with any questions about the merger.
Information on ScanSoft Web Site
      Information on any ScanSoft Internet web site is not part of this document and you should not rely on that information in deciding whether to approve the share issuance, the Warburg Pincus financing or the Option Assumption unless that information is also in this joint proxy statement/prospectus or in a document that is incorporated by reference in this joint proxy statement/prospectus.
Information on Nuance Web Site
      Information on any Nuance Internet web site is not part of this document and you should not rely on that information in deciding whether to adopt the merger agreement and approve the merger, unless that information is also in this joint proxy statement/prospectus or in a document that is incorporated by reference in this joint proxy statement/prospectus.
      THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS JOINT PROXY STATEMENT/PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS. THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO NUANCE AND ITS SUBSIDIARIES WAS PROVIDED BY NUANCE AND ITS SUBSIDIARIES AND THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS WITH RESPECT TO SCANSOFT AND ITS SUBSIDIARIES WAS PROVIDED BY SCANSOFT AND ITS SUBSIDIARIES, AS THE CASE MAY BE.

SCANSOFT, INC

F-1

Introduction to Unaudited Pro Forma Combined Financial Statements
      On May 9, 2005, ScanSoft, Inc., Nova Acquisition Corporation, Nova Acquisition LLC and Nuance Communications, Inc signed a definitive Agreement and Plan of Merger. Under the terms of the Merger Agreement, each outstanding share of Nuance common stock will be converted into the right to receive 0.77 shares of ScanSoft common stock. Additionally, each Nuance stockholder will receive $2.20 of cash per share of Nuance common stock owned.
      Concurrently ScanSoft agreed, conditioned upon the closing of the merger, to issue to Warburg Pincus aggregate of 14,150,943 shares of ScanSoft common stock for an aggregate purchase price of approximately $60,000,000 at a per share price equal to $4.24, and warrants to purchase an aggregate of 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share.
      The merger, which is expected to close in the third calendar quarter of 2005, is contingent upon the fulfillment of specified conditions, including all required regulatory approvals, the adoption of the merger agreement and the approval of the merger by Nuance stockholders, the approval of the issuance of shares of ScanSoft common stock in connection with the merger by ScanSoft stockholders and the approval of the financing transaction to be consummated in connection with the merger by ScanSoft stockholders. The merger will be a tax-free event and will be accounted for as a purchase of a business.
      On February 1, 2005, ScanSoft, Inc. (“ScanSoft” or the “Company”) acquired all of the outstanding capital stock of Phonetic Systems Ltd., an Israeli corporation (“Phonetic”). The consideration consisted of cash payments to be rendered in the following installments: (1) seventeen million and six hundred forty four thousand dollars ($17,644,000) paid at closing, (2) seventeen million and five hundred thousand dollars ($17,500,000) to be paid in February 2007, and (3) up to an additional thirty five million ($35,000,000) upon the achievement of certain milestones. The total initial purchase price of approximately $36,103,000 includes the sum of the first installment, the present value of the second installment ($15,649,000 assuming an annual market rate of interest of 5.75%), estimated transaction costs of $2,440,000, and warrants to purchase up to 750,000 shares of ScanSoft common stock valued at approximately $370,000 in accordance with Emerging Issues Task Force (EITF) Issue No. 99-12; Determination of the Measurement Date for the Market Price of Acquirer Securities Issued in a Purchase Business Combination (“EITF 99-12”). The merger is a taxable event and has been accounted for as a purchase of a business.
      On January 21, 2005, ScanSoft acquired all of the outstanding capital stock of ART Advanced Recognition Technologies, Inc. (“ART”). The consideration consisted of cash payments to be rendered in two installments: (1) ten million dollars ($10,000,000) to be paid at closing, and (2) sixteen million four hundred fourteen thousand dollars ($16,414,000) to be paid in December 2005 plus interest of 4%. The total initial purchase price of $27,967,000 includes the sum of the first and second installment payments totaling $26,414,000 and estimated transaction costs of $1,553,000. The merger is a taxable event and has been accounted for as a purchase of a business.
      On December 6, 2004, ScanSoft, acquired Rhetorical Systems Ltd. through the acquisition of all of the outstanding capital stock of Rhetorical Group PLC (collectively, “Rhetorical”). The consideration consisted of cash payments equal to 2,758,000 Pounds Sterling ($5,360,000) and 449,437 shares of ScanSoft’s common stock valued at approximately $1,672,000 in accordance with EITF 99-12. The total initial purchase price of approximately $8,477,000 also includes the cash payments, the common shares, and estimated transaction costs of $1,445,000. The acquisition is a taxable event and has been accounted for as a purchase of a business.
      On June 15, 2004, ScanSoft acquired all of the outstanding stock of Telelogue, Inc. (“Telelogue”) in exchange for cash consideration consisting of $2,206,000 less certain expenses, of which $500,000 was placed in escrow to cover certain indemnification obligations, and a contingent payment of up to $2,000,000 in cash to be paid, if at all, on or about July 31, 2005, upon the achievement of certain performance goals. These milestones were not met and no contingent payment will be made. The total initial purchase price of approximately $3,396,000 also includes transaction costs of $893,000 and debt assumed of $297,000. The merger is a taxable event and has been accounted for as a purchase of a business.

F-2

      The following tables show summary unaudited pro forma combined financial information as if ScanSoft, Telelogue, Rhetorical, ART, Phonetic and Nuance had been combined as of January 1, 2004 for statement of operations purposes and as of March 31, 2005 for balance sheet purposes. Telelogue, Rhetorical, ART, and Phonetic are included in ScanSoft’s consolidated balance sheet as of March 31, 2005,which are included in ScanSoft’s Form 10-Q for the quarterly period ended March 31, 2005.
      The unaudited pro forma combined financial information of Nuance is based on estimates and assumptions, which are preliminary and have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the proposed acquisition of Nuance are derived from the estimated purchase price and estimated fair values of the assets acquired and liabilities assumed. The average per share fair value of ScanSoft common stock for purposes of accounting for the merger is $4.10, and was calculated in accordance with EITF Issue No. 99-12. Accordingly, the final purchase price will be determined based on the total shares of Nuance common stock outstanding on the date of the closing, after applying the exchange ratio of 0.77, multiplied by $4.10. As of April 30, 2005, Nuance had 36,175,069 common shares outstanding. Accordingly, the final stock-related purchase price is expected to differ from the estimated purchase price reflected in the unaudited pro forma financial information, primarily as a result of the actual number of shares of common stock that will be issued prior to the completion of the merger based on the exercise of stock options. The total estimated purchase price of approximately $219,116,000 includes the estimated issuance of the common shares, estimated cash payment of $2.20 per common share outstanding, the fair value of the stock options assumed, and estimated transaction costs of $6,331,000. The final determination of purchase price, fair value of assets and liabilities and resulting goodwill may differ significantly from that reflected in the pro forma statement of operations and balance sheet.
      The unaudited pro forma combined financial information of ScanSoft, Nuance, Phonetic, ART, Rhetorical, and Telelogue is based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information. The estimated pro forma adjustments arising from the recently completed acquisitions of Phonetic, ART and Rhetorical are derived from their respective preliminary purchase price allocations.
      The historical financial information of Nuance, Phonetic, ART, Rhetorical, and Telelogue for the nine months ended September 30, 2004 and six months ended March 31, 2005 have been derived from the unaudited financial statements of the respective companies.
      The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if each transaction had been consummated as of January 1, 2004, for statements of operations purposes, or March 31, 2005, for balance sheet purposes, respectively, nor are the data necessarily indicative of future operating results or financial position. The unaudited pro forma combined financial statements and related notes thereto should be read in conjunction with the historical consolidated financial statements of ScanSoft, Nuance, Phonetic, Art and Rhetorical, and related notes thereto, and “ScanSoft’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Form 10-K/T for the nine months ended September 30, 2004, incorporated by reference into this joint proxy statement/ prospectus or as filed by ScanSoft with the SEC, and the historical consolidated financial statements of Nuance incorporated by reference in this joint proxy statement/ prospectus or as filed by Nuance with the SEC. See the section entitled “Where You Can Find More Information” on page 147.

F-3

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
As of March 31, 2005

	Historical	Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Nuance(B)	Adjustments		Combined

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$25,882	$69,547	(25,585	)(1)	$69,844
Marketable securities	2,691	18,029	—		20,720
Accounts receivable, net	45,540	9,072	—		54,612
Inventory	954	—	—		954
Prepaid expenses and other current assets	5,713	4,864	—		10,577

Total current assets	80,780	101,512	(25,585)		156,707
Long-term marketable securities	1,167	—	—		1,167
Goodwill	300,818	—	112,707	(2)	413,525
Other intangible assets, net	54,390	477	52,623	(2)	107,490
Property and equipment, net	9,944	3,742	—		13,686
Restricted cash	—	11,109	—		11,109
Other assets	5,591	5,650	—		11,241

Total assets	$452,690	$122,490	$139,745		$714,925

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,715	$1,511	$—		$15,226
Accrued compensation	11,221	2,844	—		14,065
Accrued expenses	15,539	4,983	6,331	(3)	26,853
Deferred revenue	16,418	7,378	(369	)(4)	23,427
Note payable	27,895	—	—		27,895
Deferred acquisition payment	16,414	—	—		16,414
Deferred payment obligation for technology license	2,825	—	—		2,825
Restructuring accrual	342	10,327	(480	)(5)	10,189
Other current liabilities	5,680		—		5,680

Total current liabilities	110,049	27,043	5,482		142,574
Deferred revenue	110	507	(25	)(4)	592
Long-term notes payable, net of current portion	45	—	—		45
Deferred tax liability	3,085	—	—		3,085
Deferred acquisition payment	15,649	—	—		15,649
Long-term restructuring accrual	12,497	50,228	(8,923	)(5)	53,802
Other liabilities	2,246	37	—		2,283

Total liabilities	143,681	77,815	(3,466)		218,030
Stockholders’ equity:
Preferred stock	4,631	—	—		4,631
Common stock	109	36	6	(6)	151
Additional paid-in capital	480,341	332,666	(139,508	)(6)	673,499
Treasury stock, at cost	(11,176)	—	—		(11,176)
Deferred compensation	(4,881)	—	(5,314	)(6)	(10,195)
Accumulated other comprehensive income (loss)	(332)	900	(900	)(6)	(332)
Accumulated deficit	(159,683)	(288,927)	288,927	(6)	(159,683)

Total stockholders’ equity	309,009	44,675	143,211		496,895

Total liabilities and stockholders’ equity	$452,690	$122,490	$139,745		$714,925

(A)	As reported in ScanSoft’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005 as filed with the SEC.

(B)	Derived from Nuance’s Quarterly Report on Form 10-Q for the three months ended March 31, 2005 as filed with the SEC.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

F-4

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2004

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Telelogue(B)	Adjustments		Rhetorical(C)	Adjustments		ART(D)	Adjustments		Phonetic(E)	Adjustments		Nuance(F)	Adjustments		Combined

	(In thousands, except per share amounts)
Product licenses	$95,765	$295	$—		$1,411	$—		$3,460	$—		$1,208	$—		$19,002	$(20	)(7)	$121,121
Professional services	27,999	—	—		—	—		—	—		667	—		11,252	—		39,918
Maintenance	5,188	—	—		—	—		—	—		1,922	—		11,310	—		18,420
Revenue, related parties	1,955	—	—		—	—		—	—		—	—		—	—		1,955

Total revenue	130,907	295	—		1,411	—		3,460	—		3,797	—		41,564	(20)		181,414

Costs and expenses:
Cost of revenue:
Cost of product licenses	10,348	409	—		90	—		132	—		484	—		61	(20	)(7)	11,504
Cost of professional services and maintenance	22,949	—	—		—	—		—	—		—	—		9,681	—		32,630
Cost of revenue from amortization of intangible assets	8,431	—	—		—	—		—	552	(15)	—	161	(12)	256	3,152	(8)	12,552

Total cost of revenue	41,728	409	—		90	—		132	552		484	161		9,998	3,132		56,686

Gross Margin	89,179	(114)	—		1,321	—		3,328	(552)		3,313	(161)		31,566	(3,152)		124,728
Operating expenses:
Research and development	26,162	839	—		1,413	—		2,425	—		2,362	—		11,289	—		44,490
Selling, general and administrative	66,941	1,246	—		2,095	—		1,898	—		6,512	—		27,386	—		106,078
Amortization of other intangible assets	1,967	—	55	(20)	25	116	(18)	—	647	(15)	—	663	(12)	54	2,831	(8)	6,358
Stock-based compensation expense	1,301	—	—		47	—		—	—		—	—		73	1,139	(9)	2,560
Restructuring and other charges, net	801	—	—		—	—		—	—		—	—		19,756	—		20,557

Total operating expenses	97,172	2,085	55		3,580	116		4,323	647		8,874	663		58,558	3,970		180,043

Loss from operations	(7,993)	(2,199)	(55)		(2,259)	(116)		(995)	(1,199)		(5,561)	(824)		(26,992)	(7,122)		(55,315)
Interest income	429	—	—		45	—		39	(113	)(16)	—	(197	)(13)	1,046	(576	)(10)	673
Interest expense	(340)	—	—		—	—		—	(492	)(17)	—	(675	)(14)	(3)	(2,206	)(11)	(3,716)
Other income (expense), net	(141)	(1)	—		13	—		48	—		36	—		(281)	—		(326)

Loss before income taxes	(8,045)	(2,200)	(55)		(2,201)	(116)		(908)	(1,804)		(5,525)	(1,696)		(26,230)	(9,904)		(58,684)
Provision for (benefit from) income taxes	1,333	—	—		—	—		102	—		—	—		(458)	—		977

Net loss	$(9,378)	$(2,200)	$(55)		$(2,201)	$(116)		$(1,010)	$(1,804)		$(5,525)	$(1,696)		$(25,772)	$(9,904)		$(59,661)

Net loss per common share:
Basic and Diluted	$(0.09)																$(0.41)
Weighted average common shares:
Basic and Diluted	103,780					449	(19)								42,006	(6)	146,235

F-5

(A)	Derived from ScanSoft’s Annual Report on Form 10-K/T for the transition period from January 1, 2004 to September 30, 2004, as filed with the SEC.

(B)	Derived from Telelogue’s unaudited financial information for the period from January 1, 2004 through June 15, 2004 (date of acquisition).

(C)	Derived from Rhetorical’s audited financial statements for the period from January 1, 2004 through September 30, 2004.

(D)	Derived from ART’s unaudited financial statements for the period from January 1, 2004 through September 30, 2004.

(E)	Derived from Phonetic’s unaudited financial statements for the period from January 1, 2004 through September 30, 2004.

(F)	Derived from Nuance’s unaudited consolidated financial statements for the nine months ended September 30, 2004 included in its in its Quarterly Report on Form 10-Q for the three months ended September 30, 2004, as filed with the SEC.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

F-6

SCANSOFT, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended March 31, 2005
(In thousands)

	Historical	Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Historical	Pro Forma		Pro Forma
	ScanSoft(A)	Rhetorical(B)	Adjustments		ART(C)	Adjustments		Phonetic(D)	Adjustments		Nuance(E)	Adjustments		Combined

	(In thousands, except per share amounts)
Revenues:
Product licenses	$84,763	$186	$—		$2,678	$—		$393	$—		$11,570	$(5	)(7)	$99,585
Professional services	24,394	—	—		—	—		153	—		8,188	—		32,735
Maintenance	4,534	—	—		—	—		837	—		8,356	—		13,727
Revenue, related parties	—	—	—		—	—		—	—		—	—		—

Total revenue	113,691	186	—		2,678	—		1,383	—		28,114	(5)		146,047

Costs and expenses:
Cost of revenue:
Cost of product licenses	9,983	—	—		459	—		305	—		(1)	(5	)(7)	10,741
Cost of professional services and maintenance	19,270	11	—		—	—		97	—		7,183	—		26,561
Cost of revenue from amortization of intangible assets	5,508	—	—		—	245	(15)	—	72	(12)	168	2,104	(8)	8,097

Total cost of revenue	34,761	11	—		459	245		402	72		7,350	2,099		45,399

Gross Margin	78,930	175	—		2,219	(245)		981	(72)		20,764	(2,104)		100,648
Operating expenses:
Research and development	19,236	—	—		1,382	—		2,470	—		6,315	—		29,403
Selling, general and administrative	51,385	—	—		1,423	—		4,907	—		20,471	—		78,186
Amortization of other intangible assets	1,648	1,863	25	(18)	—	286	(15)	—	295	(12)	38	1,885	(8)	6,040
Stock-based compensation expense	1,354	—	—		—	—		—	—		—	759	(9)	2,113
Restructuring and other charges, net	659	—	—		—	—		—	—		(70)	—		589

Total operating expenses	74,282	1,863	25		2,805	286		7,377	295		26,754	2,644		116,331

Income (loss) from operations	4,648	(1,688)	(25)		(586)	(531)		(6,396)	(367)		(5,990)	(4,748)		(15,683)
Interest income	307	11	—		12	(46	)(16)	(2)	(110	)(13)	1,072	(384	)(10)	860
Interest expense	(566)	—	—		—	(182	)(17)	(1)	(300	)(14)	(1)	(1,471	)(11)	(2,521)
Other income (expense), net	(307)	(18)	—		(56)	—		215	—		(149)	—		(315)

Income (loss) before income taxes	4,082	(1,695)	(25)		(630)	(759)		(6,184)	(777)		(5,068)	(6,603)		(17,659)
Provision for (benefit from) income taxes	1,943	—	—		32	—		—	—		(110)	—		1,865

Net income (loss)	$2,139	$(1,695)	$(25)		$(662)	$(759)		$(6,184)	$(777)		$(4,958)	$(6,603)		$(19,524)

Net income (loss) per common share:
Basic and Diluted	$0.02													$(0.13)
Weighted average common shares outstanding:
Basic	105,264		164	(19)								42,006	(6)	147,434
Diluted	112,812		164	(19)								42,006	(6)	147,434

F-7

(A)	Derived from ScanSoft’s unaudited consolidated financial statements for the six months ended March 31, 2004 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, as filed with the SEC.

(B)	Derived from Rhetorical’s unaudited financial statements for the period from October 1, 2004 through December 6, 2004 (date of acquisition)

(C)	Derived from ART’s unaudited financial statements for the period from October 1, 2004 through January 21, 2005 (date of acquisition)

(D)	Derived from Phonetic’s unaudited financial statements for the period from October 1, 2004 through February 1, 2005 (date of acquisition)

(E)	Derived from Nuance’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC, Nuance’s unaudited consolidated financial statements for the nine months ended September 30, 2004 included in its Quarterly Report on Form 10-Q for the three months ended September 30, 2004, as filed with the SEC, and Nuance’s unaudited consolidated financial statements for the three months ended March 31, 2005 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2005, as filed with the SEC.

See accompanying Notes to Unaudited Pro Forma Combined Financial Statements.

F-8

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
      Pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies which will not be known until the later of the closing of the transactions or the resolution of the contingency.
Nuance and Warburg Pincus Financing
      To record the fair value of the assets to be acquired and the liabilities to be assumed of Nuance, subject to adjustment pending the completion of a post-closing review of the purchased assets, the pro forma information assumes that ScanSoft will issue 27,854,803 shares of its common stock valued at approximately $114,093,000 (based on the average per share fair value of ScanSoft common stock for purposes of accounting for the merger in accordance with generally accepted accounting principles of approximately $4.10) as consideration for the acquisition of Nuance. The shares are based upon the outstanding shares of Nuance common stock at April 30, 2005, of 36,175,069. The pro forma adjustments include assumed cash payment of $79,585,000 associated with the payment of $2.20 per common share outstanding on the date of closing. In addition, the pro forma adjustments include the fair value of the stock options outstanding at April 30, 2005 with an exercise price less than or equal to $10.00, in accordance with FIN 44, Accounting for Certain Transactions Involving Stock Compensation — An Interpretation of APB Opinion No. 25. ScanSoft also has accounted for $6,331,000 for anticipated transaction fees, which include legal and accounting fees, investment bankers fees, fees related to the valuation of Nuance’s intellectual property, and due diligence fees.
      The acquisition of Nuance by ScanSoft is expected to give rise to the consolidation and elimination of certain Nuance and ScanSoft personnel and duplicate facilities. The pro forma adjustments do not include any amounts which may be recorded in accordance with Emerging Issue Task Force No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination as ScanSoft does not expect that a final integration plan will be established until just prior to or immediately after the closing of the transaction. However, ScanSoft, along with its financial advisors Thomas Weisel Partners, has prepared a preliminary analysis of the restructuring activities. ScanSoft estimates full year operating synergies of approximately $20 million to $25 million resulting from these actions.
      The proposed Warburg Pincus financing, whereby ScanSoft has agreed to issue an aggregate of 14,150,943 shares of ScanSoft common stock for approximately $60,000,000, and warrants to purchase 3,177,570 shares of its common stock, exercisable at a price of $5.00 per share, is contingent upon the closing of the merger and the proceeds of the Warburg Pincus financing will be used to finance the cash portion of the merger consideration. As a result, the pro forma adjustments include the proceeds of the Warburg Pincus financing and the related issuance of common shares.
      In connection with the acquisition, ScanSoft will assume lease obligations associated with office space against which Nuance has taken a restructuring charge. As of March 31, 2005, Nuance’s balance sheet reflected a restructuring accrual of $60,555,000. In accordance with SFAS 141, Business Combinations, ScanSoft has discounted to fair value the future payments at an implied interest rate of 5.75%, but has not re-evaluated the Nuance sublease and utility expense assumptions. Subsequent to closing, ScanSoft will reassess this liability to determine if it represents fair value.
      ScanSoft believes that certain restructuring actions are an integral component of the acquisition plan to enable the benefits of the combined companies to be optimized and the benefits of the acquisition to be realized. ScanSoft expects to complete these restructuring efforts within one year of the closing.

F-9

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)
      A summary of the estimated consideration and preliminary purchase price allocation for the Nuance acquisition is as follows (in thousands):

Estimated Purchase Consideration
Cash	$79,585
Common Stock	114,093
Employee Stock Options	19,107
Transaction Costs	6,331

Total Estimated Purchase Consideration	$219,116

Preliminary Allocation of Purchase Consideration
Current Assets	$95,512
Property & Equipment	3,742
Restricted Cash	11,109
Other Assets	5,650
Identifiable Intangible Assets	53,100
Goodwill	112,707

Total Assets Acquired	281,820

Current Liabilities	(26,194)
Long-Term Liabilities	(41,824)

Total Liabilities Assumed	(68,018)

Deferred Compensation	5,314

$219,116

      Current assets acquired primarily relate to cash and cash equivalents, marketable securities, and accounts receivable. Current liabilities assumed primarily relate to accounts payable, accrued expenses, deferred revenue, and a restructuring accrual.
      ScanSoft believes that the $53,100,000 of value ascribed to identifiable intangible assets will be allocated to completed and core technology, customer relationships (including license agreements) and tradenames.
      Pro forma adjustments include the following:

(1) Adjustment to cash and cash equivalents related to the payment of $2.20 per common share outstanding upon closing, totaling an estimated $79,585,000, and payment of Nuance’s estimated transaction costs, totaling $6,000,000. These disbursements are offset by cash received of $60,000,000 related to the proposed Warburg Pincus financing.

(2) Adjustment to eliminate Nuance’s historical intangible balance of $477,000, and record the assumed intangibles and goodwill totaling $53,100,000 and $109,357,000, respectively.

(3) Adjustment to record estimated transaction costs, totaling $6,331,000.

(4) Adjustment of $369,000 and $25,000 to reduce current and long-term deferred revenue to the fair value of the related obligations. These adjustments represent a 5% decrease from Nuance’s historical carrying value attributable to estimated selling expenses.

F-10

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

(5) Adjustments of $480,000 and $8,923,000 to reduce the current and long-term lease-related restructuring accruals, respectively, to fair value. The difference between the undiscounted and discounted payments will be recorded as non-cash interest expense over the remaining lease term.

(6) Adjustment to eliminate Nuance’s historical equity balances.

Adjustment to record common stock of $28,000 and Additional Paid in Capital of $114,065,000 related to the estimated issuance of 27,854,803 shares of ScanSoft common stock at a value of $4.10.

Adjustment to record Additional Paid in Capital of $19,107,000 and deferred compensation of $5,314,000, related to the estimated issuance of vested and unvested employee stock options, respectively, in accordance with the merger agreement. These stock options were accounted for in accordance with FIN 44. The stock options were valued using the Black-Scholes model. The assumptions used in the valuation included a ScanSoft current stock price of $4.10, risk free interest rate of 3.8%, volatility of 55%, and an expected life of 3.5 years. Upon closing, ScanSoft will recalculate the value of the stock options issued and record the fair value of the issuances as a component of the purchase consideration. The actual fair value will deviate from the estimated fair value due to the actual number of shares issued. The deferred compensation adjustment represents the estimated intrinsic value of the unvested stock options on the date of closing and will be expensed ratably over an estimated life of three and a half years, in accordance with APB 25, Accounting for Stock Issued to Employees.

An adjustment to record common stock of $14,000 and Additional Paid in Capital of $59,986,000 related to the proposed issuance of 14,150,943 shares of common stock, to Warburg Pincus.

(7) Adjustment to eliminate intercompany product license revenue and cost of product license revenue totaling $20,000 and $5,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively.

(8) Adjustment to record amortization expense of $6,293,000 and $4,195,000 for the identifiable intangible assets associated with the Nuance acquisition offset by an adjustment to eliminate amortization expense of $310,000 and $206,000 related to intangible assets of Nuance’s existing prior to the acquisition for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be approximately seven years. The acquired identifiable intangible assets will be amortized using the straight-line method.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Nuance acquisition of $1,000,000 would result in a change in pro forma amortization expense of approximately $106,000 and $71,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets of one year would result in a decrease in pro forma amortization expense of approximately $907,000 and $606,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets of one year would result in an increase in pro forma amortization expense of approximately $1,323,000 and $881,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively.

F-11

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

(9) Adjustment to record stock-based compensation expense related to the unvested employee stock options that are to be issued in connection with the merger (discussed in (6) above). We have assumed a useful life of 3.5 years, and will expense the deferred compensation ratably over the useful life in accordance with APB 25 and FIN 44, totaling approximately $1,519,000 per year. As a result, the Company recorded an increase in stock-based compensation expense $1,139,000 and $759,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively.

(10) Adjustment to reduce interest income by $553,000 and $369,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, in connection with the acquisition related payment of $79,585,000, and the estimated payment of Nuance’s transaction costs, offset by cash received of $60,000,000, related to the Warburg Pincus financing.

(11) Adjustment of $2,206,000 and $1,471,000 to record non-cash interest expense at an annual rate of 5.75%, for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, related to the fair value adjustment made in purchase accounting for the restructuring accrual (detailed at (6) above).
      These adjustments are preliminary and are subject to future adjustment pending the completion of a post-closing review of the purchased assets and assumed liabilities.
Phonetic
      The Phonetic historical financial statements, included in ScanSoft’s Current Report on Form 8-K/ A filed with the SEC on April 18, 2005, is incorporated herein by reference.

(12) Adjustment to record amortization expense of $824,000 and $367,000 for the identifiable intangible assets associated with the Phonetic acquisition for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the Phonetic acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,900 and $8,600 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $144,000 and $96,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $136,800 and $91,200 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively.

(13) Adjustment to reduce interest income by $197,000 and $110,000, for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, related to the initial cash payment of $17,500,000 for the Phonetic acquisition.

(14) Adjustment of $675,000 and $300,000 to record non-cash interest expense at an annual rate of 5.75%, for the nine months ended September 30, 2004 and the six months ended March 31, 2005,

F-12

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

respectively, related to the note payable of $17,500,000 entered into with the former shareholders of Phonetic.
ART
      The ART historical financial statements, included in ScanSoft’s Current Report on Form 8-K/ A filed with the SEC on April 8, 2005, is incorporated herein by reference.

(15) Adjustment to record amortization expense of $1,199,000 and $531,000 for the identifiable intangible assets associated with the ART acquisition for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, as if the acquisition had occurred on January 1, 2004. The allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed is preliminary pending collection of data to evaluate estimates of future revenues and earnings to determine a discounted cash flow valuation of certain intangibles that meet the separate recognition criteria of SFAS No. 141. ScanSoft’s preliminary assessment is that the weighted average useful life of the acquired identifiable intangible assets will be six years. The acquired identifiable intangible assets will be amortized using the straight-line method.

An increase in the amount of identifiable intangible assets or a change in the allocation between the acquired identifiable intangible assets and goodwill for the ART acquisition of $100,000 would result in a change in pro forma amortization expense of approximately $12,750 and $8,500 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. An increase in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 7 years would result in a decrease in pro forma amortization expense of approximately $193,500 and $129,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively. A decrease in the weighted average useful life of the acquired identifiable intangible assets from 6 years to 5 years would result in an increase in pro forma amortization expense of approximately $208,500 and $139,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively.

(16) Adjustment to reduce interest income of $113,000 and $46,000 for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, related to the initial cash payment of $10,000,000 for the ART acquisition.

(17) Adjustment to record interest expense of $492,000 and $182,000 at an annual rate as defined in the acquisition agreement, or 4%, for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, in connection with the deferred payment for acquisitions of $16,414,000 entered into with the former shareholders of ART.
Rhetorical
      The Rhetorical historical financial statements, included in ScanSoft’s Current Report on Form 8-K/ A filed with the SEC on February 18, 2005, is incorporated herein by reference.

(18) Adjustment to record amortization expense of $141,000 and $31,000 for the identifiable intangible assets associated with the acquisition of Rhetorical, offset by an adjustment to eliminate amortization expense of $25,000 and $6,000 related to intangible assets of Rhetorical existing prior to the acquisition, for the nine months ended September 30, 2004 and the six months ended March 31, respectively.

(19) Adjustment of 449,000 and 164,000 to common shares outstanding for the nine months ended September 30, 2004 and the six months ended March 31, 2005, respectively, to record the impact of the common shares issued in connection with the acquisition of Rhetorical.

F-13

SCANSOFT, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS — (Continued)

Restructuring activities associated with the Phonetic acquisition resulted in severance costs, related to former Phonetic employees, of approximately $596,000. These costs have been accrued in purchase accounting in accordance with EITF No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination and are included in current liabilities.
Telelogue
      The Telelogue historical financial statements were included in ScanSoft’s Current Report on Form 8-K/ A filed with the SEC on August 27, 2004.

(20) Adjustment to record amortization expense of $55,000 for the identifiable intangible assets associated with the Telelogue acquisition and an adjustment to eliminate charges related to the accretion of dividends on convertible preferred stock of $375,000 for the period January 1, 2004 to June 15, 2004 (date of acquisition).

F-14

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
SCANSOFT, INC.
NOVA ACQUISITION CORPORATION
NOVA ACQUISITION LLC
and
NUANCE COMMUNICATIONS, INC.
Dated as of May 9, 2005

INDEX OF EXHIBITS

Exhibit A	Form of Nova Voting Agreement
Exhibit B	Form of Saturn Voting Agreement

AGREEMENT AND PLAN OF MERGER
      THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of May 9, 2005 (the “Agreement”), by and among ScanSoft, Inc., a Delaware corporation (“Saturn”), Nova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Saturn (“Sub I”), Nova Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Saturn (“Sub II” and with Sub I, the “Subs”), and Nuance Communications, Inc., a Delaware corporation (“Nova”).
RECITALS
      WHEREAS, the Boards of Directors of Saturn, Sub I and Nova have each determined that it is in the best interests of their respective stockholders for Saturn to acquire Nova through the statutory merger of Sub I with and into Nova (the “First Step Merger”) and, in furtherance thereof, have approved the First Step Merger.
      WHEREAS, as soon as practicable following the First Step Merger, Saturn shall cause Nova to merge with and into Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Integrated Merger” or the “Merger”). The Integrated Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Saturn and Nova intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single “plan of reorganization” within the meaning of Treas. Reg. §§1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement.
      WHEREAS, the Board of Directors of Nova (the “Nova Board”) has unanimously (i) determined that the Merger is advisable and fair to, and in the best interests of, Nova and its stockholders, (ii) approved this Agreement and the other transactions contemplated by this Agreement, including the transactions contemplated by the Nova Voting Agreements (as defined below) (collectively, the “Transactions”), and (iii) determined, subject to the terms of this Agreement, to recommend that the stockholders of Nova approve this Agreement and the transactions contemplated hereby.
      WHEREAS, the Board of Directors of Saturn (the “Saturn Board”) has unanimously (i) determined that the Merger is in the best interests of Saturn and its stockholders, (ii) approved this Agreement and the other transactions contemplated by this Agreement, including the transactions contemplated by the Saturn Voting Agreements (as defined below), and (iii) determined, subject to the terms of this Agreement, to recommend that the stockholders of Saturn approve this Agreement and the transactions contemplated hereby.
      WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Saturn’s willingness to enter into this Agreement, certain stockholders of Nova are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the “Nova Voting Agreements”).
      WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Nova’s willingness to enter into this Agreement, certain stockholders of Saturn are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the “Saturn Voting Agreements”).
      NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
THE MERGER
      1.1     The Integrated Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law (“Delaware Law”), Sub I shall be merged with and into Nova, the separate corporate existence of Sub I shall cease and Nova shall continue as the surviving corporation. The surviving corporation after the First Step Merger is hereinafter referred to as the “Interim Surviving Corporation.” As soon as practicable after the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of The Delaware Limited Liability Company Act (the “LLC Act”) and Delaware Law, the Interim Surviving Corporation shall be merged with and into Sub II, the separate corporate existence of the Interim Surviving Corporation shall cease, and Sub II shall continue as the surviving entity and as a wholly-owned subsidiary of Saturn. The surviving entity after the Second Step Merger is hereinafter referred to as the “Final Surviving Entity.”
      1.2     Effective Time; Closing. Unless this Agreement is earlier terminated pursuant to Article VII hereof, the closing of the First Step Merger (the “Closing”) will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, and following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, unless another time or place is mutually agreed upon in writing by Saturn and Nova. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the First Step Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the “First Step Certificate of Merger”), in accordance with the applicable provisions of Delaware Law (the time of the acceptance of such filing by the Secretary of State of the State of Delaware or such later time as may be mutually agreed in writing by Nova and Saturn and specified in the First Step Certificate of Merger shall be referred to herein as the “Effective Time”). As soon as practicable after the Effective Time, Saturn shall cause the Second Step Merger to be consummated by filing a Certificate of Merger with the Secretary of State of the State of Delaware (the “Second Step Certificate of Merger,” and with the First Step Merger Certificate, the “Certificates of Merger”), in accordance with the applicable provisions of Delaware Law and the LLC Act (the time of the acceptance of such filing by the Secretary of State of the State of Delaware or such later time as may be mutually agreed in writing by Nova and Saturn and specified in the Second Step Certificate of Merger shall be referred to herein as the “Second Step Merger Effective Time”).
      1.3     Effect of the Merger. At the Effective Time, the effect of the First Step Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of Nova and Sub I shall vest in the Interim Surviving Corporation, and all debts, liabilities and duties of Nova and Sub I shall become the debts, liabilities and duties of the Interim Surviving Corporation. At the Second Step Merger Effective Time, the effect of the Second Step Merger shall be as provided in the applicable provisions of Delaware Law and the LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Second Step Merger Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Interim Surviving Corporation and Sub II shall vest in the Final Surviving Entity, and all debts, liabilities and duties of the Interim Surviving Corporation and Sub II shall become the debts, liabilities and duties of the Final Surviving Entity.
      1.4     Organizational Documents.
      (a) As of the Effective Time, by virtue of the First Step Merger and without any action on the part of Sub I or Nova, the Certificate of Incorporation of the Interim Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Sub I, as in effect immediately prior to the Effective Time until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation; provided, however, that as of the Effective Time the Certificate of Incorporation shall provide that the name of the Interim Surviving Corporation is “Nova, Inc.”
      (b) As of the Effective Time, by virtue of the First Step Merger and without any action on the part of Sub I or Nova, the Bylaws of the Interim Surviving Corporation shall be amended and restated to read the same as the Bylaws of Sub I, as in effect immediately prior to the Effective Time until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Interim Surviving Corporation and such Bylaws; provided, however, that all references in such Bylaws to Sub I shall be amended to refer to “Nova, Inc.”
      (c) As of the Second Step Merger Effective Time, by virtue of the Second Step Merger and without any action on the part of Sub II or the Interim Surviving Corporation, the Certificate of Formation of Sub II as in effect immediately prior to the Second Step Merger Effective Time shall be the Certificate of Formation of the Final Surviving Entity until thereafter amended in accordance with the LLC Act and such certificate of formation; provided, however, that as of the Second Step Merger Effective Time, the certificate of formation shall provide that the name of the Final Surviving Entity is “Nova, LLC.”
      (d) As of the Second Step Merger Effective Time, by virtue of the Second Step Merger and without any action on the part of Sub II or the Interim Surviving Corporation, the Limited Liability Company Agreement of Sub II as in effect immediately prior to the Second Step Merger Effective Time shall be the Limited Liability Company Agreement of the Final Surviving Entity until thereafter amended in accordance with the LLC Act and such Limited Liability Company Agreement; provided, however, that as of the Second Step Merger Effective Time, the Limited Liability Agreement shall provide that the name of the Final Surviving Entity is “Nova, LLC.”
      1.5     Directors/ Managers and Officers.
      (a) Directors/ Managers. The initial directors of the Interim Surviving Corporation shall be the directors of Sub I as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial directors of the Final Surviving Entity shall be the directors of Sub II as of immediately prior to the Second Step Merger Effective Time, until their respective successors are duly elected or appointed and qualified.
      (b) Officers. The initial officers of the Interim Surviving Corporation shall be the officers of Sub I as of immediately prior to the Effective Time. The initial officers of the Final Surviving Entity shall be the officers of Sub II as of immediately prior to the Second Step Merger Effective Time.
      1.6     Effect on Capital Stock.
      (a) Conversion of Nova Common Stock. At the Effective Time, each share of Nova common stock, par value $0.001 per share (the “Nova Common Stock”), issued and outstanding immediately prior to the Effective Time (other than any shares of Nova Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares, as defined in Section 1.7), will be canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate(s) representing such Nova Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit, and bond, if required, in the manner provided in Section 1.10),

(i) cash, without interest, in an amount equal to $2.20 per share (the “Per Share Cash Portion,” and the aggregate of the Per Share Cash Portion for all shares of Nova Common Stock, the “Cash Consideration”); and

(ii) 0.77 of a share (the “Per Share Stock Portion,” and the aggregate of the Per Share Stock Portion for all shares of Nova Common Stock, the “Stock Consideration,” and the Stock Consideration with the Cash Consideration, the “Merger Consideration”) of a validly issued, fully paid and nonassessable share of Saturn common stock, par value $0.001 per share (the “Saturn Common Stock”).
      (b) Notwithstanding anything to the contrary in this Agreement, if the condition to the obligations of each party to effect the Merger set forth in Section 6.1(e) (the “Tax Opinion Condition”) is not satisfied because tax counsel to Saturn and Nova both reasonably determine that the First Step Merger and the Second Step Merger, taken together, may not satisfy the continuity of interest requirements under applicable U.S. federal income tax principles relating to “reorganizations” under Section 368(a) of the Code (the “Continuity of Interest Test”), then Saturn (after consultation with such counsel) shall reduce the Cash Consideration and correspondingly increase the Stock Consideration to the minimum extent necessary to enable the Tax Opinion Condition to be satisfied (it being understood that the aggregate increase in the value of the Stock Consideration as determined pursuant to this paragraph using the Threshold Price shall equal the aggregate reduction in the Cash Consideration). Solely for purposes of determining whether the Continuity of Interest Test has been satisfied, the value of a share of Saturn Common Stock shall be the average of the reported high and low sales prices of a share of Saturn Common Stock on the last trading day prior to the Closing Date, but the Cash Consideration shall be reduced to the minimum extent necessary to enable the Tax Opinion Condition to be satisfied using the Threshold Price (as defined below) for each additional share of Saturn Common Stock to be issued. The “Threshold Price” shall mean $1.905.
      (c) Cancellation of Treasury and Saturn-Owned Shares. All Nova Common Stock held by Nova or owned by Sub I, Sub II, Saturn or any direct or indirect wholly-owned subsidiary of Nova or of Saturn immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.
      (d) Capital Stock of Subs.

(i) At the Effective Time, each share of common stock, par value $0.001 per share, of Sub I (the “Sub I Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Interim Surviving Corporation. Each certificate evidencing ownership of shares of Sub I Common Stock outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Interim Surviving Corporation.

(ii) At the Second Step Merger Effective Time, each share of common stock of the Interim Surviving Corporation that is issued and outstanding immediately prior to the Second Step Merger Effective Time shall be cancelled and extinguished without any conversion thereof.

(iii) At the Second Step Merger Effective Time, each membership interest of Sub II issued and outstanding immediately prior to the Second Step Merger Effective Time shall be converted into and exchanged for the applicable corresponding interest of the Final Surviving Entity. Each membership interest certificate of Sub II, if any, evidencing ownership of any such interest shall continue to evidence the applicable corresponding interest in the Final Surviving Entity.
      (e) Stock Options. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of outstanding options to purchase Nova Common Stock (each a “Nova Option”) pursuant to the Nova 2001 Nonstatutory Stock Option Plan, the Nova 2000 Stock Plan, the Nova 1998 Stock Plan and the Nova 1994 Flexible Stock Incentive Plan (collectively the “Nova Stock Plans”):

(i) Subject to the approval of Saturn’s stockholders at the Saturn Stockholders’ Meeting (as defined in Section 5.2(b)) in accordance with Saturn’s Bylaws, each Nova Option (other than those granted under the Nova ESPP (as defined below)), whether vested or unvested, that is outstanding immediately prior to the Effective Time (A) under the Nova Stock Plans other than the Nova 1994 Flexible Stock Incentive Plan and has an exercise price per share of Nova Common Stock of $10.00 or less, and (B) under the Nova 1994 Flexible Stock Incentive Plan regardless of the exercise price (each, an “Assumed Nova Option”), will be assumed by Saturn and such Assumed Nova Option shall become an option to acquire shares of Saturn Common Stock, on the same terms and conditions as were applicable to such Assumed Nova Option immediately prior to the Effective Time, except that (1) such Assumed Nova Option shall be exercisable for that number of whole shares of Saturn Common Stock equal to the product (rounded down to the nearest whole number of shares of Saturn Common Stock) obtained by multiplying the number of shares of Nova Common Stock issuable upon the exercise of such Assumed Nova Option immediately prior to the Effective Time by the Option Exchange Ratio (as defined herein), and (2) the per share exercise price for the shares of Saturn Common Stock issuable upon exercise of such Assumed Nova Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Nova Common Stock for which the Assumed Nova Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio. The “Option Exchange Ratio” shall mean the sum of the Per Share Stock Portion and the quotient of (a) the Per Share Cash Portion divided by (b) the average of the closing trading prices of Saturn Common Stock as reported on the Nasdaq National Market (“Nasdaq”) during the five (5) trading days immediately preceding the date of the Closing (it being understood that the Per Share Cash Portion and the Per Share Stock Portion as may be modified by Section 1.6(b) shall be used in calculating the Option Exchange Ratio).

(ii) In the event Saturn stockholder approval is not obtained for the Option Assumption (as defined in Section 5.2(b)), each Assumed Nova Option will be assumed by Saturn and such Assumed Nova Option shall become an option to acquire shares of Saturn Common Stock and cash, on the same terms and conditions as were applicable to such Assumed Nova Option immediately prior to the Effective Time, except that (1) such Assumed Nova Option shall be exercisable for (A) that number of whole shares of Saturn Common Stock equal to the product (rounded down to the nearest whole number of shares of Saturn Common Stock) obtained by multiplying the number of shares of Nova Common Stock issuable upon the exercise of such Assumed Nova Option immediately prior to the Effective Time by the Per Share Stock Portion (as adjusted pursuant to Section 1.6(b)), and (B) that amount of cash (rounded up the nearest whole cent) obtained by multiplying the number of shares of Nova Common Stock issuable upon the exercise of such Nova Option immediately prior to the Effective Time by the Per Share Cash Portion (as adjusted pursuant to Section 1.6(b)), and (2) the per share exercise price for the shares of Saturn Common Stock and cash issuable upon exercise of such Assumed Nova Option shall be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Nova Common Stock for which the Assumed Nova Option was exercisable immediately prior to the Effective Time by the Per Share Stock Portion.

(iii) As promptly as practicable after the Closing Date (but in any event, within 30 days following the Closing Date), Saturn shall issue to each holder of an Assumed Nova Option a document evidencing the foregoing assumption of such Assumed Nova Option, which form of assumption notice shall be subject to the reasonable review and approval of Nova.

(iv) Each Nova Option (other than those granted under the Nova ESPP), whether vested or unvested, that is outstanding immediately prior to the Effective Time with an exercise price per share of Nova Common Stock of more than $10.00 (each a “Terminated Nova Option”) shall be fully vested prior to the Effective Time and shall terminate as of the Effective Time. Nova shall take all reasonable actions (but not including the payment of cash or non-cash consideration without Saturn’s consent) necessary to cause the termination of all outstanding Terminated Nova Options that remain unexercised prior to the Effective Time so that all Terminated Nova Options terminate at or prior to the Effective Time.

(v) Nova shall cause the termination, effective immediately prior to the Effective Time, of all Nova Stock Plans.

      (f) Employee Stock Purchase Plan. Nova shall take all actions necessary pursuant to the terms of the Nova 2000 Employee Stock Purchase Plan (the “Nova ESPP”) in order to shorten each currently ongoing purchase and/or offering period under the Nova ESPP which extends beyond the Effective Time (the “Current Offerings”) such that (i) a new purchase date for each such Current Offering shall occur prior to the Effective Time, (ii) Nova Common Stock shall be purchased by the Nova ESPP participants in connection with such new purchase date prior to the Effective Time and (iii) all administrative actions required to transfer ownership of Nova Common Stock to such purchasing Nova ESPP participants shall have been completed. The Nova ESPP shall terminate immediately prior to the earlier of (i) the Effective Time, or (ii) the date upon which the Nova ESPP terminates by its terms. Subsequent to the date of this Agreement, Nova shall take no action, pursuant to the terms of the Nova ESPP, to commence any new purchase and/or offering period. Prior to the date of the termination of the Nova ESPP, Nova shall provide Saturn with evidence that the Nova ESPP will be terminated pursuant to duly adopted resolutions of the Nova Board (it being understood that Saturn shall be provided a form of such resolutions a reasonable time prior to adoption).

      (g) Unvested Shares. If any shares of Nova Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Nova (“Unvested Shares”), then the Stock Consideration issued in exchange for such Unvested Shares shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Cash Consideration payable upon conversion of any Unvested Share shall initially be withheld and shall be paid to each such holder in accordance with the vesting and other provisions set forth in the applicable restricted stock purchase agreement.
      1.7     Dissenting Shares.
      (a) Notwithstanding any provision of this Agreement to the contrary, shares of Nova Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such shares of Nova Common Stock in accordance with Section 262 of Delaware Law (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the portion of the Merger Consideration payable for such shares of Nova Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Nova Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Nova Common Stock under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the portion of the Merger Consideration payable for such shares of Nova Common Stock, without any interest thereon, upon surrender, in the manner provided in Section 1.8, of the certificate or certificates that formerly evidenced such shares of Nova Common Stock (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit, and bond, if required, in the manner provided in Section 1.10).
      (b) Nova shall give Saturn (i) prompt notice of any demands for appraisal received by Nova, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Nova and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Nova shall not, except with the prior written consent of Saturn (which consent shall not be unreasonably withheld or delayed), or except as may be required by Delaware Law, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.
      1.8     Surrender of Certificates.
      (a) Paying Agent. Prior to the Effective Time, Saturn shall select a bank or trust company reasonably acceptable to Nova to act as agent (the “Paying Agent”) for the holders of Nova Common Stock to receive the cash and shares of Saturn Common Stock to which holders of Nova Common Stock shall become entitled pursuant to this Article I. As of the Effective Time, Saturn shall deposit with the Paying Agent the cash and shares of Saturn Common Stock to which such holders shall become entitled pursuant to this Article I. Any cash deposited with the Paying Agent shall be invested by the Paying Agent as directed by Saturn; provided, that no such investment or loss thereon shall affect the amounts payable to holders of Nova Common Stock pursuant to this Article I.
      (b) Payment Procedures. As promptly as practicable after the Effective Time, Saturn shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”), which immediately prior to the Effective Time represented the outstanding shares of Nova Common Stock converted into the right to receive the portion of the Merger Consideration payable for such shares of Nova Common Stock, (i) a letter of transmittal in customary form (which (x) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, (y) shall contain such other provisions as Saturn may reasonably specify and (z) shall be subject to the review and reasonable approval of Nova prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the portion of the Merger Consideration payable upon surrender of said Certificates. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by

Saturn, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates formerly representing Nova Common Stock shall be entitled to receive in exchange therefor the portion of the Merger Consideration payable for such shares of Nova Common Stock, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the respective portion of the Merger Consideration to which such person is entitled by virtue thereof. As promptly as practicable following surrender of any such Certificates, the Paying Agent shall deliver to the record holders thereof, without interest, the portion of the Merger Consideration to which such holder is entitled upon surrender of said Certificates.
      (c) Payments with respect to Unsurrendered Nova Common Stock; No Liability. At any time following the 180th day after the Effective Time, the Final Surviving Entity shall be entitled to require the Paying Agent to deliver to it any funds or shares of Saturn Common Stock which had been made available to the Paying Agent and not disbursed to holders of Nova Common Stock (including all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Final Surviving Entity (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any portion of the Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, none of Saturn, the Final Surviving Entity nor the Paying Agent shall be liable to any former holder of Nova Common Stock for any portion of the Merger Consideration delivered in respect of such Nova Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.
      (d) Transfers of Ownership. If the payment of the portion of the Merger Consideration to which such holder is entitled is to be paid to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition of payment that the Certificates so surrendered be properly endorsed and otherwise in proper form for transfer (including, if requested by Saturn or the Paying Agent, a medallion guarantee), and that the persons requesting such payment will have paid to Saturn or any agent designated by it any transfer or other taxes required by reason of the payment of a portion of the Merger Consideration to a person other than the registered holder of the Certificates surrendered, or established to the satisfaction of Saturn or any agent designated by it that such tax has been paid or is not applicable.
      (e) Required Withholding. Each of the Paying Agent, Saturn and the Final Surviving Entity shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Nova Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.
      1.9     No Further Ownership Rights in Nova Common Stock. Payment of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to Nova Common Stock, and there shall be no further registration of transfers on the records of the Final Surviving Entity of Nova Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Final Surviving Entity for any reason, they shall be canceled and exchanged as provided in this Article I.
      1.10     Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the portion of the Merger Consideration payable with respect thereto; provided, however, that Saturn or the Paying Agent may, in its discretion and as a condition precedent to the payment of such portion of the Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Saturn, the Final Surviving Entity or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
      1.11     Adjustments. In the event of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Nova Common Stock, whether directly or indirectly), reorganization, reclassification, combination, recapitalization or other like change with respect to Nova Common Stock or Saturn Common Stock occurring after the date of this Agreement and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.
      1.12     Fractional Shares. No fraction of a share of Saturn Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Nova Common Stock who would otherwise be entitled to a fraction of a share of Saturn Common Stock shall, upon surrender of such holder’s Certificates, receive from Saturn and amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) $4.46.
      1.13     Tax Effect. The Integrated Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. Saturn and Nova intend that the First Step Merger and the Second Step Merger will constitute integrated steps in a single “plan of reorganization” within the meaning of Treas. Reg. §1.368-2(g) and 1.368-3, which plan of reorganization the parties adopt by executing this Agreement. None of the parties hereto will take any action that would be reasonably expected to cause the Integrated Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
      1.14     Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Final Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Nova and the Subs, the officers and directors of Nova and the Subs will take all such lawful and necessary action.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF NOVA
      Nova hereby represents and warrants to Saturn and the Subs, subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Nova to Saturn (which such exceptions shall reference the specific section and, if applicable, subsection number of this Article II to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is reasonably apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this Article II so as to qualify or otherwise apply to such other representations and warranties), dated as of the date hereof and certified by a duly authorized officer of Nova (the “Nova Disclosure Letter”), as follows:
      2.1     Organization; Standing and Power; Charter Documents; Subsidiaries.
      (a) Organization; Standing and Power. Nova and each of its Subsidiaries (as defined below) (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Nova. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.
      (b) Charter Documents. Nova has delivered or made available to Saturn: (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Nova, each as amended to date (collectively, the “Nova Charter Documents”) and (ii) the certificate of incorporation and bylaws, or like organizational documents (collectively, “Subsidiary Charter Documents”), of each of its “Significant Subsidiaries” (as defined Rule 1.02 of Regulation S-X of the SEC), and each such instrument is in full force and effect. Nova is not in violation of any of the provisions of the Nova Charter Documents and each Significant Subsidiary of Nova is not in violation of its respective Subsidiary Charter Documents.
      (c) Subsidiaries. Nova’s Form 10-K filed with the SEC on March 16, 2005 for the fiscal year ended December 31, 2004 includes all the Subsidiaries of Nova which are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Nova, a wholly-owned Subsidiary of Nova, or Nova and another wholly-owned Subsidiary of Nova, free and clear of all pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever, but excluding any licenses (collectively, “Liens”), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Change to Nova. Other than the Subsidiaries of Nova, neither Nova nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other person. No assets or liabilities that are material, individually or in the aggregate, to Nova are held by any Subsidiary of Nova that is not a Significant Subsidiary.
      2.2     Capital Structure.
      (a) Capital Stock. The authorized capital stock of Nova consists of: (i) 250,000,000 shares of Nova Common Stock, par value $0.001 per share and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Nova Preferred Stock”), of which 250,000 shares have been designated as Series A Preferred Stock, all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the “Nova Rights”) issuable pursuant to the Rights Agreement dated as of December 10, 2002 by and between Nova and Mellon Investor Services LLC (the “Nova Rights Agreement”), a true and complete copy of which is filed as Exhibit 4.7 to Nova’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2002. At the close of business on April 30, 2005: (i) 36,175,069 shares of Nova Common Stock were issued and outstanding, excluding shares of Nova Common Stock held by Nova in its treasury and 228,752 shares issued after April 30, 2005 pursuant to the ESPP, (ii) 1,082,372 shares of Nova Common Stock were issued and held by Nova in its treasury, and (iii) no shares of Nova Preferred Stock were issued and outstanding. No shares of Nova Common Stock are owned or held by any Subsidiary of Nova. All of the outstanding shares of capital stock of Nova are, and all shares of capital stock of Nova which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Section 2.2(a) of the Nova Disclosure Letter sets forth a list of each holder of Unvested Shares and (a) the name of the holder of such Unvested Shares, (b) the number of Unvested Shares held by such holder, (c) the repurchase price of such Unvested Shares, (d) the date on which such Unvested Shares was purchased or granted, (e) the applicable vesting schedule pursuant to which Nova’s right of repurchase or forfeiture lapses, and (f) the extent to which such Nova right of repurchase or forfeiture has lapsed as of the date hereof. Upon consummation of the Merger, (A) the shares of Saturn Common Stock issued in exchange for any Unvested Shares will, without any further act of Saturn, the Subs, Nova or any other person, become subject to the restrictions, conditions and other provisions contained in the contract relating to such Unvested Shares and (B) Saturn will automatically succeed to and become entitled to exercise Nova’s rights and remedies under any such contract without modification. There are no commitments or agreements of any character to which Nova is bound obligating Nova to waive (in whole or in part) its right of repurchase or forfeiture with respect to any Unvested Shares as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events).
      (b) Stock Options. As of the close of business on April 30, 2005: (i) 10,034,188 shares of Nova Common Stock were subject to issuance pursuant to outstanding Nova Options under the Nova Stock Plans, (ii) 3,104,507 shares of Nova Common Stock were reserved for future issuance under the Nova Stock Plans, and (iii) 466,805 shares of Nova Common Stock were reserved for future issuance under the Nova ESPP. Section 2.2(b) of the Nova Disclosure Letter sets forth a list of each outstanding Nova Option issued other than pursuant to the Nova ESPP, and (a) the particular Nova Stock Plan (if any) pursuant to which such Nova Option was granted, (b) the name of the holder of such Nova Option, (c) the number of shares of Nova Common Stock subject to such Nova Option, (d) the exercise price of such Nova Option, (e) the date on which such Nova Option was granted, (f) the applicable vesting schedule, and the extent to which such Nova Option was vested and exercisable as of April 30, 2005, and (g) the date on which such Nova Option expires. All shares of Nova Common Stock subject to issuance under the Nova Stock Plans and the Nova ESPP, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Section 2.2(b) of the Nova Disclosure Letter, there are no commitments or agreements of any character to which Nova is bound obligating Nova to accelerate the vesting of any Nova Option or Unvested Shares as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar outstanding or authorized equity compensation rights with respect to Nova. The treatment of Nova Options in accordance with this Agreement is permitted under the terms of the Nova Stock Plans and does not require the consent of the holders thereof.
      (c) Voting Debt. No bonds, debentures, notes or other indebtedness of Nova or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of Nova, is issued or outstanding as of the date hereof (collectively, “Voting Debt”).
      (d) Other Securities. Except as otherwise set forth in Section 2.2(d) of the Nova Disclosure Letter, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which Nova or any of its Subsidiaries is a party or by which any of them is bound obligating Nova or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Nova or any of its Subsidiaries, or obligating Nova or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Nova Common Stock, all outstanding Nova Options, and all outstanding shares of capital stock of each Subsidiary of Nova have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable material Contracts (as defined below). Except for Unvested Shares, there are not any outstanding Contracts of Nova or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Nova or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Nova is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, Nova or any of its Subsidiaries and, to the knowledge of Nova, other than the Nova Voting Agreements and the irrevocable proxies granted pursuant to the Nova Voting Agreements, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, Nova or any of its Subsidiaries. For purposes of this Agreement, “Contract” shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect. For purposes of this Agreement, “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.3(c)).
      2.3     Authority; Non-Contravention; Necessary Consents.
      (a) Authority. Nova has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nova and no other corporate proceedings on the part of Nova are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the necessary approval and adoption of this Agreement and the transactions contemplated hereby by Nova’s stockholders and the filing of the Certificates of Merger pursuant to Delaware Law. The affirmative vote of the holders of a majority of the outstanding shares of Nova Common Stock is the only vote of the holders of any class or series of Nova capital stock necessary to approve and adopt such matters. This Agreement has been duly executed and delivered by Nova and, assuming due execution and delivery by Saturn and the Subs, constitutes the valid and binding obligation of Nova, enforceable against Nova in accordance with its terms.
      (b) Non-Contravention. The execution and delivery of this Agreement by Nova does not, and the performance of this Agreement by Nova and the consummation of the Merger and the transactions contemplated hereby will not: (i) conflict with or violate the Nova Charter Documents or any Subsidiary Charter Documents of any Subsidiary of Nova, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by Nova’s stockholders as contemplated in Section 5.2(a) and compliance with the requirements set forth in Section 2.3(c), conflict with or violate any applicable Legal Requirement in any material respect applicable to Nova or any of its Subsidiaries or by which Nova or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Nova’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Nova or any of its Subsidiaries pursuant to, any Nova Material Contract (as defined in Section 2.16) (other than Nova IP Agreements (as defined in Section 2.8(e))), except, in the case of clause (iii) of this sentence, as would not reasonably be expected to have a material adverse effect on Nova. Section 2.3(b) of the Nova Disclosure Letter lists all consents, waivers and approvals under any Nova Material Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate, are not obtained, would result in a material loss of benefits to Nova, Saturn or the Final Surviving Entity as a result of the Merger.
      (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required to be obtained or made by Nova in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Nova and/or Saturn are qualified to do business, (ii) the filing of the Prospectus/ Proxy Statement (as defined in Section 2.17) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the effectiveness of the Registration Statement (as defined in Section 2.17), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and any foreign antitrust laws, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws, and (v) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not materially adversely affect Nova or Saturn or the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iv) are referred to herein as the “Necessary Consents.”
      2.4     SEC Filings; Financial Statements.
      (a) SEC Filings. Nova has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2002. Nova has made available to Saturn all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that Nova may file subsequent to the date hereof) are referred to herein as the “Nova SEC Reports.” As of their respective dates, the Nova SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Nova SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Nova’s Subsidiaries is required to file any forms, reports or other documents with the SEC.
      (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Nova SEC Reports (the “Nova Financials”), including each Nova SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form  10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Nova and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of the Nova operations and cash flows for the periods indicated. The balance sheet of Nova contained in the Nova SEC Reports as of December 31, 2004 is hereinafter referred to as the “Nova Balance Sheet.” As of April 30, 2005, Nova’s consolidated cash, cash equivalents and restricted cash (calculated in accordance with the accounting policies described in Nova’s Form 10-K filed with the SEC on March 16, 2005 for the fiscal year ended December 31, 2004) were as set forth on Section 2.4(b) of the Nova Disclosure Letter.
      2.5     No Undisclosed Liabilities. Except as otherwise set forth in Section 2.5 of the Nova Disclosure Letter, neither Nova nor its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Nova Financials), which individually or in the aggregate (i) has not been reflected in the Nova Balance Sheet or the footnotes related thereto, (ii) has not arisen in the ordinary course of business consistent with past practices since the Nova Balance Sheet, (iii) (a) arose before the date of the Nova Balance Sheet, (b) arose in the ordinary course of business consistent with past practices, (c) were not required by GAAP to be on the Nova Balance Sheet, and (d) were not material to Nova in amount, individually or in the aggregate, or (iv) arose before the date of the Nova Balance Sheet pursuant to the express terms of Nova Material Contracts and were not required by GAAP to be on the Nova Balance Sheet.
      2.6     Absence of Certain Changes or Events. Since the date of the Nova Balance Sheet through the date hereof, except as set forth on Section 2.6 of the Nova Disclosure Letter, each of Nova and its Subsidiaries has conducted its respective business only in the ordinary course of business consistent with past practice and there has not been: (i) any Material Adverse Change to Nova, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Nova’s or any of its Subsidiaries’ capital stock, or any purchase, redemption or other acquisition by Nova or any of its Subsidiaries of any of Nova’s capital stock or any other securities of Nova or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Nova Employees (as defined in Section 2.13(a)) following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Nova’s or any of its Subsidiaries’ capital stock; (iv) with respect to any individual, any granting by Nova or any of its Subsidiaries of any material increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice (other than to members of the Nova Board or executive officers of Nova), or any payment by Nova or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice (other than to members of the Nova Board or executive officers of Nova), or any granting by Nova or any of its Subsidiaries of any material increase in severance or termination pay or any entry by Nova or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Nova of the nature contemplated hereby, (v) entry by Nova or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.8(j)) other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any material change by Nova in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC, (vii) any material revaluation by Nova of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, (viii) any communication from Nasdaq with respect to the delisting of the Nova Common Stock, (ix) any cancellation by Nova or any of its Subsidiaries of any debts or waiver of any claims or rights of material value, (x) any sale, transfer or other disposition outside of the ordinary course of business of any properties or assets (real, personal or mixed, tangible or intangible) by Nova or any of its Subsidiaries, or (xi) any agreement, whether in writing or otherwise, to take any action described in this section by Nova or any of its Subsidiaries.
      2.7     Taxes.
      (a) Definition. For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.7(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.7(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.
      (b) Tax Returns and Audits.

(i) Nova and each of its Subsidiaries have prepared and timely filed all material required federal, state, local and foreign returns, estimates, information statements and reports and any amendments thereto (“Tax Returns”) relating to any and all Taxes concerning or attributable to Nova, its Subsidiaries or their respective operations, and such Tax Returns, as of the time of filing were true and correct in all material respects and have been completed in accordance with applicable law.

(ii) Nova and each of its Subsidiaries have timely paid all material Taxes required to be paid. With respect to their employees, Nova and each of its Subsidiaries have timely paid or withheld all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other material Taxes required to be paid or withheld. Furthermore, any such amounts withheld by Nova and each of its Subsidiaries with respect to their employees have been timely paid over to the appropriate Taxing authority.

(iii) Neither Nova nor any of its Subsidiaries has been delinquent in the payment of any material Tax, nor is there any material Tax deficiency outstanding, assessed or proposed against Nova or any of its Subsidiaries, nor has Nova or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

(iv) No audit or other examination of any Tax Return of Nova or any of its Subsidiaries is presently in progress, nor has Nova or any of its Subsidiaries been notified of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by Nova or any of its Subsidiaries has been proposed formally or, to the knowledge of Nova, informally by any Tax authority to Nova, any of its Subsidiaries or any representative thereof. Neither Nova nor any of its Subsidiaries has been notified of any claim made by an authority in a jurisdiction where Nova or its Subsidiaries do not file Tax Returns that Nova or any of its Subsidiaries are or may be subject to taxation by that jurisdiction.

(v) Neither Nova nor any of its Subsidiaries has any liabilities for unpaid Taxes (other than such liabilities, including without limitation any penalties or interest thereon, that are immaterial to Nova), which have not been accrued or reserved on the Nova Balance Sheet in accordance with GAAP, and neither Nova nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Nova Balance Sheet other than in the ordinary course of business.

(vi) Neither Nova nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Nova), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Nova or any of its Subsidiaries owe any amount under any such agreement and (c) any liability for the Taxes of any person (other than Nova or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that, to the knowledge of Nova, could be treated as a partnership for Tax purposes.

(vii) Neither Nova nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution that otherwise could constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.

(viii) Neither Nova nor any of its Subsidiaries has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b) or in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

      2.8     Intellectual Property. Except as set forth in Section 2.8 of the Nova Disclosure Letter:

(a) To the knowledge of Nova, (i) the operation of the business of Nova and each of its Subsidiaries as currently conducted, including their products and services, does not infringe or misappropriate in any material respect the Intellectual Property (defined below) of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) Nova and its Subsidiaries own or possess sufficient rights to all material Intellectual Property used in or necessary for the operation of their businesses as currently conducted.

(b) Neither Nova nor any of its Subsidiaries have received any written notice from any third party as of the date hereof, and, to the knowledge of Nova, there is no other assertion or pending threat from any third party, that the operation of the business of Nova or any of its Subsidiaries as currently conducted, or any of their products or services, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. Neither Nova nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to a third party’s Intellectual Property that remain unresolved.

(c) To the knowledge of Nova, as of the date hereof, no person is infringing or misappropriating any material Intellectual Property owned or exclusively licensed by Nova or any of its Subsidiaries. Neither Nova nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to their Intellectual Property against any third party that remain unresolved.

(d) Nova and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any material Intellectual Property of Nova and its Subsidiaries. The Intellectual Property owned or exclusively licensed by Nova is free and clear of any Liens.

(e) To the knowledge of Nova, Nova and each of its Subsidiaries are in compliance in all material respects with, and have not breached in any material respect any term of any contracts, licenses or other agreements in which Nova and its Subsidiaries have granted or received any Intellectual Property (“Nova IP Agreements”). To the knowledge of Nova, all third parties to such Nova IP Agreements are in compliance in all material respects with, and have not breached in any material respect, any of their terms.

(f) The Merger will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Nova’s rights or obligations or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Nova or any of its Subsidiaries pursuant to, any material Nova IP Agreements. The Merger will not result in the obligation for Nova or its Subsidiaries to pay any consideration, royalties or other amounts to any third party in excess of those amounts otherwise owed by Nova or its Subsidiaries immediately prior to the Merger.

(g) The Merger will not, as a result of any contracts, licenses or other agreements entered into by Nova, result in: (i) Saturn or its Subsidiaries (other than the Subs, but only to the extent existing prior to the Merger), being bound by any material non-compete, exclusivity obligation or other restriction on the operation of its business, or (ii) Saturn or its Subsidiaries (other than the Subs, but only to the extent existing prior to the Merger) granting to any third party any rights or licenses to any material Intellectual Property of Saturn or any affiliate of Saturn (including without limitation a covenant not to sue).

(h) To the knowledge of Nova, no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any product or Intellectual Property owned or exclusively licensed by Nova. Nova has not entered into any agreement granting any such rights.

(i) Nova does not incorporate into, combine with, or distribute in conjunction with any of its products or services any software that is subject to any “copyleft” or other obligation or condition under any “open source” or similar license, such as the GNU Public License (GPL), that requires or conditions the distribution of such product or services on the disclosure, licensing or distribution of any Nova source code.

(j) “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (b) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (c) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (d) domain names, uniform resource locators, and other names and locators associated with the Internet, (e) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (f) all industrial designs and any registrations and applications therefor throughout the world; (g) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (h) all databases and data collections and all rights therein throughout the world; (i) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (j) any similar or equivalent rights to any of the foregoing anywhere in the world.
      2.9     Compliance; Permits.
      (a) Compliance. Neither Nova nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of any applicable Legal Requirement applicable to Nova or any of its Subsidiaries or by which Nova or any of its Subsidiaries or any of their respective businesses or properties is, or Nova believes is reasonably likely to be, bound or affected, except, in each case, or in the aggregate, for conflicts, violations and defaults that would not have a Material Adverse Change to Nova. As of the date hereof, no investigation or review by any Governmental Entity is pending or, to the knowledge of Nova, has been threatened in a writing delivered to Nova or any of its Subsidiaries, against Nova or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon Nova or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Nova or any of its Subsidiaries, any acquisition of property by Nova or any of its Subsidiaries or the conduct of business by Nova and its Subsidiaries as currently conducted, except as would not have a Material Adverse Change to Nova.
      (b) Permits. Nova and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, authorizations and approvals from Governmental Entities (“Permits”) that are required for the operation of the business of Nova (collectively, “Nova Permits”), except where the failure to hold such Permits would not have a Material Adverse Change to Nova. As of the date hereof, no suspension or cancellation of any of the Nova Permits is pending or, to the knowledge of Nova, threatened. Nova and its Subsidiaries are in compliance with the terms of the Nova Permits, except as would not have a Material Adverse Change to Nova.
      2.10     Litigation. Except as otherwise set forth in Section 2.10 of the Nova Disclosure Letter, as of the date hereof, there are no material claims, suits, actions or proceedings pending or, to the knowledge of Nova, threatened against Nova or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

      2.11     Brokers’ and Finders’ Fees; Fees and Expenses. Except for fees payable to Credit Suisse First Boston pursuant to an engagement letter dated December 3, 2002, a copy of which has been provided to Saturn, Nova has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and Nova has not entered into any indemnification agreement or arrangement with any person in connection with this Agreement and the transactions contemplated hereby. An itemized good faith estimate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by Nova in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by Nova in connection with this Agreement and the transactions contemplated hereby (including any agreement or understanding with respect to such agreement or understanding, whether written or oral) is set forth in Section 2.11 of the Nova Disclosure Letter, and all such fees are, and shall be, reasonable and customary in nature.
      2.12     Transactions with Affiliates. Except as set forth in the Nova SEC Reports, since the date of Nova’s last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Nova pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 2.12 of the Nova Disclosure Letter identifies each person who is an “affiliate” (as that term is used in Rule 145 promulgated under the Securities Act) of Nova as of the date hereof.
      2.13     Employee Benefit Plans.
      (a) Schedule. Section 2.13(a) of the Nova Disclosure Letter contains an accurate and complete list of (i) each material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is or has been maintained, contributed to, or required to be contributed to, by Nova or any Subsidiary of Nova or any other person or entity under common control with Nova or any Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder (each a “Nova ERISA Affiliate”) for the benefit of any current or former or retired employee, consultant or director of Nova or any Nova ERISA Affiliate (each a “Nova Employee”), or with respect to which Nova or any Nova ERISA Affiliate has or may have any liability or obligation (collectively, the “Nova Employee Plans”), and (ii) each material management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other similar agreement, contract or understanding between Nova or any Nova ERISA Affiliate and any Nova Employee (each a “Nova Employee Agreement”), except to the extent a Nova Employee Agreement provides for “at-will” employment and does not provide for severance payments or benefits or is an agreement with a Nova Employee who provides services outside of the United States. As of the date hereof, neither Nova nor any Nova ERISA Affiliate has any plan or commitment to establish any new Nova Employee Plan or Nova Employee Agreement, to modify any Nova Employee Plan or Nova Employee Agreement (except to the extent required by law or to conform any such Nova Employee Plan or Nova Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Saturn in writing, or as required by this Agreement), or to adopt or enter into any Nova Employee Plan or Nova Employee Agreement.
      (b) Documents. Nova has provided or made available to Saturn correct and complete copies of: (i) all documents embodying each Nova Employee Plan and each Nova Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Nova Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Nova Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Nova Employee Plan; (iv) if the Nova Employee Plan is funded, the most recent annual and periodic accounting of Nova Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Nova Employee Plan; (vi) all Internal Revenue Service (“IRS”) determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the Department of Labor (“DOL”) with respect to any such application or letter; (vii) all communications material to any Nova Employee or Nova Employees relating to any Nova Employee Plan and any proposed Nova Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Nova; (viii) all material correspondence to or from any Governmental Entity relating to any Nova Employee Plan; (ix) all model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Nova Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and attachments thereto) and prospectuses prepared in connection with each Nova Employee Plan. As used in this Agreement, “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.
      (c) Employee Plan Compliance. Except as would not result in a Material Adverse Change to Nova, Nova and its Nova ERISA Affiliates have performed all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Nova Employee Plan, and each Nova Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Nova Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has obtained determination letters from the IRS with respect to all Tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 to the effect that such Nova Employee Plan is qualified Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked (or has revocation been threatened). No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Nova Employee Plan. There are no actions, suits or claims pending (other than routine claims for benefits), or, to the knowledge of Nova, threatened or reasonably anticipated (other than routine claims for benefits) against any Nova Employee Plan or against the assets of any Nova Employee Plan. Each Nova Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Saturn, Nova or any of its Nova ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Nova or any Nova ERISA Affiliates, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Nova Employee Plan. Neither Nova nor any Nova ERISA Affiliate is subject to any penalty or tax with respect to any Nova Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Nova and each Nova ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Nova Employee Plan, in all material respects.
      (d) No Pension or Welfare Plans. Neither Nova nor any Nova ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Nova Employee Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and is subject to Title IV of ERISA or Section 412 of the Code, (ii) Pension Plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Nova Employee Plan provides health benefits that are not fully-insured through an insurance contract.
      (e) No Post-Employment Obligations. Except as set forth in Section 2.13(e) of the Nova Disclosure Letter, no Nova Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Nova nor any Nova ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Nova Employee (either individually or to

Nova Employees as a group) or any other person that such Nova Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.
      (f) Health Care Compliance. Neither Nova nor any Nova ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Health Insurance Portability and Accountability Act of 1996, or any similar provisions of state law applicable to Nova Employees.
      (g) Executive Loans. To the knowledge of Nova, neither Nova nor any Nova ERISA Affiliate has violated Section 402 of the Sarbanes-Oxley Act of 2002 (“SOX”).
      (h)Effect of Transaction.

(i) Except as set forth on Section 2.13(h)(i) of the Nova Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Nova Employee Plan or Nova Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Nova Employee.

(ii) Except as set forth on Section 2.13(h)(ii)of the Nova Disclosure Letter, no payment or benefit which will or may be made by Nova or its Nova ERISA Affiliates with respect to any Nova Employee could not reasonably be deductible under 280G of the Code. There is no contract, agreement, plan or arrangement to which Nova or any of its Nova ERISA Affiliates is a party or by which it is bound to compensate any Nova Employee for excise taxes paid pursuant to Section 4999 of the Code.
      (i) Employment Matters. Except as would not result in a Material Adverse Change to Nova, Nova: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Nova Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and all other payments to Nova Employees, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Nova Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would result in a Material Adverse Change to Nova, neither Nova nor any Nova ERISA Affiliate has or reasonably anticipates any direct or indirect liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.
      (j) Labor. No work stoppage or labor strike against Nova or any Nova ERISA Affiliate is pending, or to the knowledge of Nova, threatened or reasonably anticipated. Nova does not know of any activities or proceedings of any labor union to organize any Nova Employees. Except as set forth in Schedule 2.13(j), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Nova, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Nova Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Change to Nova. Neither Nova nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 2.13(j), Nova is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Nova Employees and no collective bargaining agreement is being negotiated by Nova or any Nova ERISA Affiliate with respect to Nova Employees. Neither Nova nor any of its Subsidiaries have incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law which remains unsatisfied.

      2.14     Title to Properties.
      (a) Properties. Neither Nova nor any of its Subsidiaries owns any real property. Section 2.14 of the Nova Disclosure Letter sets forth a list of all real property currently leased, subleased, licensed, used or occupied by Nova or any of its Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All leases material to Nova (including, without limitation, the Redwood City Lease (as defined below)) are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or material event of default (or event which with notice or lapse of time, or both, would constitute a material default) by Nova or any of its Subsidiaries. With respect to that certain Triple Net Building Lease dated as of May 5, 2000 by and between Pacific Shores Development, LLC, as landlord, and Nova, as tenant (the “Redwood City Lease”), Nova has satisfied and performed all of Nova’s obligations to pay for the construction of the “Tenant Improvements”, as such term is defined in the Redwood City Lease, in accordance with the terms and provisions of the Redwood City Lease.
      (b) Valid Title. Nova and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except for Liens imposed by law in respect of obligations which are owed with respect to Taxes that are not yet due, being contested in good faith, or for which an adequate reserve has been provided for on the Nova Financials, except for such Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and except for Liens with respect to properties and assets that are immaterial to Nova and its Subsidiaries taken as a whole.
      2.15     Environmental Matters.
      (a) Hazardous Material. Except as would not result in a Material Adverse Change to Nova or its Subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a “Hazardous Material”) are present, as a result of the actions of Nova or any of its Subsidiaries or any affiliate of Nova, or, to the knowledge of Nova, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Nova or any of its Subsidiaries has at any time owned, operated, occupied or leased.
      (b) Hazardous Materials Activities. Except as would not result in a Material Adverse Change to Nova: (i) neither Nova nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date and (ii) neither Nova nor any of its Subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, “Hazardous Materials Activities”) in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.
      2.16     Contracts.
      (a) Material Contracts. For purposes of this Agreement, “Nova Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Nova and its Subsidiaries;

(ii) any agreement of indemnification or any guaranty of third parties other than any agreement of indemnification entered into in connection with the sale or license of services or hardware or software products in the ordinary course of business;

(iii) any Contract containing any covenant (A) limiting in any respect the right of Nova or any of its Subsidiaries to engage in any line of business, to make use of any Intellectual Property or compete with any person in any line of business, (B) granting any exclusive rights, (C) granting any person “Most Favored Nations” or similar status, or (D) otherwise restricting the right of Nova and its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies in a manner that would be reasonably likely to have a material adverse effect on the business of Nova;

(iv) any Contract relating to the disposition or acquisition by Nova or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Nova or any of its Subsidiaries has any material ownership interest in any other person or other business enterprise other than Nova’s Subsidiaries;

(v) any dealer, distributor or joint marketing agreement, under which Nova or any of its Subsidiaries have continuing obligations or costs in excess of $100,000 per year, to jointly market any product, technology or service, and which may not be canceled without penalty upon notice of ninety (90) days or less; or any agreement pursuant to which Nova or any of its Subsidiaries have jointly developed or have continuing obligations to jointly develop any product or Intellectual Property that will not be exclusively owned by Nova or any of its Subsidiaries, or any joint venture agreement;

(vi) any Contract to license or provide source code to any third party for any product or technology that is material to Nova and its Subsidiaries taken as a whole, other than any such Contracts entered into in the ordinary course of business;

(vii) any Contract (A) containing any support or maintenance obligation on the part of Nova or any of its Subsidiaries outside of the ordinary course of business consistent with past practice or (B) containing any service obligation or cost to deliver services on the part of Nova or any of its Subsidiaries in excess of $250,000 after the date hereof, other than those obligations that are terminable by Nova or any of its Subsidiaries on no more than ninety (90) days notice without liability or financial obligation to Nova or its Subsidiaries after or with respect to such termination (but excluding any Nova Employee Agreement);

(viii) any Contract to sell or distribute any of Nova’s products, services or technology, except agreements with distributors or sales representative in the ordinary course of business consistent with past practice;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

(x) (A) any settlement agreement entered into within five (5) years prior to the date of this Agreement relating to Intellectual Property, and (B) any settlement agreement not relating to Intellectual Property entered into within two (2) years prior to the date of this Agreement, other than (I) releases immaterial in nature or amount entered into with former employees or independent contractors of Nova in the ordinary course of business in connection with the cessation of such employee’s or independent contractor’s employment with Nova or (II) settlement agreements for cash only that do not exceed $50,000 as to each such settlement;

(xi) any other agreement, contract or commitment that requires payments by or obligations of Nova or any Subsidiary after the date hereof in excess of $250,000 or that requires payments to Nova or any Subsidiary after the date hereof in excess of $500,000 in any individual case not described in clauses (i) through (x) above;

(xii) any Nova IP Agreement (other than non-exclusive out-bound licenses of Nova’s or its Subsidiaries’ software products or services, or immaterial in-bound licenses, entered into in the ordinary course of business consistent with past practices); or

(xiii) any Contract, or group of Contracts with a person (or group of affiliated persons), the termination or breach of which would be reasonably expected to have a Material Adverse Change to Nova.
      (b) Schedule. Section 2.16(b) of the Nova Disclosure Letter sets forth a list of all Nova Material Contracts to which Nova or any of its Subsidiaries is a party or is bound by as of the date hereof which are described in Sections 2.16(a)(i) through 2.16(a)(xiii) hereof. A “Nova Material Contract” shall be deemed to include any oral or written amendment or modification to any such Nova Material Contract. Nova has made available to Saturn an accurate and complete copy of each Nova Material Contract.
      (c) No Breach. All Nova Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Nova. Neither Nova nor any of its Subsidiaries, nor to the knowledge of Nova, the other party thereto, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a breach or default under the provisions of, any Nova Material Contract, except in each case for those breaches and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Nova.
      2.17     Disclosure. None of the information supplied or to be supplied by or on behalf of Nova for inclusion or incorporation by reference in the registration statement on Form S-4 (or similar successor form) to be filed with the SEC by Saturn in connection with the issuance of Saturn Common Stock in the Merger (including amendments or supplements thereto) (the “Registration Statement”) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Nova for inclusion or incorporation by reference in the Prospectus/ Proxy Statement to be filed with the SEC as part of the Registration Statement (the “Prospectus/ Proxy Statement”), will, at the time the Prospectus/ Proxy Statement is mailed to the stockholders of Saturn, at the time of the Saturn Stockholders’ Meeting (as defined in Section 5.2(b)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/ Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Nova with respect to statements made or incorporated by reference therein about Saturn supplied by Saturn for inclusion or incorporation by reference in the Registration Statement or the Prospectus/ Proxy Statement.
      2.18     Board Approval. The Nova Board has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the “Nova Board Approval”) (i) determined that the Merger is fair to, and in the best interests of, Nova and its stockholders and declared this Agreement and the Merger to be advisable, (ii) approved this Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of Nova approve and adopt this Agreement and approve the Merger and directed that such matter be submitted to Nova’s stockholders at the Nova Stockholders’ Meeting.
      2.19     Fairness Opinion. The Nova Board has received a written opinion from Credit Suisse First Boston, dated as of May 9, 2005, in customary form to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to Nova stockholders, and has delivered to Saturn a copy of such opinion.

      2.20     Takeover Statutes. The Nova Board has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a “business combination” (as defined in such Section 203), and any other similar applicable Legal Requirement, will not apply to Saturn during the pendency of this Agreement, including the execution, delivery or performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby.
      2.21     Insurance. Nova and each of its Subsidiaries maintain insurance policies (including fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies) and/or fidelity bonds covering its assets, business, equipment, properties, operations, and the Nova Employees (collectively, the “Insurance Policies”). Section 2.21 of the Nova Disclosure Letter lists all such Insurance Policies and includes for each such Insurance Policy, the amount of the annual premium and the maximum coverage amounts per incident and per year. There is no claim by Nova or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such Insurance Policies have been paid, and Nova and each of its Subsidiaries, as the case may be, is otherwise in compliance with the terms of such Insurance Policies. Nova has not made any untrue statement about itself or its business in any application for insurance. All Insurance Policies remain in full force and effect, and neither Nova nor any of its Subsidiaries has knowledge of any threatened termination of, or premium increase with respect to, any such Insurance Policies.
      2.22     Rights Plan. Nova has taken all necessary action so that (i) Saturn shall not be an “Acquiring Person” under the Nova Rights Agreement solely by virtue of the entering into of this Agreement and the performance of the transactions contemplated hereby, including the Merger, and (ii) the entering into of this Agreement and the Merger and the performance of the transactions contemplated hereby will not result in the grant of any rights to any person under the Nova Rights Agreement or enable or require the Nova Rights to be exercised, distributed or triggered.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SATURN AND THE SUBS
      Saturn and the Subs hereby represent and warrant to Nova, subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by Saturn to Nova (which such exceptions shall reference the specific section and, if applicable, subsection number of this Article III to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is reasonably apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this Article III so as to qualify or otherwise apply to such other representations and warranties), dated as of the date hereof and certified by a duly authorized officer of Saturn (the “Saturn Disclosure Letter”), as follows:
      3.1     Organization; Standing and Power; Charter Documents; Subsidiaries.
      (a) Organization; Standing and Power. Saturn and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Saturn.
      (b) Charter Documents. Saturn has delivered or made available to Nova (i) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of Saturn, each as amended to date (collectively, the “Saturn Charter Documents”) and (ii) the Subsidiary Charter Documents of each of its Significant Subsidiaries, and each such instrument is in full force and effect.

Saturn is not in violation of any of the provisions of the Saturn Charter Documents and each Significant Subsidiary of Saturn is not in violation of its respective Subsidiary Charter Documents.
      (c) Subsidiaries. Exhibit 21 to Saturn’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 includes all the Subsidiaries of Saturn which are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by Saturn, a wholly-owned Subsidiary of Saturn, or Saturn and another wholly-owned Subsidiary of Saturn, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Change to Saturn. Other than the Subsidiaries of Saturn, neither Saturn nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other person. No assets or liabilities that are material, individually or in the aggregate, to Saturn are held by any Subsidiary of Saturn that is not a Significant Subsidiary.
      3.2     Capital Structure.
      (a) Capital Stock. The authorized capital stock of Saturn consists of: (i) 280,000,000 shares of Saturn Common Stock, par value $0.001 per share and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share, of which 100,000 shares have been designated as Series A Preferred Stock (the “Saturn Series A Preferred Stock”), all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the “Saturn Rights”) issuable pursuant to the Preferred Shares Rights Agreement dated as of October 23, 1996 and amended and restated as of March 15, 2004 by and between Saturn and U.S. Stock Transfer Corporation (the “Saturn Rights Agreement”), a true and complete copy of which is filed as Exhibit 1 to Saturn’s Registration Statement on Form 8-A filed with the SEC on March 19, 2004, and of which 15,000,000 shares have been designated as Series B Preferred Stock (the “Saturn Series B Preferred Stock,” and together with the Saturn Series A Preferred Stock, the “Saturn Preferred Stock”). At the close of business on April 30, 2005: (i) 106,637,095 shares of Saturn Common Stock were issued and outstanding, excluding shares of Saturn Common Stock held by Saturn in its treasury, (ii) 2,801,434 shares of Saturn Common Stock were issued and held by Saturn in its treasury, and (iii) 3,562,238 shares of Saturn Series B Preferred Stock were issued and outstanding. No shares of Saturn Common Stock are owned or held by any Subsidiary of Saturn. All of the outstanding shares of capital stock of Saturn are, and all shares of capital stock of Saturn which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.
      (b) Stock Options. As of the close of business on April 30, 2005: (i) 18,588,087 shares of Saturn Common Stock were subject to issuance pursuant to outstanding options to purchase Saturn Common Stock (“Saturn Options”) under the stock option, stock award, stock appreciation or phantom stock plans of Saturn (the “Saturn Stock Option Plans”), (ii) 7,568,257 shares of Saturn Common Stock were reserved for future issuance under the Saturn Stock Option Plans and (iii) 1,147,111 shares of Saturn Common Stock were reserved for future issuance under Saturn’s 1995 Employee Stock Purchase Plan (the “Saturn ESPP”). All shares of Saturn Common Stock subject to issuance under the Saturn Stock Option Plans and the Saturn ESPP, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Saturn is bound obligating Saturn to accelerate the vesting of any Saturn Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar outstanding or authorized equity compensation rights with respect to Saturn.

      (c) Voting Debt. No Voting Debt of Saturn is issued or outstanding as of the date hereof.
      (d) Other Securities. Except as otherwise set forth in Section 3.2 of the Saturn Disclosure Letter, as of the date hereof, there are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which Saturn or any of its Subsidiaries is a party or by which any of them is bound obligating Saturn or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Saturn or any of its Subsidiaries, or obligating Saturn or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Saturn Common Stock, all outstanding Saturn Options, and all outstanding shares of capital stock of each Subsidiary of Saturn have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable material Contracts. Except for shares of Saturn Common Stock outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Saturn, there are not any outstanding Contracts of Saturn or any of its Subsidiaries to (i) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Saturn or any of its Subsidiaries or (ii) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. Saturn is not a party to any voting agreement with respect to shares of the capital stock of, or other equity or voting interests in, Saturn or any of its Subsidiaries and, to the knowledge of Saturn, other than the Saturn Voting Agreements and the irrevocable proxies granted pursuant to the Saturn Voting Agreements, there are no irrevocable proxies and no voting agreements, voting trusts, rights plans, anti-takeover plans or registration rights agreements with respect to any shares of the capital stock of, or other equity or voting interests in, Saturn or any of its Subsidiaries.
      (e) Capitalization of the Subs. The authorized capital stock of Sub I consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding. Saturn is the sole stockholder of Sub I and is the legal and beneficial owner of all 1,000 issued and outstanding shares. Saturn is the sole member of Sub II. Sub I and Sub II were formed by counsel to Saturn at the direction of Saturn on May 5, 2005, solely for purposes of effecting the Merger and the other transactions contemplated hereby. Except as contemplated by this Agreement, the Subs do not hold, nor have they held, any material assets or incurred any material liabilities nor have the Subs carried on any business activities other than in connection with the Merger and the transactions contemplated by this Agreement.
      3.3 Authority; Non-Contravention; Necessary Consents.
      (a) Authority. Each of Saturn and the Subs has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Saturn and the Subs and no other corporate or other proceedings on the part of Saturn or the Subs are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to (i) the approval of the transactions contemplated by this Agreement by Saturn’s stockholders, and (ii) the approval of this Agreement and the approval of the Merger by Saturn as Sub I’s sole stockholder and Sub II’s sole member and (iii) the filing of the Certificates of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Saturn and the Subs and, assuming due execution and delivery by Nova, constitutes the valid and binding obligation of Saturn, enforceable against Saturn and the Subs in accordance with its terms.
      (b) Non-Contravention. The execution and delivery of this Agreement by Saturn and the Subs does not, and the performance of this Agreement by Saturn and the consummation of the Merger and the transactions contemplated hereby will not: (i) conflict with or violate the Saturn Charter Documents, the certificate of incorporation or bylaws of Sub I, the organizational documents of Sub II or any other

Subsidiary Charter Documents of any Subsidiary of Saturn, (ii) subject to compliance with the requirements set forth in Section 3.3(c), conflict with or violate any applicable Legal Requirement in any material respect applicable to Saturn, the Subs or any of Saturn’s other Subsidiaries or by which Saturn, the Subs or any of Saturn’s other Subsidiaries or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Saturn’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Saturn or any of its Subsidiaries pursuant to, any Saturn Material Contract (as defined in Section 3.16) (other than Saturn IP Agreements (as defined in Section 3.8(e))), except, in the case of clause (iii) of this sentence, as would not reasonably be expected to have a material adverse effect on Saturn. Section 3.3(b) of the Saturn Disclosure Letter lists all consents, waivers and approvals under any of Saturn’s or any of its Subsidiaries’ Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate, are not obtained, would result in a material loss of benefits to Nova, Saturn or the Final Surviving Entity as a result of the Merger.
      (c) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Saturn in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be materially adversely affect Saturn, the Subs or Nova or the ability of the parties hereto to consummate the Merger within the time frame in which the Merger would otherwise be consummated in the absence of the need for such consent, approval, order, authorization, registration, declaration or filings.
      3.4     SEC Filings; Financial Statements.
      (a) SEC Filings. Saturn has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2002. Saturn has made available to Nova all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that Saturn may file subsequent to the date hereof) are referred to herein as the “Saturn SEC Reports.” As of their respective dates, the Saturn SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Saturn SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Saturn’s Subsidiaries is required to file any forms, reports or other documents with the SEC.
      (b) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Saturn SEC Reports (the “Saturn Financials”), including each Saturn SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of Saturn and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of Saturn’s operations and cash flows for the periods indicated. The balance sheet of Saturn contained in the Saturn SEC Reports as of December 31, 2004 is hereinafter referred to as the “Saturn Balance Sheet.” As of April 30, 2005, Saturn’s consolidated cash, cash equivalents and restricted cash (calculated in accordance with the accounting policies described in Saturn’s Form 10-KT filed with the SEC on January 6, 2005 for the transition period from January 1, 2004 to September 30, 2004) were as set forth on Section 2.4(b) of the Saturn Disclosure Letter.
      3.5     No Undisclosed Liabilities. Except as otherwise set forth in Section 3.5 of the Saturn Disclosure Letter, neither Saturn nor its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Saturn Financials), which individually or in the aggregate (i) has not been reflected in the Saturn Balance Sheet or the footnotes related thereto, (ii) has not arisen in the ordinary course of business consistent with past practices since the Saturn Balance Sheet, (iii) (a) arose before the date of the Saturn Balance Sheet (b) arose in the ordinary course of business consistent with past practices (c) were not required by GAAP to be on the Saturn Balance Sheet and (d) were not material to Saturn in amount individually or in the aggregate, or (iv) arose before the date of the Saturn Balance Sheet pursuant to the express terms of Saturn Material Contracts and were not required by GAAP to be on the Saturn Balance Sheet.
      3.6     Absence of Certain Changes or Events. Since the date of the Saturn Balance Sheet through the date hereof, except as set forth on Section 3.6 of the Saturn Disclosure Letter, Saturn has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any Material Adverse Change to Saturn, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Saturn’s or any of its Subsidiaries’ capital stock, or any purchase, redemption or other acquisition by Saturn or any of its Subsidiaries of any of Saturn’s capital stock or any other securities of Saturn or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from Employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Saturn’s or any of its Subsidiaries’ capital stock, (iv) with respect to any individual, any granting by Saturn or any of its Subsidiaries of any material increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice (other than to members of the Saturn Board or executive officers of Saturn), or any payment by Saturn or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice (other than to members of the Saturn Board or executive officers of Saturn), or any granting by Saturn or any of its Subsidiaries of any material increase in severance or termination pay or any entry by Saturn or any of its Subsidiaries into, or material modification or amendment of, any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Saturn of the nature contemplated hereby, (v) entry by Saturn or any of its Subsidiaries into any licensing or other agreement with regard to the disposition of any material Intellectual Property other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (vi) any material change by Saturn in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the SEC, (vii) any material revaluation by Saturn of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, (viii) any communication from Nasdaq with respect to the delisting of the Saturn Common Stock, (ix) any cancellation by Saturn or any of its Subsidiaries of any debts or waiver of any claims or rights of material value, (x) any sale, transfer or other disposition outside of the ordinary course of business of any properties or assets (real, personal or mixed, tangible or intangible) by Saturn or any of its Subsidiaries, or (xi) any agreement, whether in writing or otherwise, to take any action described in this section by Saturn or any of its Subsidiaries.

      3.7     Taxes.
      (a) Tax Returns and Audits.

(i) Saturn and each of its Subsidiaries have prepared and timely filed all material required Tax Returns relating to any and all Taxes concerning or attributable to Saturn, its Subsidiaries or their respective operations, and such Tax Returns, as of the time of filing were true and correct in all material respects and have been completed in accordance with applicable law.

(ii) Saturn and each of its Subsidiaries have timely paid all material Taxes required to be paid. With respect to their employees, Saturn and each of its Subsidiaries have timely paid or withheld all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other material Taxes required to be paid or withheld. Furthermore, any such amounts withheld by Saturn and each of its Subsidiaries with respect to their employees have been timely paid over to the appropriate Taxing authority.

(iii) Neither Saturn nor any of its Subsidiaries has been delinquent in the payment of any material Tax, nor is there any material Tax deficiency outstanding, assessed or proposed against Saturn or any of its Subsidiaries, nor has Saturn or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

(iv) No audit or other examination of any Tax Return of Saturn or any of its Subsidiaries is presently in progress, nor has Saturn or any of its Subsidiaries been notified of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by Saturn or any of its Subsidiaries has been proposed formally or, to the knowledge of Saturn, informally by any Tax authority to Saturn, any of its Subsidiaries or any representative thereof. Neither Saturn nor any of its Subsidiaries has been notified of any claim made by an authority in a jurisdiction where Saturn or its Subsidiaries do not file Tax Returns that Saturn or any of its Subsidiaries are or may be subject to taxation by that jurisdiction.

(v) Neither Saturn nor any of its Subsidiaries has any liabilities for unpaid Taxes (other than such liabilities, including without limitation any penalties or interest thereon, that are immaterial to Saturn), which have not been accrued or reserved on the Saturn Balance Sheet in accordance with GAAP, and neither Saturn nor any of its Subsidiaries has incurred any liability for Taxes since the date of the Saturn Balance Sheet other than in the ordinary course of business.

(vi) Neither Saturn nor any of its Subsidiaries has (a) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Saturn), (b) ever been a party to any Tax sharing, indemnification or allocation agreement, nor does Saturn or any of its Subsidiaries owe any amount under any such agreement and (c) any liability for the Taxes of any person (other than Saturn or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (d) ever been a party to any joint venture, partnership or other agreement that to the knowledge of Saturn could be treated as a partnership for Tax purposes.

(vii) Neither Saturn nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution that otherwise could constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Merger.

(viii) Neither Saturn nor any of its Subsidiaries has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b) or in a transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

      3.8     Intellectual Property. Except as set forth in Section 3.8 of the Saturn Disclosure Letter:

(a) To the knowledge of Saturn, (i) the operation of the business of Saturn and each of its Subsidiaries as currently conducted, including their products and services, does not infringe or misappropriate in any material respect the Intellectual Property of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction, and (ii) Saturn and its Subsidiaries own or possess sufficient rights to all material Intellectual Property used in or necessary for the operation of their businesses as currently conducted.

(b) Neither Saturn nor any of its Subsidiaries have received any written notice from any third party as of the date hereof, and, to the knowledge of Saturn, there is no other assertion or pending threat from any third party, that the operation of the business of Saturn or any of its Subsidiaries as currently conducted, or any of their products or services, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. Neither Saturn nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to a third party’s Intellectual Property that remain unresolved.

(c) To the knowledge of Saturn, as of the date hereof, no person is infringing or misappropriating any material Intellectual Property owned or exclusively licensed by Saturn or any of its Subsidiaries. Neither Saturn nor any its Subsidiaries have brought or have been a party to any suits, arbitrations or other adversarial proceedings with respect to their Intellectual Property against any third party that remain unresolved.

(d) Saturn and its Subsidiaries are not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, which restricts or impairs the use of any material Intellectual Property of Saturn or its Subsidiaries. The Intellectual Property owned or exclusively licensed by Saturn is free and clear of any Liens.

(e) To the knowledge of Saturn, Saturn and each of its Subsidiaries are in compliance in all material respects with, and have not breached in any material respect any term of any contracts, licenses or other agreements in which Saturn and its Subsidiaries have granted or received any Intellectual Property (“Saturn IP Agreements”). To the knowledge of Saturn, all third parties to such Saturn IP Agreements are in compliance in all material respects with, and have not breached in any material respect, any of their terms.

(f) The Merger will not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Saturn’s rights or obligations or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Saturn or any of its Subsidiaries pursuant to, any material Saturn IP Agreements. The Merger will not result in the obligation for Saturn or its Subsidiaries to pay any consideration, royalties or other amounts to any third party in excess of those amounts otherwise owed by Saturn or its Subsidiaries immediately prior to the Merger.

(g) The Merger will not, as a result of any contracts, licenses or other agreements entered into by Saturn, result in: (i) Saturn or its Subsidiaries (other than the Subs, but only to the extent existing prior to the Merger), being bound by any material non-compete, exclusivity obligation or other restriction on the operation of its business, or (ii) Saturn or its Subsidiaries (other than the Subs, but only to the extent existing prior to the Merger) granting to any third party any rights or licenses to any material Intellectual Property of Saturn or any affiliate of Saturn (including without limitation a covenant not to sue).

(h) To the knowledge of Saturn, no Governmental Entity, university, college, other educational institution or research center has any claim or right in or to any product or Intellectual Property owned or exclusively licensed by Saturn. Saturn has not entered into any agreement granting any such rights.

(i) Saturn does not incorporate into, combine with, or distribute in conjunction with any of its products or services any software that is subject to any “copyleft” or other obligation or condition under any “open source” or similar license, such as the GNU Public License (GLP), that requires or conditions the distribution of such product or services on the disclosure, licensing or distribution of any Saturn source code.

      3.9     Compliance; Permits.
      (a) Compliance. Neither Saturn nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or in violation of any applicable Legal Requirement applicable to Saturn or any of its Subsidiaries or by which Saturn or any of its Subsidiaries or any of their respective businesses or properties is, or Saturn believes is reasonably likely to be, bound or affected, except, in each case, or in the aggregate, for conflicts, violations and defaults that would not have a Material Adverse Change to Saturn. As of the date hereof, no investigation or review by any Governmental Entity is pending or, to the knowledge of Saturn, has been threatened in a writing delivered to Saturn or any of its Subsidiaries, against Saturn or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon Saturn or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Saturn or any of its Subsidiaries, any acquisition of property by Saturn or any of its Subsidiaries or the conduct of business by Saturn and its Subsidiaries as currently conducted, except as would not have a Material Adverse Change to Saturn.
      (b) Permits. Saturn and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of Saturn (collectively, “Saturn Permits”), except where the failure to hold such Permits would not have a Material Adverse Change to Saturn. As of the date hereof, no suspension or cancellation of any of the Saturn Permits is pending or, to the knowledge of Saturn, threatened. Saturn and its Subsidiaries are in compliance with the terms of the Saturn Permits, except as would not have a Material Adverse Change to Saturn.
      3.10     Litigation. Except as set forth in Section 3.10 of the Saturn Disclosure Letter, as of the date hereof, there are no material claims, suits, actions or proceedings pending or, to the knowledge of Saturn, threatened against Saturn or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.
      3.11     Brokers’ and Finders’ Fees. Except for fees payable to Thomas Weisel Partners LLC pursuant to an engagement letter dated February 16, 2005, a copy of which has been provided to Nova, Saturn has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, and Saturn has not entered into any indemnification agreement or arrangement with any person in connection with this Agreement and the transactions contemplated hereby. An itemized good faith estimate of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by Saturn in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by Saturn in connection with this Agreement and the transactions contemplated hereby (including any agreement or understanding with respect to such agreement or understanding, whether written or oral) is set forth in Section 3.11 of the Saturn Disclosure Letter, and all such fees are, and shall be, reasonable and customary in nature.
      3.12     Transactions with Affiliates. Except as set forth in the Saturn SEC Reports, since the date of Saturn’s last proxy statement filed with the SEC, no event has occurred as of the date hereof that would be required to be reported by Saturn pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.12 of the Saturn Disclosure Letter identifies each person who is an “affiliate” (as that term is used in Rule 145 promulgated under the Securities Act) of Saturn as of the date hereof.

      3.13     Saturn Employee Benefit Plans.
      (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Saturn Employee” shall mean any current or former or retired employee, consultant or director of Saturn or any Saturn ERISA Affiliate.

(ii) “Saturn Employee Agreement” shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other similar agreement, contract or understanding between Saturn or any Saturn ERISA Affiliate and any Saturn Employee, except to the extent a Saturn Employee Agreement provides for “at-will” employment and does not provide for severance payments or benefits.

(iii) “Saturn Employee Plans” shall mean each plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Saturn or any Subsidiary of Saturn or any Saturn ERISA Affiliate for the benefit of a Saturn Employee, or with respect to which Saturn or any Saturn ERISA Affiliate has or may have any liability or obligation.

(iv) “Saturn ERISA Affiliate” shall mean any Saturn Subsidiary or other person or entity under common control with Saturn or any Saturn Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.
      (b) Documents. Saturn has provided or made available to Nova correct and complete copies of: (i) all documents embodying each Saturn Employee Plan and each Saturn Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Saturn Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Saturn Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Saturn Employee Plan; (iv) if the Saturn Employee Plan is funded, the most recent annual and periodic accounting of Saturn Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Saturn Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Saturn Employee or Saturn Employees relating to any Saturn Employee Plan and any proposed Saturn Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Saturn; (viii) all correspondence to or from any Governmental Entity relating to any Saturn Employee Plan; (ix) all model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Saturn Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and attachments thereto) and prospectuses prepared in connection with each Saturn Employee Plan. Neither Saturn or any Saturn ERISA Affiliate has any plan or commitment to establish any new Saturn Employee Plan or Saturn Employee Agreement, to modify any Saturn Employee Plan or Saturn Employee Agreement (except to the extent required by law or to conform any such Saturn Employee Plan or Saturn Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Nova in writing, or as required by this Agreement), or to adopt or enter into any Saturn Employee Plan or Saturn Employee Agreement

      (c) Saturn Employee Plan Compliance. Except as would not result in a Material Adverse Change to Saturn, Saturn and its Saturn ERISA Affiliates have performed all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by any other party to each Saturn Employee Plan, and each Saturn Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Saturn Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has obtained a determination letter or opinion from the IRS with respect to all Tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 to the effect that such Saturn Employee Plan is qualified under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked (or has revocation been threatened). No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Saturn Employee Plan. There are no actions, suits or claims pending (other than routine claims for benefits), or, to the knowledge of Saturn, threatened or reasonably anticipated (other than routine claims for benefits) against any Saturn Employee Plan or against the assets of any Saturn Employee Plan. Each Saturn Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Nova, Saturn or any of its Saturn ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of Saturn or any Saturn ERISA Affiliates, threatened by the IRS or DOL, or any other Governmental Entity with respect to any Saturn Employee Plan. Neither Saturn nor any Saturn ERISA Affiliate is subject to any penalty or tax with respect to any Saturn Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Saturn and each Saturn ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Saturn Employee Plan, in all material respects.
      (d) No Pension or Welfare Plans. Neither Saturn nor any Saturn ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Saturn Employee Plan which is a Pension Plan and is subject to Title IV of ERISA or Section 412 of the Code, (ii) Pension Plan which is a “multiemployer plan,” as defined in Section 3(37) of ERISA, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Saturn Employee Plan provides health benefits that are not fully-insured through an insurance contract.
      (e) No Post-Employment Obligations. Except as set forth in Section 3.13(e) of the Saturn Disclosure Letter, no Saturn Employee Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and neither Saturn nor any Saturn ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Saturn Employee (either individually or to Saturn Employees as a group) or any other person that such Saturn Employee(s) or other person would be provided with post-termination or retiree welfare benefits, except to the extent required by statute.
      (f) Health Care Compliance. Neither Saturn nor any Saturn ERISA Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of the Health Insurance Portability and Accountability Act of 1996, or any similar provisions of state law applicable to its Saturn Employees.
      (g) Executive Loans. To the knowledge of Saturn and any Saturn ERISA Affiliate, neither Saturn nor any Saturn ERISA Affiliate has violated Section 402 of SOX.
      (h) Effect of Transaction.

(i) Except as set forth on Section 3.13(h)(i) of the Saturn Disclosure Letter, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Saturn Employee Plan or Saturn Employee Agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Saturn Employee.

(ii) Except as set forth on Section 3.13(h)(ii) of the Saturn Disclosure Letter, no payment or benefit which will or may be made by Saturn or its Saturn ERISA Affiliates with respect to any Saturn Employee could not reasonably be deductible under 280G of the Code. There is no contract, agreement, plan or arrangement to which Saturn or any of its Saturn ERISA Affiliates is a party or by which it is bound to compensate any Saturn Employee for excise taxes paid pursuant to Section 4999 of the Code.

      (i) Employment Matters. Except as would not result in a Material Adverse Change to Saturn, Saturn: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Saturn Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries, and all other payments to Saturn Employees; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Saturn Employees (other than routine payments to be made in the normal course of business and consistent with past practice). Except as would not result in a Material Adverse Change to Saturn, neither Saturn nor any Saturn ERISA Affiliate has or reasonably anticipates any direct or indirect material liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.
      (j) Labor. No work stoppage or labor strike against Saturn or any Saturn ERISA Affiliate is pending or, to the knowledge of Saturn, threatened or reasonably anticipated. Saturn does not know of any activities or proceedings of any labor union to organize any Saturn Employees. Except as set forth in Schedule 3.13(j), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Saturn, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Saturn Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Change to Saturn. Neither Saturn nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Schedule 3.13(j), Saturn is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Saturn Employees and no collective bargaining agreement is being negotiated with respect to Saturn Employees. Neither Saturn nor any of its Subsidiaries have incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law which remains unsatisfied.
      3.14     Title to Properties.
      (a) Properties. Neither Saturn nor any of its Subsidiaries owns any real property. Section 3.14 of the Saturn Disclosure Letter sets forth a list of all real property currently leased, subleased, licensed, used or occupied by Saturn or any of its Subsidiaries, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All leases material to Saturn are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of material default (or event which with notice or lapse of time, or both, would constitute a material default) by Saturn or any of its Subsidiaries.
      (b) Valid Title. Saturn and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens except for Liens imposed by law in respect of obligations which are owned with respect to Taxes that are not yet due, being contested in good faith, or for which an adequate reserve has been provided for on the Saturn Financials, except for such Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby, and except for Liens with respect to properties and assets that are immaterial to Saturn and its subsidiaries taken as a whole.
      3.15     Environmental Matters.
      (a) Hazardous Material. Except as would not result in a Material Adverse Change to Saturn or its Subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be a Hazardous Material are present, as a result of the actions of Saturn or any of its Subsidiaries or any affiliate of Saturn, or, to the knowledge of Saturn, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Saturn or any of its Subsidiaries has at any time owned, operated, occupied or leased.
      (b) Hazardous Materials Activities. Except as would not result in a Material Adverse Change to Saturn: (i) neither Saturn nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date and (ii) neither Saturn nor any of its Subsidiaries has conducted any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.
      3.16     Contracts.
      (a) Material Contracts. For purposes of this Agreement, “Saturn Material Contract” shall mean:

(i) any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Saturn and its Subsidiaries;

(ii) any agreement of indemnification or any guaranty of third parties other than any agreement of indemnification entered into in connection with the sale or license of services or hardware or software products in the ordinary course of business;

(iii) any Contract containing any covenant (A) limiting in any respect the right of Saturn or any of its Subsidiaries to engage in any line of business, to make use of any Intellectual Property or compete with any person in any line of business, (B) granting any exclusive rights, (C) granting any person “Most Favored Nations” or similar status, or (D) otherwise restricting the right of Saturn and its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies in a manner that would be reasonably likely to have a material adverse effect on the business of Saturn;

(iv) any Contract relating to the disposition or acquisition by Saturn or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Saturn or any of its Subsidiaries has any material ownership interest in any other person or other business enterprise other than Saturn’s Subsidiaries;

(v) any dealer, distributor or joint marketing agreement, under which Saturn or any of its Subsidiaries have continuing obligations or costs in excess of $250,000 per year, to jointly market any product, technology or service, and which may not be canceled without penalty upon notice of ninety (90) days or less; or any agreement pursuant to which Saturn or any of its Subsidiaries have jointly developed or have continuing obligations to jointly develop any product or Intellectual Property that will not be exclusively owned by Saturn or any of its Subsidiaries, or any joint venture agreement;

(vi) any Contract to license or provide source code to any third party for any product or technology that is material to Saturn and its Subsidiaries taken as a whole, other than any such Contracts entered into in the ordinary course of business;

(vii) any Contract (A) containing any support or maintenance obligation on the part of Saturn or any of its Subsidiaries outside of the ordinary course of business consistent with past practice or (B) containing any service obligation or cost to deliver services on the part of Saturn or any of its Subsidiaries in excess of $500,000 after the date hereof, other than those obligations that are terminable by Saturn or any of its Subsidiaries on no more than ninety (90) days notice without liability or financial obligation to Saturn or its Subsidiaries after or with respect to such termination (but excluding any Saturn Employee Agreement);

(viii) any Contract to sell or distribute any of Saturn’s products, services or technology, except agreements with distributors or sales representative in the ordinary course of business consistent with past practice;

(ix) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than accounts receivables and payables in the ordinary course of business;

(x) (A) any settlement agreement entered into within five (5) years prior to the date of this Agreement relating to Intellectual Property, and (B) any settlement agreement not relating to Intellectual Property entered into within two (2) years prior to the date of this Agreement, other than (I) releases immaterial in nature or amount entered into with former employees or independent contractors of Saturn in the ordinary course of business in connection with the cessation of such employee’s or independent contractor’s employment with Saturn or (II) settlement agreements for cash only that do not exceed $50,000 as to each such settlement;

(xi) any Saturn IP Agreement (other than non-exclusive out-bound licenses of Saturn’s or its Subsidiaries’ software products or services, or immaterial in-bound licenses, entered into in the ordinary course of business consistent with past practices); or

(xii) any Contract, or group of Contracts with a person (or group of affiliated persons), the termination or breach of which would be reasonably expected to have a Material Adverse Change to Saturn.
      (b) Schedule. Section 3.16(b) of the Saturn Disclosure Letter sets forth a list of all Saturn Material Contracts to which Saturn or any of its Subsidiaries is a party or is bound by as of the date hereof which are described in Sections 3.16(a)(i) through 3.16(a)(xii) hereof. A “Saturn Material Contract” shall be deemed to include any oral or written amendment or modification to any such Saturn Material Contract. Saturn has made available to Nova an accurate and complete copy of each Saturn Material Contract.
      (c) No Breach. All Saturn Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Saturn. Neither Saturn nor any of its Subsidiaries, nor to the knowledge of Saturn, the other party thereto, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a breach or default under the provisions of, any Saturn Material Contract, except in each case for those breaches and defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to Saturn.
      3.17     Disclosure. None of the information supplied or to be supplied by or on behalf of Saturn or the Subs for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Saturn and the Subs for inclusion or incorporation by reference in the Prospectus/ Proxy Statement, will, at the time the Prospectus/ Proxy Statement is mailed to the stockholders of Nova, at the time of the Nova Stockholders’ Meeting (as defined in Section 5.2(a)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Prospectus/ Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by Saturn with respect to statements made or incorporated by reference therein about Nova supplied by Nova for inclusion or incorporation by reference in the Registration Statement or the Prospectus/ Proxy Statement.
      3.18     Board Approval. The Saturn Board has, by resolutions duly adopted by unanimous vote at a meeting of all Directors duly called and held and not subsequently rescinded or modified in any way (the “Saturn Board Approval”) (i) determined that the Merger is fair to, and in the best interests of, Saturn and its stockholders and declared this Agreement and the Merger to be advisable, and (ii) approved this Agreement and the transactions contemplated thereby, including the Merger, and (iii) recommended that the stockholders of Saturn approve the Stock Issuance, the Financing and the Option Assumption (as such terms are defined in Section 5.2(b)).
      3.19     Fairness Opinion. The Saturn Board has received a written opinion from Thomas Weisel Partners LLC, dated as of May 9, 2005, in customary form to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the Saturn stockholders, and has delivered to Nova a copy of such opinion.
      3.20     Insurance. Saturn and each of its Subsidiaries maintain insurance policies (including fire and casualty, general liability, business interruption, product liability and sprinkler and water damage insurance policies) and/or fidelity bonds covering its assets, business, equipment, properties, operations, and the Saturn Employees (collectively, the “Saturn Insurance Policies”). Section 3.20 of the Saturn Disclosure Letter lists all such Insurance Policies and includes for each such Insurance Policy, the amount of the annual premium and the maximum coverage amounts per incident and per year. There is no claim by Saturn or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such Insurance Policies have been paid, and Saturn and each of its Subsidiaries, as the case may be, is otherwise in compliance with the terms of such Insurance Policies. Saturn has not made any untrue statement about itself or its business in any application for insurance. All Insurance Policies remain in full force and effect, and neither Saturn nor any of its Subsidiaries has knowledge of any threatened termination of, or premium increase with respect to, any such Insurance Policies.
      3.21     Rights Plan. Saturn has taken all necessary action so that (i) Nova shall not be an “Acquiring Person” under the Saturn Rights Agreement and (ii) the entering into of this Agreement and the Merger and the performance of the transactions contemplated hereby will not result in the grant of any rights to any person under the Saturn Rights Agreement or enable or require the Saturn Rights to be exercised, distributed or triggered.
      3.22     Cash Consideration. Saturn will have sufficient cash at Closing to pay the full aggregate amount of the Cash Consideration and, after doing so, will have sufficient cash to fund its operations and pay its liabilities and obligations in the ordinary course for at least twelve (12) months after the Closing. Each of the Stock Purchase Agreements, dated as of May 5, 2005, by and among Saturn and Warburg Pincus Private Equity VIII, L.P. and related entities (the “Warburg Entities”) is valid and in full force and effect as of the date hereof, and Saturn has taken all steps necessary in order for the condition contained therein related to the amendment to the Saturn Rights Plan to be satisfied. The purchase by the Warburg Entities of (i) an aggregate of 3,537,736 shares of Saturn Common Stock for an aggregate purchase price of $15,000,000.64, and (ii) warrants to purchase an aggregate of 863,236 shares of Saturn Common Stock for an aggregate purchase price of $107,904.50 has been consummated.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME
      4.1     Conduct of Business by Nova.
      (a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Nova shall and shall cause each of its Subsidiaries to, except as otherwise expressly contemplated by this Agreement or to the extent that Saturn shall otherwise consent in writing, use commercially reasonable efforts to (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, (ii) in the ordinary course of business consistent with past practice, pay its debts and pay or perform other material obligations and, when due, pay its Taxes (subject to good faith disputes over such debts, Taxes or obligations), (iii) preserve intact in all material respects its present business organization, (iv) keep available the services of its present executive officers and other key employees (as reasonably determined by Nova), and (v) preserve in the ordinary course of business consistent with past practice its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, except as prohibited by applicable law, Nova shall promptly notify in writing Saturn of any material adverse effect involving its business or operations.
      (b) Required Consent. In addition, without limiting the generality of Section 4.1(a), except as permitted by the terms of this Agreement, as required by applicable law, or as set forth on Schedule 4.1(b) of the Nova Disclosure Letter, without the prior written consent of Saturn, which consent shall not be unreasonably withheld, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Nova shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i) Enter into any new line of business;

(ii) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than (A) any such transaction by a wholly-owned Subsidiary of it that remains a wholly-owned Subsidiary of it after consummation of such transaction, in the ordinary course of business consistent with past practice and (B) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(iii) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(iv) Issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, except that (X) Nova may issue shares of Nova Common Stock (and the Nova Rights issuable upon the issuance of such shares): (1) upon the exercise of Nova Options, warrants or other rights of Nova existing on the date hereof in accordance with their present terms; or (2) pursuant to the Nova ESPP; and (Y) Nova may, in the ordinary course of business and consistent with past practices, grant Nova Options (other than those granted under the Nova ESPP) to purchase shares of Nova Common Stock to any newly hired employees of Nova, and may, in the ordinary course of business and consistent with past practices, grant Nova Options (other than those granted under the Nova ESPP) to purchase up to 250,000 shares of Nova Common Stock (in the aggregate) to non-executive officer employees of Nova in connection with Nova’s 2005 annual review, in both cases with an exercise price at least equal to the then fair market value of the Nova Common Stock;

(v) Cause, permit or propose any amendments to the Nova Charter Documents or any of the Subsidiary Charter Documents of Nova’s Subsidiaries;

(vi) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to acquire any assets outside of the ordinary course of business consistent with past practice;

(vii) Enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership, alliance or similar arrangement; provided, however, that this clause (vii) shall not prohibit Nova from entering into, in the ordinary course of business consistent with past practice (i) original equipment manufacturer agreements, (ii) agreements with end-user customers or (iii) agreements with distributors or sales representatives;

(viii) Sell, lease, license, encumber or otherwise dispose of any properties or assets except (A) sales of inventory in the ordinary course of business consistent with past practice, (B) the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of Nova and its Subsidiaries, (C) the sale of goods or non-exclusive licenses of Intellectual Property in the ordinary course of business and in a manner consistent with past practice or (D) dispositions of other immaterial assets in the ordinary course of business and in a manner consistent with past practice;

(ix) Make any loans, advances or capital contributions to, or investments in, any other person, other than employee advances for travel and entertainment expenses or draws against commissions under existing employee agreements made in the ordinary course of business consistent with past practices provided such employee advances are in compliance with applicable law;

(x) Except as required by GAAP or the SEC as concurred in by its independent auditors, make any material change in its methods or principles of accounting since the date of the Nova Balance Sheet;

(xi) Make or change any material Tax election or adopt or change any accounting method, enter into any closing agreement, settle or compromise any claim or assessment in respect of Taxes or consent to any extension or waiver of any limitation period with respect to any claim or assessment for Taxes;

(xii) Except as may be required by GAAP or the SEC, revalue any of its assets or make any change in accounting methods, principles or practices;

(xiii) (A) Pay, discharge, settle or satisfy any material claims (including any Tax claim), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction for money, of claims, liabilities, obligations or litigation (x) in the ordinary course of business consistent with past practice or the payment of obligations incurred in the ordinary course of business in accordance with their terms; or (y) which is required by an existing agreement on the date hereof in accordance with its terms, or (B) knowingly waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Nova or any of its subsidiaries is a party or of which Nova or any of its Subsidiaries is a beneficiary;

(xiv) Except as set forth on Section 4.1(b)(xiv) of the Nova Disclosure Letter, take any of the following actions: (1) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Nova Employee or director of Nova or any Subsidiary of Nova (2) make any increase in or commitment to increase any Nova Employee Plan

(including any severance plan), adopt or amend or make any commitment to adopt or amend any Nova Employee Plan or make any contribution, other than regularly scheduled contributions, to any Nova Employee Plan, (3) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Nova Options or Unvested Shares, or reprice any Nova Options or authorize cash payments in exchange for any Nova Options, (4) enter into any employment, severance, termination or indemnification agreement with any Nova Employee or enter into any collective bargaining agreement, (other than corporate indemnification agreements with new hires or promoted existing employees replacing persons in positions currently with indemnification agreements in place, offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will” or employee agreements with employees who provide services outside of the United States if consistent with past practice and customary in such foreign locations), (5) make any material oral or written representation or commitment with respect to any material aspect of any Nova Employee Plan that is not materially in accordance with the existing written terms and provision of such Nova Employee Plan, (6) grant any stock appreciation right, phantom stock award, stock-related award or similar equity compensation performance award (whether payable in cash, shares or otherwise) to any person (including any Nova Employee), (7) enter into any agreement with any Nova Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered in favor of the Nova Employee upon the occurrence of a transaction involving Nova of the nature contemplated hereby;

(xv) Grant any exclusive rights with respect to any Intellectual Property of such party, other than the grant of exclusive rights to custom work product created pursuant to agreements under which Nova provides professional services entered into in the ordinary course of business, provided that the grant of such exclusive rights does not extend beyond such custom work product to any Intellectual Property that is used by Nova in any Nova products or services and such custom work product is not necessary for any Nova products or services (such permitted agreements, “Nova Custom Work Contracts”);

(xvi) Enter into or renew any Contracts containing, or otherwise subject the Final Surviving Entity or Saturn to, any non-competition, exclusivity or other similar material restrictions on Nova or the Final Surviving Entity or Saturn, or any of their respective businesses, following the Closing, provided that the foregoing shall not restrict Nova from entering into or renewing any Nova Custom Work Contracts;

(xvii) Enter into any agreement or commitment the effect of which would be to grant to a third party following the Merger any actual or potential right or license to any Intellectual Property owned by Saturn or any of its Subsidiaries (other than the Final Surviving Entity);

(xviii) Hire or offer to hire employees, other than employees to (A) fill the open positions described on Section 4.1(b)(xviii) of the Nova Disclosure Letter and (B) replace (1) any existing employees of Nova critical to the continuing operations of Nova (as reasonably determined by Nova) who leave Nova’s employ after the date hereof or (2) any employees hired pursuant to clause (A) of this sentence who leaves Nova’s employ after the date hereof;

(xix) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Nova or any of its Subsidiaries, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other person or enter into any arrangement having the economic effect of any of the foregoing;

(xx) Make or commit to make (A) any individual or series of related payments outside of the ordinary course of business, or (B) any capital expenditures in excess of $200,000 individually and $500,000 in the aggregate during any three month period;

(xxi) Modify, terminate or amend in any material respect any lease, sublease or Nova Material Contract (other than modifications, terminations or amendments in the ordinary course of business consistent with past practices with respect to Nova Material Contracts, so long as the subject matter of any such Nova Material Contract (including, without limitation, Nova Material Contracts with customers, resellers, suppliers or service providers) being so modified, terminated or amended is within the scope of the ordinary course of Nova’s business), or release or assign or knowingly waive any material rights or claims thereunder;

(xxii) Enter into any Contract outside of the ordinary course of business (except as expressly permitted by this Section 4.1(b)), or any Contract requiring Nova or any of its Subsidiaries to pay specified sums in excess of an aggregate of $500,000 under such Contract;

(xxiii) Agree in writing or otherwise to take any of the actions described in (i) through (xxii) above.

      4.2     Conduct of Business by Saturn.
      (a) Ordinary Course. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Saturn shall and shall cause each of its Subsidiaries to, except as otherwise expressly contemplated by this Agreement or to the extent that Nova shall otherwise consent in writing, and except for such actions as would not be reasonably likely to cause a material adverse effect on Saturn’s business or its ability to consummate the Merger, use commercially reasonable efforts to (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, (ii) in the ordinary course of business consistent with past practice, pay its debts and pay or perform other material obligations and, when due, pay its Taxes (subject to good faith disputes over such debts, Taxes or obligations), (iii) preserve intact in all material respects its present business organization, (iv) keep available the services of its present executive officers and other key employees (as reasonably determined by Saturn), and (v) preserve in the ordinary course of business consistent with past practice its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, except as prohibited by applicable law, Saturn shall promptly notify in writing Nova of any material adverse effect involving its business or operations.
      (b) Required Consent. In addition, without limiting the generality of Section 4.2(a), except as permitted by the terms of this Agreement, as required by applicable law, or as set forth on Section 4.2(b) of the Saturn Disclosure Letter, without the prior written consent of Nova, which consent shall not be unreasonably withheld, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Saturn shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i) cause, permit or propose any amendments to the Saturn Charter Documents or any of the Subsidiary Charter Documents of Saturn’s Subsidiaries that would materially impair or adversely affect the ability of Saturn to consummate the transactions contemplated by this Agreement,

(ii) issue or agree to issue a material amount of its capital stock or securities convertible into its capital stock (other than pursuant to the Saturn Stock Option Plans, pursuant to convertible securities outstanding on the date hereof, in conjunction with employment or consulting arrangements, pursuant to the Financing, and pursuant to the agreements set forth on Section 4.2(b)(ii) of the Saturn Disclosure Letter);

(iii) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Saturn capital stock other than dividends paid in Saturn Common Stock if the Per Share Stock Portion shall be appropriately adjusted,

(iv) adopt a plan of liquidation or dissolution,

(v) purchase, redeem or otherwise acquire, directly or indirectly, shares of its capital stock or the capital stock of its Subsidiaries for an aggregate repurchase price in excess of $5,000,000, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(vi) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in all or a portion of the assets of, or by any other manner, any business or any person or division thereof, if either the consideration to be paid is in excess of $15,000,000 individually or $45,000,000 in the aggregate, or if such acquisition is likely to materially delay the Merger;

(vii) except as required by GAAP or the SEC, revalue any of its assets or make any change in accounting methods, principles or practices;

(viii) cause, permit or propose any material amendment or modification to that certain Stock Purchase Agreement, dated May 5, 2005, by and among Saturn and the Warburg Entities, relating to the purchase at or immediately prior to the Closing by the Warburg Entities of an aggregate of 14,150,943 shares of Saturn Common Stock for an aggregate purchase price of $59,999,998.32, and (ii) warrants to purchase an aggregate of 3,177,570 shares of Saturn Common Stock, or take any action that would cause the condition stated therein related to the amendment of the Saturn Rights Agreement to not be satisfied;

(ix) adopt any resolution pursuant to Section 3(c) of the Saturn Rights Agreement that is intended to treat the shares of Saturn Common Stock issued pursuant to the Merger differently under the Saturn Rights Agreement than other outstanding shares of Saturn Common Stock for purposes of the issuance of Saturn Rights in respect of such shares of Saturn Common Stock; provided, however, that nothing in this clause (ix) shall in any manner whatsoever limit the ability of Saturn to treat differently under the Saturn Rights Agreement shares of Saturn Common Stock beneficially owned by an “Acquiring Person,” as such term is defined in the Saturn Rights Agreement; or

(x) Agree in writing or otherwise to take any of the actions described in 4.2(b)(i) through 4.2(b)(ix) above.

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Saturn shall notify Nova if it intends to enter into discussions with respect to the transaction described in Section 4.2(b)(ii) of the Saturn Disclosure Letter and shall provide Nova with the material terms of such transaction prior to effecting such transaction.
      4.3     Procedures for Requesting Consent. If either Nova or Saturn desire to take an action which would be prohibited pursuant to Section 4.1 or Section 4.2 without the written consent of the other party, such party may request, and such other party may grant, such consent by email or facsimile from the persons identified on Schedule 4.3 hereof.
ARTICLE V
ADDITIONAL AGREEMENTS
      5.1     Prospectus/ Proxy Statement; Registration Statement. As promptly as practicable after the execution of this Agreement, Saturn and Nova shall prepare, and file with the SEC, the Prospectus/ Proxy Statement relating to the necessary approvals of the stockholders of Nova and Saturn, and Saturn will prepare and file with the SEC the Registration Statement. Saturn and Nova shall provide each other with such information concerning it that may be required or appropriate for inclusion in the Prospectus/ Proxy Statement and the Registration Statement, or in any amendments or supplements thereto. Each of Saturn and Nova will respond to any comments from the SEC, will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Saturn and Nova will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Prospectus/ Proxy

Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Prospectus/ Proxy Statement and/or the Registration Statement, Saturn or Nova, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of Saturn or Nova, such amendment or supplement. Each of Saturn or Nova shall cooperate and provide the other (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Prospectus/ Proxy Statement prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. Each of Saturn and Nova will cause the Prospectus/ Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Saturn shall also use all commercially reasonable efforts to take any action required to be taken by it under any applicable state securities laws in connection with the issuance of Saturn Common Stock and assumption of the Assumed Nova Options pursuant to the Merger, and Nova shall furnish any information concerning Nova and the holders of Nova Common Stock as may be reasonably requested in connection with any such action.
      5.2     Meetings of Stockholders; Board Recommendations.
      (a) Nova Stockholders’ Meeting. Promptly after the Registration Statement is declared effective under the Securities Act, Nova will take all action necessary in accordance with Delaware Law and the Nova Charter Documents to call, hold and convene a meeting of its stockholders (the “Nova Stockholders’ Meeting”) to consider the adoption and approval of this Agreement and approval of the Merger (the “Required Nova Stockholder Approval”) to be held as promptly as practicable (and in any event within 60 days) after the declaration of effectiveness of the Registration Statement. The Nova Stockholders’ Meeting may also present for consideration by the Nova’s stockholders: (i) the annual election of directors; and (ii) the ratification of independent auditors. Nova will use all commercially reasonable efforts to hold the Nova Stockholders’ Meeting on the same date as the Saturn Stockholders’ Meeting (as defined below). Nova will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Nova may adjourn or postpone the Nova Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/ Proxy Statement is provided to its stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Nova Stockholders’ Meeting is originally scheduled (as set forth in the Prospectus/ Proxy Statement) there are insufficient shares of Nova Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Nova Stockholders’ Meeting. Nova shall ensure that the calling, notice, convening and conduct of the Nova Stockholders’ Meeting, and that all proxies solicited by it in connection with the Nova Stockholders’ Meeting, are solicited and done in compliance with Delaware Law, the Nova Charter Documents, the rules of Nasdaq and all other applicable Legal Requirements. Nothing in this Section 5.2(a) shall preclude the Nova Board from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal (except that the Nova Board shall not be permitted to make a Change of Recommendation except as specifically provided in Section 5.4(d)).
      (b) Saturn Stockholders’ Meeting. Promptly after the Registration Statement is declared effective under the Securities Act, Saturn will take all action necessary in accordance with Delaware Law and the Saturn Charter Documents to call, hold and convene a meeting of its stockholders (the “Saturn Stockholders’ Meeting”) to consider the issuance of Saturn Common Stock in connection with the Merger (the “Stock Issuance”) and the $59,999,998.32 financing contemplated to be received by Saturn immediately prior to or simultaneously with the Effective Time (the “Financing,” and together with the approval for the Stock Issuance, the “Required Saturn Stockholder Approval”), as well as the assumption of the Nova Options in accordance with Section 1.6(e)(i) (the “Option Assumption”), to be held as promptly as practicable (and in any event within 60 days) after the declaration of effectiveness of the

Registration Statement. Saturn will use all commercially reasonable efforts to hold the Saturn Stockholders’ Meeting on the same date as the Nova Stockholders’ Meeting. Saturn will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the Stock Issuance, the Option Assumption and the Financing and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Saturn may adjourn or postpone the Saturn Stockholders’ Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/ Proxy Statement is provided to its stockholders in advance of a vote on the Stock Issuance, the Option Assumption and Financing or, if as of the time for which the Saturn Stockholders’ Meeting is originally scheduled (as set forth in the Prospectus/ Proxy Statement) there are insufficient shares of Saturn Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such Saturn Stockholders’ Meeting. Saturn shall ensure that the calling, notice, convening and conduct of the Saturn Stockholders’ Meeting, and that all proxies solicited by it in connection with the Saturn Stockholders’ Meeting, are solicited and done in compliance with Delaware Law, the Saturn Charter Documents, the rules of Nasdaq and all other applicable Legal Requirements.
      (c) Subject to the terms of Section 5.4(d): (i) the Nova Board shall unanimously recommend that Nova’s stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Nova Stockholders’ Meeting; (ii) the Prospectus/ Proxy Statement shall include (A) the fairness opinion referred to in Section 2.19 and (B) a statement to the effect that the Nova Board has unanimously recommended that Nova’s stockholders vote in favor of and adopt and approve this Agreement at the Nova Stockholders’ Meeting; and (iii) neither the Nova Board nor any committee thereof shall withdraw, amend, change or modify, or propose or resolve to withdraw, amend, change or modify in a manner adverse to Saturn, the unanimous recommendation of the Nova Board that Nova’s stockholders vote in favor of and adopt and approve this Agreement. For purposes of this Agreement, said recommendation of the Nova Board shall be deemed to have been modified in a manner adverse to Saturn if said recommendation shall no longer be unanimous.
      (d) The Saturn Board shall unanimously recommend that Saturn’s stockholders vote in favor of the Stock Issuance, the Option Assumption and the Financing at the Saturn Stockholders’ Meeting; (ii) the Prospectus/ Proxy Statement shall include (A) the fairness opinion referred to in Section 3.19 and (B) a statement to the effect that the Saturn Board has unanimously recommended that Saturn’s stockholders vote in favor of the Stock Issuance, the Option Assumption and the Financing at the Saturn Stockholders’ Meeting; and (iii) neither the Saturn Board nor any committee thereof shall withdraw, amend, change or modify, or propose or resolve to withdraw, amend, change or modify in a manner adverse to Nova, the unanimous recommendation of the Saturn Board that Saturn’s stockholders vote in favor of the Stock Issuance, the Option Assumption and the Financing. For purposes of this Agreement, said recommendation of the Saturn Board shall be deemed to have been modified in a manner adverse to Nova if said recommendation shall no longer be unanimous.
      5.3     Confidentiality; Access to Information.
      (a) The parties acknowledge that Saturn and Nova have previously executed a letter agreement, dated as of April 7, 2005 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.
      (b) Nova and Saturn shall afford the other and the other’s accountants, counsel, advisors and other representatives reasonable access during normal business hours, upon reasonable notice, to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, financial positions, results of operations and personnel, as the other may reasonably request.
      (c) No information or knowledge obtained by Saturn or Nova in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

      5.4     No Solicitation.
      (a) No Solicitation by Nova. Neither Nova nor any of its Subsidiaries nor any of the executive officers and directors of Nova or its Subsidiaries shall, and Nova shall use its commercially reasonable efforts to cause all other employees and any investment banker, attorney, accountant and other advisor or representative retained by Nova or any of its Subsidiaries (collectively, “Representatives”) not to, directly or indirectly: (i) solicit, initiate, seek, knowingly encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 5.4(k)(i)) with respect to Nova or any Subsidiary, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to Nova or any Subsidiary, (iii) engage in discussions with any person with respect to any Acquisition Proposal with respect to Nova or any Subsidiary, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal with respect to Nova or any Subsidiary (except to the extent specifically permitted pursuant to Section 5.4(d)), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to Nova or any Subsidiary. Nova and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal.
      (b) Notification by Nova of Unsolicited Acquisition Proposals.

(i) As promptly as practicable (but in no event more than 48 hours) after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to an Acquisition Proposal, Nova shall provide to Saturn oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Nova shall provide to Saturn as promptly as practicable (but in no event more than 48 hours thereafter) oral and written notice setting forth all such information as is reasonably necessary to keep Saturn informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Saturn a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii) Nova shall provide Saturn with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Nova Board) of any meeting at which the Nova Board is reasonably expected to consider any Acquisition Proposal.
      (c) Superior Offers for Nova. Notwithstanding anything to the contrary contained in Section 5.4(a), in the event that Nova or any Subsidiary receives an unsolicited, bona fide written Acquisition Proposal from a third party that the Nova Board has in good faith concluded (following the receipt of the advice of its financial advisor), is, or could reasonably likely result in, a Superior Offer (as defined in Section 5.4(k)(iii)), it may then take the following actions (but only if and to the extent that the Nova Board concludes in good faith, following the receipt of advice of its outside legal counsel, that such action is required in order for the Nova Board to comply with its fiduciary duties to Nova’s stockholders under applicable law):

(i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, its gives Saturn written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement and (B) contemporaneously with furnishing any such nonpublic information to such third party, Nova furnishes such nonpublic information to Saturn (to the extent such nonpublic information has not been previously so furnished); and

(ii) Engage in discussions or negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, Nova gives Saturn written notice of the its intention to enter into negotiations with such third party.

      (d) Changes of Recommendation of Nova Board. In response to the receipt of a Superior Offer, the Nova Board may withhold, withdraw, amend or modify its unanimous recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the Nova Board or a committee thereof, a “Change of Recommendation”), if all of the following conditions in clauses (i) through (v) are met:

(i) A Superior Offer with respect to Nova has been made and has not been withdrawn;

(ii) The Nova Stockholders’ Meeting has not occurred;

(iii) Nova shall have (A) provided to Saturn at least five (5) days’ written notice which shall state expressly (1) that Nova has received a Superior Offer, (2) the material terms and conditions of the Superior Offer and the identity of the person or group making the Superior Offer, and (3) that the Nova Board intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Saturn a copy of all written materials delivered to the person or group making the Superior Offer in connection with such Superior Offer, and (C) made available to Saturn all materials and information made available to the person or group making the Superior Offer in connection with such Superior Offer (to the extent such material and information has not been previously so furnished);

(iv) The Nova Board has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the Change of Recommendation is required in order for the Nova Board to comply with its fiduciary duties to Nova’s stockholders under applicable law; and

(v) It shall not have breached any of the provisions set forth in this Section 5.4.
      During the five (5) day period set forth in clause (iii) above, the Nova Board shall provide Saturn the opportunity to make, and shall give due consideration to, adjustments to the terms and conditions of this Agreement or the transactions contemplated hereby, and alternative proposals in connection therewith.
      (e) Continuing Obligation to Call, Hold and Convene Stockholders’ Meetings; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of Nova and Saturn to call, give notice of, convene and hold the Nova Stockholders’ Meeting and Saturn Stockholders’ Meeting, respectively, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to Nova of any Acquisition Proposal with respect to it, or by any Change of Recommendation. Nova shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.
      (f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Nova Board from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal; provided that Nova shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.4(d).
      (g) No Solicitation by Saturn. Neither Saturn nor any of its Subsidiaries nor any of the executive officers and directors of Saturn or its Subsidiaries shall, and Saturn shall use its commercially reasonable efforts to cause all other employees and its Representatives not to, directly or indirectly: (i) solicit, initiate, seek, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Saturn Acquisition Proposal (as defined in Section 5.4(k)(ii)) with respect to Saturn or any Subsidiary, (ii) participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Saturn Acquisition Proposal with respect to Saturn or any Subsidiary, (iii) engage in discussions with any person with respect to any Saturn Acquisition Proposal with respect to Saturn or any Subsidiary, except as to the existence of these provisions, or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Saturn Acquisition Proposal. Saturn and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Saturn Acquisition Proposal.
      (h) Notification by Saturn of Unsolicited Saturn Acquisition Proposals.

(i) As promptly as practicable (but in no event more than 48 hours) after receipt of any Saturn Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes would lead to a Saturn Acquisition Proposal, Saturn shall provide to Nova oral and written notice of the material terms and conditions of such Saturn Acquisition Proposal, request or inquiry, and the identity of the person or group making any such Saturn Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Saturn shall provide to Nova as promptly as practicable (but in no event more than 48 hours thereafter) oral and written notice setting forth all such information as is reasonably necessary to keep Nova informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Saturn Acquisition Proposal, request or inquiry and shall promptly provide to Nova a copy of all written materials subsequently provided in connection with such Saturn Acquisition Proposal, request or inquiry.

(ii) Saturn shall provide Nova with 48 hours prior notice (or such lesser prior notice as is provided to the members of the Saturn Board) of any meeting at which the Saturn Board is reasonably expected to consider any Saturn Acquisition Proposal.
      (i) Unsolicited Offers for Saturn. Notwithstanding anything to the contrary contained in Section 5.4(g), in the event that Saturn or any Subsidiary receives an unsolicited, bona fide written Saturn Acquisition Proposal from a third party, it may then take the following actions:

(i) Furnish nonpublic information to the third party making such Saturn Acquisition Proposal, provided that concurrently with furnishing any such nonpublic information to such party, Saturn provides Nova written notice of its intention to furnish nonpublic information;

(ii) Engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, Saturn provides Nova written notice of its intention to enter into negotiations with such third party; and

(iii) Enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Saturn Acquisition Proposal; provided, however, that Saturn may not enter into any such letter of intent, document, contract, agreement or commitment if the terms of such transaction would be reasonably expected to materially interfere with or materially delay the consummation of the Merger.
      (j) Exception to Saturn Non-Solicitation. It is expressly agreed and understood that Saturn may, and may cause its Representatives to, take any action otherwise prohibited by Section 5.4(g) with respect to the matter set forth on Section 5.4(j) of the Saturn Disclosure Letter.
      (k) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal,” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of Nova or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of Nova any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Nova or any of its subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, exclusive license or other material license outside the ordinary course of business, acquisition or disposition of more than fifteen percent (15%) of the assets of Nova (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of Nova;

(ii) “Saturn Acquisition Proposal,” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifty percent (50%) interest in the total outstanding voting securities of Saturn or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning fifty percent (50%) or more of the total outstanding voting securities of Saturn any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Saturn or any of its subsidiaries wherein the equity interests held by stockholders of Saturn immediately prior to such transaction would represent less than fifty percent (50%) of the equity interests of the surviving entity immediately after such transaction, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer exclusive license or other material license outside the ordinary course of business, acquisition or disposition of more than fifteen percent (15%) of the assets of Saturn (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of Saturn.

(iii) “Superior Offer,” shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of Nova or a majority of the total outstanding voting securities of Nova and as a result of which the equity interests held by stockholders of Nova immediately preceding such transaction would represent less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or Subsidiary thereof, on terms that the Nova Board has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable, from a financial point of view, to Nova’s stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

      5.5     Public Disclosure.
      (a) Saturn and Nova shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Transactions, this Agreement or, except for as necessary to effect Nova’s rights under Section 5.4(d), an Acquisition Proposal or Saturn Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.
      (b) Saturn and Nova shall consult with the other before issuing any press release or otherwise making any public statement with respect to its earnings or results of operations, and shall not issue any such press release or make any such public statement prior to such consultation.
      5.6     Reasonable Efforts; Notification.
      (a) Other than taking any action permitted by Section 5.4(d) and subject to the limitations set forth in Section 5.9, upon the terms and subject to the conditions set forth in this Agreement each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the transactions contemplated hereby, including the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the Merger and the transactions contemplated hereby, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Nova and the Nova Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger or this Agreement, use all commercially reasonable efforts to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and this Agreement.
      (b) Nova shall give prompt notice to Saturn upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Nova to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Nova will notify Saturn of any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the consummation of the Merger.
      (c) Saturn shall give prompt notice to Nova upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Saturn to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Article VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. Saturn will notify Nova of any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that relate to the consummation of the Merger.
      5.7     Third Party Consents and Notices.
      (a) As soon as practicable following the date hereof, Nova shall use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the Transactions, including those set forth on Section 2.3(b) of Nova Disclosure Letter.
      (b) As soon as practicable following the date hereof, Nova shall deliver any notices required under any of its or its Subsidiaries’ respective Contracts that are required to be provided in connection with the consummation of the Transactions.
      (c) Nova shall give all notices and other information required to be given to the Nova Employees, any collective bargaining unit representing any group of Nova Employees, and any applicable government authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other applicable law in connection with the transactions contemplated by this Agreement.

      5.8     Indemnification.
      (a) From and after the Effective Time, Saturn shall, and shall cause the Final Surviving Entity to, fulfill and honor in all respects the obligations of Nova pursuant to any indemnification agreements between Nova and its directors, officers, employees and agent (the “Indemnified Parties”) in effect on the date hereof and listed on Nova Disclosure Letter. The Limited Liability Operating Agreement of the Final Surviving Entity will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in Nova Charter Documents as in effect on the date hereof, which indemnification provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time, and such exculpation provisions will not be amended, repealed or otherwise modified at any time after the date hereof, in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were employees or agents of Nova, unless such modification is required by applicable law.
      (b) At any time prior to the Closing, Nova may purchase, for a price (which shall in no event exceed the Cap Amount regardless of any amounts credited against premium payments previously paid by Nova) not to exceed the amount set forth on Section 5.8(b) of the Nova Disclosure Letter (the “Cap Amount”), directors’ and officers’ liability tail coverage (for a period of six (6) years following the Effective Time), covering those persons who are currently covered by Nova’s directors’ and officers’ liability insurance policy, on terms comparable to those applicable to the current directors and officers of Nova, and covering all periods prior to the Effective Time (the “Tail Coverage”). Following the Closing, in the event Nova shall not have purchased the Tail Coverage, Saturn shall (or shall cause the Final Surviving Entity to) purchase the Tail Coverage, provided that in no event shall Saturn or the Final Surviving Entity be required to expend in the aggregate in connection with the purchase of such Tail Coverage an amount in excess of the Cap Amount and, in the event a comparable level of directors’ and officers’ liability Tail Coverage is not readily available for the Cap Amount, Saturn (or the Final Surviving Entity, as the case may be) shall only be obligated to purchase such Tail Coverage as may be purchased for the Cap Amount.
      (c) This Section 5.8 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Saturn, Nova and the Final Surviving Entity. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.8.
      5.9     Regulatory Filings.
      (a) Each of Saturn and Nova shall promptly after the execution of this Agreement apply for or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger. Without limiting the generality or effect of the foregoing, each of Saturn and Nova shall, as soon as practicable, make any initial filings required under the HSR Act and as promptly as practicable make any other additional filings required by any other applicable Antitrust Laws (as defined herein). The parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any foreign or other Antitrust Law; provided, that with respect to any such analyses, appearances, presentations, memoranda, briefs, arguments, opinions or proposals, each of Saturn and Nova need not supply the other (or its counsel) with copies (or in case of oral presentations, a summary) to the extent that any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its subsidiaries to restrict or prohibit access to any such properties or information.
      (b) Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any applicable Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 5.9(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.
      (c) Each of Saturn and Nova shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, Council Regulation 139/2004 of the European Commission, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, “Antitrust Laws”). Each of Saturn and Nova shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to such transactions as promptly as practicable after the execution of this Agreement. If any proceeding is instituted or threatened by any Governmental Entity with appropriate jurisdiction under Antitrust Laws seeking to restrain or impose conditions upon or alter the Merger, Saturn and Nova shall use all commercially reasonable efforts to resolve such proceeding through negotiation or settlement. In addition, Saturn and Nova shall respond diligently to all inquiries for additional information required by law or governmental regulation, including any “second request” for information pursuant to the Antitrust Laws.
      (d) Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, it is expressly understood and agreed that Saturn shall not have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent.
      (e) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.9 shall limit a party’s right to terminate the Agreement pursuant to Section 7.1(a) so long as such party has until such date complied with its obligations under this Section 5.9.
      5.10     Employee Matters.
      (a) After the date hereof and prior to the Closing Date, the Chief Executive Officers of Saturn and Nova shall work together to determine the continuing workforce of Saturn and any Subsidiary of Saturn after the Merger (including retention programs for any key employees), and it is contemplated that a significant number of employees of Nova and its Subsidiaries will be offered employment by Saturn and/or one of its Subsidiaries prior to the Closing (the “Offered Employees”), with such employment to be effective on the first business day following the Effective Time (the “Offer”). Nova will assist Saturn with its efforts to enter into an offer letter with Offered Employees prior to the Closing Date. Such Offers (i) will have terms and conditions determined by Saturn and consistent with standard Saturn employment arrangements and (ii) will supersede any prior employment agreements and other arrangements with such employees in effect prior to the Closing. Notwithstanding the foregoing, Saturn shall assume and agrees to comply with the terms of each of the Nova Employee’s individual retention and severance agreements (the “Employment Agreements”), if any, in effect as of the date hereof and as are set forth on Section 5.10 of the Nova Disclosure Letter. Each Offered Employee who delivers an executed Offer to Saturn no later than the date specified in the Offer shall be referred to herein as a “Continuing Employee.” Continuing Employees who are terminated involuntarily following the Closing will be eligible to participate in a severance program mutually agreed to by the Chief Executive Officers of Nova and Saturn (it being understood that such program is intended to be at least as beneficial to such employees as those of Nova’s existing program or a new program agreed upon between the Chief Executive Officers of Saturn and Nova that is mid-way between Nova’s severance program and Saturn’s severance program). Continuing Employees shall be eligible to receive benefits consistent with Saturn’s applicable human resource policies and in accordance with the terms of Saturn’s employee benefit plans; provided, however, that such benefits shall be no less favorable than the benefits offered to similarly situated Saturn employees. Each Continuing Employee shall receive credit for prior service with Nova for purposes of determining eligibility to participate and vesting in Saturn benefit plans, including applicability of minimum waiting periods for participation. Notwithstanding the foregoing, Saturn shall not be required to provide any coverage, benefits, or credit inconsistent with the terms of Saturn benefit plans or under circumstances in which such coverage, benefits or credit would result in a duplication of benefits. Saturn will implement a stock option grant program, in consultation with the Chief Executive Officer of Nova, for the benefit of Continuing Employees to effect retention goals and new hire policies.
      (b) Prior to the Closing Date, Nova may amend each Assumed Nova Option to provide that the term of each Assumed Nova Option shall be extended so the holder thereof whose employment is involuntarily terminated without cause by Nova or Saturn may exercise the Assumed Nova Option until the six month anniversary of the termination date of such holder’s employment; provided, that prior to taking any such action, Nova and its advisors shall consult with Saturn and its advisors regarding the tax and accounting implications of taking such action, and Nova shall not take any such action if, in the reasonable judgment of Nova and Saturn and their respective advisors, such action shall cause material adverse tax consequences to the holders thereof (whether pursuant to Section 409A of the Code or otherwise), or if in the reasonable judgment of Saturn and its advisors after consultation with Nova and its advisors, material adverse accounting or tax consequences to Saturn or any of its Subsidiaries.
      5.11     Termination of Certain Benefit Plans. Effective no later than the day immediately preceding the Closing Date, Nova and its ERISA Affiliates, as applicable, shall each terminate any and all group severance, separation and salary continuation plans (other than the Employment Agreements), and any and all plans intended to include a Code Section 401(k) arrangement (unless Saturn provides written notice to Nova that such 401(k) plans shall not be terminated) (collectively for purposes of this Section 5.11, “Nova Terminated Employee Plans”). Unless Saturn provides such written notice to Nova, no later than five (5) business days prior to the Closing Date, Nova shall provide Saturn with evidence that such Nova Terminated Employee Plan(s) have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Nova Board. The form and substance of such resolutions shall be subject to advance reasonable review and approval of Saturn (which approval shall not be unreasonably withheld or delayed). Nova also shall take such other actions in furtherance of terminating such Nova Employee Plan(s) as Saturn may reasonably require.
      5.12     Form S-8 Filing. Within one (1) business day after the Closing Date, Saturn shall file with the SEC a registration statement on Form S-8 (or any successor form) covering the shares of Saturn Common Stock issuable upon exercise of Saturn Stock Options resulting from the assumption of Nova Options in accordance with Section 1.6(e) and use commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Assumed Nova Option remains outstanding.
      5.13     Spreadsheet. Nova shall prepare and deliver to Saturn, at or prior to the Closing, a spreadsheet in a form to be supplied by Saturn to Nova, which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the Effective Time, (i) the names of all holders of Nova Options and Unvested Shares and their respective addresses and where available, taxpayer identification numbers, (ii) the number of shares of Nova Common Stock subject to Nova Options and the number of Unvested Shares held by such persons, (iii) the exercise price per share in effect for each Nova Option immediately prior to the Effective Time, (iv) the vesting status and schedule with respect to each Nova Option and the Unvested Shares held by each holder thereof (including the vesting commencement date and repurchase price payable per share with respect to each such Unvested Share), and (v) the Tax status of each Nova Option under Section 422 of the Code (such spreadsheet is referred to throughout as the “Spreadsheet”). A draft of the Spreadsheet shall be provided by Nova to Saturn not later than two (2) business days prior to the Closing Date; provided that Saturn has provided Nova with the form of such Spreadsheet not later than ten business days prior to the Closing Date.
      5.14     Section 16 Matters. Provided that Nova delivers to Saturn the Section 16 Information (as defined below) in a timely fashion, Saturn and Nova shall take all such steps as may be required (to the extent permitted under applicable law) to cause any disposition of Nova Common Stock (including derivative securities with respect to Nova Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each Nova Insider to be exempt under Rule 16b-3 promulgated under the Exchange Act. “Section 16 Information” shall mean information regarding Nova Insiders, the number of shares of Nova Common Stock held by each such Nova Insider, and the number and description of Nova Options held by each such Nova Insider. “Nova Insiders” shall mean those individuals who are subject to the reporting requirement of Section 16(b) of the Exchange Act with respect to Nova.
      5.15     Disqualified Individuals. Five (5) business days prior to the Closing Date, Nova shall, as and to the extent necessary, deliver to Saturn a schedule which sets forth each person who Nova reasonably believes is, with respect to Nova or any Nova ERISA Affiliate, a “disqualified individual” within the meaning of Section 280G of the Code and the regulations promulgated thereunder, as of the date such schedule is delivered to Saturn.
      5.16     Section 83(b) Elections. Nova shall use commercially reasonable efforts to cause the delivery to Saturn at or prior to the Closing of a true, correct and complete copy of each election statement under Section 83(b) of the Code filed by each person who acquired Unvested Shares, together with evidence of timely filing of such election statement with the appropriate Internal Revenue Service Center.
      5.17     Board of Directors. The Saturn Board will take all actions necessary such that effective immediately following the Effective Time, two (2) directors of Nova reasonably acceptable to Saturn shall become members of the Saturn Board (the “Nova Designated Directors”), and such directors shall be nominated by the Saturn Board for re-election to the Saturn Board at Saturn’s next annual stockholders’ meeting following the Closing.
      5.18     Nasdaq Listing. Prior to the Effective Time, Saturn agrees to use all reasonable efforts to authorize for listing on Nasdaq the shares of Saturn Common Stock issuable in connection with the Merger, subject to official notice of issuance.
      5.19     Nova Affiliates; Restrictive Legend. Nova will use all commercially reasonable efforts to deliver or cause to be delivered to Saturn, as promptly as practicable on or following the date hereof, from each person who may reasonably be deemed to be an affiliate of Nova for purposes of Rule 145 promulgated under the Securities Act an executed affiliate agreement pursuant to which such affiliate shall agree to be bound by the provision of Rule 145 promulgated under the Securities Act in a form provided by Saturn and reasonably acceptable to Nova. Saturn will give stop transfer instructions to its transfer agent with respect to any Saturn Common Stock received pursuant to the Merger by any stockholder of Nova who may reasonably be deemed to be an affiliate of Nova for purposes of Rule 145 promulgated under the Securities Act and there will be placed on the certificates representing such Saturn Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 promulgated under the Securities Act applies and may only be transferred (i) in conformity with Rule 145 or (ii) in accordance with a written opinion of counsel, reasonably acceptable to Saturn, in form and substance that such transfer is exempt from registration under the Securities Act.
      5.20     Treatment as Reorganization. None of Saturn, Sub I, Sub II or Nova shall, and they shall not permit any of their respective Subsidiaries to, take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization with the meaning of Section 368(a) of the Code.
      5.21     Sub Compliance. Saturn shall cause Sub I and Sub II to comply with all of their respective obligations under or relating to this Agreement. Sub I and Sub II shall not engage in any business which is not in connection with the Merger.
      5.22     Name Change. Not later than ninety (90) days following the Closing Date, Saturn will change its corporate name to “Nova.” Following such name change, Saturn will change its trading symbol to that of Nova or another symbol mutually agreed to by Nova and Saturn.

      5.23     Auditors’ Consent. Nova shall use all commercially reasonable efforts to cause its independent public accountants to deliver a letter dated not more than five (5) days prior to the date on which the Registration Statement shall become effective and addressed to itself and Saturn and their respective Boards of Directors in form and substance reasonably satisfactory to Saturn and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and prospectus/proxy statements similar to the Registration Statement and the Prospectus/ Proxy Statement.
      5.24     Nova Rights Plan. Nova shall not redeem the Nova Rights or amend or modify (including by delay of the “Distribution Date” thereunder) or terminate the Nova Rights Agreement prior to the Effective Time unless, and only to the extent that: (i) it is required to do so by order of a court of competent jurisdiction or (ii) the Nova Board has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Offer with respect to it, the failure to effect such amendment, modification or termination is reasonably likely to result in a breach of the Nova Board’s fiduciary obligations to its stockholders under applicable law.
ARTICLE VI
CONDITIONS TO THE MERGER
      6.1     Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The matters subject to the Required Nova Stockholder Approval and the Required Saturn Stockholder Approval shall have been approved by the requisite vote necessary under applicable law and the Nasdaq Marketplace Rules.

(b) No Order. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger, the Stock Issuance or the Financing illegal or otherwise prohibiting consummation of the Merger, the Stock Issuance or the Financing.

(c) HSR Act. All applicable waiting periods under the HSR Act and under any applicable material foreign or other Antitrust Laws shall have expired or been terminated in connection with the Merger and the Financing.

(d) Registration Statement Effective; Prospectus/ Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Prospectus/ Proxy Statement, shall have been initiated or threatened in writing by the SEC.

(e) No Governmental Restriction. There shall not be pending, and no Specified Governmental Authority shall have made, authorized or approved any statement or communication (or shall have taken, initiated, authorized or approved any other action) that would reasonably be construed to indicate that a Governmental Entity is likely to commence or is seriously considering the commencement of, any suit, action or proceeding: (i) challenging or seeking to restrain or prohibit the consummation of the Merger, the Stock Issuance or the Financing or any of the other transactions contemplated by this Agreement, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(e) to not be satisfied or (ii) seeking to require Saturn or any Subsidiary or affiliate to effect a Divestiture. “Specified Governmental Representative” shall mean any official or representative of any Governmental Entity; provided, however, that in the case of the U.S. Federal Trade Commission and the U.S. Department of Justice, Specified Governmental Representative shall not include any official or representative below the level of: (a) with respect to the U.S. Federal Trade Commission, Director of the Bureau of Competition; and (b) with respect to the U.S. Department of Justice, Assistant Attorney General for the Antitrust Division. “Divestiture” shall mean (1) the sale, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Saturn or any of its affiliates or Nova, (2) the imposition of any limitation or restriction on the ability of Saturn or any of its affiliates to freely conduct their business or Nova’s business or own such assets, or (3) the holding separate of the interests of the Final Surviving Entity or any limitation or regulation on the ability of Saturn or any of its affiliates to exercise full rights of ownership of the Final Surviving Entity.

(f) Tax Opinions. Saturn and Nova shall have received a written opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation and Fenwick & West LLP, respectively, in form and substance reasonably satisfactory to Saturn and Nova, respectively, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Saturn or Nova does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders an opinion to such party to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Nova and Saturn shall deliver to tax counsel, and tax counsel shall be entitled to rely upon, reasonable and customary tax representations in connection with rendering such opinions.

(g) Nasdaq Listing. The shares of Saturn Common Stock to be issued pursuant to the Merger and the transactions contemplated hereby shall have been authorized for listing on Nasdaq, subject to official notice of issuance.

      6.2     Additional Conditions to Obligations of Nova. The obligation of Nova to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Nova:

(a) Representations and Warranties. The representations and warranties of Saturn and the Subs in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Change, shall be true and correct on and as of the date of this Agreement, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct (as of the date of this Agreement and as of the Closing Date) have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate with other such failures to be true and correct, a Material Adverse Change to Saturn. Nova shall have a received a certificate to such effect signed on behalf of Saturn by a duly authorized officer of Saturn.

(b) Agreements and Covenants. Saturn and the Subs shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Nova shall have received a certificate to such effect signed on behalf of Saturn by a duly authorized officer of Saturn.

(c) Material Adverse Change. No Material Adverse Change to Saturn and its Subsidiaries shall have occurred since the date of this Agreement and be continuing, and Nova shall have received a certificate to such effect signed on behalf of Saturn by the Chief Executive Officer and the Chief Financial Officer of Saturn.

(d) Closing of Financing. The purchase by the Warburg Entities of (a) an aggregate of 14,150,943 shares of Saturn Common Stock for an aggregate purchase price of $59,999,998.32 and (b) warrants to purchase an aggregate of 3,177,570 shares of Saturn Common shall have been consummated prior to or simultaneously with the Effective Time.

      6.3     Additional Conditions to the Obligations of Saturn and the Subs. The obligations of Saturn and the Subs to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Saturn:

(a) Representations and Warranties. The representations and warranties of Nova in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Change, shall be true and correct on and as of the date of this Agreement, and shall be true and correct on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date), except where the failure of such representations or warranties to be true and correct (as of the date of this Agreement and as of the Closing Date) have not resulted in, and would not reasonably be expected to result in, individually or in the aggregate with other such failures to be true and correct, a Material Adverse Change to Nova. Saturn shall have a received a certificate to such effect signed on behalf of Nova by the Chief Executive Officer and Chief Financial Officer of Nova.

(b) Agreements and Covenants. Nova shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Saturn shall have received a certificate to such effect signed on behalf of Nova by the Chief Executive Officer and the Chief Financial Officer of Nova.

(c) Material Adverse Change. No Material Adverse Change to Nova and its Subsidiaries shall have occurred since the date of this Agreement and be continuing, and Saturn shall have received a certificate to such effect signed on behalf of Nova by the Chief Executive Officer and the Chief Financial Officer of Nova.
ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER
      7.1     Termination. This Agreement may be terminated at any time prior to the Effective Time, and the Merger may be abandoned, notwithstanding any requisite approvals by the stockholders of Nova or Saturn:

(a) by mutual written consent duly authorized by the Nova Board and the Saturn Board;

(b) by either Nova or Saturn if the Effective Time shall not have occurred on or before January 9, 2006 (the “End Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Time to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Nova or Saturn if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, Stock Issuance or Financing, which order, decree, ruling or other action is final and nonappealable;

(d) by either Nova or Saturn if the Required Nova Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Nova Stockholders’ Meeting or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to Nova where the failure to obtain Required Nova Stockholder Approval shall have been caused by the action or failure to act of Nova and such action or failure to act constitutes a material breach by Nova of this Agreement;

(e) by either Nova or Saturn if the Required Saturn Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Saturn Stockholders’ Meeting or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(e) shall not be available to Saturn where the failure to obtain the Required Saturn Stockholder Approval shall have been caused by the action or failure to act of Saturn and such action or failure to act constitutes a material breach by Saturn of this Agreement;

(f) by Nova, upon a breach of any representation, warranty, covenant or agreement on the part of Saturn set forth in this Agreement, or if any representation or warranty of Saturn shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Saturn’s representations and warranties or breach by Saturn is curable by Saturn through the exercise of its commercially reasonable efforts, then Nova may not terminate this Agreement under this Section 7.1(f) for 30 days after delivery of written notice from Nova to Saturn of such breach, provided Saturn commences promptly and continues to exercise commercially reasonable efforts to cure such breach (it being understood that Nova may not terminate this Agreement pursuant to this Section 7.1(f) if it shall have materially breached this Agreement or if such breach by Saturn is cured during such 30-day period);

(g) by Saturn, upon a breach of any representation, warranty, covenant or agreement on the part of Nova set forth in this Agreement, or if any representation or warranty of Nova shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Nova’s representations and warranties or breach by Nova is curable by Nova through the exercise of its commercially reasonable efforts, then Saturn may not terminate this Agreement under this Section 7.1(g) for 30 days after delivery of written notice from Saturn to Nova of such breach, provided Nova commences promptly and continues to exercise commercially reasonable efforts to cure such breach (it being understood that Saturn may not terminate this Agreement pursuant to this Section 7.1(g) if it shall have materially breached this Agreement or if such breach by Nova is cured during such 30-day period);

(h) by Saturn, upon a material breach by Nova of its obligations under Section 5.4;

(i) by Nova, upon a material breach by Saturn of its obligations under Section 5.4;

(j) by Saturn, if a Material Adverse Change to Nova shall have occurred and be continuing since the date hereof;

(k) by Nova, if a Material Adverse Change to Saturn shall have occurred be continuing since the date hereof;

(l) by Saturn if a Triggering Event (as defined below) shall have occurred. For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Nova Board or any committee thereof shall for any reason have withdrawn or withheld, or shall have amended, changed, qualified or modified in a manner adverse to Saturn the Nova Board’s or committee’s unanimous recommendation in favor of, the adoption and approval of the Agreement or the Merger or transactions contemplated hereby (it being understood that the taking of a neutral position or no position with respect to an Acquisition Proposal beyond the Acquisition Proposal Assessment Period, as defined below, shall be considered an adverse modification); (ii) Nova shall have failed to include in the Prospectus/ Proxy Statement the unanimous recommendation of the Nova Board that holders of Nova Common Stock vote in favor of and adopt and approve this Agreement; (iii) the Nova Board or any committee thereof shall have approved or recommended any Acquisition Proposal; (iv) Nova shall have entered into any letter of intent or similar document or any Contract accepting any Acquisition Proposal (other than any confidentiality agreement required to be entered into pursuant to Section 5.4(c)(i)(A)(2)); (v) a tender or exchange offer relating to securities of Nova shall have been commenced by a person unaffiliated with Saturn and Nova shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within ten (10) business days (such ten (10) business day period, the “Acquisition Proposal Assessment Period”) after such tender or exchange offer is first published sent or given, a statement disclosing that the Nova Board recommends rejection of such tender or exchange offer; or (vi) the Nova Board shall have failed to reaffirm its approval or recommendation of this Agreement as promptly as practicable (but in any event within ten (10) business days) after receipt of a written request to do so from Saturn.

      7.2     Notice of Termination; Effect of Termination. Any termination of this Agreement under and in accordance with Section 7.1 will be effective immediately upon (or, if the termination is pursuant to Section 7.1(f) or Section 7.1(g) and the proviso therein is applicable, 30 days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability to any party hereunder in connection with the Agreement or the Transactions, except (i) as set forth in Section 5.3(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of, or any intentional misrepresentation made in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.
      7.3     Fees and Expenses.
      (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Nova and Saturn shall share equally (i) all fees and expenses, other than attorneys’ and accountants’ fees and expenses which fees shall be paid for by the party incurring such expense, incurred in relation to the printing and filing (with the SEC) of the Prospectus/ Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) any filing fees for premerger notification and reports forms under the HSR Act and similar applicable laws of other jurisdictions, in each case pursuant to Section 5.9.
      (b) Special Payments.

(i) In the event that this Agreement is terminated by Nova or Saturn, as applicable, pursuant to Sections 7.1(b), 7.1(d) or 7.1(l), Nova shall promptly, but in no event later than two (2) business days after the date of such termination, pay (or cause to be paid) Saturn a fee equal to Six Million Six Hundred Thirty Thousand Dollars ($6,630,000)) in immediately available funds (the “Nova Termination Fee”); provided, that in the case of termination under Section 7.1(b) or 7.1(d): (A) such payment shall be made only if following the date hereof and prior to the termination of this Agreement, there has been public disclosure of an Acquisition Proposal with respect to Nova and (1) within twelve (12) months following the termination of this Agreement an Acquisition (as defined in Section 7.3(b)(v)) of Nova is consummated or (2) within twelve (12) months following the termination of this Agreement Nova enters into an agreement providing for an Acquisition of Nova, and (B) such payment shall be made promptly, but in no event later than two (2) business days after the occurrence of any such event.

(ii) In the event that this Agreement is terminated by Nova or Saturn (A) pursuant to Section 7.1(e), and (B) (i) because the Saturn Board shall for any reason have withdrawn or withheld, or shall have amended, changed, qualified or modified in a manner adverse to Nova the Saturn Board’s unanimous recommendation in favor of the Stock Issuance and the Financing, or (ii) Saturn shall have failed to include in the Prospectus/ Proxy Statement the unanimous recommendation of the Saturn Board that holders of Saturn Common Stock vote in favor of the Stock Issuance and the Financing at the Saturn Stockholders’ Meeting, Saturn shall promptly, but in no event later than two (2) business days after the date of such termination, pay (or cause to be paid) Nova a fee equal to Six Million Six Hundred Thirty Thousand Dollars ($6,630,000)) in immediately available funds (the “Saturn Termination Fee”); provided, that such payment shall be made only if following the date hereof and prior to the termination of this Agreement, the Saturn Board shall have failed to reaffirm its approval or recommendation of the matters subject to the Required Saturn Stockholder Approval as promptly as practicable (but in any event within ten (10) business days) after receipt of a written request to do so from Nova from time to time.

(iii) Each of Saturn and Nova acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if Nova or Saturn fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, the other makes a claim that results in a judgment against the party failing to so pay, the failing party shall pay to the other’s reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

(iv) Each of Saturn and Nova acknowledges that (1) the damages that would result from a termination described in Section 7.3(b)(i) and Section 7.3(b)(ii) above are difficult to accurately calculate; and (2) accordingly, the amount fixed as the Nova Termination Fee and the Saturn Termination Fee, as applicable, are reasonable estimates of the actual damages that would result from such a termination described in Section 7.3(b)(i) and Section 7.3(b)(ii) above.

(v) For the purposes of this Section 7.3(b) only, “Acquisition,” with respect to a party hereto, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which equity interests of the stockholders of the party immediately preceding such transaction would represent less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party of assets representing in excess of forty percent (40%) of the aggregate fair market value of the party’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the party or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the party.

      7.4     Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing specifying such amendment signed on behalf of each of Saturn and Nova, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Saturn and Nova; provided, after any such approval, no amendment shall be made which by law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without actually attaining such further stockholder approval.
      7.5     Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right. For purposes of this Section 7.5, Saturn, Sub I and Sub II will be deemed to be one party.

ARTICLE VIII
GENERAL PROVISIONS
      8.1     Non-Survival of Representations and Warranties. The representations and warranties of Nova, Saturn, Sub I and Sub II contained in this Agreement and the other agreements, certificates and documents contemplated hereby shall terminate and be of no further force or effect at, and as of, the Effective Time, and only the covenants and agreements in this Agreement and the other agreements, certificates and documents contemplated hereby that by their terms survive the Effective Time shall survive the Effective Time.
      8.2     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given or made as follows (a) on the date of delivery, if delivered personally or by commercial delivery service, or (b) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):
      (a) if to Saturn, Sub I or Sub II, to:

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960
Attention: General Counsel
Telephone No.: (978) 977-2000
Telecopy No.: (978) 977-2412

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention: Larry W. Sonsini, Esq.
Katharine A. Martin, Esq.
Telephone No.: (650) 493-9300
Telecopy No.: (650) 493-6811

and

Wilson Sonsini Goodrich & Rosati
Professional Corporation
12 East 49th Street, 30th Floor
New York, New York 10017
Attention: Robert Sanchez, Esq.
Adam M. Dinow, Esq.
Telephone No.: (212) 999-5800
Telecopy No.: (212) 999-5899
      (b) if to Nova, to:

Nuance Communications, Inc.
1350 Willow Road
Menlo Park, CA 94025
Attention: Chief Executive Officer, Chief Financial Officer, and General Counsel
Telephone No.: (650) 847-7000
Telecopy No.: (650) 847-7900

with a copy to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041
Attention: Gordon K. Davidson, Esq.
Mark A. Leahy, Esq.
Telephone No.:(650) 988-8500
Telecopy No.:(650) 938-5200
      8.3     Interpretation; Knowledge.
      (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section, respectively, of this Agreement unless otherwise indicated. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. Where a reference is made to a law, such reference is to such law, as amended, and all rules and regulations promulgated thereunder, unless the context requires otherwise.
      (b) For purposes of this Agreement, the term “knowledge” means with respect to a party hereto, with respect to any matter in question, that any of the officers, members of the Disclosure Committee, or the direct reports of the General Counsel of such party has actual knowledge of such matter.
      (c) For purposes of this Agreement, the term “material” as it relates to any person shall refer to such person and any of such person’s Subsidiaries, taken as a whole.
      (d) For purposes of this Agreement, the term “Material Adverse Change”when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the transactions contemplated by this Agreement in accordance with the terms thereof and applicable legal requirements; provided, however, that, for purposes of clause (i) above, in no event shall any of the following be taken into account in determining whether there has been or will be a Material Adverse Change respecting any entity: (A) any Effect directly resulting from compliance with, or the taking of any action required by, the terms and conditions of this Agreement; (B) any Effect directly resulting from the announcement or pendency of the Merger (including any disruption in supplier, distributor or partner relationships, any cancellation of or delays in customer orders, any reduction in sales or any loss of employees directly resulting from the announcement or pendency of the Merger); (C) any change in and of itself in such entity’s stock price or trading volume; (D) any Effect that results from changes affecting any of the industries in which such entity operates generally (which changes in each case do not disproportionately affect such entity in any material respect); (E) any Effect that results from changes affecting general United States or worldwide economic or capital market conditions (which changes in each case do not disproportionately affect such entity in any material respect); (F) any Effect resulting from the payment of any amounts due, or the provision of any other benefits, to any officers or employees of such entity under employment contracts, employee benefit plans, severance arrangements or other arrangements in existence as of the date hereof to the extent that such payments or provisions of benefits are reflected on the financial statements of such entity or disclosed in this Agreement or any schedule hereto; (G) any Effect resulting from shareholder class action litigation, derivative suits or similar claims or actions, arising from allegations of breach of fiduciary duty or other claims relating to such entity’s entering into this Agreement; or (H) the failure in and of itself by such entity to meet any internal projections or forecasts or revenue or earnings predictions.
      (e) For purposes of this Agreement, the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
      (f) For purposes of this Agreement, the term “business day” shall mean each day that is not a Saturday, Sunday or other day on which Saturn or Nova is closed for business or banking institutions located in Boston, Massachusetts or San Francisco, California are authorized or obligated by law or executive order to close, and the term “day” when not immediately preceded by the word “business” shall mean a calendar day.
      (g) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.
      8.4     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.
      8.5     Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect and shall survive any termination of this Agreement; and (b) are not intended to confer, and shall not be construed as conferring, upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.8.
      8.6     Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
      8.7     Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.
      8.8     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Newcastle County, Delaware.
      8.9     Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
      8.10     Assignment. No party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
      8.11     Waiver of Jury Trial. EACH OF SATURN, NOVA, SUB I AND SUB II HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SATURN, NOVA, SUB I OR SUB II IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

SCANSOFT, INC.

By:	/s/ Paul Ricci

Name: Paul Ricci

Title:	Chairman & CEO

NUANCE COMMUNICATIONS, INC.

By:	/s/ Charles W. Berger

Name: Charles W. Berger

Title:	President & CEO

NOVA ACQUISITION CORPORATION

By:	/s/ Paul Ricci

Name: Paul Ricci

Title:	Chairman & CEO

NOVA ACQUISITION LLC

By:	/s/ Paul Ricci

Name: Paul Ricci

Title:	CEO
[Signature Page to Agreement and Plan of Merger]

Annex B
THOMAS WEISEL PARTNERS LLC
May 9, 2005
Board of Directors
Saturn, Inc.
Ladies and Gentlemen:
      We understand that Nova, a Delaware corporation (“Seller”), and Saturn, a Delaware corporation (“Buyer”), have entered into a Merger Agreement dated May 9, 2005 (the “Merger Agreement”), pursuant to which Seller will be merged with and into Buyer, which will be the surviving entity (the “Merger”). Pursuant to the Merger, as described in the Merger Agreement and as further described to us by management of Buyer, we understand that each outstanding share of the common stock, $0.001 par value per share, of Seller (“Seller Common Stock”), other than shares held by Dissenting Shareholders (as defined in the Merger Agreement), will be converted into and exchangeable for 0.77 share of the common stock, $0.001 par value per share, of Buyer (“Buyer Common Stock”) and $2.20 in cash (the “Consideration”). The terms and conditions of the Merger are set forth in detail in the Merger Agreement.
      You have asked for our opinion as investment bankers as to whether the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view, as of the date hereof. We were not retained to, nor did we advise Buyer with respect to, alternatives to the Merger or Buyer’s underlying decision to proceed with or effect the Merger. In addition, we were not asked to provide our opinion with respect to the Company’s financing arrangement in connection with the merger. Our opinion, therefore, is limited solely to an analysis of the Consideration for the Merger as set forth in the Merger Agreement.
      In connection with our opinion, we have, among other things: (i) reviewed certain publicly available financial data with respect to Seller and Buyer, including the consolidated financial statements for their three most recent fiscal years and for any subsequent interim periods to December 31, 2004, as well as the draft interim financial statements for the quarter ended March 31, 2005, and certain other relevant financial and operating data relating to Seller and Buyer made available to us from published sources and from the internal records of Seller and Buyer; (ii) reviewed the financial terms and conditions of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, Seller Common Stock and Buyer Common Stock; (iv) compared Seller and Buyer from a financial point of view with certain other public companies which we deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of selected recent business combinations which we deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of Seller and Buyer certain information of a business and financial nature regarding Seller and Buyer, furnished to us by them, including financial forecasts and related assumptions of Seller and Buyer; (vii) made inquiries and held discussions regarding the Merger and the Merger Agreement and other matters related thereto with Buyer’s counsel; and (viii) performed such other analyses and examinations as we have deemed appropriate.
      In connection with our review, we have not assumed any obligation independently to verify the foregoing information, whether publicly available or provided by Buyer or Seller, and have relied on such information being accurate and complete in all material respects. With respect to the financial forecasts for Seller provided to us by each of Seller’s and Buyer’s management, and for Buyer provided to us by Buyer’s management, upon their advice and with your consent we have assumed for purposes of our opinion that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of each company’s management at the time of preparation as to the future financial performance of Seller and Buyer and that they provide a reasonable basis upon which we can form our opinion. This notwithstanding, as regards certain forecasts and/or projections with respect to Seller for purposes of our

B-1

analyses, we have adopted the forecasts provided by Buyer’s management, which are based on more conservative assumptions than those made by management of Seller, regarding revenue growth and profitability. We have discussed the adjusted forecasts with management of Buyer, which has acknowledged our use of such adjusted forecasts in arriving at our opinion. We have also assumed that there have been no material changes in Seller’s or Buyer’s assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to us. We have relied on advice of counsel and independent accountants to Buyer as to all legal and financial reporting matters with respect to Buyer, the Merger and the Merger Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and all other applicable federal and state statutes, rules and regulations. In addition, we have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Seller or Buyer, nor have we been furnished with any such appraisals. Finally, our opinion is based on economic, monetary and market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although developments and/or conditions arising or events occurring after the date hereof may have an effect on this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.
      We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Merger Agreement, without any further amendments thereto or modification thereof, and without waiver by Buyer of any of the conditions to its obligations thereunder.
      We have acted as financial advisor to Buyer in connection with the Merger and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, we actively trade the equity securities of Seller and Buyer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. We have also acted as an underwriter in connection with offerings of securities of each of Seller and Buyer.
      Based upon the foregoing and in reliance thereon, it is our opinion as investment bankers that, as of the date hereof, the Consideration to be paid by Buyer pursuant to the Merger is fair to Buyer from a financial point of view.
      This opinion is directed to the Board of Directors of Buyer to assist the Board in its consideration of the Merger and is not a recommendation to the Board or to any shareholder as to how the Board or such shareholder should vote with respect to the Merger. Further, this opinion addresses only the financial fairness of the Consideration to Buyer and does not address the relative merits of the Merger or of any alternatives to the Merger, Buyer’s underlying decision to proceed with or effect the Merger, or any aspect of the Merger other than the fairness to Buyer of the Consideration. This opinion may not be used or referred to by Buyer, or quoted or disclosed by Buyer or any of its directors, officers, employees, agents or advisors to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in the Joint Proxy Statement/ Prospectus filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,

THOMAS WEISEL PARTNERS LLC

B-2

Annex C
May 9, 2005
Board of Directors
Nuance Communications, Inc.
1380 Willow Road
Menlo Park, California 94025
Members of the Board:
      You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of shares of common stock, par value $0.001 per share (“Company Common Stock”), of Nuance Communications, Inc. (the “Company”), other than affiliates of the Company, of the Merger Consideration (as defined below) to be received by such holders, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 9, 2005 (the “Merger Agreement”), by and among Scansoft, Inc. (the “Acquiror”), Nova Acquisition Corporation, a wholly owned subsidiary of the Acquiror (“Merger Sub I”), Nova Acquisition LLC, a wholly owned subsidiary of the Acquiror (“Merger Sub II”), and the Company. The Merger Agreement provides for, among other things, (i) the merger of Merger Sub I with and into the Company (the “First Step Merger”) pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each share of Company Common Stock will be converted into the right to receive (a) 0.77 of a share of common stock (the “Stock Consideration”), par value $0.001 per share (“Acquiror Common Stock”), of Acquiror, and (b) $2.20 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”) and (ii) the subsequent merger of the Company, as the surviving corporation of the First Step Merger, with and into Merger Sub II (the “Second Step Merger” and, together with the First Step Merger, the “Merger”).
      In arriving at our opinion, we have reviewed the Merger Agreement and certain related documents, as well as certain publicly available business and financial information relating to the Company and the Acquiror. We have also reviewed certain other information relating to the Company and the Acquiror, including financial forecasts provided to or discussed with us by the Company and the Acquiror, and have met with the managements of the Company and the Acquiror to discuss the business and prospects of the Company and the Acquiror. We have also considered certain financial and stock market data of the Company and the Acquiror, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and the Acquiror, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.
      In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company and the Acquiror that we have reviewed, we have been advised, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Acquiror as to the future financial performance of the Company and the Acquiror. In addition, we have relied upon, without independent verification, the assessment of the managements of the Acquiror and the Company as to (i) their ability to retain key employees, (ii) the strategic benefits and potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger, (iii) the existing technology, products and services of the Company and the Acquiror and the validity of, and risks associated with, the future technology, products and services of the Company and the Acquiror, and (iv) their ability to integrate the businesses of the Company and the Acquiror. We also have relied, without independent verification, on the assessment of the managements of the Company and the Acquiror with respect to the future ability of the Acquiror and

Merger Sub II to satisfy their financial obligations as they become due. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for federal income tax purposes. We also have assumed, with your consent, that in the course of obtaining any necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the Acquiror or the contemplated benefits of the Merger and that the Merger will be consummated in accordance with the terms of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Acquiror, nor have we been furnished with any such evaluations or appraisals. Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Common Stock, other than affiliates of the Company, of the Merger Consideration to be received by such holders in the First Step Merger, and does not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to what the value of Acquiror Common Stock will be when issued to holders of Company Common Stock pursuant to the First Step Merger or the prices at which Acquiror Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger.
      We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the First Step Merger. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out of our engagement. From time to time, we and our affiliates have in the past provided the Company investment banking and other financial services for which we and our affiliates have received compensation and in the future we and our affiliates may provide investment banking and other financial services to the Company and the Acquiror, for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Merger, as well as provide investment banking and other financial services to such companies. We and certain of our affiliates and certain of our and their respective employees and certain private investment funds affiliated or associated with us may hold securities in stockholders of the Acquiror.
      It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger.

      Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the First Step Merger is fair, from a financial point of view, to such holders, other than affiliates of the Company.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

By:

Title: Managing Director

Annex D
SCANSOFT VOTING AGREEMENT
      This Voting Agreement (“Agreement”) is made and entered into as of May 9, 2005, by and between Nuance Communications, Inc., a Delaware corporation (“Nova”), and the undersigned stockholder (“Stockholder”) of ScanSoft, Inc., a Delaware corporation (“Saturn”).
RECITALS
      A. Saturn, Nova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Saturn (“Sub I”), Nova Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Saturn (“Sub II” and together with Sub I, the “Subs”), and Nova have entered into an Agreement and Plan of Merger dated as of May      , 2005 (the “Merger Agreement”), which provides for (i) the merger of Sub I with and into Nova (the “First Step Merger”), with Nova being the surviving corporation (the “Interim Surviving Corporation”), and (ii) the subsequent merger of the Interim Surviving Corporation with and into Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”), with Sub II being the surviving entity. Pursuant to the Merger, all outstanding capital stock of Nova shall be converted into the right to receive cash and common stock of Saturn.
      B. Stockholder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Saturn, and such number of shares of capital stock of Saturn issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.
      C. In consideration of the execution of the Merger Agreement by Nova, Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Saturn over which Stockholder has voting power, so as to facilitate consummation of the transactions contemplated by the Merger Agreement.
      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1 “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

1.2 “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

1.3 “Shares” shall mean: (i) all securities of Saturn (including all shares of Saturn Common Stock and all options, warrants and other rights to acquire shares of Saturn Common Stock) Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of Saturn (including all additional shares of Saturn Common Stock and all additional options, warrants and other rights to acquire shares of Saturn Common Stock) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date. Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4 “Transfer”. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, pledges, encumbers, hypothecates, grants an option with respect to, transfers, assigns or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement, arrangement, understanding or commitment, whether or not in writing, to effect any of the foregoing, or (iii) reduces such Person’s Ownership of such security.

2. Transfer of Shares.

2.1 Restriction on Transfer of Shares. Subject to Section 2.2, Stockholder shall not, during the term of this Agreement, directly or indirectly: (i) cause or permit any Transfer of any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Shares not Transferred or deposit any Shares not Transferred into a voting trust or enter into a voting agreement with respect to any Shares not Transferred, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of Stockholder to exercise (but not Transfer) any Saturn Options held by Stockholder prior to the Expiration Date). Stockholder further agrees with and covenants to Nova that Stockholder shall not request that Saturn register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Saturn may issue appropriate “stop transfer” instructions to its transfer agent.

2.2 Permitted Transfers. Section 2.1 shall not prohibit (i) a Transfer of Shares expressly contemplated by this Agreement or the Merger Agreement, (ii) sales of Shares by Stockholder in connection with 10b5-1 plans of Saturn currently in effect, (iii) pledges in effect as of the date hereof and disclosed on Schedule 2.2 hereto, (iv) a Transfer or Transfers by Stockholder of not more than 20,000 Shares in the aggregate after the date hereof, or (v) a Transfer of Shares by Stockholder: (A) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or upon the death of Stockholder or (B) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder, provided that a Transfer referred to in clause (v) shall be permitted only if, as a precondition to such transfer, the transferee of such Shares agrees to be bound by the terms and conditions of this Agreement.

3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of Saturn called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Saturn with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares Owned by Stockholder:

3.1 in favor of (i) the approval of the transactions contemplated by the Merger Agreement, including the Stock Issuance, the Financing and the Option Assumption, and (ii) the Proxy and any action required in furtherance thereof;

3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

3.3 against any amendment to Saturn’s certificate of incorporation or bylaws;

3.4 against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

3.5 against any proposal that would result in a breach by Saturn of the Merger Agreement; and

3.6 against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of Saturn as of the date of this Agreement.

In all other matters, the Shares shall be voted by and in a manner determined by Stockholder in Stockholder’s sole discretion.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Nova a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5. Representations, Warranties and Covenants of Stockholder.

5.1 Stockholder hereby represents and warrants to Nova that, as of the date hereof and at all times until the Expiration Date, (i) Stockholder is and will be the beneficial owner of the shares of Saturn Common Stock (unless otherwise Transferred in accordance with this Agreement), and the options, warrants and other rights to purchase shares of Saturn Common Stock, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares; (ii) the Shares are and will be, unless otherwise Transferred in accordance with this Agreement, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof and except for applicable restrictions on transfer under applicable securities laws or under this Agreement and except for applicable community property laws); (iii) Stockholder does not Own any securities of Saturn other than the shares of Saturn Common Stock, and options, warrants and other rights to purchase shares of Saturn Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares, Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (unless such Shares are otherwise Transferred in accordance with this Agreement) and to perform Stockholder’s obligations hereunder and thereunder; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Shares are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2 Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Saturn voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of Saturn, breaches any fiduciary duty of the board of directors of Saturn or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of Saturn.

6. Additional Documents. Stockholder and Nova hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

7. Legending of Shares. If so requested by Nova, Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

8. Termination. This Agreement shall terminate automatically and be of no further force or effect as of the Expiration Date.

9. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall affect, limit, prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of Saturn, to the extent permitted by the Merger Agreement.

10. Miscellaneous.

10.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

10.2 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.3 Binding Effect; Assignment. Except as provided or required herein, neither party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. A copy of such written agreement shall be provided to Saturn promptly following execution thereof.

10.5 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Newcastle County, Delaware.

10.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Nova and Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Nova and Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

10.8 Notices. All notices and other communications pursuant to this Agreement shall be deemed given or made as follows (i) on the date of delivery, delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to Nova, to:

Nuance Communications, Inc.
1350 Willow Road
Menlo Park, CA 94025
Attention: Chief Executive Officer, Chief Financial Officer, and General Counsel
Telephone No.:(650) 847-7000
Telecopy No.: (650) 847-7900

with a copy to:

Fenwick & West LLP Silicon Alley Center 801 California Street Mountain View, California 94041 Attn: Gordon Davidson, Esq. Mark Leahy, Esq. Telephone No.: (650) 988-8500 Telecopy No.: (650) 938-5200

(b)	if to Stockholder, to the address for notice set forth on the last page hereof, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

10.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

NOVA, INC.

By:

Name:

Title:

STOCKHOLDER:

(Print Stockholder Name)

By:

(Signature)

Name:

(Print Name)

Title:

Telephone

Facsimile No.

Shares Owned:

shares of Saturn Common Stock

shares of Saturn Common Stock
issuable upon the exercise of outstanding options, warrants or other rights

Address:

**** VOTING AGREEMENT ****

EXHIBIT A
IRREVOCABLE PROXY
      The undersigned stockholder of Saturn, Inc., a Delaware corporation (“Saturn”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Nova, Inc., a Delaware corporation (“Nova”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Saturn that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Saturn issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Saturn as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).
      This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Nova and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Nova entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Saturn, Subs and Nova, which provides for (i) the merger of Sub I with and into Nova (the “First Step Merger”), with Nova being the surviving corporation (the “Interim Surviving Corporation”), and (ii) the subsequent merger of the Interim Surviving Corporation with and into Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”), with Sub II being the surviving entity. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.
      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Saturn and in every written consent in lieu of such meeting: (i) in favor of (A) the approval of the transactions contemplated by the Merger Agreement, including the Stock Issuance, the Financing and the Option Assumption, and (B) the Proxy and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; (iii) against any amendment to Saturn’s certificate of incorporation or bylaws; (iv) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; (v) against any proposal that would result in a breach by Saturn of the Merger Agreement; and (vi) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of Saturn as of the date of this Agreement.
      The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.
      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned other than with respect to any Shares sold in open market transactions and in accordance with Section 2 of the Voting Agreement.
[Remainder of Page Intentionally Left Blank]

Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:

shares of Saturn Common Stock

shares of Saturn Common Stock issuable upon the exercise of outstanding options, warrants or other rights
Dated: May      , 2005

Annex E
NUANCE VOTING AGREEMENT
      This Voting Agreement (“Agreement”) is made and entered into as of May 9, 2005, by and between ScanSoft, Inc., a Delaware corporation (“Saturn”), and the undersigned stockholder (“Stockholder”) of Nuance Communications, Inc., a Delaware corporation (“Nova”).
RECITALS
      A. Saturn, Nova Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Saturn (“Sub I”), Nova Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of Saturn (“Sub II” and together with Sub I, the “Subs”), and Nova have entered into an Agreement and Plan of Merger dated as of May      , 2005 (the “Merger Agreement”), which provides for (i) the merger of Sub I with and into Nova (the “First Step Merger”), with Nova being the surviving corporation (the “Interim Surviving Corporation”), and (ii) the subsequent merger of the Interim Surviving Corporation with and into Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”), with Sub II being the surviving entity. Pursuant to the Merger, all outstanding capital stock of Nova shall be converted into the right to receive cash and common stock of Saturn.
      B. Stockholder is the holder of record and the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of the outstanding capital stock of Nova, and such number of shares of capital stock of Nova issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.
      C. In consideration of the execution of the Merger Agreement by Saturn, Stockholder (in his or her capacity as such) has agreed to vote the Shares (as defined below) and such other shares of capital stock of Nova over which Stockholder has voting power, so as to facilitate consummation of the transactions contemplated by the Merger Agreement.
      NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Certain Definitions. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

1.1 “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

1.2 “Person” shall mean any individual, any corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental authority.

1.3 “Shares” shall mean: (i) all securities of Nova (including all shares of Nova Common Stock and all options, warrants and other rights to acquire shares of Nova Common Stock) Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of Nova (including all additional shares of Nova Common Stock and all additional options, warrants and other rights to acquire shares of Nova Common Stock) of which Stockholder acquires Ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date. Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

1.4 “Transfer”. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, tenders, pledges, encumbers, hypothecates, grants an option with respect to, transfers, assigns or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement, arrangement, understanding or commitment, whether or not in writing, to effect any of the foregoing, or (iii) reduces such Person’s Ownership of such security.

2. Transfer of Shares.

2.1 Restriction on Transfer of Shares. Subject to Section 2.2, Stockholder shall not, during the term of this Agreement, directly or indirectly: (i) cause or permit any Transfer of any or all of the Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any Shares not Transferred or deposit any Shares not Transferred into a voting trust or enter into a voting agreement with respect to any Shares not Transferred, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing any of Stockholder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of Stockholder to exercise (but not Transfer) any Nova Options held by Stockholder prior to the Expiration Date). Stockholder further agrees with and covenants to Saturn that Stockholder shall not request that Nova register the Transfer of any certificate or uncertificated interest representing any of the Shares, unless such Transfer is made in compliance with this Agreement. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Nova may issue appropriate “stop transfer” instructions to its transfer agent.

2.2 Permitted Transfers. Section 2.1 shall not prohibit (i) a Transfer of Shares expressly contemplated by this Agreement or the Merger Agreement, (ii) sales of Shares by Stockholder in connection with 10b5-1 plans of Nova currently in effect, (iii) pledges in effect as of the date hereof and disclosed on Schedule 2.2 hereto, (iv) a Transfer or Transfers by Stockholder of not more than 20,000 Shares in the aggregate after the date hereof, or (v) a Transfer of Shares by Stockholder: (A) if Stockholder is an individual, to any member of Stockholder’s immediate family or to a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family or upon the death of Stockholder or (B) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder, provided that a Transfer referred to in clause (v) shall be permitted only if, as a precondition to such transfer, the transferee of such Shares agrees to be bound by the terms and conditions of this Agreement.

3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of Nova called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Nova with respect to any of the following, Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares Owned by Stockholder:

3.1 in favor of (i) the approval of the Merger and the adoption and approval of the Merger Agreement, (ii) each of the other actions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time, and (iii) the Proxy and any action required in furtherance thereof;

3.2 against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

3.3 against any amendment to Nova’s certificate of incorporation or bylaws;

3.4 against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

3.5 against any proposal that would result in a breach by Nova of the Merger Agreement; and

3.6 against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of Nova as of the date of this Agreement.

In all other matters, the Shares shall be voted by and in a manner determined by Stockholder in Stockholder’s sole discretion.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Saturn a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5. Representations, Warranties and Covenants of Stockholder.

5.1 Stockholder hereby represents and warrants to Saturn that, as of the date hereof and at all times until the Expiration Date, (i) Stockholder is and will be the beneficial owner of the shares of Nova Common Stock (unless otherwise Transferred in accordance with this Agreement), and the options, warrants and other rights to purchase shares of Nova Common Stock, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares; (ii) the Shares are and will be, unless otherwise Transferred in accordance with this Agreement, free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (other than pursuant to the terms of restricted stock agreements as in effect on the date hereof and except for applicable restrictions on transfer under applicable securities laws or under this Agreement and except for applicable community property laws); (iii) Stockholder does not Own any securities of Nova other than the shares of Nova Common Stock, and options, warrants and other rights to purchase shares of Nova Common Stock, set forth on the signature page of this Agreement; (iv) with respect to the Shares, Stockholder has and will have full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy (unless such Shares are otherwise Transferred in accordance with this Agreement) and to perform Stockholder’s obligations hereunder and thereunder; (v) the execution, delivery and performance of this Agreement by Stockholder will not violate any agreement or court order to which the Shares are subject, including, without limitation, any voting agreement or voting trust; and (vi) this Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.2 Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Nova voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of Nova, breaches any fiduciary duty of the board of directors of Nova or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of Nova.

6. Additional Documents. Stockholder and Saturn hereby covenant and agree to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

7. Legending of Shares. If so requested by Saturn, Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

8. Termination. This Agreement shall terminate automatically and be of no further force or effect as of the Expiration Date.

9. Fiduciary Duties. Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as an owner of his, her or its respective Shares, and nothing herein shall affect, limit, prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of Nova, to the extent permitted by the Merger Agreement.

10. Miscellaneous.

10.1 Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

10.2 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.3 Binding Effect; Assignment. Except as provided or required herein, neither party may assign or delegate, in whole or in part, by operation of law or otherwise, either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.4 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto. A copy of such written agreement shall be provided to Nova promptly following execution thereof.

10.5 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located within Newcastle County in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.8 or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Newcastle County, Delaware.

10.7 Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Saturn and Stockholder with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Saturn and Stockholder, both oral and written, with respect to the subject matter hereof and thereof.

10.8 Notices. All notices and other communications pursuant to this Agreement shall be deemed given or made as follows (i) on the date of delivery, delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt, if sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

           (a) if to Saturn, to:
                              ScanSoft, Inc.
                              9 Centennial Drive
                              Peabody, MA 01960
                              Attention: General Counsel
                              Telephone No.: (978) 977-2000
                              Telecopy No.: (978) 977-2412
                              with a copy to:
                              Wilson Sonsini Goodrich & Rosati
                              Professional Corporation
                              650 Page Mill Road
                              Palo Alto, California 94304-1050
                              Attention:Katherine A. Martin
                                               Robert Sanchez
                              Tel.: (650) 493-9300
                              Fax: (650) 493-6811
           (b) if to Stockholder, to the address for notice set forth on the last page hereof, or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

10.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

10.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

SATURN, INC.

By:

Chairman and Chief Executive Officer

STOCKHOLDER:

(Print Stockholder Name)

By:

(Signature)

Name:

(Print Name)

Title:

Telephone

Facsimile No.

Shares Owned:

shares of Nova Common Stock

shares of Nova Common Stock issuable upon the exercise of outstanding options, warrants or other rights

Address:

EXHIBIT A
IRREVOCABLE PROXY
      The undersigned stockholder of Nova, Inc., a Delaware corporation (“Nova”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Saturn, Inc., a Delaware corporation (“Saturn”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Nova that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Nova issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Nova as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).
      This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Saturn and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Saturn entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among Saturn, Subs and Nova, which provides for (i) the merger of Sub I with and into Nova (the “First Step Merger”), with Nova being the surviving corporation (the “Interim Surviving Corporation”), and (ii) the subsequent merger of the Interim Surviving Corporation with and into Sub II (the “Second Step Merger” and, taken together with the First Step Merger, the “Merger”), with Sub II being the surviving entity. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.
      The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of Nova and in every written consent in lieu of such meeting: (i) in favor of (A) the approval of the Merger and the adoption and approval of the Merger Agreement, (B) each of the other actions contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time, and (C) the Proxy and any action required in furtherance thereof; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement; (iii) against any amendment to Nova’s certificate of incorporation or bylaws; (iv) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; (v) against any proposal that would result in a breach by Nova of the Merger Agreement; (vi) against the election of a group of individuals to replace a majority or more of the individuals on the Board of Directors of Nova as of the date of this Agreement.
      The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.
      Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned other than with respect to any Shares sold in open market transactions and in accordance with Section 2 of the Voting Agreement.

Signature of Stockholder:

Print Name of Stockholder:

Shares beneficially owned:

shares of Nova Common Stock

shares of Nova Common Stock issuable upon the exercise of outstanding options, warrants or other rights
Dated: May      , 2005
****IRREVOCABLE PROXY****

Annex F
STOCK PURCHASE
AGREEMENT
Dated as of May 5, 2005
by and among
SCANSOFT, INC.
and
the Purchasers identified on Exhibit A hereto

Annex F

STOCK PURCHASE AGREEMENT
      THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 5, 2005, by and among ScanSoft, Inc., a Delaware corporation (the “Company”), and the purchasers identified on Exhibit A hereto (the “Purchasers”), for the purchase and sale by the Purchasers of shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).
      The parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE OF COMMON STOCK
      Section 1.1     Purchase and Sale of Common Stock. Upon the following terms and conditions, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company: (a) an aggregate of 14,150,943 shares of Common Stock (collectively, the “Shares”) in the amounts set forth opposite their respective names on Exhibit A, at a price per Share equal to $4.24 (the “Per Share Purchase Price”), and for an aggregate purchase price of $59,999,998.32 (the “Purchase Price”); and (b) warrants (the “Warrants”) to purchase an aggregate of 3,177,570 shares of Common Stock (the “Warrant Shares”) with an exercise price of $5.00 per share in the amounts set forth opposite their respective names on Exhibit A. The Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.
      Section 1.2     Purchase Price and Closing. The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase the Shares. The closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of the Company located at 9 Centennial Drive, Peabody, Massachusetts, as soon as practicable following the satisfaction or waiver of the conditions set forth in Article IV, or at such other time and place or on such date as the Purchasers and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”). At the Closing, the entire Purchase Price shall be paid by the Purchasers in cash, by wire transfer of immediately available funds, to an account designated in writing by the Company against the issuance by the Company of the Shares and Warrants.
      Section 1.3     Delivery. At the Closing or as promptly thereafter as is practicable (but in no event more than five (5) Business Days after the Closing Date or two (2) Business Days after the Closing Date in the case of the Warrants), the Company shall deliver to the Purchasers (a) certificates representing the portion of the Shares purchased by such Purchaser (it being understood that the Purchasers shall be record holders of the Shares on the Closing Date), and (b) one or more warrants in substantially the form attached hereto as Exhibit B to acquire an aggregate of 3,177,570 shares of Common Stock. For purposes hereof, the term “Business Day” shall mean a day other than Saturday, Sunday or a federal holiday in which the New York Stock Exchange is closed for trading.
      Section 1.4     Reservation of Warrant Shares. The Company has authorized and has reserved and covenants to continue to reserve a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to permit the exercise of the Warrants, so long as the Warrants are outstanding. Any shares of Common Stock issuable upon exercise of the Warrants (and such shares when issued) are herein referred to as the “Warrant Shares”. The Shares, the Warrants and the Warrant Shares are sometimes collectively, individually, or in some combination thereof, referred to herein as the “Securities”.

ARTICLE II
REPRESENTATIONS AND WARRANTIES
      Section 2.1     Representations and Warranties of the Company. The Purchasers shall be entitled to rely on the representations and warranties made by the Company in connection with that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) to be entered into by the Company in connection with “Project Edison” (a draft of which Agreement and Plan of Merger has been provided to the Purchasers), and each such representation and warranty is incorporated herein by reference and hereby made by the Company as of the date it shall be made pursuant to the Agreement and Plan of Merger, subject only to such exceptions and qualifications to which it is subject pursuant to the terms of the Agreement and Plan of Merger as of the date it is made. The Company shall deliver to the Purchasers a copy of the Agreement and Plan of Merger and such exceptions and qualifications promptly after the execution of the Agreement and Plan of Merger. In addition, the Company hereby represents and warrant to the Purchasers, subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by the Company to the Purchasers (which such exceptions shall reference the specific section and, if applicable, subsection number of this Section 2.1 to which it applies, and any information disclosed in any such section or subsection shall be deemed to be disclosed only for purposes of such section or subsection, except to the extent it is readily apparent that the disclosure contained in such section or subsection contains enough information regarding the subject matter of other representations and warranties contained in this Section 2.1 so as to clearly qualify or otherwise clearly apply to such other representations and warranties), dated as of the date hereof and certified by a duly authorized officer of the Company (the “Disclosure Letter”), as follows:

(a) Organization; Standing and Power. The Company and each of its Subsidiaries (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change to the Company. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other organization, whether incorporated or unincorporated, at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. For purposes of this Agreement, the term “Material Adverse Change” when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change, that (i) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its subsidiaries or (ii) will or is reasonably likely to materially impede the ability of such entity to timely consummate the transactions contemplated by the Transaction Documents in accordance with the terms thereof and applicable legal requirements.

(b) Charter Documents. The Company is not in violation of any of the provisions of the Company Charter Documents and each Significant Subsidiary of the Company is not in violation of its respective Subsidiary Charter Documents. For purposes of this Agreement, the term: (i) “Company Charter Documents” shall mean (A) a true and correct copy of the Certificate of Incorporation (including any Certificate of Designations) and Bylaws of the Company, each as amended to date; (ii) “Significant Subsidiary” shall have the meaning provided by Rule 1-02 of Regulation S-X of the Commission; (iii) “Subsidiary Charter Documents” shall mean the certificate of incorporation and bylaws, or like organizational documents of a Subsidiary; and (iv) “Commission” shall mean the Securities and Exchange Commission.

(c) Subsidiaries. Exhibit 21 to the Company’s transition report on Form 10-K/ T for the period beginning January 1, 2004 and ending September 30, 2004 includes all the Subsidiaries of the Company which are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws, except as would not reasonably be expected to have a Material Adverse Change to the Company or a Material Adverse Change to such Subsidiary. Other than the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns any capital stock of, or other equity or voting interests of any nature in, or any interest convertible, exchangeable or exercisable for, capital stock of, or other equity or voting interests of any nature in, any other person. For purposes of this Agreement, the term “Lien” shall mean pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever.

(d) Capital Stock. The authorized capital stock of the Company consists of: (i) 280,000,000 shares of Common Stock, par value $0.001 per share and (ii) 40,000,000 shares of preferred stock, par value $0.001 per share, of which 100,000 shares have been designated as Series A Preferred Stock (the “Series A Preferred Stock”), all of which will be reserved for issuance upon exercise of preferred stock purchase rights (the “Rights”) issuable pursuant to the Preferred Shares Rights Agreement dated as of October 23, 1996 and amended and restated as of March 15, 2004 by and between the Company and U.S. Stock Transfer Corporation (the “Rights Agreement”), a true and complete copy of which is filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A filed with the Commission on March 19, 2004, and of which 15,000,000 shares have been designated as Series B Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”). At the close of business on the date hereof: (i) 106,637,095 shares of Common Stock were issued and outstanding, excluding shares of Common Stock held by the Company in its treasury, (ii) no shares of Common Stock were issued and held by the Company in its treasury, and (iii) 3,562,238 shares of Series B Preferred Stock were issued and outstanding. No shares of Common Stock are owned or held by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company are, and each share of capital stock of the Company which may be issued as contemplated or permitted by the Transaction Documents will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights, free and clear of all Liens.

(e) Stock Options. As of the close of business on the date hereof: (i) 18,588,087 shares of Common Stock are subject to issuance pursuant to outstanding options to purchase Common Stock (“Company Options”) under the stock option, stock award, stock appreciation or phantom stock plans of the Company (the “Stock Option Plans”), and (ii) 7,568,257 shares of Common Stock are reserved for future issuance under the Stock Option Plans. As of the same date, 1,147,111 shares of Common Stock are reserved for future issuance under the Employee Stock Purchase Plans. Included in the issued and outstanding Common Stock of the Company are 868,151 shares that are subject to outstanding restricted stock agreements with certain employees of the Company. All shares of the Common Stock subject to issuance under the Company Options, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option as a result of the transactions contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company.

(f) Voting Debt. No Voting Debt of the Company is issued or outstanding as of the date hereof. For purposes of this Agreement, the term “Voting Debt” shall mean any bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company.

(g) Other Securities. There are no securities, options, warrants, calls, rights, contracts, commitments, agreements, instruments, arrangements, understandings, obligations or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, contract, commitment, agreement, instrument, arrangement, understanding, obligation or undertaking. All outstanding shares of Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable material Contracts. For purposes of this Agreement, the term: (A) “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity; (B) “Contract” shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect; and (C) “Governmental Entity” shall mean any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(h) Authority. The Company has all requisite corporate power and authority to enter into this Agreement, the Amended and Restated Stockholders Agreement in substantially the form attached hereto as Exhibit C (the “Stockholders Agreement”), the Warrants, and the other agreements and documents contemplated hereby and thereby which are executed by the Company or to which the Company is a party (all of the foregoing agreements and documents, including this Agreement, are collectively referred to herein as the “Transaction Documents”). The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate or other proceedings on the part of the Company is necessary to authorize the execution and delivery of the Transaction Documents or to consummate the transactions contemplated thereby, subject only to: (i) the approval of the issuance of the Shares and the Warrants by the Company’s stockholders; (ii) the filing of a proxy statement with the Commission in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act‘”) and any foreign antitrust laws, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related) laws and the rules and regulations of the Nasdaq Stock Market (clauses (i) — (iv), the “Necessary Consents”). The Transaction Documents have been, or will be upon the Closing, duly executed and delivered by the Company

(other than the Warrants, which will be delivered within two (2) Business Days of the Closing) and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(i) Non–Contravention. The execution and delivery of the Transaction Documents by the Company does not, and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated thereby will not: (i) conflict with or violate the Company Charter Documents or any other Subsidiary Charter Documents of any Subsidiary of the Company, (ii) subject to compliance with the requirements set forth in Section 2.1(h), conflict with or violate any material Legal Requirement applicable to the Company or any of the Company’s other Subsidiaries or by which the Company or any of the Company’s other Subsidiaries or any of their respective properties is bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any material Contract of the Company, or (iv) trigger anti-dilution rights or other rights to acquire additional equity securities of the Company. Neither the execution or delivery by the Company of the Transaction Documents nor the consummation of any of the transactions contemplated thereby, shall constitute, result in or otherwise trigger a “Triggering Event,” “Distribution Date,” or “Shares Acquisition Date,” in each case, as defined in the Rights Plan.

(j) Necessary Consents. No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity or any other person is required to be obtained or made by the Company in connection with the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby, except for (i) certain of the Necessary Consents and (ii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not be material to the Company or materially adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby.

(k) Commission Filings. The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the Commission since January 1, 2002. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the “SEC Reports.” As of their respective dates, the SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports (the “Company Financials”), including each SEC Report filed after the date hereof until the Closing: (i) complied as to form in all material respects with applicable securities laws and regulations thereunder, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the Commission on Form 10-Q, 8-K or any successor form under the Exchange Act), and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated. The balance sheet of the Company contained in the SEC Reports as of December 31, 2004 is hereinafter referred to as the “Company Balance Sheet.”

(m) No Undisclosed Liabilities. Neither the Company nor its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the Company Financials), which individually or in the aggregate (i) has not been reflected in the Company Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the Company Balance Sheet.

(o) Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been: (i) any Material Adverse Change to the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock, or any purchase, redemption or other acquisition by the Company or any of its Subsidiaries of any of the Company’s capital stock or any other securities of the Company or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock, (iv) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the disposition of any material intellectual property other than licenses, distribution agreements, advertising agreements, sponsorship agreements or merchant program agreements entered into in the ordinary course of business consistent with past practice, (v) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or by the Commission, (vi) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, (vii) any communication from the Nasdaq Stock Market with respect to the delisting of the Common Stock, (viii) any cancellation by the Company or any of its Subsidiaries of any debts or waiver of any claims or rights of material value, (ix) any sale, transfer or other disposition outside of the ordinary course of business of any properties or assets (real, personal or mixed, tangible or intangible) by the Company or any of its Subsidiaries, or (x) any agreement, whether in writing or otherwise, to take any action described in this section by the Company or any of its Subsidiaries.

(q) Section 203. The Board of Directors of the Company has heretofore take all necessary action to approve, and has approved, for purposes of Section 203 of the Delaware General Corporation Law (including any successor statute thereto “Section 203”) the Purchasers’ becoming, together with their affiliates and associates, an “interested stockholder” within the meaning of Section 203, such that, as of the date hereof and from and after the Closing, Section 203 will not be applicable to any “business combination” within the meaning of Section 203 that may take place between one or more of the Purchasers and/or their respective affiliates and associates, on the one hand, and the Company, on the other, as a result of the transactions contemplated by this Agreement or otherwise.

      Section 2.2     Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchasers:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares being sold to it hereunder.

The execution, delivery and performance of the Transaction Documents by such Purchasers and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action, and no further consent or authorization of such Purchasers or its Board of Directors, stockholders, or partners, as the case may be, is required. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of creditor’s rights and remedies or by other equitable principles of general application.

(c) Acquisition for Investment. Such Purchaser is acquiring the Securities solely for its own account and not with a view to or for sale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any person or entity. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of the Company and the Subsidiaries and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation.

(d) Restricted Securities. Such Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of such Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(e) No General Solicitation. Such Purchaser acknowledges that the Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(f) Equity Owned. The Purchasers own of record an aggregate of 12,253,602 shares of the Company’s Common Stock, 3,562,238 shares of the Company’s Series B Preferred Stock and warrants to acquire an aggregate of 3,425,732 shares of the Company’s Common Stock and the Purchasers have entered into a Stock Purchase Agreement to acquire an aggregate of 3,537,736 shares of Common Stock and warrants to purchase an aggregate of 863,236 shares of Common Stock. Except as set forth above, the Purchasers do not beneficially own (in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended) any other shares of the Company’s Common Stock (other than Company Common Stock underlying Company Options issued to William Janeway that are either currently exercisable or exercisable within 60 days of the date of this Agreement).

(g) Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.
ARTICLE III
COVENANTS
      Section 3.1     Public Disclosure. The parties shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by the Transaction Documents other than as may be required in any filing with the Commission or the Company’s listing agreement with the Nasdaq Stock Market, as advised by counsel to the Company.
      Section 3.2     Fees and Expenses. Following the Closing, the Company shall promptly pay the fees and reasonable out-of-pocket expenses of the Purchasers’ advisors and legal counsel incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, including fees and reasonable out-of-pocket expenses relating to any filings under the HSR Act, upon receipt of an invoice for such. The Company shall promptly pay the fees and reasonable out-of-pocket expenses of the Purchasers’ advisors and legal counsel incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement in the event the Closing does not occur prior to the date set forth in Section 6.1 upon receipt of an invoice for such; provided, however, that the right to payment of such fees and expenses shall not be available to the Purchasers’ or any of them, if the an action or failure to act by a Purchaser has been a principal cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement.
      Section 3.3     Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. The Company agrees to use its commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Transaction Documents, subject to the terms and conditions hereof and thereof, including all actions and things necessary to cause all conditions set forth in Article IV to be satisfied (other than the taking of any action with respect to “Project Edison”, which efforts will be governed by the Agreement and Plan of Merger).
      Section 3.4     Additional Listing Application. To the extent required by the rules of the Nasdaq Stock Market or the Company’s listing agreement with the Nasdaq Stock Market, the Company will file a notification form for the listing of additional shares in connection with the transactions contemplated hereby.
      Section 3.5     Closing of Project Edison. Both the Company and the Purchasers shall be obligated to consummate the Closing simultaneously with the closing of the transaction known as “Project Edison”.
      Section 3.6     Legal Opinion. At the Closing, the Company shall cause its outside legal counsel to deliver an opinion to the Purchasers in substantially the form attached hereto as Exhibit D.
ARTICLE IV
CONDITIONS
      Section 4.1     Conditions Precedent to the Obligations of each Party to Close and Purchase or Sell the Shares. The respective obligations of any party to this Agreement to proceed with the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, or promulgated by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) Project Edison. The business combination transaction known to the parties as “Project Edison” shall have closed or shall close simultaneously with the Closing.

(c) Governmental Approvals. All applicable waiting periods under the HSR Act and under any applicable material foreign or other Antitrust Laws shall have expired or been terminated.

(d) Stockholder Approval. If required under Rule 4350(i) of the Nasdaq Marketplace Rules, the Company shall have received the requisite approval of its stockholders to issue the Shares, the Warrants and/or the Warrant Shares.

      Section 4.2     Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligations of the Purchasers to purchase the Shares from the Company at the Closing shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Purchasers:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Company is a party (other than the Warrants, which will be delivered within two (2) Business Days of the Closing Date) shall have been duly executed and delivered by the Company to the Purchasers.

(b) Amendment of Rights Plan. Prior to the Closing, the Company shall have entered into an agreement with U.S. Stock Transfer Corporation to amend that certain Preferred Shares Rights Agreement dated as of October 23, 1996 and amended and restated as of March 15, 2004 by and between the Company and U.S. Stock Transfer Corporation (the “Rights Plan”) in substantially the form attached hereto as Exhibit E to permit the acquisition by the Purchasers of the Securities so that such acquisition does not constitute or otherwise trigger a “Triggering Event”, “Distribution Date” or “Shares Acquisition Date”.
      Section 4.3     Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation of the Company to sell the Shares to the Purchasers shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Delivery of Transaction Documents. The other Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by the Purchasers to the Company.
ARTICLE V
CERTIFICATE LEGEND
      Section 5.1     Legend.
      (a) Each certificate representing the Shares and the Warrant Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws) until such legend may be removed as provided in subsection (b) below:

“THE SHARES OF COMMON STOCK REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES OF COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SCANSOFT, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

      (b) The Company agrees to reissue certificates representing any of the Shares or Warrant Shares, without the legend set forth above, if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request; provided that such legends shall not be removed and such proposed transfer will not be effected until: (i) such shares of Common Stock are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel acceptable to the Company to the effect that a public sale, assignment or transfer of the shares of Common Stock may be made without registration under the Securities Act and applicable state securities or “blue sky” laws. In the case of any proposed transfer under this Section 5.1, the Company shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.
ARTICLE VI
TERMINATION
      Section 6.1     Termination. This Agreement may be terminated at any time prior to the Closing Date by (a) the mutual written consent of the Company and the Purchasers, (b) any party if the agreement and plan of merger relating to “Project Edison” is terminated in accordance with its terms, (c) any party if the Closing Date has not occurred by February 1, 2006 (the “End Date”), or (d) any party if the agreement and plan of merger relating to “Project Edison” is not signed by the parties thereto by August 5, 2005; provided that the End Date shall be extended if the agreement and plan of merger relating to “Project Edison” has not been terminated in accordance with its terms and until such termination, provided further, however, that the right to terminate pursuant to this Section 6.1 shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date, and such action or failure to act constitutes a breach of this Agreement.
      Section 6.2     Effect of Termination. In the event of a termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force or effect, except for Section 3.2, this Section 6.2 and Article VII herein, which shall survive the termination of this Agreement. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach of this Agreement, or to impair the rights of the Company or such Purchaser to compel specific performance by the other of its obligations under this Agreement.
ARTICLE VII
MISCELLANEOUS
      Section 7.1     Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 7.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.

      Section 7.2     Entire Agreement; Amendment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof, including but not limited to the Prior Agreement, are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.
      Section 7.3     Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:
      (a) If to the Purchasers, to:

Warburg Pincus Private Equity VIII, L.P.
Warburg Pincus Netherlands Private Equity VIII, C.V. I
Warburg Pincus Germany Private Equity VIII, K.G.
c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017
Attention: Jeffrey A. Harris
Fax No. 212-878-6139

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Michael A. Schwartz, Esq.
Fax No. 212-728-9267
      (b) If to the Company, to:

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960
Attention: Chief Executive Officer
Phone: 978-977-2000
Fax: 978-977-2436
           with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Attention:	Katharine A. Martin, Esq.

Robert D. Sanchez, Esq.
Fax No. 650-493-6811
      Section 7.4     Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
      Section 7.5     Titles; Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
      Section 7.6     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.
      Section 7.7     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
      Section 7.8     Survival. The representations and warranties of the Company and the Purchasers contained herein shall not survive the Closing.
      Section 7.9     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
      Section 7.10     Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
      Section 7.11     SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.
      Section 7.12     Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
      Section 7.13     Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
      Section 7.14     Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.
[Remainder of page intentionally left blank. Signature pages to follow]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

SCANSOFT, INC.

By:	/s/ Paul Ricci

Name: Paul Ricci

Title:	Chairman & CEO

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII, C.V. I

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

WARBURG PINCUS GERMANY PRIVATE EQUITY VIII, K.G.

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

EXHIBIT A
SCHEDULE OF PURCHASERS

		Aggregate
	Shares of	Purchase Price	Warrant
	Common Stock	for Common	Shares
Name	Purchased	Stock	Acquired

Warburg Pincus Private Equity VIII, L.P.	13,713,679	$58,145,998.96	3,079,383
Warburg Pincus Netherlands Private Equity VIII, C.V. I	397,500	$1,685,400.00	89,258
Warburg Pincus Private Equity VIII, K.G	39,764	$168,599.36	8,929
Total:	14,150,943	$59,999,998.32	3,177,570

Annex G
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
      THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is made as of May 5, 2005 by and between ScanSoft, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, and Warburg Pincus Germany Private Equity VIII, K.G. (collectively, the “Purchasers”).
RECITALS
      A. The Purchasers Beneficially Own an aggregate of 18,841,572 shares of Voting Stock of the Company;
      B. The Purchasers are purchasing an additional 3,537,736 shares of Company Common Stock and warrants to purchase an aggregate of 863,236 shares of Company Common Stock pursuant to that certain Securities Purchase Agreement dated as of May 5, 2005 (the “Securities Purchase Agreement”) and an additional 14,150,944 shares of Company Common Stock and warrants to purchase an aggregate of 3,177,570 shares of Company Common Stock (together with the warrants mentioned above, the “Warrants”) pursuant to a separate Stock Purchase Agreement dated as of May 5, 2005 (the “Stock Purchase Agreement”);
      C. The Purchasers have made certain requests, including the appointment of an additional representative to the Board of Directors of the Company (the “Board”);
      D. The Board has determined that it is in the best interests of the Company and its stockholders to (i) issue and sell the shares of Company Common Stock and the Warrants to the Purchaser and (ii) appoint an additional designee of the Purchasers to the Board;
      E. The Company and the Purchasers are parties to that certain Stockholders Agreement, dated as of March 19, 2004 (the “Prior Agreement”); and
      F. The Company and the Purchasers desire to amend and restate the rights and obligations set forth in the Prior Agreement, in each case as set forth herein.
      NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
      1.     Certain Definitions. Unless the context otherwise requires, the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:
      “Additional Director Board Appointment Period” shall mean the period beginning on the date of the closing contemplated by the Stock Purchase Agreement and ending on the later of (i) the date that the Purchasers shall cease to Beneficially Own at least 25,000,000 shares of Voting Stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like) or (ii) the date that the Purchasers’ percentage Beneficial Ownership of the Voting Stock is less than the quotient of (x) two (2) divided by (y) the then authorized number of directors of the Company.
      “Affiliate” shall have the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, the Purchasers and their Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

      “Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.
      “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement.
      “Company Common Stock” shall mean shares of the Common Stock of the Company, $0.001 par value.
      “Company Competitor” shall mean any person or entity (or any Affiliates of such a person or entity) that (i) conducts material activities and operations consisting of providing speech technology primarily for use in telephony-network based services, mobile or embedded platforms, or desktop or server-based dictation software applications, (ii) develops and licenses software that incorporates document capture or image processing technology, (iii) has filed a statement on Schedule 13D pursuant to Rule 13d-1(a) with the SEC that indicates under Item 4 of such Schedule that the person has acquired or holds the securities with a purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having that purpose or effect, or (iv) to the Purchasers’ knowledge after a written request, intends to file a statement on Schedule 13D with the SEC indicating under Item 4 of such Schedule that the person has acquired or holds the securities with a purpose or effect of changing or influencing control of the Company, or in connection with or as a participant in any transaction having that purpose or effect.
      “Controlled Fund” shall mean any fund of which Warburg Pincus Partners LLC is a general partner.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
      “Exchange Offer” shall mean a bona fide exchange offer subject to the provisions of Rule 13e-3 promulgated under the Exchange Act.
      “Fair Market Value” means, as of any date of determination, (i) in the case of Company Common Stock, the average of the closing sale prices of Company Common Stock during the 5 trading days immediately preceding such date of determination on the principal U.S. or foreign securities exchange on which such Company Common Stock is listed or, if such Company Common Stock is not listed or primarily traded on any such exchange, the average of the closing sale prices or the closing bid quotations of such security during the 5 day period preceding such date of determination on Nasdaq or any comparable system then in use or, if no such quotations are available, the fair market value of such security as of such date of determination as determined in good faith by the Company and the holders of a majority in interest of the shares of Company Common Stock then held by the Purchasers and (ii) in the case of property other than cash or a security, the fair market value of such property on such date of determination as determined in good faith by the Company and the holders of a majority in interest of the shares of Company Common Stock then held by the Purchasers; provided, however, that if such parties are unable to reach agreement as to the fair market value of such security pursuant to clause (i) above or such property pursuant to clause (ii) above within a reasonable period of time, the fair market value shall be determined in good faith by an independent investment banking firm selected jointly by the Company and the holders of a majority in interest of the shares of Company Common Stock then held by the Purchasers or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. All costs and expenses of such independent investment banking firm shall be borne 50% by the Company and 50% by the Purchasers, pro rata based on the number of shares of Company Common Stock then held by each.
      “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
      “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 5.8 hereof.

      “Permitted Amount” shall mean the sum of (i) up to a maximum of 5% of the issued and outstanding Voting Stock of the Company as calculated immediately following the Closing Date, and (A) if the closing contemplated by the Stock Purchase Agreement (the “Second Closing”) and the closing of the transaction that is a condition to the closing of the Stock Purchase Agreement (together with the Second Closing, the “Combined Closing”) are consummated, up to a maximum of 5% of the issued and outstanding Voting Stock of the Company (which 5% shall include any shares of Voting Stock acquired between the Closing Date and the Combined Closing) as calculated immediately following the Combined Closing and (B) if the closing contemplated by the securities purchase agreement (the “Second Securities Purchase Agreement”) attached as Annex A to that letter dated May 5, 2005 from the Purchasers to the Company (the “Third Closing”) and the closing of the transaction that is a condition to the closing of the Second Securities Purchase Agreement (together with the Third Closing, the “Second Combined Closing”) are consummated, up to a maximum of 5% of the issued and outstanding Voting Stock of the Company (which 5% shall include any shares of Voting Stock acquired between the Closing Date and the Second Combined Closing) as calculated immediately following the Second Combined Closing, and (ii) any number of shares of Voting Stock acquired directly from the Company after the date of this Agreement pursuant to an agreement with the Company (except that for purposes of calculating the “Maximum Permitted Amount” as defined in that certain Amendment to the Amended and Restated Preferred Shares Rights Agreement dated May 5, 2005 between the Company and U.S. Stock Transfer Corporation, as may be amended from time to time, the calculation of the Permitted Amount shall exclude: (i) the shares of Company Common Stock and warrants to acquire Company Common Stock issued on the Closing Date to the Purchasers; (ii) the shares of Company Common Stock and warrants to acquire Company Common Stock issued on the closing date of the Second Closing to the Purchasers; and (iii) the shares Company Common Stock issued or issuable upon the exercise of the warrants issued to the Purchasers on the Closing Date and the closing date of the Second Closing).
      “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
      “Registrable Securities” means (a) shares of Company Common Stock (i) held by the Purchasers on the day immediately following the Closing Date and the closing contemplated by the Stock Purchase Agreement or (ii) acquired pursuant to open market purchases following the Closing Date, and (b) any Company Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Company Common Stock, warrant, right or other security held by the Purchasers. Notwithstanding the foregoing, Registrable Securities shall not include any securities of the Company sold by any person to the public either pursuant to a registration statement under the Securities Act or Rule 144.
      “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 5.1 and 5.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, Blue Sky fees and expenses and the expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and all underwriting discounts and commissions).
      “Representatives” shall mean the directors, officers, employees and independent contractors, agents or advisors (including, without limitation, attorneys, accountants, and investment bankers) of the specified party or any of its Subsidiaries.
      “Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
      “SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

      “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.
      “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer rates applicable to the sale of Registrable Securities and, except as set forth in the definition of “Registration Expenses” above, all fees and reimbursement of counsel for the Holders.
      “Shelf Registration Period” shall mean the period beginning immediately following the closing contemplated by the Stock Purchase Agreement (or if such closing does not occur or has not occurred by such date, the date that is nine (9) months following the Closing Date) and ending at 12:00 a.m. New York City time on the 365th day after the effectiveness of any registration statement filed pursuant to the terms of Section 5.3, as such period may be extended.
      “Single Director Board Appointment Period” shall mean the period beginning on April 8, 2004 and ending on the date that the Purchasers cease to Beneficially Own at least 10,000,000 shares of Voting Stock (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like).
      “Standstill Period” shall mean the four (4) year period beginning on the Closing Date and ending at 12:00 a.m. New York City time on the fourth anniversary of the Closing Date.
      “Subsidiaries” shall mean each corporation, limited liability company, partnership, association, joint venture or other business entity of which any party or any of its Affiliates owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.
      “Third Party Tender Offer” shall mean a bona fide public tender offer subject to the provisions of Regulation 14D when first commenced within the meaning of Rule 14d-2(a) of the rules and regulations under the Exchange Act, by a person or 13D Group (which is not made by and does not include any of the Company or any Affiliate of the Company) to purchase or exchange for cash or other consideration any Voting Stock and which consists of an offer to acquire more than 10% of the Voting Power of the Company.
      “13D Group” means any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Stock which would be required under Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D pursuant to Rule 13d-1(a) or Schedule 13G pursuant to Rule 13d-1(c) with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act if such group Beneficially Owned Voting Stock representing more than 5% of any class of Voting Stock then outstanding.
      “Voting Power” shall mean the number of votes entitled to then be cast by the Voting Stock of the Company at any election of directors of the Company, provided that, for the purpose of determining Voting Power, each share of Preferred Stock of the Company, if any (the “Preferred Stock”), shall be deemed to be entitled to the number of votes equal to the number of shares of Company Common Stock into which such share of Preferred Stock could then be converted.
      “Voting Stock” shall mean shares of the Company Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors of the Company and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.
      2.     Appointment of Purchasers’ Nominee(s) to the Board. The Company hereby agrees that (a) until the expiration of the Single Director Board Appointment Period, the Board shall take such action as may be necessary to appoint one (1) member of the Board who shall be designated by the holders of a majority in interest of the shares of Company Common Stock then held by the Purchasers, and (b) not later than two (2) business days following the Closing Date and until the expiration of the Additional Director Board Appointment Period, the Board shall take such action as may be necessary to appoint a second member of the Board who shall be designated by Warburg Pincus Private Equity VIII, L.P. Each nominee so designated shall be reasonably acceptable to, and approved by a majority of the Board, which acceptance and approval shall not be unreasonably withheld (such nominees from time to time so designated, each a “Purchaser Nominee,” and collectively, the “Purchaser Nominees.” The Company shall, throughout the Single Director Board Appointment Period and the Additional Director Board Appointment Period, as applicable, nominate and take such action as may be necessary to cause the Purchaser Nominee(s) to be elected or appointed to the Board. If at any time during the Single Director Board Appointment Period or the Additional Director Board Appointment Period, as applicable, there shall occur a vacancy in the Board seat previously occupied by a Purchaser Nominee by reason of resignation, removal, death or incapacity, then such vacancy shall be filled by another Purchaser Nominee designated in accordance with this Section 2.
      3.     Covenants of the Purchasers.
      3.1     Standstill. During the Standstill Period, the Purchasers, Warburg Pincus & Co., and Warburg Pincus Partners LLC, shall not, without the prior written consent of the Company or its Board of Directors:

(a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly (including acquiring beneficial ownership as defined in Rule 13d-3 under the Exchange Act), by purchase or otherwise, any Voting Stock of the Company or direct or indirect rights to acquire any Voting Stock of the Company, or of any successor to or person in control of the Company, or any assets of the Company or any Subsidiary or division of the Company or of any such successor or controlling person, provided, however, that the Purchasers, Warburg Pincus & Co., and Warburg Pincus Partners LLC may acquire in one or more transactions an aggregate number of shares of Voting Stock equal to the Permitted Amount;

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person or entity with respect to the voting of any Voting Stock of the Company (other than in such Purchaser’s Representatives’ capacities as a member of the Company’s Board of Directors in a manner consistent with his or her fiduciary duties);

(c) make any public announcement with respect to, or submit a proposal for or offer of (with or without conditions) (including to the Company’s Board of Directors), any extraordinary transaction involving the Company or any of its securities or assets;

(d) form, join or in any way participate in a 13D Group in connection with any of the foregoing;

(e) otherwise act or seek to control or influence the management or Board of Directors or policies of the Company, whether alone or in concert with others (other than in such Purchaser’s Representatives’ capacities as a member of the Company’s Board of Directors in a manner consistent with his or her fiduciary duties);

(f) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (e) above;

(g) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 3.1 in a manner that would require public disclosure; or

(h) direct or instruct any of their respective Subsidiaries, Representatives or Affiliates to take any such action.
      Notwithstanding the foregoing, if, at any time during the Standstill Period,

(i) any person or 13D Group (other than any person or 13D Group which includes the Purchasers, their respective Subsidiaries or Representatives) acquires beneficial ownership of Voting Stock of the Company representing 40% or more of the then outstanding Voting Stock of the Company;

(ii) any person or 13D Group (other than any person or 13D Group which includes the Purchasers, their respective Subsidiaries or Representatives) announces or commences a tender or exchange offer to acquire Voting Stock of the Company which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Stock of the Company owned by such person or 13D Group, 50% or more of the then outstanding Voting Stock of the Company;

(iii) the Company enters into, or resolves to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of Common Stock would be converted into cash and/or securities and/or property of another person or 13D Group (other than any person or 13D Group which includes the Purchasers, their respective Subsidiaries or Representatives) or 50% or more of the outstanding shares of Common Stock as of immediately prior to such transaction would be owned by persons other than the then current holders of shares of Common Stock and any person or 13D Group which includes the Purchasers, their respective Subsidiaries or Representatives;
then, except as otherwise provided herein, the Standstill Period shall be suspended and tolled during the pendency of any such event with respect to the Purchasers, their respective Subsidiaries and Representatives and the provisions of subparagraphs (a) through (g) shall not be applicable to the Purchasers, their respective Subsidiaries and Representatives during the pendency of any such event. For the avoidance of doubt, the Standstill Period shall resume and be extended by an amount of time equal to the time during which such event was pending, and the provisions of subparagraphs (a) through (g) shall resume to be applicable to the Purchasers, their respective Subsidiaries and Representatives in event that the provisions of (i) through (iii) cease to be applicable, such as, for example and without limitation, disposition of the Voting Stock of the Company to below 40% by the person or 13D Group, withdrawal of the tender or exchange offer by the person or 13D Group, or termination of merger, sale or other business combination transaction.
      3.2     Transfer Restrictions. The Purchasers shall not (and shall not permit any Affiliate to), directly or indirectly:

(a) Sell, transfer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership of, or otherwise dispose of (each, a “Transfer”) any Voting Stock or Voting Power to any person or group that is conducting, is participating or has participated in a solicitation of proxies in opposition to the recommendation or proposal of the Board, or has proposed or otherwise solicited stockholders of the Company for approval of one or more stockholder proposals;

(b) Transfer five percent (5%) or more of the Voting Stock or Voting Power (in one or a series of transactions) in response to a Third Party Tender Offer or an Exchange Offer with respect to which the Board shall not have recommended that stockholders of the Company accept such offer, unless prior to such Transfer, the Purchasers have complied with the provisions of Section 3.3 below; or

(c) Transfer five percent (5%) or more of the Voting Stock or Voting Power (in one or a series of transactions that have not been approved by a majority of the Board) to a Company Competitor who has made a bona fide written offer to acquire such securities, unless prior to such Transfer, the Purchasers have complied with the provisions of Section 3.3 below.
      3.3     The Company’s Right of First Refusal.
      (a) Prior to the Purchasers effecting any Transfer of Voting Stock or Voting Power that is subject to the restrictions set forth in Section 3.2, the Company shall have a first refusal right to purchase such Voting Stock or Voting Power on the following terms and conditions:

(i) The Purchasers shall give prior notice (the “Transfer Notice”) to the Company in writing of such intention, specifying the name of the proposed purchaser or transferee, the amount of Voting Stock or Voting Power proposed to be the subject of such Transfer, the proposed price therefor and the other material terms upon which such disposition is proposed to be made (including, if any, a copy of a bona fide written offer).

(ii) The Company shall have the right, exercisable by written notice given by the Company to the Purchasers within (i) 72-hours with respect to a Transfer addressed in Section 3.2(b) above, and (ii) twenty (20) business days with respect to a Transfer addressed in Sections 3.2(a) or (c) above, after receipt of such Transfer Notice (the “Response Notice”), to purchase all or any portion of the Voting Stock or Voting Power specified in such Transfer Notice for cash at the price per share specified in the Transfer Notice or, if consideration other than cash is specified in the Transfer Notice, in an amount equal to the Fair Market Value of such non-cash consideration.

(iii) If the Company exercises its right of first refusal hereunder, the closing of the purchase of the Voting Stock or Voting Power with respect to which such right has been exercised shall take place within thirty (30) calendar days after the Company gives the Response Notice to the Purchasers or, if later, within five (5) business days of the determination of the Fair Market Value of any non-cash consideration. Upon exercise of its right of first refusal, the Company and the Purchasers shall be legally obligated to consummate the purchase and sale contemplated thereby and shall use their commercially reasonable efforts to secure any approvals required in connection therewith.

(iv) If the Company does not exercise its right of first refusal hereunder within the time specified for such exercise in subparagraph (ii) above with respect to all of the Voting Stock or Voting Power specified in such Transfer Notice, the Purchasers shall be free, during the period of ninety (90) calendar days following the expiration of such time for exercise, to Transfer or tender for Transfer the Voting Stock or Voting Power specified in such Transfer Notice with respect to which the Company has not exercised its first refusal rights to the proposed purchaser or transferee specified in such Transfer Notice and on terms not materially less favorable to the Purchasers than the terms specified in such Transfer Notice. After the expiration of such 90-day period, except as otherwise provided herein, the Purchasers may not Transfer the Voting Stock or Voting Power specified in such Transfer Notice without first complying with the provisions of this Section 3.3.

      (b) The Company may assign its right of first refusal under this Section 3.3 to any other person or persons; provided, however, that the Company shall be liable for the timely performance of any obligations in this Section 3.3 by such assignee.
      3.4     Other Transfers. Except as provided in this Section 3, this Agreement does not, and is not intended to, restrict the Purchasers ability to Transfer any Voting Stock or Voting Power.
      4.     Prohibited Transfer. Any purchase which causes the Purchasers to be in violation of the terms of Section 3 above (“Prohibited Transfer”) shall not be effected by the Company and shall be voidable at the option of the Company by their giving written notice to the transferor, his transferee and the Purchasers. Each certificate representing Voting Stock held by the Purchasers shall be endorsed by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER HEREOF (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND NO TRANSFER OF THE SHARES EVIDENCED HEREBY SHALL BE EFFECTIVE EXCEPT IN COMPLIANCE WITH THE TERMS THEREOF.”
      5.     Registration Rights.
      5.1     Demand Registration.
      (a) Subject to the conditions of this Section 5.1, if the Company shall receive a written request from the Holders holding not less than a majority of the Registrable Securities then outstanding that the Company file a registration statement with respect to all or part of the Registrable Securities under the Securities Act with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within ten (10) calendar days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of this Section 5.1, use its commercially reasonable efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered pursuant to and in accordance with this Agreement (a “Demand Registration”).
      (b) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 5.1, a certificate signed by the President or Chief Executive Officer of the Company stating that in the Board’s good faith judgment it would be seriously detrimental to the Company and its stockholders for such a registration statement to be filed in the near future, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders specified in Section 5.1(a); provided, however, that the Company may not utilize this right more than twice in any twelve-month period.
      (c) The Company shall not be required to effect or take any action to effect a registration pursuant to this Section 5.1:

(i) prior to the commencement of the Shelf Registration Period;

(ii) after the Company has effected three Demand Registrations pursuant to this Section 5.1, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been effective for an aggregate of ninety (90) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier);

(iii) if the Holders making the request provided for in Section 5.1(a) propose to dispose of Registrable Securities that could be disposed of in a single ordinary brokerage transaction under the quantity limitation of Rule 144; or

(iv) if the Holders making the request provided for in Section 5.1(a) propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to a request made pursuant to Section 5.2 below.
      5.2     Form S-3 Registration. If at any time following the commencement of the Shelf Registration Period, the Company shall receive from the Holders holding not less than a majority of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

(a) within ten (10) calendar days after receipt of such notice, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) as soon as reasonably practicable, effect such registration (a “S-3 Registration”) and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.2, (i) if Form S-3 is not available to the Company for such offering, (ii) if the aggregate proceeds from the sale of Registrable Securities proposed to be sold pursuant to a Form S-3 registration statement will not exceed $10,000,000, (iii) if, the Company has effected two S-3 Registrations pursuant to this Section 5.2, and such registrations have been declared or ordered effective (which, for the avoidance of doubt, shall mean that the registrations shall have been effective for an aggregate of ninety (90) calendar days, or until all Registrable Securities covered thereby have been sold, if earlier), or (iv) if the Holders propose to dispose of Registrable Securities that could be disposed of in a single ordinary brokerage transaction under the quantity limitation of Rule 144.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 5.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the Board’s good faith judgment it would be seriously detrimental to the Company and its stockholders for such a registration statement to be filed in the near future, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holders specified in this Section 5.2; provided, however, that the Company may not utilize this right more than twice in any twelve-month period.
      Registrations effected pursuant to this Section 5.2 shall be counted as demands for registration effected pursuant to Section 5.1, and in no event shall the Company be required to effect more than two (2) S-3 Registrations.
      5.3     Shelf Registration. During the Shelf Registration Period, if the Company shall receive from the Holders holding not less than a majority of the Registrable Securities then outstanding a written request that the Company effect a registration on Form S-3 with respect to all or part of the Registrable Securities owned by such Purchasers, the Company will as soon as reasonably practicable, effect such registration (a “Shelf Registration Statement”) and all such qualifications and compliances as may be so requested and as would permit or facilitate the distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request exclusively to partners, limited partners, retired partners, retired limited partners, members, retired members and stockholders of such Holders; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5.3, if Form S-3 is not available to the Company for such offering. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement effective, current and available for use by the Purchasers during the Shelf Registration Period. While the Shelf Registration Statement remains in effect, the Company may at any time and from time to time deliver to the Holders written notice to the effect that distributions may not be effected under the Shelf Registration Statement for a period of time (a “Blackout Period”) because of the existence of material facts not disclosed or incorporated by reference in such Shelf Registration Statement and in the then-current prospectus included therein; provided, however, that the duration of any Blackout Period shall not exceed ninety (90) days. Upon receipt of any such notice, the Holders shall refrain from distributing Registrable Securities under such Shelf Registration Statement until the Holders have received notice from the Company to the effect that such distributions may then be effected. The Company shall as promptly as reasonably possible update the Shelf Registration Statement and the prospectus included therein in order to permit Registrable Securities to be distributed, and the Shelf Registration Period shall automatically be extended by the aggregate number of days during which the Holders were instructed to refrain from distributing Registrable Securities during all Blackout Periods, without duplication.
      5.4     Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration effected pursuant to Section 5.1, Section 5.2 or Section 5.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations effected pursuant to Section 5.1 or Section 5.2 shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun, the request of which has been subsequently withdrawn by the Holders initiating such registration unless a majority of the Holders of Registrable Securities agree to forfeit their right to one Demand Registration or S-3 Registration, as the case may be, pursuant to Section 5.1 or Section 5.2 (in which event such right shall be forfeited by all Holders of Registrable Securities). If such Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) initiating such registration in proportion to the number of shares for which registration was requested.
      5.5     Underwriting. If the Company determines in its sole discretion that the registration statement under which the Company gives notice under Section 5.1 or Section 5.2 will be for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision contained in this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten (including Registrable Securities), the number of shares that may be included in the underwriting shall be allocated first to requesting Holders on a pro rata basis based on the total number of Registrable Securities then held by all such requesting Holders, then to any other shareholders on a pro rata basis based on the number of shares of Company Common Stock then held by such other shareholders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited partnership, limited liability company or corporation, the partners, limited partners, retired partners, retired limited partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, limited partners, retired partners, retired limited partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be collectively a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
      5.6     Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 5.1 and 5.2 above that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
      5.7     Indemnification.
      (a) The Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to Section 5, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular, or other document, including any related registration statement, notification or the like, incident to any such registration, qualification or compliance, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter. It is agreed that the indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company.
      (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and each of its officers and directors, and each person controlling such other Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact by such Holder contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission or alleged omission to state therein by such Holder a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder; and provided that in no event shall any indemnity under this Section 5.7(b) exceed the net proceeds from the offering received by such Holder.
      (c) Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided, however, that legal counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and, provided further, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.7(c), to the extent such failure is not prejudicial. Consent by the Indemnifying Party to entry of any judgment or entry into any settlement shall not bind the Indemnified Party without the Indemnified Party’s written consent, unless such settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
      (d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and to parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omissions.
      (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering of the Company’s securities are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

      5.8     Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 5 may not be transferred or assigned by a Holder without the prior written consent of the Company.
      5.9     Amendment of Registration Rights. Any provision of this Section 5 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 5.9 shall be binding upon each Holder and the Company.
      6.     Management Rights.
      6.1     For so long as any Purchaser owns 1,000,000 shares of Voting Stock, the Company covenants that:

(a) if any Purchaser is not represented on the Board, such Purchaser shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with the Purchaser regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans;

(b) each Purchaser may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided; and

(c) if any Purchaser is not represented on the Board, the Company shall, concurrently with delivery to the Board, give a representative of such Purchaser copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons, provided that, upon reasonable notice, at a scheduled meeting of the Board or such other time, if any, as the Board may determine in its sole discretion, such representative may address the Board with respect to such Purchaser’s concerns regarding significant business issues facing the Company.
      7.     Miscellaneous.
      7.1     Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of Delaware. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 7.1 by the state and federal courts located in the State of Delaware and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of Delaware or any other jurisdiction.
      7.2     Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successor and assigns of the parties hereto.
      7.3     Entire Agreement; Amendment. This Agreement, the Stock Purchase Agreement, the Securities Purchase Agreement and the Warrants constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any previous agreements among the parties relative to the specific subject matter hereof, including but not limited to the Prior Agreement, are superseded by this Agreement. Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.
      7.4     Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:
      (a) If to the Purchasers, to:

Warburg Pincus Private Equity VIII, L.P.
Warburg Pincus Netherlands Private Equity VIII, C.V. I
Warburg Pincus Germany Private Equity VIII, K.G.
c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017
Attention: Jeffrey A. Harris
Fax No. 212-878-6139

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Michael A. Schwartz, Esq.
Fax No. 212-728-9267
      (b) If to the Company, to:

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960
Attention:Chief Executive Officer
Phone: 978-977-2000
Fax: 978-977-2436

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Attention:	Katharine A. Martin, Esq.

Robert D. Sanchez, Esq.
Fax No. 650-493-6811
      7.5     Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
      7.6     Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.
      7.7     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
      7.8     Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.
      7.9     Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.
      7.10     SPECIFIC PERFORMANCE. THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.
      7.11     Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof.
      7.12     Section References. Unless otherwise stated, any reference contained herein to a Section or subsection refers to the provisions of this Agreement.
      7.13     Variations of Pronouns. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.
[Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties have caused this Amended and Restated Stockholders Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

SCANSOFT, INC.

By:	/s/ Paul Ricci

Name: Paul Ricci

Title:	Chief Executive Officer

PURCHASERS

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII, C.V. I

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

WARBURG PINCUS GERMANY PRIVATE EQUITY VIII, K.G.

By:	Warburg Pincus Partners LLC,

its General Partner

By:	Warburg Pincus & Co.,

its Managing Member

By:	/s/ Jeffrey A. Harris

Name: Jeffrey A. Harris

Title:	Partner

Annex H
Delaware General Corporation Law
Section 262. Appraisal rights.
      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.
      (d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.
      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.
      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.
      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors
      Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
      Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, subject to certain additional limitations.
      Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.
      Article IX of the Restated Certificate of Incorporation, as amended, of ScanSoft (the “Registrant”) provides in effect that, subject to certain limited exceptions, the Registrant shall indemnify its directors and officers to the extent authorized or permitted by the Delaware Corporation Law. The directors and officers of the Registrant are insured under policies of insurance maintained by the Registrant, subject to the limits of the policies, against certain losses arising from any claims made against them by reason of being or having been such directors or officers. In addition, the Registrant has entered into contracts with certain of its directors providing for indemnification of such persons by the Registrant to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 21.	Exhibits and Financial Statement Schedules
      (a) Exhibits

Exhibit
Number		Description

2	.1(5)	Purchase Agreement, dated October 7, 2002, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.2(6)	Amendment No. 1 to Purchase Agreement, dated as of December 20, 2002, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.3(6)	Amendment No. 2 to Purchase Agreement, dated as of January 29, 2003, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.4(7)	Agreement and Plan of Reorganization, dated April 23, 2003, by and among the Registrant, Spiderman Acquisition Corporation and SpeechWorks International, Inc.
2	.5(8)	Agreement and Plan of Merger, dated as of May 4, 2004, as amended on May 28, 2004, by and among the Registrant, Tennis Acquisition Corporation, Telelogue, Inc., Pequot Venture Partners II, L.P., PVP II Telelogue Prom Note 2 Grantor Trust, Palisade Private Partnership II, L.P., and NJTC Venture Fund SBIC LP, Martin Hale as stockholder representative and U.S. Bank National Association as escrow agent.
2	.6(12)	Agreement and Plan of Merger, dated as of November 14, 2004, by and among ScanSoft, Write Acquisition Corporation, ART Advanced Recognition Technologies, Inc., and with respect Article I, Article VII and Article IX only, Bessemer Venture Partners VI, LP, as stockholder representative.
2	.7(12)	Agreement and Plan of Merger, dated as of November 15, 2004, by and among Phonetic Systems, LTD., Phonetics Acquisition LTD., ScanSoft, and Magnum Communications Fund L.P., as stockholder representative.
2	.8(13)	Amended and Restated Agreement and Plan of Merger, made and entered into as of February 1, 2005, and effective as of November 15, 2004, by and among ScanSoft, Phonetics Acquisition Ltd., Phonetic Systems Ltd. and Magnum Communications Fund L.P., as Shareholder Representative.
2.9		Agreement and Plan of Merger by and among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC, and Nuance Communications, Inc., dated May 9, 2005 (attached as Annex A to the joint proxy statement/ prospectus that is part of this registration statement).
3	.1(2)	Amended and Restated Certificate of Incorporation of the Registrant.
3	.2(11)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.
3	.3(9)	Amended and Restated Bylaws of the Registrant.
4	.1(3)	Specimen Common Stock Certificate.
4	.2(4)	Amended and Restated Preferred Shares Rights Agreement, dated as of October 23, 1996, as amended and restated as of March 15, 2004, between the Registrant and U.S. Stock Transfer Corporation, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, the form of Rights Certificate and Summary of Rights attached thereto as Exhibits A, B and C, respectively.
4	.3(14)	Amendment, dated May 5, 2005, to Amended and Restated Preferred Shares Rights Agreement between ScanSoft and U.S. Stock Transfer Corporation.
4	.4(1)	Common Stock Purchase Warrant.
4	.5(10)	Securities Purchase Agreement, dated March 19, 2004, by and among Xerox Imaging Systems, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., Warburg Pincus Germany Private Equity VIII K.G., and the Registrant.
4	.6(10)	Stockholders Agreement, dated March 19, 2004, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G.

Exhibit
Number		Description

4	.7(10)	Common Stock Purchase Warrants, dated March 15, 2004, issued to Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G.
4	.8(12)	Common Stock Warrants, dated as of November 15, 2004, issued to Magnum Communications Fund L.P., as stockholder representative.
4.9		Stock Purchase Agreement, dated as of May 5, 2005, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (attached as Annex F to the joint proxy statement/ prospectus that is part of this registration statement).
4.10		Amended and Restated Stockholders Agreement, dated May 5, 2005, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (attached as Annex G to the joint proxy statement/prospectus that is part of this registration statement).
4	.11***	Common Stock Purchase Warrants, dated May 9, 2005, issued to Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., and Warburg Pincus Germany Private Equity VIII K.G.
5	.1***	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
8	.1*	Form of tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
8	.2*	Form of tax opinion of Fenwick & West LLP
23	.1***	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23	.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.1).
23	.3*	Consent of Fenwick & West LLP (included in Exhibit 8.2).
23	.4*	Consent of BDO Seidman, LLP
23	.5*	Consent of PricewaterhouseCoopers LLP
23	.6*	Consent of PricewaterhouseCoopers LLP
23	.7*	Consent of Deloitte & Touche LLP
23	.8*	Consent of KPMG Accountants N.V.
23	.9*	Consent of BDO Stoy Hayward LLP
23	.10*	Consent of Kost Forer Gabbay Kasierer, a member of Ernst & Young Global
23	.11*	Consent of Kost Forer Gabbay Kasierer, a member of Ernst & Young Global
24	.1***	Power of Attorney (see Signature Page).
99.1		Voting Agreement, dated as of May 9, 2005, by and between ScanSoft, Inc. and certain stockholders of Nuance Communications, Inc. (included in Annex E to the joint proxy statement/ prospectus that is part of this registration statement).
99.2		Voting Agreement, dated as of May 9, 2005, by and between Nuance Communications, Inc. and certain stockholders of ScanSoft, Inc. (included in Annex D to the joint proxy statement/ prospectus that is part of this registration statement).
99	.3***	Form of proxy card of ScanSoft, Inc.
99	.4*	Form of proxy card of Nuance Communications, Inc.
99	.5***	Consent of Thomas Weisel Partners
99	.6***	Consent of Credit Suisse First Boston LLC

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-4 (No. 333-70603) filed with the Commission on January 14, 1999.

(2)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 11, 2001.

(3)	Incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement of Form 8-A (No. 0-27038) filed with the Commission on December 6, 1995.

(4)	Incorporated by reference from the Registrant’s Amendment to Registration Statement of Form 8-A/ A (No. 000-27038) filed with the Commission on March 19, 2004.

(5)	Incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement of Form S-1 (No. 333-100647) filed with the Commission on December 6, 2002.

(6)	Incorporated by reference from the Registrant’s Amendment No. 4 to Registration Statement of Form S-1 (No. 333-100647) filed with the Commission on February 7, 2003.

(7)	Incorporated by reference from the Registrant’s Registration Statement of Form S-4 (No. 333-106184) filed with the Commission on June 17, 2003.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2004.

(9)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004.

(10)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 10, 2004.

(11)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission on August 9, 2004.

(12)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2004.

(13)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2005.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2005.
      (b) Financial Statement Schedules
      (c) Reports, opinions or appraisals
      Opinions of Thomas Weisel Partners and Credit Suisse First Boston LLC (attached as Annexes B and C, respectively, to the joint proxy statement/ prospectus filed as part of this registration statement).

Item 22.	Undertakings
      The undersigned Registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2) That every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, Commonwealth of Massachusetts, on July 22, 2005.

SCANSOFT, INC.

By:	/s/ Paul A. Ricci

Paul A. Ricci
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Paul A. Ricci Paul A. Ricci		Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 22, 2005

/s/ James R. Arnold, Jr. James R. Arnold, Jr.		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 22, 2005

* Gerald C. Kent, Jr.		Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 22, 2005

* Robert J. Frankenberg		Director	July 22, 2005

* Katharine A. Martin		Director	July 22, 2005

* Mark B. Myers		Director	July 22, 2005

* Robert G. Teresi		Director	July 22, 2005

* Robert Finch		Director	July 22, 2005

* John C. Freker, Jr.		Director	July 22, 2005

* William H. Janeway		Director	July 22, 2005

*By:	/s/ Paul A. Ricci Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description

2	.1(5)	Purchase Agreement, dated October 7, 2002, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.2(6)	Amendment No. 1 to Purchase Agreement, dated as of December 20, 2002, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.3(6)	Amendment No. 2 to Purchase Agreement, dated as of January 29, 2003, between Koninklijke Philips Electronics N.V. and the Registrant.
2	.4(7)	Agreement and Plan of Reorganization, dated April 23, 2003, by and among the Registrant, Spiderman Acquisition Corporation and SpeechWorks International, Inc.
2	.5(8)	Agreement and Plan of Merger, dated as of May 4, 2004, as amended on May 28, 2004, by and among the Registrant, Tennis Acquisition Corporation, Telelogue, Inc., Pequot Venture Partners II, L.P., PVP II Telelogue Prom Note 2 Grantor Trust, Palisade Private Partnership II, L.P., and NJTC Venture Fund SBIC LP, Martin Hale as stockholder representative and U.S. Bank National Association as escrow agent.
2	.6(12)	Agreement and Plan of Merger, dated as of November 14, 2004, by and among ScanSoft, Write Acquisition Corporation, ART Advanced Recognition Technologies, Inc., and with respect Article I, Article VII and Article IX only, Bessemer Venture Partners VI, LP, as stockholder representative.
2	.7(12)	Agreement and Plan of Merger, dated as of November 15, 2004, by and among Phonetic Systems, LTD., Phonetics Acquisition LTD., ScanSoft, and Magnum Communications Fund L.P., as stockholder representative.
2	.8(13)	Amended and Restated Agreement and Plan of Merger, made and entered into as of February 1, 2005, and effective as of November 15, 2004, by and among ScanSoft, Phonetics Acquisition Ltd., Phonetic Systems Ltd. and Magnum Communications Fund L.P., as Shareholder Representative.
2.9		Agreement and Plan of Merger by and among ScanSoft, Nova Acquisition Corporation, Nova Acquisition LLC, and Nuance Communications, Inc., dated May 9, 2005 (attached as Annex A to the joint proxy statement/ prospectus that is part of this registration statement).
3	.1(2)	Amended and Restated Certificate of Incorporation of the Registrant.
3	.2(11)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.
3	.3(9)	Amended and Restated Bylaws of the Registrant.
4	.1(3)	Specimen Common Stock Certificate.
4	.2(4)	Amended and Restated Preferred Shares Rights Agreement, dated as of October 23, 1996, as amended and restated as of March 15, 2004, between the Registrant and U.S. Stock Transfer Corporation, including the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock, the form of Rights Certificate and Summary of Rights attached thereto as Exhibits A, B and C, respectively.
4	.3(14)	Amendment, dated May 5, 2005, to Amended and Restated Preferred Shares Rights Agreement between ScanSoft and U.S. Stock Transfer Corporation.
4	.4(1)	Common Stock Purchase Warrant.
4	.5(10)	Securities Purchase Agreement, dated March 19, 2004, by and among Xerox Imaging Systems, Inc., Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., Warburg Pincus Germany Private Equity VIII K.G., and the Registrant.
4	.6(10)	Stockholders Agreement, dated March 19, 2004, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G.

Exhibit
Number		Description

4	.7(10)	Common Stock Purchase Warrants, dated March 15, 2004, issued to Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G.
4	.8(12)	Common Stock Warrants, dated as of November 15, 2004, issued to Magnum Communications Fund L.P., as stockholder representative.
4.9		Stock Purchase Agreement, dated as of May 5, 2005, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (attached as Annex F to the joint proxy statement/ prospectus that is part of this registration statement).
4.10		Amended and Restated Stockholders Agreement, dated May 5, 2005, by and between the Registrant and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., Warburg Pincus Netherlands Private Equity VIII II C.V., and Warburg Pincus Germany Private Equity VIII K.G. (attached as Annex G to the joint proxy statement/ prospectus that is part of this registration statement).
4	.11***	Common Stock Purchase Warrants, dated May 9, 2005, issued to Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I C.V., and Warburg Pincus Germany Private Equity VIII K.G.
5	.1***	Legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
8	.1*	Form of Tax opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
8	.2*	Form of Tax opinion of Fenwick & West LLP
23	.1***	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
23	.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 8.1).
23	.3*	Consent of Fenwick & West LLP (included in Exhibit 8.2).
23	.4*	Consent of BDO Seidman, LLP
23	.5*	Consent of PricewaterhouseCoopers LLP
23	.6*	Consent of PricewaterhouseCoopers LLP
23	.7*	Consent of Deloitte & Touche LLP
23	.8*	Consent of KPMG Accountants N.V.
23	.9*	Consent of BDO Stoy Hayward LLP
23	.10*	Consent of Kost Forer Gabbay Kasierer, a member of Ernst & Young Global
23	.11*	Consent of Kost Forer Gabbay Kasierer, a member of Ernst & Young Global
24	.1***	Power of Attorney (see Signature Page).
99.1		Voting Agreement, dated as of May 9, 2005, by and between ScanSoft, Inc. and certain stockholders of Nuance Communications, Inc. (included in Annex E to the joint proxy statement/ prospectus that is part of this registration statement).
99.2		Voting Agreement, dated as of May 9, 2005, by and between Nuance Communications, Inc. and certain stockholders of ScanSoft, Inc. (included in Annex D to the joint proxy statement/ prospectus that is part of this registration statement).
99	.3***	Form of proxy card of ScanSoft, Inc.
99	.4*	Form of proxy card of Nuance Communications, Inc.
99	.5***	Consent of Thomas Weisel Partners
99	.6***	Consent of Credit Suisse First Boston LLC

*	Filed herewith.

**	To be filed by amendment.

***	Previously filed.

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-4 (No. 333-70603) filed with the Commission on January 14, 1999.

(2)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001, filed with the Commission on May 11, 2001.

(3)	Incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement of Form 8-A (No. 0-27038) filed with the Commission on December 6, 1995.

(4)	Incorporated by reference from the Registrant’s Amendment to Registration Statement of Form 8-A/ A (No. 000-27038) filed with the Commission on March 19, 2004.

(5)	Incorporated by reference from the Registrant’s Amendment No. 1 to Registration Statement of Form S-1 (No. 333-100647) filed with the Commission on December 6, 2002.

(6)	Incorporated by reference from the Registrant’s Amendment No. 4 to Registration Statement of Form S-1 (No. 333-100647) filed with the Commission on February 7, 2003.

(7)	Incorporated by reference from the Registrant’s Registration Statement of Form S-4 (No. 333-106184) filed with the Commission on June 17, 2003.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on June 30, 2004.

(9)	Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 15, 2004.

(10)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 10, 2004.

(11)	Incorporated by reference from the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the Commission on August 9, 2004.

(12)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on November 18, 2004.

(13)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on February 7, 2005.

(14)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 10, 2005.